Exhibit 99.1

Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF VOTES WITH RESPECT TO A PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

ATLAS RESOURCE PARTNERS, L.P.

RESTRUCTURING SUPPORT AGREEMENT

July 25, 2016

This Restructuring Support Agreement (together with the exhibits attached hereto, which includes the Term Sheets (as defined below), as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of July 25, 2016, is entered into by and among: (i) Atlas Resource Partners, L.P., a Delaware limited partnership (“ARP”) and certain of its direct and indirect subsidiaries (each a “Debtor” and, collectively, the “Debtors” or the “Company”),1 (ii) Atlas Energy Group, LLC (“ATLS”), its general partner, solely with respect to Sections 1, 6(b), 16(b), 21 through 29, 31, 32, 35, 38, and 39 (iii) certain lenders (collectively, the “Consenting First Lien Lenders”) party to the certain Second Amended and Restated Credit Agreement, dated as of July 31, 2013 (as amended, supplemented, or otherwise modified from time to time, the “First Lien Credit Agreement”), by and among ARP, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “First Lien Agent”), the lenders from time to time party thereto (the “First Lien Lenders”) and other parties party thereto, (iv) certain Consenting First Lien Lenders or Affiliates (as defined in the First Lien Credit Agreement) thereof that are party to a Secured Swap Agreement (as defined in the First Lien Credit Agreement) (the “Consenting Secured Swap Providers”); (v) certain hedge providers (the “Consenting Hedge Providers”) party to that certain Secured Hedging Facility Agreement, dated as of March 5, 2012 (as amended, supplemented, or otherwise modified from time to time, the “Drilling Partnership Secured Hedging Facility Agreement”), by and among Atlas Resources LLC, as master general partner (“Atlas Resources”), the Participating Partnerships (as defined in the Drilling Partnership Secured Hedging Facility Agreement), each hedge provider party thereto, and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”); (vi) certain of

[1]

The proposed Debtors and the last four digits of their taxpayer identification numbers (as applicable) are as follows: Atlas Resource Partners, L.P. (1625), ARP Barnett Pipeline, LLC (2295), ARP Barnett, LLC (2567), ARP Eagle Ford, LLC (6894), ARP Mountaineer Production, LLC (9365), ARP Oklahoma, LLC (5193), ARP Production Company, LLC (9968), ARP Rangely Production, LLC (1625), Atlas Barnett, LLC (4688), Atlas Energy Colorado, LLC (0015), Atlas Energy Indiana, LLC (0546), Atlas Energy Ohio, LLC (5198), Atlas Energy Securities, LLC (5987), Atlas Energy Tennessee, LLC (0794), Atlas Noble, LLC (5139), Atlas Pipeline Tennessee, LLC (4919), Atlas Resource Finance Corporation (2516), Atlas Resource Partners Holdings, LLC (5285), Atlas Resources, LLC (2875), ATLS Production Company, LLC (0124), REI-NY, LLC (5147), Resource Energy, LLC (5174), Resource Well Services, LLC (5162), and Viking Resources, LLC (5124).

the lenders party to that certain Second Lien Credit Agreement, dated as of February 23, 2015 (as amended, supplemented, or otherwise modified from time to time, the “Second Lien Credit Agreement”), by and among ARP, each of the guarantors party thereto, Wilmington Trust, National Association, and/or its duly appointed successor, in its capacity as administrative agent and collateral agent (the “Second Lien Agent”, and the lenders party thereto (the “Second Lien Lenders”) that are signatories hereto (collectively, the “Consenting Second Lien Lenders”); and (vii) certain holders party hereto from time to time (together with their respective successors and permitted assigns, the “Consenting Noteholders”) of the Senior Notes (as defined below) issued under (a) that certain Indenture, dated as of January 23, 2013 (the “7.75% Senior Notes Indenture”) providing for the issuance of 7.75% Senior Notes due 2021 (the “7.75% Senior Notes”), by and among Atlas Resource Partners Holdings, LLC (“Holdings”) and Atlas Resource Finance Corporation (“FinCo”), as issuers, ARP, certain subsidiary guarantors named therein, and US Bank National Association and/or its duly appointed successor, in its capacity as indenture trustee (“7.75% Senior Notes Indenture Trustee”) and (b) that certain Indenture, dated as of July 30, 2013 (the “9.25% Senior Notes Indenture,” and together with the 7.75% Senior Notes Indenture, the “Senior Notes Indentures”) providing for the issuance of 9.25% Senior Notes due 2021(the “9.25% Senior Notes,” and together with the 7.75% Senior Notes, the “Senior Notes”), by and among Holdings and FinCo, as issuers, ARP, certain subsidiary guarantors named therein, and US Bank National Association and/or its duly appointed successor, in its capacity as indenture trustee (the “9.25% Senior Notes Indenture Trustee”); provided, however, that as used herein, “Consenting First Lien Lender,” “Consenting Secured Swap Provider,” “Consenting Hedge Provider,” “Consenting Second Lien Lender,” “Consenting Noteholder,” and “Restructuring Support Party” shall not include any distinct business unit of a Restructuring Support Party other than the business unit expressly identified on the signature pages hereto unless such other business unit is or becomes party to this Agreement. “Restructuring Support Parties” shall mean the Consenting First Lien Lenders, the Consenting Secured Swap Providers, the Consenting Hedge Providers, the Consenting Second Lien Lenders, and the Consenting Noteholders. This Agreement collectively refers to the Debtors, the Restructuring Support Parties, and each other person that becomes a party to this Agreement in accordance with its terms as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Parties have engaged in good faith, arm’s-length negotiations regarding a restructuring transaction (the “Restructuring”) pursuant to the terms and conditions set forth in this Agreement, including the proposed joint prepackaged chapter 11 plan of reorganization for the Debtors on terms consistent with (i) the First Lien Exit Facility Term Sheet attached hereto as Exhibit A, (ii) the Second Lien Exit Facility Term Sheet attached hereto as Exhibit B, and (iii) the Term Sheet For 7.75% and 9.25% Senior Notes attached hereto as Exhibit C (Exhibits A, B, and C, together, the “Term Sheets”) and incorporated by reference pursuant to Section 2 hereof (as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with this Agreement, the “Plan”);

WHEREAS, (i) to the extent indicated on their signature pages hereto, certain Consenting First Lien Lenders (together with certain of their affiliates, the “Hedging Lenders”), and the Debtors have agreed to enter into commodity hedging transactions pursuant to ISDA Master Agreements and Schedules, in the form attached hereto as Exhibit D (the “Hedging Agreements”), during the pendency of the Chapter 11 Cases pursuant to the terms of an interim

2

hedging order in the form attached hereto as Exhibit E (the “Interim Hedging Order”) and a final order, substantially in the form of the Interim Hedging Order, with such modifications thereto as are acceptable to the First Lien Agent and the Hedging Lenders (the “Final Hedging Order” and, together with the Interim Hedging Order, the “Hedging Orders”) and (ii) the First Lien Agent and the Second Lien Agent (subject to the terms of the Intercreditor Agreement, dated as of February 23, 2015, among certain of the Debtors, the First Lien Agent and the Second Lien Agent (the “Intercreditor Agreement”)) have consented to the use of cash collateral during the pendency of the Chapter 11 Cases pursuant to the terms of the Interim Cash Collateral Order in the form attached hereto as Exhibits F and a final cash collateral order substantially similar to the Interim Cash Collateral Order, with such modifications thereto as are acceptable to the First Lien Agent and the Second Lien Agent (subject to the Intercreditor Agreement) and consistent with this Agreement (together, the “Cash Collateral Orders”);

WHEREAS, it is contemplated that the Restructuring will be implemented through a voluntary case commenced by the Debtors (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), pursuant to the Plan;

WHEREAS, it will constitute an event of default under the Drilling Partnership Secured Hedging Facility Agreement and under the Approved Master Agreements (as defined in the Drilling Partnership Secured Hedging Facility Agreement) if Atlas Resources voluntarily commences a case under the Bankruptcy Code (the “Secured Hedging Facility Defaults”);

WHEREAS, the Consenting Hedge Providers have agreed to enter into a limited waiver of the Secured Hedging Facility Defaults pursuant to the Limited Waiver Agreement attached hereto as Exhibit G;

WHEREAS, the Parties have agreed to the form of omnibus agreement (the “Omnibus Agreement”) attached hereto as Exhibit H;

WHEREAS, this Agreement is not intended to be and shall not be deemed to be a solicitation for acceptances of any chapter 11 plan;

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

AGREEMENT

1. RSA Effective Date. This Agreement shall become effective (the “RSA Effective Date”), and the obligations contained herein shall become binding upon the Parties, upon the execution and delivery of counterpart signature pages to this Agreement by and among (a) the Company, (b) ATLS, (c) Consenting First Lien Lenders holding, in aggregate, at least two thirds in principal amount outstanding and more than one half in number of all claims on account of the First Lien Credit Agreement (the “First Lien Claims”), (d) Consenting Secured Swap Providers holding, as of the RSA Effective Date (as defined below), outstanding hedge transactions under Secured Swap Agreements representing at least two thirds of the aggregate notional volume of

3

oil and natural gas under all outstanding Secured Swap Agreements; (e) the Consenting Hedge Providers comprising the Hedge Provider Majority (as defined in the Drilling Partnership Secured Hedging Facility Agreement); (f) Consenting Second Lien Lenders holding, in aggregate, at least two thirds in principal amount outstanding and more than one half in number of all claims against the Debtors arising on account of the Second Lien Credit Agreement (the “Second Lien Claims”), and (g) Consenting Noteholders holding, in aggregate, at least 67% in principal amount of notes outstanding under the Senior Notes Indentures (the “Notes Claims”); provided, however, that as used herein, “First Lien Claim,” “Second Lien Claim” and “Notes Claim” shall not include any claim held in a fiduciary capacity or held by any other distinct business unit of a Restructuring Support Party other than the business unit expressly identified on the signature pages hereto unless such other business unit is or becomes party to this Agreement.

2. Exhibits and Schedules. Each of the exhibits and schedules attached hereto (collectively, the “Exhibits and Schedules”) is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the Exhibits and Schedules. Subject to the following sentence, in the event of any inconsistencies between the terms of this Agreement and the Plan, (i) prior to the Effective Date (as defined below), this Agreement shall govern, and (ii) on and after the Effective Date, the Plan shall govern according with its terms. In the event of any inconsistency between this Agreement (without reference to the Exhibits and Schedules) and the Exhibits and Schedules, this Agreement (without reference to the Exhibits and Schedules) shall govern; provided, however, that the Term Sheets shall govern in the event of any inconsistency between the Term Sheets and the Agreement. The First Lien Exit Facility Term Sheet shall govern to the extent that the express terms of the First Lien Exit Facility Term Sheet conflict with the express terms of the other Term Sheets.

3. Definitive Documentation. The definitive documents and agreements (the “Definitive Documentation”) governing the Restructuring shall include: (a) the Plan, all supplements thereto, all of the schedules, documents, and exhibits contained therein (including, without limitation, the MIP (as defined in the Term Sheet For 7.75% and 9.25% Senior Notes attached as Exhibit C), (b) the new executive employment agreements for Edward E. Cohen, Jonathan Z. Cohen, Daniel C. Herz, and Mark Schumacher (each of which shall be in form and substance consistent with the Exhibit I attached hereto), (c) the proposed order approving and confirming the Plan, including the settlements described therein (the “Joint Disclosure Statement and Plan Confirmation Order”); (d) the disclosure statement (and all exhibits thereto) with respect to the Plan (the “Disclosure Statement”); (e) the solicitation materials with respect to the Plan (collectively, the “Solicitation Materials”); (f) any “first-day” motions and orders; (g) the Cash Collateral Orders and the motion seeking approval thereof; (h) any documents or agreements governing (i) the exit facility described in, and in all material respects consistent with, the First Lien Exit Facility Term Sheet (the “First Lien Exit Facility”) and (ii) the exit facility described in, and in all material respects consistent with, the Second Lien Exit Facility Term Sheet (the “Second Lien Exit Facility” and, collectively with the First Lien Exit Facility, the “Exit Facilities”); (i) the Hedging Agreements, the Hedging Orders and the motion to approve the Hedging Orders; and (j) an order authorizing the Debtors to assume and perform their obligations under this Agreement (the “RSA Assumption Order”). The Definitive Documentation identified in the foregoing sentence (i) remains subject to negotiation and completion, (ii) shall upon completion, contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement and the Term Sheets, and (iii) shall be in all material respects acceptable to the Required Consenting Creditors, which consent shall not

4

be unreasonably withheld; provided, however, that (a) the First Lien Exit Facility shall be (x) acceptable to the First Lien Agent, the Required Consenting First Lien Lenders (as defined below), and the Hedging Lenders, and (y) deemed acceptable to the other Restructuring Support Parties so long as the First Lien Exit Facility is in all material respects consistent with the First Lien Exit Facility Term Sheet and (b) the Second Lien Exit Facility shall be (x) acceptable to the Second Lien Agent and the Required Consenting Second Lien Lenders, (y) reasonably acceptable to the First Lien Agent, and (z) deemed acceptable to the other Restructuring Support Parties so long as the Second Lien Exit Facility is in all material respects consistent with the Second Lien Exit Facility Term Sheet, and (c) the Restructuring Support Parties shall be deemed to consent to the (i) Hedging Agreements, the Interim Hedging Order attached as Exhibit E and the Final Hedging Order, which shall be in a substantially similar form with such changes as agreed to by the First Lien Agent and the Hedging Lenders; provided, however, that the Required Consenting Second Lien Lenders shall have consent rights with respect to any modifications or amendments from the Interim Hedging Order to the Final Hedging Order reasonably anticipated to have a material adverse effect on the Second Lien Claims, which consent shall not be unreasonably withheld, and (ii) Interim Cash Collateral Order attached as Exhibit F and the Final Cash Collateral Order, which shall be in a substantially similar form with such changes as agreed to by the First Lien Agent and the Hedging Lenders, and, solely to the extent, if any, that they pertain to the Hedging Agreements, reasonably acceptable to the Hedging Lenders; provided, however, that the Required Consenting Second Lien Lenders and the Required Consenting Noteholders shall have consent rights with respect to any modifications or amendments from the Interim Cash Collateral Order to the Final Cash Collateral Order reasonably anticipated to have a material adverse effect on the Second Lien Claims (including adequate protection) or Notes Claims, as applicable, which consent shall not be unreasonably withheld. The Debtors will provide draft copies of any Definitive Documentation that the Debtors intend to file with the Bankruptcy Court to counsel to the Restructuring Support Parties at least two (2) business days before the date on which the Debtors intend to file, execute or otherwise finalize such documents. The Company shall not amend the Hedging Agreements in any way that affects or is likely to affect the legality, validity or enforceability of the Hedging Agreements or the ability of the Company to perform its obligations thereunder without the prior written consent of the Consenting First Lien Lenders and the Consenting Second Lien Lenders.

4. Milestones. The Company shall implement the Restructuring on the following timeline (in each case, a “Milestone”):

(a)	on or before July 26, 2016, the Company shall commence a solicitation of the First Lien Lenders, Second Lien Lenders and holders of the Senior Notes seeking the approval and acceptance of the Plan (the “Solicitation Commencement Date”);

(b)

on or before August 23, 2016, (i) the Company shall receive the approval and acceptance of the Plan by (a) First Lien Lenders constituting more than half of the current lenders under the First Lien Credit Agreement and holding at least two thirds of the total First Lien Claims outstanding as of such date, (b) Second Lien Lenders collectively constituting more than half of the current lenders under the Second Lien Credit Agreement and holding at least two thirds of the total loans outstanding under the Second Lien Credit Agreement as of such date, and (c) holders of Senior Notes

5

collectively holding at least two thirds in principal amount outstanding of all claims against the Debtors arising on account of Senior Notes Indentures, in each such case taking into account only holders of claims that have submitted a ballot as of such date, and (ii) the full solicitation periods with respect to such class shall have expired and voting shall no longer be permitted;

(c)	each existing Secured Swap Agreement shall, before the Petition Date (as defined below), have been terminated and the net proceeds thereof (less $25 million) shall be used, subject to the sharing provisions contained in the First Lien Credit Agreement, to indefeasibly repay the outstanding obligations under the First Lien Credit Agreement down to $440 million (including outstanding letters of credit under the First Lien Credit Agreement), or such other amounts as mutually agreed to by the First Lien Agent and ARP;

(d)	the Debtors shall commence the Chapter 11 Cases (the “Petition Date”) on or before July 27, 2016 and after the Debtors have sent solicitations to each of the First Lien Lenders, Second Lien Lenders, and holders of the Senior Notes seeking the approval and acceptance of the Plan;

(e)	no later than two (2) business days after the Petition Date, the Debtors shall file with the Bankruptcy Court the Plan, the Disclosure Statement, and motions seeking (i) entry of the Cash Collateral Orders, (ii) entry of the Hedging Orders, (iii) entry of the RSA Assumption Order, and (iv) a joint hearing to consider the adequacy of the Disclosure Statement, approval of the Company’s prepetition solicitation of the First Lien Lenders, the Second Lien Lenders, and the holders of Senior Notes, and confirmation of the Plan (the “Joint Disclosure Statement and Plan Confirmation Hearing”);

(f)	no later than five (5) business days after the Petition Date, the Bankruptcy Court shall have entered an order scheduling the Joint Disclosure Statement and Plan Confirmation Hearing;

(g)	no later than five (5) business days after the Petition Date, the Bankruptcy Court shall have entered (i) the Interim Cash Collateral Order and (ii) the Interim Hedging Order, in each case in the form attached hereto or in such other form as is reasonably acceptable to the Company, the First Lien Agent and the Hedging Lenders; provided, however, that (a) the Required Consenting Second Lien Lenders shall have consent rights with respect to any modifications or amendments to the forms of Interim Cash Collateral Order and Interim Hedging Order attached hereto, as applicable, reasonably anticipated to have a material adverse effect on the Second Lien Claims (including adequate protection) and (b) the Required Consenting Noteholders shall have consent rights with respect to any modifications or amendments to the forms of Interim Cash Collateral Order and Interim Hedging Order attached hereto reasonably anticipated to have a material adverse effect on the Notes Claims, in each case which consent shall not be unreasonably withheld;

6

(h)	no later than 45 calendar days after the Petition Date, the Bankruptcy Court shall have entered the Final Cash Collateral Order and the Final Hedging Order, each in a form acceptable to the First Lien Agent and the Hedging Lenders; provided, however, that (i) the Required Consenting Second Lien Lenders shall have consent rights with respect to any modifications or amendments from the Interim Cash Collateral Order to the Final Cash Collateral Order and from the Interim Hedging Order to the Final Hedging Order, as applicable, reasonably anticipated to have a material adverse effect on the Second Lien Claims (including adequate protection) and (ii) the Required Consenting Noteholders shall have consent rights with respect to any modifications or amendments to the forms of Interim Cash Collateral Order to the Final Cash Collateral Order and from the Interim Hedging Order to the Final Hedging Order, as applicable, reasonably anticipated to have a material adverse effect on the Notes Claims, in each case which consent shall not be unreasonably withheld;

(i)	no later than 30 calendar days after the Petition Date, the Bankruptcy Court shall have entered the RSA Assumption Order;

(j)	no later than 45 calendar days after the Petition Date, the Bankruptcy Court shall have commenced the Joint Disclosure Statement and Plan Confirmation Hearing;

(k)	no later than five (5) business days after the conclusion of the Joint Disclosure Statement and Plan Confirmation Hearing, the Bankruptcy Court shall have entered an order (i) approving the adequacy of the Disclosure Statement and the Company’s prepetition solicitation of the First Lien Lenders, the Second Lien Lenders, and the holders of Senior Notes and (ii) confirming the Plan (the “Joint Disclosure Statement and Plan Confirmation Order”); and

(l)	no later than the earlier to occur of (i) 15 calendar days after the date the Bankruptcy Court has entered the Joint Disclosure Statement and Plan Confirmation Order and (ii) the earlier of (A) the first business day immediately following the date on which the Company receives all necessary regulatory and other required approvals and consents to consummate the Restructuring in accordance with the Joint Disclosure Statement and Plan Confirmation Order (including, but not limited to, notice from the respective lenders and/or the agents under the Exit Facility that the conditions to the closing of such facility have been satisfied or waived) and (B) September 30, 2016, the effective date of the Plan (the “Effective Date”) shall occur.

7

Notwithstanding the above, a specific Milestone may be extended or waived with the express prior written consent of the Company and (i) Consenting First Lien Lenders holding a majority in amount of the Consenting First Lien Lenders’ First Lien Claims (“Required Consenting First Lien Lenders”), (ii) Consenting Second Lien Lenders holding a majority in amount of the Consenting Second Lien Lenders’ Second Lien Claims (“Required Consenting Second Lien Lenders”), and (iii) Consenting Noteholders holding a majority in amount of the Consenting Noteholders’ Notes Claims (the “Required Consenting Noteholders,” and together with the Required Consenting First Lien Lenders and the Required Consenting Second Lien Lenders, the “Required Consenting Creditors”); provided, however, that the Milestones set forth in (c), (g) and (h) above may only be modified with the additional express written consent of the Hedging Lenders, such consent not to be unreasonably withheld.

5. Commitment of Restructuring Support Parties.

(a) Subject to compliance in all material respects by the other Parties with the terms of this Agreement, each of the Consenting First Lien Lenders agrees that it shall enter the First Lien Exit Facility consistent with the First Lien Exit Facility Term Sheet with a commitment amount for such Consenting First Lien Lender equal to their pro rata amount of First Lien Claims under the First Lien Credit Agreement.

(b) Subject to entry of the Interim Cash Collateral Order and the Interim Hedging Order, each of the Hedging Lenders agrees to enter into Hedging Agreements with ARP during the Chapter 11 Cases pursuant to the Hedging Orders to the extent set forth on such Hedging Lenders’ signature page hereto.

(c) Subject to compliance in all material respects by the other Parties with the terms of this Agreement, from the RSA Effective Date and until the occurrence of a Termination Date, each Restructuring Support Party shall:

(i)	support and take all commercially reasonable actions necessary or reasonably requested by the Company to facilitate consummation of the Restructuring in accordance with the Plan and the Term Sheets, including without limitation, to (A) if applicable, timely vote to accept the Plan, in accordance with the applicable procedures set forth in the Disclosure Statement and the solicitation materials with respect to the Plan, with respect to each and all of its claims (as defined in section 101(5) of the Bankruptcy Code) against, and interests in, the Company, now or hereafter owned by such Restructuring Support Party or for which it now or hereafter serves as the nominee, investment manager, or advisor for holders thereof, and (B) to the extent such election is available, not elect on its ballot to preserve claims, if any, that each Restructuring Support Party may own or control that may be affected by any releases contemplated by the Plan;

(ii)	not withdraw, amend, or revoke (or cause to be withdrawn, amended, or revoked) its vote with respect to the Plan; provided, however, that nothing in this Agreement shall prevent any Restructuring Support Party from withholding, amending, or revoking (or causing the same) its timely consent or vote with respect to the Plan if this Agreement is terminated with respect to such Restructuring Support Party;

8

(iii)	(A) use commercially reasonable efforts to support the confirmation of the Plan and approval of the Disclosure Statement and the solicitation procedures and (B) not (1) object to, delay, interfere, impede, or take any other action to delay, interfere or impede, directly or indirectly, with the Restructuring, confirmation of the Plan, or approval of the Disclosure Statement or the solicitation procedures (including, but not limited to, joining in or supporting any efforts to object to or oppose any of the foregoing), or (2) propose, file, support, or vote for, or encourage or assist another person in (x) filing, supporting or voting for, any restructuring, workout, or chapter 11 plan for the Company other than the Restructuring and the Plan or (y) otherwise initiating or joining in any legal proceeding, that is inconsistent with this Agreement, or delay, impede, appeal, or take any other action, that could reasonably be expected to interfere with the approval, acceptance, confirmation, consummation, or implementation of the Restructuring or the Plan, as applicable;

(iv)	not commence any proceeding to oppose or alter any of the terms of the Plan or any other document filed by the Debtors in connection with the confirmation of the Plan (subject to Section 3 hereof);

(v)	not object to the “first-day” motions and other motions consistent with this Agreement filed by the Debtors in furtherance of the Restructuring (subject to Section 3 hereof);

(vi)	not encourage any other person or entity to, take any action, including, without limitation, initiating or joining in any legal proceeding, that is materially inconsistent with this Agreement, or delay, impede, appeal, or take any other negative action, that could reasonably be expected to interfere with the approval, acceptance, confirmation, consummation, or implementation of the Restructuring or the Plan, as applicable;

(vii)	use commercially reasonable efforts to execute any document and give any notice, order, instruction, or direction necessary or reasonably requested by the Company to support, facilitate, implement, consummate, or otherwise give effect to the Restructuring; provided, for the avoidance of doubt, that no Restructuring Support Party shall be required to make any such effort if prohibited by applicable law or government regulation;

(viii)	not object to the Company’s efforts to enter into the Exit Facilities, and not object to, or support the efforts of any other Person to oppose or object to, the Exit Facilities;

(ix)	not take any action (or encourage or instruct any other party to take any action) in respect of any potential, actual, or alleged occurrence of any “Default” or “Event of Default” under the First Lien Credit Agreement, Second Lien Credit Agreement, or the Senior Notes Indentures; ; provided, for the avoidance of doubt, that in the event of termination of this Agreement, all Parties rights are reserved with respect to the accrual of default interest in periods before and after the RSA Effective Date; and

9

(x)	not instruct (or join in any direction requesting that) the First Lien Agent, the Second Lien Agent, the 7.75% Senior Notes Indenture Trustee, or the 9.25% Senior Notes Indenture Trustee to take any action, or refrain from taking any action, that would be inconsistent with this Agreement or the Restructuring.

Notwithstanding the foregoing, nothing in this Agreement and neither a vote to accept the Plan by any Restructuring Support Party nor the acceptance of the Plan by any Restructuring Support Party shall (t) be construed as preventing a Hedging Lender from exercising any rights and remedies under any Hedging Agreements, (u) be construed to prohibit any Restructuring Support Party from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement, (v) be construed to prohibit any Restructuring Support Party from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are not materially inconsistent with this Agreement and are not for the purpose of delaying, interfering, impeding, or taking any other action to delay, interfere or impede, directly or indirectly, with the Restructuring, confirmation of the Plan, or approval of the Disclosure Statement or the solicitation procedures, (w) affect the ability of any Restructuring Support Party to consult with any other Restructuring Support Parties or the Debtors, (x) impair or waive the rights of any Restructuring Support Party to assert or raise any objection permitted under this Agreement in connection with any hearing on confirmation of the Plan or in the Bankruptcy Court, (y) impair or waive the rights of any Restructuring Support Party under any applicable credit agreement, indenture, other loan document, including the Intercreditor Agreement, or applicable law except as contemplated by this Agreement, or (z) prevent any Restructuring Support Party from enforcing this Agreement against the Debtors or any Restructuring Support Party; provided, however, that any delay or other impact on consummation of the Restructuring caused by a Restructuring Support Party’s opposition to (i) any relief that is inconsistent with the Restructuring, (ii) a motion by the Debtors to enter into a material executory contract, lease, or other arrangement outside of the ordinary course of its business without obtaining the prior written consent of the Required Consenting Creditors, or (iii) any relief not provided for in this Agreement and that is adverse to interests of any of the Restructuring Support Parties, in each case whether sought by the Debtors or any other party, shall not constitute a violation of this Agreement.

6. Commitment of the Company and ATLS.

(a) The Company. Subject to compliance in all material respects by the Restructuring Support Parties with the terms of this Agreement, from the RSA Effective Date and until the occurrence of a Termination Date (as defined below), the Company hereby acknowledges and agrees to each of the following:

(i)

Subject to paragraph (ii) immediately below, each of the Debtors (A) agree to (1) support and complete the Restructuring and all transactions set forth in the Plan and this Agreement, (2) complete the Restructuring and all transactions set forth or described in the Plan in

10

accordance with the Milestones set forth in Section 4 of this Agreement, (3) negotiate in good faith with the Restructuring Support Parties all Definitive Documentation that is subject to negotiation as of the RSA Effective Date, (4) take any and all necessary actions in furtherance of the Restructuring, this Agreement, and the Plan, (5) make commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring, and (6) operate their business in the ordinary course, taking into account the Restructuring, and (B) shall not undertake any actions materially inconsistent with the adoption and implementation of the Plan and confirmation thereof. For the avoidance of doubt, the Debtors shall not file any motion to reject this Agreement and, from and after the Petition Date, shall comply with their obligations hereunder unless otherwise ordered by the Bankruptcy Court;

(ii)	Notwithstanding anything to the contrary herein, (1) the Company’s obligations hereunder are subject at all times to the fulfillment of their respective fiduciary duties and (2) nothing in this Agreement shall require the Company, ATLS, or any Debtor to take any action, or to refrain from taking any action, that, after consultation with counsel, is determined to be necessary to comply with such party’s fiduciary obligations under applicable law;

(iii)	The Company shall timely file a formal objection, in form and substance reasonably acceptable to the Required Consenting Creditors, to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (1) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code), (2) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (3) dismissing the Chapter 11 Cases;

(iv)	The Company shall timely file a formal objection, in form and substance reasonably acceptable to the Required Consenting Creditors, to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable;

(v)	Timely file a formal objection, in form and substance reasonably acceptable to the Required Consenting Creditors, to any motion filed with the Bankruptcy Court by a third party seeking the formation of an official committee of equity interest holders;

(vi)	Terminate on the Effective Date the existing employment agreements between ATLS, ARP, and each of Edward E. Cohen, Jonathan Z. Cohen, Daniel C. Herz and Mark Schumacher as to Company, which terminations shall be at no cost to the Company; and

(vii)	Enter into on the Effective Date the new executive employment agreements for Edward E. Cohen, Jonathan Z. Cohen, Daniel C. Herz, and Mark Schumacher (each of which shall be in form and substance consistent with the Exhibit H attached hereto).

11

(b) ATLS. Subject to compliance in all material respects by the Restructuring Support Parties with the terms of this Agreement, from the RSA Effective Date and until the occurrence of a Termination Date (as defined below), ATLS shall:

(i)	take all commercially reasonable actions necessary to consummate the Restructuring in accordance with the Plan and the Term Sheets;

(ii)	not (1) object to, delay, interfere or impede the Restructuring, confirmation of the Plan, or approval of the Disclosure Statement or the solicitation procedures (including, but not limited to, joining in or supporting any efforts to object to or oppose any of the foregoing), or (2) propose, file, support, or vote for, or encourage or assist another person in filing, supporting or voting for, any restructuring, workout, or chapter 11 plan for the Company other than the Restructuring and the Plan;

(iii)	not (1) commence any proceeding to oppose or alter any of the terms of the Plan or any other document filed by the Debtors in connection with the confirmation of the Plan or (2) object to the “first-day” motions and other motions consistent with this Agreement filed by the Debtors in furtherance of the Restructuring;

(iv)	not, nor encourage any other person or entity to, take any action, including, without limitation, initiating or joining in any legal proceeding that is inconsistent with this Agreement, or delay, impede, appeal, or take any other negative action that could reasonably be expected to interfere materially with the approval, acceptance, confirmation, consummation or implementation of the Restructuring or the Plan as applicable;

(v)	form ARP Mgt LLC in accordance with the Term Sheet For 7.75% and 9.25% Senior Notes attached hereto as Exhibit C;

(vi)	terminate on the Effective Date the existing employment agreements between ATLS, ARP, and each of Edward E. Cohen, Jonathan Z. Cohen, Daniel C. Herz and Mark Schumacher as to the Company, which terminations shall be at no cost to the Company; and

(vii)	cause its applicable subsidiaries to enter into the Omnibus Agreement in accordance with Exhibit H attached hereto and use commercially reasonable efforts to execute any other document and give any notice, order, instruction, or direction necessary or reasonably requested by the Company to support, facilitate, implement, consummate, or otherwise give effect to the Restructuring.

12

7. Restructuring Support Party Termination Events. Each of the (a) Consenting First Lien Lenders holding, in aggregate, at least two thirds in principal amount outstanding of the First Lien Claims held by the Consenting First Lien Lenders, (b) Consenting Second Lien Lenders holding, in aggregate, at least two thirds in principal amount outstanding of the Second Lien Claims held by the Consenting Second Lien Lenders, and (c) Consenting Noteholders holding, in aggregate, at least two thirds in principal amount outstanding of the Notes Claims held by the Consenting Noteholders (each such group, a “Terminating Support Group”) shall have the right, but not the obligation, upon five (5) business days’ prior written notice to the other Parties (other than with respect to subsections (d), (e), or (f) below, in which case such written notice shall be immediately effective), to terminate the obligations of their respective Restructuring Support Parties under this Agreement upon the occurrence of any of the following events (each, a “Restructuring Support Party Termination Event”), unless waived, in writing, by each such Supermajority Support Group on a prospective or retroactive basis:

(a)	the failure to meet any Milestone in Section 4 unless (i) such failure is the result of any act, omission, or delay on the part of any Restructuring Support Parties whose Supermajority Support Group is seeking termination in violation of its obligations under this Agreement or (ii) such Milestone is extended in accordance with Section 4;

(b)	the occurrence of a material breach of this Agreement by the Company or ATLS that has not been cured (if susceptible to cure) by the earlier of (i) five (5) business days after the receipt by the Company or ATLS, applicable, of written notice of such breach and (ii) one (1) calendar day prior to any proposed Effective Date;

(c)	any other Terminating Support Group terminates its obligations under and in accordance with this Section 7;

(d)	filing of a motion by the Debtors seeking an order or entry of an order by the Bankruptcy Court converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code;

(e)	filing of a motion by the Debtors seeking an order or entry of an order by the Bankruptcy Court appointing a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in any of the Chapter 11 Cases;

(f)	filing of a motion by the Debtors seeking an order or entry of an order by the Bankruptcy Court terminating any Debtor’s exclusive right to file a plan of reorganization under section 1121 of the Bankruptcy Code;

(g)	any Debtor amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation, unless such amendment or modification is (i) consistent in all material respects with this Agreement (including the Term Sheets annexed hereto) or (ii) reasonably acceptable to the Required Consenting Creditors;

(h)	entry of an order by the Bankruptcy Court amending or modifying the Definitive Documentation, unless such amendment or modification is (i) consistent in all material respects with this Agreement (including the Term Sheets annexed hereto) or (ii) reasonably acceptable to the Required Consenting Creditors;

13

(i)	if any of the Cash Collateral Orders, the Hedging Orders, the Joint Disclosure Statement and Plan Confirmation Order or the order approving this Agreement are reversed, stayed, dismissed, vacated, reconsidered, modified, or amended without the consent of the Required Consenting Creditors (and in the case of (x) the Cash Collateral Orders, the consent of the First Lien Agent; provided, however, that the Required Consenting Second Lien Lenders and the Required Consenting Noteholders shall have consent rights with respect to any modifications or amendments reasonably anticipated to have a material adverse effect on the Second Lien Claims (including adequate protection) or Notes Claims, as applicable, which consent shall not be unreasonably withheld, and (y) the Hedging Orders, the consent of the First Lien Agent and the Hedging Lenders; provided, however, that the Required Consenting Second Lien Lenders and the Required Consenting Noteholders shall have consent rights with respect to any modifications or amendments reasonably anticipated to have a material adverse effect on the Second Lien Claims or Notes Claims, as applicable, which consent shall not be unreasonably withheld) or a motion for reconsideration, re-argument, or rehearing with respect to such orders has been filed and the Debtors have failed to timely object to such motion;

(j)	either (i) any Debtor determines to pursue any Alternative Transaction (as defined below), including any plan of reorganization (other than the Plan), or (ii) any Debtor files, propounds, or otherwise publicly supports or announces that any Debtor will support any Alternative Transaction, including any plan of reorganization other than the Plan, or files any motion or application seeking authority to sell any material assets, without the prior written consent of the Required Consenting Creditors;

(k)	either (i) any Debtor or any Restructuring Support Party files with the Bankruptcy Court a motion, application, or adversary proceeding (or any Debtor supports any such motion, application, or adversary proceeding filed or commenced by any third party) (A) challenging the amount, validity, enforceability, priority or extent of, or perfection, if applicable, or seeking avoidance or subordination of, the claims of any Restructuring Support Party, or (B) asserting any other claim or cause of action against any Restructuring Support Party and/or with respect or relating to such claims or the liens securing such claims; or (ii) the Bankruptcy Court (or any court with jurisdiction over the Chapter 11 Cases) enters an order providing relief adverse to the interests of any Restructuring Support Party with respect to any of the foregoing causes of action or proceedings;

(l)	upon any default under the Cash Collateral Orders that is not cured within the requisite cure period, if any, provided by the applicable Cash Collateral Order;

14

(m)	any debtor-in-possession financing is entered into, or the Debtors file a motion seeking approval of debtor-in-possession financing, on terms that are not acceptable to the Required Consenting Creditors;

(n)	any Debtor exercises any rights available to it under Section 6(a)(ii) of this Agreement that are inconsistent with the Restructuring as contemplated by the Term Sheets;

(o)	the Bankruptcy Court denies the motion seeking entry of the RSA Assumption Order;

(p)	the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring; provided, however, that the Company shall have five (5) business days after issuance of such ruling or order to obtain relief that would allow consummation of the Restructuring in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the Plan and this Agreement or (ii) is reasonably acceptable to the Required Consenting Creditors;

(q)	a breach by any Debtor of any representation, warranty, or covenant of such Debtor set forth in this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured by the earlier of (i) five (5) business days after the receipt by the Company of written notice of such breach and (ii) one (1) calendar day prior to any proposed Effective Date;

(r)	a breach by any Debtor or ATLS of any of its obligations under this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured by the earlier of (i) five (5) business days after the receipt by the Company or ATLS, as applicable, of written notice of such breach and (ii) one (1) calendar day prior to any proposed Effective Date;

(s)	the Bankruptcy Court grants relief terminating or modifying the automatic stay (as provided in section 362 of the Bankruptcy Code) with regard to one or more assets with an aggregate value in excess of $5 million;

(t)	upon the commencement of any case under the Bankruptcy Code regarding any Debtor prior to the Solicitation Commencement Date;

(u)	any Debtor terminates its obligations under and in accordance with Section 8 of this Agreement;

15

(v)	if any of the Debtors has entered into a material executory contract, lease, or other arrangement outside of the ordinary course of its business without obtaining the prior written consent of the Required Consenting Creditors;

(w)	if any of the Debtors has transferred, outside the ordinary course of business, any of their assets (as of the RSA Effective Date), including cash on hand, to any non-Debtors without the consent of the Required Consenting Creditors; or

(x)	the Bankruptcy Court enters an order denying confirmation of the Plan.

Further, prior to the entry of the Interim Hedging Order, any Hedging Lender, in such capacity, shall have the right to terminate its obligations, in such capacity, under this Agreement upon the occurrence of any Restructuring Support Party Termination Event. Notwithstanding anything to the contrary herein, following the commencement of the Chapter 11 Cases and unless and until there is an unstayed order of the Bankruptcy Court providing that the giving of notice under and/or termination of this Agreement in accordance with its terms is not prohibited by the automatic stay imposed by section 362 of the Bankruptcy Code, the occurrence of any of the Termination Events in this Section 7 shall result in termination of this Agreement five (5) business days following such occurrence unless such termination event is waived in writing by the Required Consenting Creditors.

8. Company’s Termination Events. The Company may, in its sole discretion, terminate this Agreement as to all Parties upon five (5) business days’ prior written notice to the Restructuring Support Parties following the occurrence of any of the following events (each a “Company Termination Event” and, together with the Restructuring Support Party Termination Events, the “Termination Events”):

(a)	a breach by a Restructuring Support Party of any of the representations, warranties, or covenants of such Restructuring Support Party set forth in Section 16 of this Agreement that that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of five (5) business days after the receipt by such Restructuring Support Party of written notice of such breach;

(b)	a breach by any Restructuring Support Party of any of its obligations under this Agreement that has a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of five (5) business days after the receipt by all Restructuring Support Parties of written notice of such breach;

(c)	the Company determines that, in accordance with Section 6(a)(ii) above, continued pursuit or support of the Restructuring (including, without limitation, the Plan or the solicitation of the Plan) would be inconsistent with the exercise of its fiduciary duties;

(d)	any Terminating Support Group terminates its obligations under and in accordance with Section 7 of this Agreement;

16

(e)	any Hedging Lender terminates its obligations under the Hedging Agreements; or

(f)	the issuance by any governmental authority, including the Bankruptcy Court or any other regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling, or order preventing the consummation of a material portion of the Restructuring; provided, however, that the Debtors have made commercially reasonable good faith efforts to cure, vacate, or have overruled such ruling or order prior to terminating this Agreement.

9. Mutual Termination; Automatic Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement by and among ARP, on behalf of itself and each other Debtor, and the Required Consenting Creditors. Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of all Parties hereunder shall terminate automatically on the Effective Date (an “Effective Date Termination”).

10. Effect of Termination.

(a) The earliest date on which a Party’s termination of this Agreement is effective in accordance with Section 7, Section 8, or Section 9 of this Agreement shall be referred to as a “Termination Date.” Upon the occurrence of a Termination Date, all Parties’ obligations under this Agreement shall be terminated effective immediately, and all Parties hereto shall be released from their respective commitments, undertakings, and agreements, and, except upon the occurrence of an Effective Date Termination, any vote in favor of the Plan delivered by such Party or Parties shall be immediately revoked and deemed void ab initio; provided, however, that each of the following shall survive such termination and all rights and remedies with respect to such claims shall not be prejudiced in any way: (i) subject to Section 22 of this Agreement, any claim for breach of this Agreement that occurs prior to such Termination Date, (ii) the Company’s obligations under Section 14 of this Agreement accrued up to and including the Termination Date, and (iii) this Section 10(a) and Sections 15, 19, 20, 21, 23, 24, 26, 30, and 36. Termination shall not relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the Termination Date. Upon any Party’s termination of this Agreement in accordance with its terms prior to the date on which the Joint Disclosure Statement and Plan Confirmation Order is entered by the Bankruptcy Court, such Party shall have the immediate right, without further order of the Bankruptcy Court, and without the consent of the Company, to withdraw or change any vote previously tendered by such Party, irrespective of whether any voting deadline or similar deadline has passed, provided that such Party is not then in material breach of its obligations under this Agreement; provided further that, for the avoidance of doubt, the foregoing shall not be construed to prohibit any Party from contesting whether such terminating Party’s termination of this Agreement (and subsequent withdrawal or change of its vote, as applicable) is in accordance with the terms of this Agreement. Any Restructuring Support Party withdrawing or changing its vote(s) pursuant to this Section 10 shall promptly provide written notice of such withdrawal or change to each other Party and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court.

17

(b) Except with respect to Section 8(c) of this Agreement, no occurrence shall constitute a Termination Event if such occurrence is the result of the action or omission of the Party seeking to terminate this Agreement in violation of the terms hereof.

11. Cooperation and Support. The Parties agree to negotiate in good faith the Definitive Documentation that is subject to negotiation and completion.

12. Transfers of Claims and Interests.

(a) Each Restructuring Support Party shall not (i) sell, transfer, assign, hypothecate, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest in respect of any of such Restructuring Support Party’s claims against, or interests in, any Debtor, as applicable, in whole or in part, or (ii) deposit any of such Restructuring Support Party’s claims against, or interests in, any Debtor, as applicable, into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such claims or interests (the actions described in clauses (i) and (ii) are collectively referred to herein as a “Transfer” and the Restructuring Support Party making such Transfer is referred to herein as the “Transferor”), unless such Transfer is to another Restructuring Support Party or any other entity that first agrees, in writing, to be bound by the terms of this Agreement by executing and delivering to the Company, and counsel to the Restructuring Support Parties, at least three (3) business days prior to effectiveness of the relevant Transfer, a Transferee Joinder substantially in the form attached hereto as Exhibit J (the “Transferee Joinder”). With respect to claims against, or interests in, a Debtor held by the relevant transferee upon consummation of a Transfer in accordance herewith, such transferee shall be deemed to make all of the representations, warranties, and covenants of a Restructuring Support Party, as applicable, set forth in this Agreement, and shall be deemed to be a Party and a Restructuring Support Party for all purposes under the Agreement. Upon compliance with the foregoing, the Transferor shall be deemed to relinquish its rights under this Agreement solely to the extent of such transferred rights and obligations but shall otherwise remain party to this Agreement as a Restructuring Support Party with respect to any First Lien Claims, Second Lien Claims or Notes Claims not so transferred. Any Transfer made in violation of this Section 12 shall be deemed null and void and of no force or effect.

(b) Notwithstanding Section 12(a), (i) a Restructuring Support Party may transfer (by purchase, sale, assignment, participation or otherwise) its right, title, and/or interest in respect of any of such Restructuring Support Party’s claims against, or interests in, any Debtor, as applicable, to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker be or become a Restructuring Support Party, provided that such transfer shall only be valid if such Qualified Marketmaker transfers (by purchase, sale, assignment, participation or otherwise) such right, title and/or interest within five (5) [business] days of its receipt thereof to a transferee that is, or concurrent with such transfer becomes, a Restructuring Support Party, and (ii) to the extent that a party to this Agreement is acting in its capacity as a Qualified Marketmaker, it may transfer (by purchase, sale, assignment, participation or otherwise) any right, title, or interest in respect of any claims against, or interests in, any Debtor, as applicable, that the Qualified Marketmaker acquires from a holder of such interests who is not a Restructuring Support Party without the requirement that the transferee be

18

or become a Restructuring Support Party. For these purposes, a “Qualified Marketmaker” means an entity that (x) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the Debtors (including debt securities or other debt) or enter with customers into long and short positions in claims against the Debtors (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against the Debtors, and (y) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

(c) Except as set forth in Sections 12(a) and (b) above, nothing in this Agreement shall be construed as precluding any Restructuring Support Party or any of its affiliates from acquiring additional claims or interests in the Debtors; provided, however, that any such additional claims or interests, or interests in the underlying instruments, shall automatically be subject to the terms and conditions of this Agreement.

13. Releases and Indemnification. To the fullest extent permitted by applicable law, the Plan shall provide for comprehensive mutual release, indemnification and exculpation provisions from and for the benefit of the Debtors, the First Lien Lenders, the First Lien Agent, the Secured Swap Providers, the Hedge Providers, the Collateral Agent, the Hedging Lenders, the Consenting Second Lien Lenders, the Second Lien Agent, the Consenting Noteholders, the advisors to the Ad Hoc Group (as defined below), the 7.75% Senior Notes Indenture Trustee, the 9.25% Senior Notes Indenture Trustee, and all individuals or entities serving, or who have served as a manager, director, managing member, officer, partner, shareholder, or employee of any of the foregoing, and the attorneys and other advisors to each of the foregoing, from any claims, causes of action and liabilities related to or in connection with the Debtors, the Debtors’ out-of-court restructuring efforts, the Restructuring, this Agreement, the Chapter 11 Cases or the Plan arising on or prior to the Effective Date.

14. Fees and Expenses. Fees and expenses shall be paid according to the terms and conditions set forth in the Term Sheets. For the avoidance of doubt, the Debtors shall obtain Bankruptcy Court approval of the payment of the Restructuring Support Parties’ professional fees and expenses in accordance with the Term Sheets under the RSA Assumption Order and the Cash Collateral Orders and the Hedging Orders.

15. Acknowledgments and Consents.

(a) No securities of the Company are being offered or sold hereby and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of the Company. Each Party irrevocably acknowledges and agrees that this Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Plan. The acceptance of the Plan by each of the Restructuring Support Parties will not be solicited until such Parties have received the Disclosure Statement and related ballots in accordance with applicable law (including as provided under sections 1125(g) and 1126(b) of the Bankruptcy Code) and will be subject to sections 1125, 1126, and 1127 of the Bankruptcy Code.

(b) By executing this Agreement, each Restructuring Support Party (including, for the avoidance of doubt, any entity that may execute this Agreement or a Transferee Joinder after the RSA Effective Date) consents to the Debtors’ use of cash collateral authorized by the Cash Collateral Orders and the Debtors’ entry into the Hedging Agreements pursuant to the Hedging Orders.

19

16. Representations and Warranties.

(a)	Each Restructuring Support Party hereby represents and warrants on a several and not joint basis for itself and not any other person or entity that the following statements are true, correct, and complete, to the best of its knowledge following reasonable inquiry, as of the date hereof:

(i)	it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)	the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part and no other proceedings on its part are necessary to authorize and approve this Agreement or any of the transactions contemplated herein;

(iii)	this Agreement has been duly executed and delivered by the Restructuring Support Party and constitutes the legal, valid, and binding agreement of the Restructuring Support Party, enforceable against the Restructuring Support Party in accordance with its terms;

(iv)	the execution, delivery, and performance by it of this Agreement does not and shall not, in any material respect, (A) violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation or bylaws or other organizational documents, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party;

(v)	subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other principles relating to enforceability;

(vi)	it has been represented by legal counsel of its choosing in connection with this Agreement and the transactions contemplated by this Agreement, has had the opportunity to review this Agreement with its legal counsel, and has not relied on any other statements made by any Party or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement or the transactions contemplated hereof;

(vii)	the principal amount of its First Lien Claims, Second Lien Claims, and Notes Claims listed on its signature page of each Restructuring Support Party is correct as of the date hereof; and

20

(viii)	either is (A) the sole beneficial owner of the principal amount of such First Lien Claims, Second Lien Claims, and Notes Claims indicated on its respective signature page hereto, or (B) has sole investment or voting discretion with respect to the principal amount of such First Lien Claims, Second Lien Claims, and Notes Claims, as applicable, and as indicated on its respective signature page hereto and has the power and authority to bind the beneficial owner of such First Lien Claims, Second Lien Claims, and Notes Claims to the terms of this Agreement.

(b)	Each of the Debtors and ATLS hereby represent and warrant on a several and not joint basis for itself and not any other person or entity that the following statements are true, correct, and complete as of the date hereof:

(i)	it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)	the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part;

(iii)	the execution, delivery, and performance by it of this Agreement does not and shall not (A) violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation or bylaws or other organizational documents, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party (other than, for the avoidance of doubt, a default that would be triggered as a result of the Chapter 11 Cases or any Debtor’s undertaking to implement the Restructuring through the Chapter 11 Cases) or (C) breach any fiduciary duty of the Debtors or ATLS;

(iv)	this Agreement has been duly executed and delivered by each of the Debtors and ATLS and constitutes the legal, valid, and binding agreement of the Debtors, enforceable against each of the Debtors in accordance with its terms;

(v)

the execution, delivery, and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, notice to, or any other action to, with, or by any federal, state or other governmental authority or regulatory body, except (A) any of the foregoing as may be necessary and/or required for disclosure by applicable federal or state securities or “blue sky” laws, (B) any of the foregoing as

21

may be necessary and/or required in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan, (C) filings of amended certificates of incorporation or articles of formation or other organizational documents with applicable state authorities, and other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of the Company, and (D) any other registrations, filings, consents, approvals, notices, or other actions, the failure of which to make, obtain or take, as applicable, would not be reasonably likely, individually or in the aggregate, to materially delay or materially impair the ability of any Party hereto to consummate the transactions contemplated hereby;

(ix)	it has been represented by legal counsel of its choosing in connection with this Agreement and the transactions contemplated by this Agreement, has had the opportunity to review this Agreement with its legal counsel, and has not relied on any other statements made by any Party or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement or the transactions contemplated hereof; and

(vi)	subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability.

17. Right to Solicit Alternative Transactions. The Company shall not solicit, encourage, and initiate any offer or proposal from, enter into any agreement with, or engage in any discussions or negotiations with, any person or entity concerning any actual or proposed transaction involving any or all of (i) another financial and/or corporate restructuring of any Debtor, (ii) a merger, consolidation, business combination, liquidation, recapitalization, refinancing, or similar transaction involving any Debtor, or (iii) any chapter 11 plan of reorganization other than the Plan (each, an “Alternative Transaction”); provided, however, that the Company may respond to any proposal or offer for an Alternative Transaction to the extent that the board of directors of the Company determines in good faith, and consistent with its fiduciary duties, in consultation with counsel, that such a response is necessary; provided, further, however, that the Company shall promptly provide copies of all such documentations and materials received by the Company concerning such an Alternative Transaction to the advisors to the Restructuring Support Parties, and in any event within one (1) business day.

18. Drilling Partnership Secured Hedging Facility Agreement.

(a) The Drilling Partnership Secured Hedging Facility Agreement shall be assumed pursuant to the Plan.

22

(b) Upon the RSA Effective Date, the Consenting Hedge Providers and Atlas Resources shall, and Atlas Resources shall cause the Participating Partnerships to, enter into the Limited Waiver Agreement attached hereto as Exhibit G.

19. Enforceability/Automatic Stay. Each of the Parties acknowledges and agrees that this Agreement is being executed by sophisticated parties represented by competent counsel in connection with negotiations concerning a possible financial restructuring of the Company and in contemplation of possible chapter 11 filings by the Company and the rights granted in this Agreement are enforceable by each signatory hereto without approval of any court, including the Bankruptcy Court, and notwithstanding section 362 of the Bankruptcy Code.

20. No Waiver or Admissions. If the transactions contemplated herein are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, or interests, and the Parties expressly reserve any and all of their respective rights, remedies, and interests. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert. No Party shall have, by reason of this Agreement, a fiduciary relationship in respect of any other Party or any person or entity, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Party any obligations in respect of this Agreement except as expressly set forth herein. This Agreement and the Restructuring are part of a proposed settlement of a dispute among the Parties. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding, or used by any party for any reason whatsoever, other than a proceeding involving enforcement of the terms of this Agreement.

21. Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Restructuring Support Parties under this Agreement shall be several, not joint. Furthermore, it is understood and agreed that no Restructuring Support Party has any duty of trust or confidence in any form with any other Restructuring Support Party, and there are no commitments among or between them, except as expressly stated in this Agreement. In this regard, it is understood and agreed that any Restructuring Support Party may trade in the Senior Notes or other debt or equity securities of the Debtors without the consent of Debtors or any other Restructuring Support Party, subject to Section 12 of this Agreement. No Restructuring Support Party shall have any responsibility for any such trading by any other entity by virtue of this Agreement. No prior history, pattern, or practice of sharing confidences among or between Restructuring Support Parties shall in any way affect or negate this understanding and Agreement.

22. Specific Performance. It is understood and agreed by the Parties that money damages may not be a sufficient remedy for any breach of this Agreement by any Party, and that each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

23

23. Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction, except where preempted by the Bankruptcy Code. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under, arising out of, or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in either the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, New York City, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising under, arising out of, or in connection with this Agreement. By execution and delivery of this Agreement, and upon commencement of the Chapter 11 Cases, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of the Bankruptcy Court solely for purposes of any action, suit, or proceeding or other contested matter arising under, arising out of, or in connection with this Agreement, or for recognition or enforcement of any judgment rendered or order entered in any such action, suit, proceeding, or other contested matter.

24. Waiver of Right to Trial by Jury. Each of the Parties waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between any of them arising out of, arising under, in connection with, relating to, or incidental to the relationship established between any of them in connection with this Agreement. Instead, any disputes resolved in court shall be resolved in a bench trial without a jury.

25. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective successors, assigns, heirs, transferees, executors, administrators, and representatives, in each case solely as such parties are permitted under this Agreement; provided, however, that nothing contained in this Section 25 shall be deemed to permit any transfer, tender, vote, or consent of any claims other than in accordance with the terms of this Agreement.

26. No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Parties hereto (or any other party that may become a Party to this Agreement pursuant to Section 12 of this Agreement), and no other person or entity shall be a third-party beneficiary of this Agreement.

27. Consideration. The Parties acknowledge that, other than the agreements, covenants, representations, and warranties set forth herein and to be included in the Definitive Documentation, no consideration shall be due or paid to the Restructuring Support Parties in exchange for their obligations in this Agreement.

29. Notices. All notices (including, without limitation, any notice of termination) and other communications from any Party given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the earliest of the following: (i) upon personal delivery to the Party to be notified, (ii) when sent by confirmed electronic mail if sent

24

during normal business hours of the recipient, and if not so confirmed, on the next business day, (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, and (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)	To the Company:

Atlas Resource Partners, L.P.
712 Fifth Avenue, 11th Floor
New York, NY 10019
Attn: Daniel Herz, Chief Executive Officer
Tel.: (212) 506-3813
Fax.: (646) 924-3048
Email: DHerz@atlasenergy.com

and

Atlas Resource Partners, L.P.
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
Attn: Lisa Washington, General Counsel
Tel.: (215) 717-3387
Fax.: (215) 405-3823
Email: lwashington@atlasenergy.com

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Suite 2700
Chicago, Illinois 60606
Attn: Ron E. Meisler
Tel.: (312) 407-0549
Fax: (312) 407-8641
Email: ron.meisler@skadden.com
Attn: Carl T. Tullson
Tel.: (312) 407-0379
Fax.: (312) 827-9436
Email: carl.tullson@skadden.com

and

Paul Hastings LLP
600 Travis Street,
58th Floor
Houston, TX 77002
Attn: Lindsay R. Sparks

25

Tel.: (713) 860-7308
Fax.: (713) 353-3329
Email: lindsaysparks@paulhastings.com
Attn: Chris Dickerson
71 S. Wacker Drive
45th Floor
Chicago, IL 60606
Tel.: (312) 499-6045
Fax.: (312) 499-6145
Email: chrisdickerson@paulhastings.com

(b)	To ATLS:

Atlas Energy Group, LLC
712 Fifth Avenue, 11th Floor
New York, NY 10019
Attn: Daniel Herz, President
Tel.: (212) 506-3813
Fax: (646) 924-3048
Email: DHerz@atlasenergy.com

With a copy (which shall not constitute notice) to:

Jones Day
2727 North Harwood Street
Dallas, Texas 75201-1515
Attn: Gregory M. Gordon
Tel.: (214) 969-3759
Fax: (214) 969-5100
Email: gmgordon@jonesday.com

(c)	To the address set forth on each Consenting First Lien Lender’s signature page (or as directed by any transferee thereof), as the case may be, with a copy (which shall not constitute notice) to:

Linklaters LLP
1345 Avenue of the Americas
New York, New York 10105
Attn: Margot Schonholtz
Tel.: (212) 903-9043
Fax.: (212) 903-9100
Email: margot.schonholtz@linklaters.com
Attn: Penelope Jensen
Tel.: (212) 903-9087
Fax.: (212) 903-9100
Email: penelope.jensen@linklaters.com

26

(d)	To the address set forth on each Consenting Second Lien Lender’s signature page (or as directed by any transferee thereof), as the case may be, with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10019
Attn: Adam J. Goldberg
Tel.: (212) 906-1828
Fax.: (212) 751-4864
Email: adam.goldberg@lw.com
Attn: Jonathan Rod
Tel: (212) 906-1363
Fax: (212) 751-4864
Email: jonathan.rod@lw.com

(e)	To the address set forth on each Consenting Noteholder’s signature page (or as directed by any transferee thereof), as the case may be, with a copy (which shall not constitute notice) to:

Akin, Gump, Strauss, Hauer & Feld LLP
1333 New Hampshire Avenue, N.W.
Washington, DC 20036-1564
Attn: Scott L. Alberino
Tel: (202) 887-4000
Fax: (202) 887-4288
Email: salberino@akingump.com

Akin Gump Strauss Hauer & Feld LLP
1999 Avenue of the Stars
Suite 600
Los Angeles, CA 90067-3010
Attn: David Simonds
Tel: (310) 229-1000
Fax: (310) 229-1001
Email: dsimonds@akingump.com

30. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements, representations, warranties, term sheets, proposals, and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement executed by any Party shall survive this Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.

31. Time Periods. If any time period or other deadline provided in this Agreement expires on a day that is not a business day, then such time period or other deadline, as applicable, shall be deemed extended to the next succeeding business day.

27

32. Amendment or Waiver.

(a) This Agreement may not be modified, amended, or supplemented without the prior written consent of the Company and the Required Consenting Creditors (and, with respect to Sections 6(b) and 16(b), ATLS). Any amendment to Section 5(a) of this Agreement shall require the consent of each Consenting First Lien Lender. Any amendment to Section 5(b) of this Agreement shall require the consent of the Hedging Lenders. Any amendment that would materially and adversely affect any Restructuring Support Party, in its capacity as such, with respect to such Restructuring Support Party’s holdings of either (i) First Lien Claims, (ii) Second Lien Claims, or (iii) Notes Claims (each of the foregoing to be considered individually and without reference to any other claims or interests that such Restructuring Support Party may hold) disproportionally to other Restructuring Support Parties holding such class of claims, as applicable, requires the consent of such Restructuring Support Party. Any amendment that would adversely affect a Hedging Lender requires the consent of such Hedging Lender. Notwithstanding the foregoing, this Section 32 may not be modified, altered, or amended except in writing signed by each of the Parties.

(b) Each of the Parties agrees to negotiate in good faith all amendments and modifications to this Agreement as reasonably necessary and appropriate to consummate the Restructuring.

(c) No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.

33. Access. The Debtors will provide the Restructuring Support Parties and their respective attorneys, consultants, accountants, and other authorized representatives reasonable access, upon reasonable notice during normal business hours, to relevant properties, books, contracts, commitments, records, management personnel, lenders, and advisors of the Debtors.

34. Other Support Agreements. Until a Termination Date, no Debtor shall enter into any other restructuring support agreement related to a partial or total restructuring of the Debtors’ balance sheet unless such support agreement is consistent in all respects with this Agreement and is reasonably acceptable to the Required Consenting Creditors.

35. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original and all of which shall constitute one and the same Agreement. The signatures of all of the Parties need not appear on the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed signature page of this Agreement.

36. Public Disclosure. This Agreement, as well as its terms, its existence, and the existence of the negotiation of its terms are expressly subject to any existing confidentiality agreements executed by and among any of the Parties as of the date hereof; provided, however, that, after the Solicitation Commencement Date, the Parties may disclose the existence of, or the terms of, this Agreement or any other material term of the transaction contemplated herein without the express written consent of the other Parties, but may not disclose, and shall redact, the holdings information of every Party to this Agreement as of the date hereof and at any time

28

hereafter. In addition, each Party to this Agreement shall have the right, at any time, to know the identities of every other Party to this Agreement, but must keep such information confidential and may not disclose such information to any person except as may be compelled by a court of competent jurisdiction. The individual holdings information for each Party to this Agreement will be shared with the advisors to each Party to this Agreement on a confidential, advisors’ eyes-only basis. The Debtors take no position with regard to whether such information may be material non-public information, but may not disclose such information other than on a confidential basis.

37. Cleansing Disclosure Event. The RSA Effective Date shall constitute a “Termination Date” under the existing nondisclosure agreements agreed-upon by and among certain Consenting Noteholders (the “Ad Hoc Group”) and the Company (such agreements, as extended and supplemented pursuant to email exchanges between counsel for the Ad Hoc Group and the Company, the “Ad Hoc Group NDAs”) and, accordingly, the Company shall make the public disclosures required by the Ad Hoc Group NDAs. Without limiting the foregoing, the Debtors shall make publicly available a copy of this Agreement, but, shall redact, and not disclose, the holdings information of every Party to this Agreement as of the date hereof and at any time hereafter.

38. Headings. The section headings of this Agreement are for convenience only and shall not affect the interpretation hereof. References to sections, unless otherwise indicated, are references to sections of this Agreement.

39. Interpretation. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

[Signatures and exhibits follow]

29

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

ATLAS RESOURCE PARTNERS, L.P.

By:	/s/ Daniel C. Herz
Name:	Daniel C. Herz
Title:	Chief Executive Officer
Date:	7/25/2016

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

ATLAS ENERGY GROUP, LLC

By:	/s/ Daniel C. Herz
Name:	Daniel C. Herz
Title:	President
Date:	7/25/2016

[Signature Page to Restructuring Support Agreement]

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

ATLAS RESOURCE PARTNERS HOLDINGS, LLC

By:	/s/ Jeffrey M. Slotterback
Name:	Jeffrey M. Slotterback
Title:	Chief Financial Officer

[Signature Page to Restructuring Support Agreement]

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

ARP BARNETT PIPELINE, LLC
ARP BARNETT, LLC
ARP EAGLE FORD, LLC
ARP MOUNTAINEER PRODUCTION, LLC
ARP OKLAHOMA, LLC
ARP PRODUCTION COMPANY, LLC
ARP RANGELY PRODUCTION, LLC
ATLAS BARNETT, LLC
ATLAS ENERGY COLORADO, LLC
ATLAS ENERGY INDIANA, LLC
ATLAS ENERGY OHIO, LLC
ATLAS ENERGY SECURITIES, LLC
ATLAS ENERGY TENNESSEE, LLC
ATLAS NOBLE, LLC
ATLAS PIPELINE TENNESSEE, LL
ATLAS RESOURCES, LLC
ATLS PRODUCTION COMPANY, LLC
REI-NY, LLC
RESOURCE ENERGY, LLC
RESOURCE WELL SERVICES, LLC
VIKING RESOURCES, LLC

By:	Atlas Resource Partners Holdings, LLC,
as sole member of each

By:	/s/ Jeffrey M. Slotterback
Name:	Jeffrey M. Slotterback
Title:	Chief Financial Officer

[Signature Page to Restructuring Support Agreement]

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

ATLAS RESOURCE FINANCE CORPORATION

By:	/s/ Jeffrey M. Slotterback
Name:	Jeffrey M. Slotterback
Title:	Chief Financial Officer

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

FS ENERGY & POWER FUND
By: GSO Capital Partner LP, as Sub-Adviser

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

WAYNE FUNDING LLC
By: FS Energy & Power Fund, as Sole Member
By: GSO Capital Partners LP, as Sub-Advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

WISSAHICKON CREEK LLC,
LEHIGH RIVER LLC,
JUNIATA RIVER LLC
By: FS Investment Corporation II, as Sole Member
By: GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

BLACKSTONE/GSO STRATEGIC CREDIT FUND
By: GSO / Blackstone Debt Funds Management LLC, as Collateral Manager

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

GSO ENERGY MARKET OPPORTUNITIES FUND LP
By: GSO Energy Market Opportunities Associates LLC, as its General Partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

COBBS CREEK LLC
By: FS Investment Corporation II, as Sole Member
By: GSO / Blackstone Debt Funds Management LLC as Sub-Advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

BERWYN FUNDING LLC
By: FS Energy and Power Fund, as Sole Member
By: GSO Capital Partners LP, as Sub-Advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

BURHOLME FUNDING LLC
By: FS Investment Corporation III, as Sole Member
By: GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

JEFFERSON SQUARE FUNDING LLC
By: FS Investment Corporation III, as Sole Member
By: GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

FOXFIELDS FUNDING LLC
By: FS Energy & Power Fund, as Sole Member
By: GSO Capital Partners LP, as Sub-Advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

MTP ENERGY OPPORTUNITIES FUND LLC
By MTP Energy Management LLC, its managing member
By: Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

MTP ENERGY MASTER FUND LTD
By MTP Energy Management LLC, its investment adviser
By: Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

Bank of America, N.A.
GBAM Special Assets Group

By:	/s/ Edna Aguilar Mitchell
Name:	Edna Aguilar Mitchell
Title:	Director

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Ryan K. Michael
Name:	Ryan K. Michael
Title:	Senior Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

Cadence Bank, N.A.

By:	/s/ Kyle Gruen
Name:	Kyle Gruen
Title:	AVP

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

Canadian Imperial Bank of Commerce,
New York Branch

By:	/s/ Charles D. Mulkeen
Name:	Charles D. Mulkeen
Title:	Executive Director

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Stephen Hartman
Name:	Stephen Hartman
Title:	Assistant Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

CIT BANK, N.A., formerly known as OneWest Bank, N.A., as a Lender

By:	/s/ Barbara Perich
Name:	Barbara Perich
Title:	Director

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

Citibank, N.A.

By:	/s/ Tariq Masaud
Name:	Tariq Masaud
Title:	Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

COMERICA BANK

By:	/s/ Jeffrey M. Parilla
Name:	Jeffrey M. Parilla
Title:	Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

COMPASS BANK

By:	/s/ Payton K. Swope
Name:	Payton K. Swope
Title:	Executive Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, solely as a Consenting First Lien Lender (and not as any other Restructuring Support Party) in respect of, and as to any obligations or restrictions under the RSA solely in connection with, the interests identified immediately below the signature blocks hereof (and not in respct of any other claim, debt or obligation):

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title:	Vice President

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

The Huntington National Bank

By:	/s/ Margaret Niekrash
Name:	Margaret Niekrash
Title:	Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

ING Capital LLC

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Managing Director

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

JPMorgan Chase Bank, N.A.

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

Natixis, New York Branch

By:	/s/ Carlos Quinteros
Name:	Carlos Quinteros
Title:	Managing Director

By:	/s/ Jarrett Price
Name:	Jarrett Price
Title:	Director

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

PNC Bank, National Association

By:	/s/ Steven J. McGehrin
Name:	Steven J. McGehrin
Title:	Executive Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

Royal Bank of Canada

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

Santander Bank, N.A.

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

By:	/s/ Puiki Lok
Name:	Puiki Lok
Title:	Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

SunTrust Bank

By:	/s/ Janet R. Naifeh
Name:	Janet R. Naifeh
Title:	Senior Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

The Bank of Nova Scotia

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Bryan M. McDavid
Name:	Bryan M. McDavid
Title:	Director

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

Whitney Bank

By:	/s/ Liana Tchernysheva
Liana Tchernysheva
Executive Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

ABN AMRO Bank N.V.

By:	/s/ Hilde Veldman
Name:	Hilde Veldman
Title:	Associate Director

By:	/s/ C. Podt
Name:	C. Podt
Title:	Ex. Director

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

AG DIVERSIFIED CREDIT STRATEGIES MASTER LP

By:	/s/ Maureen D’Alleva
Name:	Maureen D’Alleva
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

AG GLOBAL DEBT STRATEGY PARTNERS, L.P.

By:	/s/ Maureen D’Alleva
Name:	Maureen D’Alleva
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

AG KAISER PERMANENTE GROUP TRUST

By:	/s/ Maureen D’Alleva
Name:	Maureen D’Alleva
Title:	Authorized Signatory

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

ATLANTIC TRUST COMPANY

By:	/s/ Lance Marr
Name:	Lance Marr
Title:	Senior Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

FIR TREE INC. (on behalf of its investment funds under Management)

By:	/s/ Evan Lederman
Name:	Evan Lederman
Title:	Authorized Person

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

FRANKLIN ADVISERS, INC., AS INVESTMENT MANAGER ON BEHALF OF CERTAIN FUNDS AND ACCOUNTS

By:	/s/ Glenn Voyles
Name:	Glenn Voyles
Title:	Vice President

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

MACKAY SHIELDS LLC, as investment manager on behalf of certain of its clients that are Consenting Noteholders

By:	/s/ Andrew Susser
Name:	Andrew Susser
Title:	EMD

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC, on behalf of certain entities managed, advised, or sub-advised by it and not in its individual capacity

By:	/s/ Kevin M. Robinson
Name:	Kevin M. Robinson
Title:	Attorney-in-Fact

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

SECURITY INVESTORS, LLC, on behalf of certain entities managed, advised, or sub-advised by it and not in its individual capacity

By:	/s/ Amy J. Lee
Name:	Amy J. Lee
Title:	Senior Vice President and Secretary

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

JNL/PPM AMERICA HIGH YIELD BOND FUND

By: PPM AMERICA, INC., as sub-advisor and not in its individual capacity

By:	/s/ Scott Richards
Name:	Scott Richards
Title:	Senior Managing Director

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

EASTSPRING INVESTMENTS – U.S. HIGH YIELD BOND FUND

By: PPM AMERICA, INC., as sub-advisor and not in its individual capacity

By:	/s/ Curt Burns
Name:	Curt Burns
Title:	Managing Director

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

Signature Page to Atlas Resource Partners, L.P.

Restructuring Support Agreement

SILVER ROCK FINANCIAL LP,
As Investment Manager to each of the following:
Bayside Partners LLC
Dnsmore LLC
GenDos LLC
GenTrace LLC
GenUno LLC
Mounte LLC
NP1 LLC
Silver Rock Opportunistic Credit Fund LP
Wellwater LLC

By:	/s/ Michael W. Skarda
Name:	Michael W. Skarda
Title:	General Counsel

[Signature Page to Restructuring Support Agreement]

Exhibit A

to the Restructuring Support Agreement

FIRST LIEN EXIT FACILITY TERM SHEET

FIRST LIEN EXIT FACILITY TERM SHEET

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Second Amended and Restated Credit Agreement, dated as of July 31, 2013 (as amended, restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”). This Term Sheet is confidential and for discussion purposes only. This Term Sheet does not attempt to describe all of the terms, conditions and requirements that would pertain to the transactions described herein, but rather is intended to outline certain basic items around which the transactions will be structured. This Term Sheet does not create a binding obligation, fiduciary relationship or joint venture between the parties. This Term Sheet does not constitute an offer, agreement, conditional or otherwise, agreement in principle, agreement to agree, or commitment to provide or borrow the proposed financing. Any agreement to provide the First Lien Exit Facility described herein or any other financing arrangement will be subject to definitive documentation satisfactory to the Administrative Agent and the Lenders, each acting in its sole discretion, and approval from each such person’s internal credit committees.

Summary of First Lien Exit Facility

Borrower:	Reorganized Atlas Resource Partners, L.P.

Administrative Agent:	Wells Fargo Bank, National Association

Commitments:	$440 million

Borrowing Base:

Borrowing Base set at $410 million plus a non-conforming component of $30 million (the “Non-Conforming Tranche”).

No more than $440 million will be deemed drawn at emergence (including letters of credit). For the avoidance of doubt, the Borrower shall repay, in cash, all loans outstanding under the Existing Credit Agreement such that the amount of loans and face amount of letters of credit outstanding thereunder is $440 million immediately prior to entry into the First Lien Exit Facility. The Borrower shall repay, in cash, all other obligations outstanding under the Existing Credit Agreement, including, without limitation, accrued interest, fees and expense reimbursement obligations due to the Administrative Agent and Lenders pursuant to Section 12.03 of the Existing Credit Agreement, prior to the entry into the First Lien Exit Facility.

First Scheduled Redetermination will occur on May 1, 2017 and the Non-Conforming Tranche will terminate on May 1, 2017. The Super Majority Lenders may elect to have one Interim Redetermination prior to the first Scheduled Redetermination; provided, however, that the Super Majority Lenders shall waive such right if additional proved Oil & Gas Properties from the Designated Partnerships having a PV-9 Value in excess of $40 million are Mortgaged prior to November 1, 2016. “PV-9 Value” will be calculated by the Administrative Agent in its sole discretion and consistent with its normal oil and gas lending criteria as they exist at the particular time.

Commodity Hedging:	The Borrower will maintain hedging agreements entered into during the Borrower’s bankruptcy cases (the “New Hedges”) for no less than 80% of forecasted PDP through Cal’18 under the First Lien Exit Facility. The minimum volumes and prices of the New Hedges, when taken in the aggregate, as determined by the Administrative Agent, shall meet the levels described on Schedule 1 hereto; provided that the New Hedges shall (x) be consistent with the hedge counterparties’ current standards and the Documentation Principles, and (y) be secured pari passu by the same collateral as the First Lien Exit Facility; provided further that, by no later than December 31, 2017, the Borrower shall enter into hedging agreements for no less than 80% of forecasted PDP through Cal’ 19.

Interest:	Pricing grid will be L+ 300-400 basis points (with a LIBOR floor of 1% while Non-Conforming Tranche is outstanding).

Upfront Fee:	25 basis points due and payable at emergence; 50 basis points due and payable on the Maturity Date.

Commitment Fee:	Same as under the Existing Credit Agreement.

Letters of Credit:	Same as under the Existing Credit Agreement; provided that any existing letters of credit under the Existing Credit Agreement shall be “rolled” over into the First Lien Exit Facility.

Guarantees:	No change to the Existing Credit Agreement; provided that (x) any existing Immaterial Subsidiaries of Borrower (other than Unrestricted Subsidiaries) shall be joined as Guarantors, and (y) any parent of the reorganized Borrower shall be joined as a guarantor.

Security:	No change to the Existing Credit Agreement; provided, however, that the Required Mortgage Value will be increased from 80% to 95% for all Oil and Gas Properties except for the Oil and Gas Properties in Eagle Ford for which the Required Mortgage Value will be increased from 80% to 100%; provided further that the Loan Parties shall not be permitted to contribute property that is subject to a lien of the Administrative Agent to the Designated Partnerships. Notwithstanding the foregoing, the Loan Parties shall be permitted to contribute up to the sixteen wells identified on Schedule 2 hereto to the 2016 Eagle Ford Partnership based on the amount of capital raised for such partnership.

Maturity:	August 23, 2019 (the “Maturity Date”), which is six months prior to the existing second lien facility.

Mandatory Prepayments:	Substantially consistent with the Existing Credit Agreement with revisions necessary to reflect the Documentation Principles, including that any mandatory prepayments made while the Non-Conforming Tranche is outstanding shall be used first to prepay the Non-Conforming Tranche.

2

Anti-Hoarding Provision:

“Consolidated Cash Balance” shall mean, at any time, the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and the Guarantors less Excluded Funds less any cash or cash equivalents of the Loan Parties constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits less any issued checks or initiated wires or ACH transfers less certain other amounts as may be agreed by the Administrative Agent and the Borrower.

“Excluded Funds” means cash held by any Loan Party in accounts designated solely for (i) payroll or employee benefits, (ii) the payment of withholding taxes of the Borrower or any Guarantor, or (iii) the payment of royalty and working interest payments owing to third parties.

If at the close of business on any Friday (or such other business day as the Administrative Agent and the Borrower may agree) (the “Consolidated Cash Measurement Date”), (i) there is Credit Exposure outstanding, and (ii) the Loan Parties shall have a Consolidated Cash Balance in excess of $20 million (the “Excess Cash”), then on the next Business Day, the Borrower will prepay the Loans in an amount equal to the Excess Cash and to the extent such Excess Cash is in an amount greater than the total outstanding principal amount of the Loans, the Borrower shall use such cash to collateralize outstanding LC Exposure.

No prepayment notice shall be required for a prepayment made under this provision. All amounts repaid under this provision shall be applied to loans in a manner such that the least amount of breakage fees would result from any such prepayment and such amounts shall be available for reborrowing.

Representations and Warranties:	Substantially consistent with the Existing Credit Agreement with revisions (i) reasonably necessary to reflect the operational requirements of the Borrower and its subsidiaries (after giving effect to the transactions) in light of their capitalization, size, entity form, business industry and business practices and proposed business plan and operations of the Borrower and its subsidiaries, (ii) reasonably requested by the Administrative Agent to reflect the Administrative Agent’s current market standards, (iii) customary for transactions of this type, and (iv) such other changes as may be mutually agreed by the Borrower and the Administrative Agent (the “Documentation Principles”).

Affirmative Covenants:	Substantially consistent with the Existing Credit Agreement with revisions necessary to reflect the Documentation Principles.

3

Negative Covenants:

Other than with respect to financial covenants, substantially consistent with the Existing Credit Agreement with revisions necessary to reflect the Documentation Principles, including, without limitation, (i) changes necessary to accommodate the form of the reorganized Borrower and ARP C-Corp, the parent of the reorganized Borrower, (ii) subject to certain restrictions, Section 9.13 shall be revised to expressly permit expense reimbursement and management fees under the organizational documents of the Borrower, and the provision of services, payment or reimbursement of costs and expenses for or on behalf of ARP C-Corp. pursuant to the Omnibus Agreement, which shall be in form and substance acceptable to the Administrative Agent and consistent with the Corporate Governance term sheet attached hereto as Exhibit A, (iii) any due and payable state and federal tax liabilities as a result of income or sale of assets of ARP C-Corp. and its subsidiaries shall be included in the definition of “Debt” under the First Lien Exit Facility, and (iv) the Loan Parties will be permitted to make payments in connection with the Preferred Share Call Right (as defined in Exhibit A) so long as (w) no Default or Event of Default has occurred or is continuing or will result from such payment, (x) no Borrowing Base Deficiency exists, (y) the Non-Conforming Tranche has been paid in full, and (z) the pro forma availability under the Borrowing Base after giving effect to such payment is 10% or greater.

Additionally, the financial covenants set forth in Section 9.01 of the Credit Agreement shall be deleted in their entirety and replaced with (i) a ratio of EBITDA to cash interest expense of no less than 2.5 to 1.0, (ii) a current ratio of no less than 1.0 to 1.0, (iii) a ratio of Total Debt to EBITDA of no more than 5.0 to 1.0, and (iv) a ratio of First Lien Debt to EBITDA (the “First Lien Leverage Ratio”) of no more than 3.5 to 1.0. Financial covenants will be tested at the end of each fiscal quarter starting with the fiscal quarter ended December 31, 2016. For purposes of the financial covenants, EBITDA will be determined on an annualized basis for the first three fiscal quarters ending after the effective date and then on a trailing twelve month basis thereafter.

Further, the covenant restricting indebtedness set forth in Section 9.02 of the Credit Agreement shall be revised to permit the outstanding Permitted Second Lien Debt (plus additional PIK amounts accrued thereon). The Loan Parties will be prohibited from making payments of more than 2% cash interest in respect of Permitted Second Lien Debt (x) for the first nine months after emergence, and (y) during the 10th month through the 24th month after emergence, so long as any of the following exist (i) the Non-Conforming Tranche is outstanding, (ii) the First Lien Leverage Ratio is greater than 3.25 to 1.0, or (iii) any Borrowing Base Deficiency exists.

Events of Default:	Substantially consistent with the Existing Credit Agreement with revisions necessary to reflect the Documentation Principles.

4

Term Loan:	Any lender under the Existing Credit Agreement that does not opt to participate in the revolving facility provided for in this term sheet will be distributed “second-out” term loans, which are secured pari passu with the revolving facility, pursuant to the Borrower’s plan of reorganization.

Accrued Second Lien Interest During Chapter 11 Case:	No more than 2% interest in respect of Permitted Second Lien Debt accrued during the Borrower’s bankruptcy cases may be paid in cash to the holders of Permitted Second Lien Debt at emergence from bankruptcy.

5

Schedule 1

New Hedges

	NATURAL GAS			HEDGE
FROM	MONTHLY VOLUMES	UNITS	TO	PRICE
8/1/2016	4514.16	MMCF	1/1/2017	$2.786
1/1/2017	4163.28	MMCF	1/1/2018	$2.958
1/1/2018	3767.84	MMCF	1/1/2019	$2.840

	CRUDE OIL			HEDGE
FROM	MONTHLY VOLUMES	UNITS	TO	PRICE
8/1/2016	100.08	MBBLS	1/1/2017	$46.56
1/1/2017	88.24	MBBLS	1/1/2018	$48.85
1/1/2018	77.44	MBBLS	1/1/2019	$49.98

6

Schedule 2

Eagle Ford Wells

Well Number	Property Number	Well Name
1	P1UGPAPG00	GRACE UNIT 6H
2	P1UGPASG00	GRACE UNIT 4H
3	P1UGPAUG00	GRACE UNIT 5H
4	QALCSQDRGB	GRACE UNIT/UNIT 10
5	QALCTB7JNV	GRACE UNIT/UNIT 10
6	QALCT6SHLV	UNIT 10 3H
7	QALCTB2KOV	UNIT 10 4H
8	QALCT0FJIV	UNIT 10 5H
9	QALCTBHKPV	UNIT 10 6H
10	QALCT69HMV	UNIT 10 7H
11	P1UGPAKG00	DOBIE MARTIN UNIT 5H
12	P1UGPAMG00	DOBIE MARTIN UNIT 6H
13	P1UGPAFF00	JIMMY UNIT 4H
14	P1UGPA4F00	JIMMY UNIT 5H
15	P1UGPB0F00	JIMMY UNIT 6H
16	Property number identified by Borrower, subject to consent of the Administrative Agent	GRACE UNIT/UNIT 10 3H

7

EXHIBIT A

Corporate Governance Term Sheet

See attached.

8

Exhibit B

to the Restructuring Support Agreement

SECOND LIEN EXIT FACILITY TERM SHEET

SECOND LIEN EXIT FACILITY TERM SHEET

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Second Lien Credit Agreement, dated as of February 23, 2015 (as amended, restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”). This Term Sheet includes certain material business terms and conditions relating to the potential credit agreement (the “Second Lien Exit Facility Credit Agreement”), which is currently being considered by the Lenders and proposed to replace the Existing Credit Agreement. This Term Sheet is confidential and for discussion and settlement purposes only and is subject to the provisions of Rule 408 of the Federal Rules of Evidence and other similar applicable state and federal rules, and may not be disclosed by the Borrower or any affiliate or representative thereof without the prior written consent of the Lenders (other than to the Borrower’s directors, officers, employees, agents or representatives, including advisors, consultants, accountants and counsel, in each case on a confidential and need-to-know basis). This Term Sheet does not attempt to describe all of the terms, conditions and requirements that would pertain to the transactions described herein, but rather is intended to outline certain basic items around which the transactions will be structured. Except for the confidentiality provisions set forth above and the provisions identified under the headings Fees and Expenses and Governing Law in Annex A hereto, this Term Sheet does not create a binding obligation, fiduciary relationship or joint venture between the parties. This Term Sheet does not constitute an offer, agreement, conditional or otherwise, agreement in principle, agreement to agree, or commitment to provide or borrow the proposed financing.

Summary of Second Lien Exit Facility

Borrower	Reorganized Atlas Resource Partners, L.P. or such other entity as agreed to between the parties.

Administrative Agent and Collateral Agent	Wilmington Trust, National Association, or such other entity as agreed to between the parties.

Commitments	$250 million plus the amounts resulting from the accrual of PIK interest on the principal amount of $250 million at a rate equal to Adjusted LIBO Rate plus 9% per annum during the period commencing on the filing date of the Chapter 11 cases and ending on the effective date of the Second Lien Exit Facility Credit Agreement.

Interest	During the first 9 months after the effective date of the Second Lien Exit Facility Credit Agreement, (i) cash interest will accrue at a rate equal to 2% per annum, to be paid monthly, and (ii) PIK interest will accrue at a rate equal to Adjusted LIBO Rate plus 9% per annum.

For the immediately succeeding 15 months, interest shall be calculated as set forth below:

First Lien Leverage Ratio	Cash Interest	PIK Interest
< 3.25x	L + 9%	N/A
> 3.25x	2%	L + 11%

“First Lien Leverage Ratio” means the ratio of First Lien Debt (as defined in the First Lien Credit Agreement) to EBITDA.

“L” means Adjusted LIBO Rate. LIBO Rate is subject to a 1% floor.

Notwithstanding the foregoing, during such 15-month period, (a) cash interest will accrue at a rate equal to 2% per annum, to be paid monthly, and (b) PIK interest will accrue at a rate equal to Adjusted LIBO Rate plus 11% per annum for so long as (x) any Borrowing Base Deficiency exists and (y) the Non-Conforming Tranche is outstanding.

Following a period of 24 months after the effective date of the Second Lien Exit Facility Credit Agreement, interest shall be payable in a manner consistent with the applicable interest rate terms of the Existing Credit Agreement.

Guarantees	No change to the Existing Credit Agreement except to reflect any additional guarantees supporting the First Lien Credit Agreement.

Security	No change to the Existing Credit Agreement except to reflect any additions to the collateral securing the First Lien Credit Agreement (it being understood that the Second Lien Exit Facility Credit Agreement will (a) include a pledge of the equity interests of Anthem Securities, Inc. and inclusion of such entity as a Restricted Subsidiary, subject to customary exceptions and qualifications in connection with such entity’s status as a FINRA-regulated broker-dealer and revisions to the representations and warranties and covenants to allow for the operation of the business of Anthem Securities, Inc. in the ordinary course of business and (b) provide that any intercompany debt owed by a Restricted Subsidiary or any Loan Party to the Borrower or any other Loan Party will be documented pursuant to an intercompany note in form and substance satisfactory to the Lenders and pledged to the Collateral Agent as security for the obligations under the Loan Documents).

Intercreditor Agreement	Substantially consistent with the existing Intercreditor Agreement except with respect to the following: (i) the cap on the principal amount of the DIP Financing will be adjusted to reflect the reduction of commitments under the First Lien Credit Agreement and (ii) any refinancing or replacement of the First Lien Debt (as defined in the Intercreditor Agreement) shall be provided by commercial banks only unless consented to by the Required Lenders.

Maturity	No change to the Existing Credit Agreement.

Conditions Precedent	The Lenders entry into a restructuring support agreement (the “Restructuring Support Agreement”) shall be subject to satisfactory resolution and agreement between the Borrower and each of the Lenders, the First Lien Lenders and the noteholders. The Second Lien Exit Facility Credit Agreement will be subject to certain conditions precedent to be agreed. The conditions precedent shall include the payment in full in cash of the reasonable fees and expenses, whether incurred before or after the petition date, of (i) one legal counsel and one bankruptcy counsel for the Agents and (ii) Latham & Watkins LLP in accordance with that certain L&W Fee Letter dated as of June 14, 2016 (the “L&W Fee Letter”) and PJT Partners LP in accordance with that certain engagement letter dated as of July 15, 2016 (the “PJT Engagement Letter”), in each case as advisors to the Lenders.

Mandatory Prepayment	No change to the Existing Credit Agreement (except as set forth in Annex A).

Representations and Warranties	Substantially consistent with the Existing Credit Agreement with revisions necessary to reflect the operational requirements of the Borrower and its subsidiaries (after giving effect to the transactions) in light of their capitalization, size, entity form, business industry and business practices and proposed business plan and operations of the Borrower and its subsidiaries and shall include amendments to make the Second Lien Exit Facility Credit Agreement substantially consistent with the First Lien Credit Agreement, with such modifications as may be agreed among the parties (the “Documentation Principles”).

Affirmative Covenants	Substantially consistent with the Existing Credit Agreement (except as set forth in Annex A) with revisions necessary to reflect the Documentation Principles.

Negative Covenants	Substantially consistent with the Existing Credit Agreement (except as set forth in Annex A) with revisions necessary to reflect the Documentation Principles, including without limitation changes necessary to accommodate the form of the reorganized Borrower and ARP C-Corp, the anticipated reorganized parent of the Borrower.

Events of Default	No change to the Existing Credit Agreement, except that Section 10.1 of the Existing Credit Agreement shall be revised to ensure that failure to repay the Non-Conforming Tranche under the First Lien Credit Agreement by the date that is 9 months after the effective date of the Second Lien Exit Facility Credit Agreement shall constitute an Event of Default; provided, that, such failure shall not be deemed an Event of Default to the extent (a) that the related event of default under the First Lien Credit Agreement (if any) is waived by the First Lien Lenders in accordance with the terms of the First Lien Credit Agreement and, as consideration for a similar waiver by the Lenders, the Lenders obtain at least the same economics and other material terms with respect to the Second Lien Exit Facility Credit Agreement as the First Lien Lenders providing such waiver with respect to the First Lien Credit Agreement (including, without limitation, indemnities and liability releases), (b) the form of such waiver under the Second Lien Exit Facility Credit Agreement shall be on substantially the same terms as the waiver provided by the First Lien Lenders and (c) such waiver under the Second Lien Exit Facility Credit Agreement is not, and could not reasonably be expected to, be adverse to the interests of the Lenders or otherwise have a disproportionate impact on the Lenders as compared to the impact on the First Lien Lenders.

Non-Conforming Tranche	As of the Second Lien Exit Facility Credit Agreement effective date, the aggregate principal amount of the Non-Conforming Tranche provided by the First Lien Lenders shall not exceed $30,000,000.

Consent Fee	Each Lender will receive its pro rata portion of 10% of the equity of Borrower (subject to dilution from the Borrower’s management incentive plan).

Conflicts Committee	A GSO representative will be entitled to one seat on the Borrower’s conflict committee while GSO holds $50,000,000 or more of debt investments in the Borrower. The conflicts committee shall make decisions by majority and the majority must include GSO’s representative.

Adequate Protection	During the Chapter 11 cases, any modifications or amendments to the interim or final order approving the use of cash collateral from the interim order attached to the Restructuring Support Agreement that are reasonably anticipated to have a material adverse effect on the claims under the Existing Second Lien Facility shall be acceptable to the Lenders, provided that such consent shall not be unreasonably withheld, and shall include adequate protection including cash payment of professional fees of the Latham & Watkins LLP and PJT Partners LP, whether accrued prepetition or post-petition, on no less than a monthly basis until the termination of the Restructuring Support Agreement, and adequate protection liens and information rights corresponding to the adequate protection liens and information rights granted to the First Lien Lenders.

Payment of Pre-Petition and Post-Petition Interest and Expenses	The Joint Prepackaged Chapter 11 Plan of Reorganization of the Borrower (the “Plan”) shall provide for payment in full in cash to the Agents and Lenders on the effective date of the Plan of (i) all interest accrued prior to the petition date, (ii) interest accrued post-petition on the principal amount of $250 million at a rate equal to 2% per annum, and (iii) the expenses of the Agents and Lenders, whether incurred before or after the petition date, including the fees and expenses of Latham & Watkins LLP in accordance with the L&W Fee Letter and PJT Partners LP in accordance with the PJT Engagement Letter.

Annex A

Special Terms of Second Lien Exit Facility Term Sheet

Affirmative Covenants

Financial Statements; Other Information

Section 8.01 of the Second Lien Exit Facility Credit Agreement shall include a requirement for the Borrower to provide an annual budget (the “Budget”) in substantially the same form as previously delivered to the Administrative Agent.

The Borrower shall provide a schedule of all Affiliate Transactions in existence on the Second Lien Exit Facility Credit Agreement effective date and, thereafter, shall provide a monthly schedule describing in reasonable detail all Affiliate Transactions entered into during each month, which schedule shall, among other things, identify the relevant Affiliates and include aggregate consideration in respect of each such Affiliate Transaction.

Hedging Requirements

The provisions of the Existing Credit Agreement related to hedging shall be revised on terms substantially similar to the terms of the hedging requirements under the First Lien Credit Agreement.

Negative Covenants

Limitation on Affiliate Transactions

The thresholds in Sections 9.13(a)(ii) and (iii) shall be deleted in their entirety, such that all Affiliate Transactions (regardless of value) shall be subject to the requirements of subclauses (i), (ii) and (iii) of Section 9.13(a), and the following proviso shall be included after the “;” appearing at the end of Section 9.13(a)(i): “provided, however, that any Affiliate Transaction or series of Affiliate Transactions (other than transactions among the Borrower, the Loan Parties or GSO Capital Partners LP or any of its Affiliates (or among any of them)) that involves consideration in excess of $2,000,000 individually or in the aggregate in any fiscal year shall require the consent of the Required Lenders; provided, further, however, notwithstanding anything to the contrary set forth in Section 9.13(a), any change to the current methodology by which Atlas Energy Group, LLC or any of its subsidiaries allocates its and its affiliates’ general and administrative costs (including corporate overhead) to the Borrower shall be permitted so long as approved by a majority of the Borrower’s conflicts committee (which majority must include GSO’s member representative so long as GSO maintains a member representative).” Promptly after Atlas Energy Group, LLC (“ATLS”) forms a new subsidiary (“ARP Mgt LLC”) to manage the Borrower, (i) the Borrower’s conflicts committee will review the current methodology by which ATLS or

ARP Mgt LLC allocates its and its affiliates’ general and administrative costs (including corporate overhead) to the Borrower and either approve or revise such methodology in good faith, (ii) every six months, the conflicts committee must approve any change to such current methodology before any such change to such current methodology becomes effective (and the conflicts committee will have reasonable audit rights relating to such approval process), and (iii) the conflicts committee must approve any new or additional management compensation agreements or arrangements the costs of which will be allocated to the Borrower in whole or in part (which approval, in the case of each of clauses (i), (ii) and (iii) will not be unreasonably withheld or delayed).

Clause (v) of Section 9.13(b) shall be limited to joint ventures existing as of the Second Lien Exit Facility Credit Agreement effective date and to any Tax Advantaged Drilling Partnership[1]. Clauses (xi) and (xiv) of

[1]	“Tax Advantaged Drilling Partnerships” means any partnership or limited liability company where investors (individuals or trusts) invest as general partners or members to take advantage of the exemption for working interests from the passive income rules as provided in the Internal Revenue Code of 1986, as amended, that (i) is listed on Schedule 7.15 to the Second Lien Exit Facility Credit Agreement as a “Tax Advantaged Drilling Partnership”, (ii) is governed at all times by (A) an Organizational Document in form and substance substantially similar to the forms of the Organizational Document of the partnerships listed on Schedule 7.15 to the Second Lien Exit Facility Credit Agreement of which Atlas Resources, LLC is the Master General Partner and which closed subscriptions on or after January 1, 2009 or (B) Organizational Documents that are otherwise reasonably acceptable to the Administrative Agent; provided that for any Tax Advantaged Drilling Partnership formed after the March 22, 2011, the Organizational Document for such Tax Advantaged Drilling Partnership shall contain provisions allowing the Master General Partner of such Tax Advantaged Drilling Partnership to withdraw its ownership interest in Tax Advantaged Drilling Partnership in the form of a working interest in such Tax Advantaged Drilling Partnership’s Oil and Gas Properties equal to its interest as Master General Partner in the revenues of such Tax Advantaged Drilling Partnership at the request of the Administrative Agent or the Majority Lenders without the consent of any other party to such Organizational Document and (iii) (A) at all times, in the case of any Tax Advantaged Drilling Partnership that is a limited partnership, has a sole general partner that is a Loan Party and, in the case of any Tax Advantaged Drilling Partnership that is a limited liability company, has a sole managing member or sole manager that is a Loan Party; (B) does not at any time engage in any line of business other than Hydrocarbon exploration, development, acquisition or production; (C) does not at any time own (whether in fee or by leasehold) any material asset other than Hydrocarbon Interests and Property reasonably related thereto, including, in the case of any Participating Partnership, Swap Agreements permitted under clause (I) of this definition; (D) does not at any time incur, create, assume or suffer to exist any Debt except, so long as such Loan Party is in compliance with Section 8.13(e), loans owing to a Loan Party that is the Master General Partner of such Tax Advantaged Drilling Partnership; (E) does not at any time incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except Liens created pursuant to the Designated Partnership Hedge Facility (as defined in the First Lien Credit Agreement), Excepted Liens, Immaterial Title Deficiencies and Liens securing Debt permitted under clause (D) of this definition; (F) at all times has a Loan Party as the operator or co-operator of its Oil and Gas Properties; (G) has not taken any action including, without limitation, the amendment of its organizational documents, that causes the Equity Interests to be “securities” under Article 8 of the UCC unless the Loan Party owning such Equity Interests has taken, or caused to be taken, all actions reasonably requested by the Administrative Agent (including, without limitation, subject to the Intercreditor Agreement, the delivery of any certificates evidencing such securities and related stock powers and/or entering into control agreements reasonably acceptable to the Administrative Agent) to protect and perfect the second priority security interest of the Administrative Agent in such Equity Interests and facilitate the Administrative Agent’s exercise of remedies with respect to such Equity Interests in accordance with the terms of the Security Instruments; (H) at all times has beneficial and record title (as fee owner or owner of a leasehold interest) to all Designated Partnership Properties owned (whether in fee or by leasehold) by it; and (I) does not at any time enter into any Swap Agreement, except, for any Participating Partnership, any Permitted Participating Partnership Swap Agreement.

Section 9.13(b) shall be deleted in their entirety and the following new clauses (xvi) and (xvii) shall be included therein: “(xvi) the payment of expense reimbursement and management fees under the amended and restated limited partnership agreement for the Borrower, and the provision of services, payment or reimbursement of costs and expenses for or on behalf of ARP C-Corp, the reorganized parent of the Borrower, pursuant to the Omnibus Agreement, all as described in the Corporate Governance term sheet attached hereto as Exhibit A and (xvii) the transactions described on Schedule 9.13 attached hereto.” The Second Lien Exit Facility Credit Agreement will include restrictions on material amendments to the agreements described in the foregoing proposed new clause (xvi) to be inserted in Section 9.13(b). The copy of Schedule 9.13 attached hereto as Exhibit C will be attached to Second Lien Exit Facility Credit Agreement as Schedule 9.13.

Limitation on Liens

Clause (c) of Section 9.03 shall be deleted in its entirety and clause (e) of Section 9.03 shall provide as follows: “(e) Debt for borrowed money in an aggregate amount not to exceed $2,000,000 but only if and for so long as such Debt is permitted to be secured under the First Lien Credit Agreement”.

Clause (r) of the definition of “Excepted Liens” shall provide as follows: “(r) Lien securing Debt (other than Subordinated Indebtedness) in an aggregate principal amount outstanding at any one time, when added together with all other Debt secured by Liens pursuant to this clause (r), not to exceed $2,000,000.”

Limitations on Restricted Payments; Redemption of Certain Debt and Amendments to Certain Debt Documents

Section 9.04(a) shall prohibit the payment of any cash distributions on any Subordinated Indebtedness or Equity Interests of the Borrower and clause (iii)(y) of Section 9.04(a) shall be deleted in its entirety. The lead-in to clauses (A) and (B) in Section 9.04(a) (other than the definition of “Restricted Payment”) and clauses (A) and (B) of Section 9.04(a) shall be deleted in their entirety.

Clause (b) of the proviso set forth in clause (i) of Section 9.04(b) shall be deleted in its entirety. The Restricted Payments permitted pursuant to clauses (i), (ii) and (iii) of Section 9.04(b) shall not be permitted without the prior consent of the Required Lenders.

Clauses (iv), (vii) and (x) of Section 9.04(b) shall be deleted in their entirety.

Clause (vi) of Section 9.04(b) shall be deleted in its entirety and replaced with the following: “(vi) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests in each case made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests”.

Section 9.04(i) of the Credit Agreement shall restrict a Loan Party’s ability to prepay or redeem, or make open market purchases of, Equity Interests or Debt (other than, in the case of any such prepayment or redemption, Debt under the First Lien Credit Agreement, the Indebtedness, any Refinancing Loans and Debt secured by a lien on an asset that is subject to an Asset Disposition or Casualty Event) unless such Loan Party shall have first made an offer to the Lenders to prepay the Loans.

Limitation on Investments, Loans and Advances.

The Investments permitted pursuant to Section 9.05(b) shall be limited to an amount of $1,000,000 if related to Affiliates (other than Subsidiaries of the Borrower that are Loan Parties).

Clauses (g)(iii), (g)(iv) and (n) of Section 9.05 shall be deleted in their entirety and clauses (h) and (i) of Section 9.05 shall provide as follows: “(h) Investments (including, without limitation, capital contributions) in any Tax Advantaged Drilling Partnership; provided, that such Investments shall consist solely of (i) land, (ii) loans to such Tax Advantaged Drilling Partnership, and/or (iii) other cash Investments so long as, after giving effect to such cash Investment, no Default or Event of Default has occurred and is continuing or would result therefrom and no Borrowing Base Deficiency exists at such time; provided, however, none of the Borrower or any of its Restricted Subsidiaries may contribute any general partnership interests of a Tax Advantaged Drilling Partnership to another Tax Advantaged Drilling Partnership pursuant to this clause (h); (i) Investments existing or contemplated to made and described on Schedule 9.05.” The copy of Schedule 9.05 attached hereto as Exhibit B will be attached to Second Lien Exit Facility Credit Agreement as Schedule 9.05.

The amount of $43,750,000 in clause (r) of Section 9.05 shall be reduced to $5,000,000.

Limitation on Sales of Assets and Subsidiary Stock

The reference to “Additional Assets” in Section 9.11(a)(ii) shall be deleted such that the relevant portion of the consideration received from an Asset Disposition shall be in cash. In addition, at least 75% of the aggregate value of all investments in Additional Assets shall consist of, or be invested in, Proved Developed Producing Reserves.

The threshold amount of $25,000,000 for Excess Proceeds in Section 3.04(c)(i)(C) shall be reduced to $5,000,000.

The Borrower shall not be required to make any mandatory prepayment pursuant to Section 3.04(c)(i) to the extent that Liquidity (as defined below) would be less than $20,000,000 after giving effect to such prepayment. As used herein, “Liquidity” means, as of any date of determination, (a) the aggregate amount of cash and cash equivalents of the Borrower and its Restricted Subsidiaries as of such date plus (b) the difference between (i) the Borrowing Base (as defined in the First Lien Credit Agreement) and (ii) the aggregate amount of outstanding Loans, Letters of Credit and other Obligations (each as defined in the First Lien Credit Agreement) as of such date.

Subject to the proviso set forth in the preceding paragraph, Asset Dispositions shall constitute an immediate mandatory prepayment event (subject to repayment of obligations under the First Lien Credit Agreement required to be repaid in connection with such Asset Disposition) and no reinvestment period shall apply with respect thereto, other than as expressly set forth below:

•    If the PDP PV10 to Senior Secured Funded Debt Ratio, calculated on a pro forma basis after giving effect to such Asset Disposition, is less than 1.25 to 1.00, the Net Available Cash from such Asset Disposition shall be applied within five Business Days of receipt thereof to prepay the Loans.

•    If the PDP PV10 to Senior Secured Funded Debt Ratio, calculated on a pro forma basis after giving effect to such Asset Disposition, is equal to or greater than 1.25 to 1.00, the Net Available Cash from such Asset Disposition shall be applied to pay in cash any accrued PIK interest to the date of the Asset Disposition; provided, that, if, following payment in full in cash of such accrued PIK interest, the PDP PV10 to Senior Secured

Funded Debt Ratio calculated on a pro forma basis after giving effect to such Asset Disposition is equal to or greater than 1.25 to 1.00, then any remaining Net Available Cash may be reinvested in Additional Assets; provided, however, that in the event such proceeds are not applied for reinvestment within a period of 180 days, such proceeds shall be promptly applied to prepay the Loans.

•    Commitments under the First Lien Credit Agreement in an amount equal to the loans prepaid shall not be required to terminate unless such termination is required under the First Lien Credit Agreement.

The threshold amount of $10,000,000 in clause (ix) of the definition of “Asset Disposition” shall be reduced to $2,000,000.

Upon the consummation of any Asset Disposition, the Borrower shall provide to the Lenders an updated calculation of (i) the PDP PV10 to Senior Secured Funded Debt Ratio after subtracting the amount of such Asset Disposition from the Borrowing Base, (ii) the other financial covenants and (iii) the relevant financial metrics related to the foregoing (including an updated EBITDA), in each case, after giving effect to such Asset Disposition. Following each such consummation of any Asset Disposition, the Borrower shall give effect to the relevant Asset Disposition in the calculation of all financial covenants and other financial metrics required under the Credit Agreement.

The Borrower shall use commercially reasonable effort to execute the asset sales and partnership liquidation strategy as presented in the Borrower’s business plan and Budget dated July 13, 2016[2] provided to the Lenders; provided, however, that the Borrower shall not be required to take any action which the Board of Directors of the Borrower reasonably deems (based upon the advice of counsel) would constitute a breach of their fiduciary duties.

Limitation on Debt and Preferred Stock

Permitted First Lien Debt. Clause (i) of Section 9.02(b) shall be deleted in its entirety and replaced with the following: “(i) Debt of the Borrower Incurred pursuant to the First Lien Credit Agreement in an aggregate amount not to exceed (notwithstanding anything to the contrary in any other Loan Document) the Borrowing Base from time

[2]	Note: This is a reference to the Borrower’s business plan and budget dated July 13, 2016 that reflects asset sales. The July 13 business plan assumes an interest rate for the Second Lien Term Loan that is inconsistent with this Term Sheet.

to time established at any time following the date hereof; provided, that (A) in the event of any increase in the Borrowing Base upon a redetermination after the date hereof, the Debt of the Borrower Incurred pursuant to the First Lien Credit Agreement may not increase unless the PDP PV10 to Senior Secured Funded Debt Ratio as of the date of such redetermination of the Borrowing Base that results in a higher Borrowing Base is not less than 1.10 to 1.00 and (B) any decrease in the Borrowing Base shall reduce the amount permitted under this clause (i), with any future increases subject to clause (A) above; provided, further, that, notwithstanding anything to the contrary in any Loan Document, so long as the Borrower’s consent is required to approve an assignment of any commitment or loans under the First Lien Credit Agreement (as in effect on the date of effectiveness of the Second Lien Exit Facility Credit Agreement), the Borrower will not consent to the transfer by any lender under the First Lien Credit Agreement of the commitments or loans of such lender to any Person that is not a commercial bank.”

Permitted Debt to Parent. Section 9.02(b)(ix) relating to Debt owed to Parent shall be deleted.

Classification/Reclassification. (A) The reference to clause (a) in Section 9.02(c)(i) shall be deleted and (B) the language in clause (c)(i) after “Incurrence” shall be deleted and the following shall be inserted: “subject to clause (ii) below”.

Incremental Loans. Section 2.06 providing for the Borrower’s ability to incur Incremental Loans shall be deleted in its entirety and the provisions relating to Incremental Loans shall be deleted accordingly.

Permitted Pari Passu Secured Refinancing Debt. Clause (A) of Section 2.07(g)(i) shall be deleted in its entirety and the provisions related to Permitted Pari Passu Secured Refinancing Debt shall be deleted accordingly.

Financial Covenants

A new covenant shall be added to Article IX pursuant to which the Borrower shall ensure (i) a ratio of EBITDA to cash interest expense of no less than 2.5 to 1.0, (ii) a current ratio of no less than 1.0 to 1.0, and (iii) a ratio of Total Debt (as defined in the First Lien Credit Agreement as in effect on the date of effectiveness of the Second Lien Exit Facility Credit Agreement, and in any event to include Debt under the First Lien Credit Agreement and under the Second Lien Exit Facility Credit Agreement (as further amended, amended and restated, supplemented or otherwise modified from time to time)) to EBITDA (the “Leverage Ratio”) of no more than (A) for the fiscal quarters ending December

31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, 5.5 to 1.0, and (B) for the fiscal quarter ending March 31, 2018 and each fiscal quarter ending thereafter, 5.0 to 1.0. Financial covenants will be tested at the end of each fiscal quarter starting with the fiscal quarter ended December 31, 2016. For purposes of the financial covenants, EBITDA will be determined on an annualized basis for the first three fiscal quarters ending after the effective date and then on a trailing twelve month basis thereafter.

For purposes of determining compliance with the Leverage Ratio, and only during the 2017 fiscal year, any cash equity contribution received by the Borrower directly or indirectly from its parent entity after the end of the most recently ended fiscal quarter and on or prior to the day that is 10 days after the day on which financial statements are required to be delivered for such fiscal quarter will, at the request of the Borrower, be added to EBITDA for such fiscal quarter solely for the purposes of determining compliance with the Leverage Ratio at the end of such fiscal quarter and as otherwise contemplated in clause (b) below with respect to Liquidity (any such equity contribution, a “Specified Equity Contribution”); provided that (a) no more than two Specified Equity Contributions shall be made in total and (b) all Specified Equity Contributions shall be disregarded for purposes of determining any financial ratio-based conditions (including any subsequent Leverage Ratio or any interest coverage ratio), pricing or any baskets with respect to the covenants contained in the Loan Documents; other than the determination of Liquidity for purposes of the asset sale test described above, which shall include any Specified Equity Contributions but only to the extent such cash remains at the Borrower.

Anti-Layering Covenant

Article IX shall include the following new negative covenant: Notwithstanding anything in any Loan Document to the contrary, prior to the Discharge of the Second Lien Obligations (as defined in the Intercreditor Agreement) and unless otherwise agreed by the Required Lenders, the Borrower shall not incur, and shall not permit any other Loan Party to incur any Debt that: (a) is expressed to be secured by the Mortgaged Property on a subordinated basis to the Debt incurred under the First Lien Credit Agreement and on a senior basis to the Indebtedness; (b) is expressed to rank or ranks so that the lien securing such Debt is subordinated to any of the other Senior Secured Funded Debt but is senior to the Indebtedness; (c) is contractually subordinated in right of payment to any of the other Senior Secured Funded Debt and senior in right of payment to the Indebtedness; or (d) is subordinated in right of payment to the Senior Secured Funded Debt while being structurally senior to the Indebtedness, including, in each case, through the creation of any “first-out” or “last-out” tranche in connection with Debt under the First Lien Credit Agreement; provided, that, to the extent that any First Lien Lenders elect not to participate in the exit facility to be provided under the amended and restated First Lien Credit Agreement, such First Lien Lenders may provide to the Borrower, on or before the effective date of the Second Lien Exit Facility Credit Agreement, a term facility up to the amount of such First Lien Lenders’ share of the principal amount of Indebtedness then outstanding under the First Lien Credit Agreement on terms substantially similar to the amended and restated First Lien Credit Agreement, except that such facility will be a “last-out” tranche.

Capital Expenditures

The Borrower shall not make any capital expenditures in respect of drilling and completion and any directly related infrastructure (other than (i) the acquisition of all or substantially all of the assets of another Person or the purchase of equity interests of another Person and (ii) capital expenditures made by the Borrower to or on behalf of Tax Advantaged Drilling Partnerships) (“Capital Expenditures”) without the approval of the Required Lenders subject to the following conditions:

•    Capital Expenditures in an aggregate amount not to exceed $60,000,000 per year do not require the Required Lenders’ approval.

•    Any Capital Expenditures in excess of $60,000,000 per year shall require the approval of the Required Lenders, unless the pro forma First Lien Leverage Ratio does not exceed 3.00 to 1.00 after giving effect to such Capital Expenditures.

Prepayment Premium:	Sections 3.04 and 10.02 shall provide, on terms satisfactory to the Required Lenders, that upon any acceleration of Loans (including upon the commencement of a voluntary or involuntary bankruptcy filing), and in connection with any satisfaction or release of the Credit Agreement (whether by power of judicial proceeding, foreclosure, deed in lieu of foreclosure, or by any other means), an amount equal to par plus accrued and unpaid interest plus the Prepayment Premium, together with all other obligations under the Credit Agreement, will become immediately due and payable automatically without any further action by any party. The parties agree that there will be no Prepayment Premium as a result of the Borrower’s currently contemplated bankruptcy and that for purposes of determining the applicable Prepayment Premium the “Effective Date” shall mean February 23, 2015.

First Lien Facility Amendments:	The Second Lien Exit Facility Credit Agreement shall reflect any amendments made to the First Lien Loan Documents that require an amendment of the terms of the Existing Credit Agreement.

Fees and Expenses:	All reasonable professional and other fees and expenses of (i) Latham & Watkins LLP (“Latham”), as counsel to the Lenders, and PJT Partners LP (“PJT”), as financial advisor to the Lenders, will be paid by the Borrower in accordance with (x) that certain fee letter, dated as of June 14, 2016, between Latham and the Borrower (on behalf of itself and its subsidiaries), as such agreement may be amended in accordance with its terms and (y) that certain engagement agreement, dated as of July 15, 2016, between PJT, the Borrower (on behalf of itself and its subsidiaries), and Latham, as such agreement may be amended in accordance with its terms and (ii) one legal counsel and one bankruptcy counsel for the Agents.

Governing Law:	New York law shall govern this Term Sheet.

EXHIBIT A

Governance Term Sheet

EXHIBIT B

SCHEDULE 9.05

PERMITTED INVESTMENTS

Transactions referred to in Schedule 9.13 are incorporated herein by reference to the extent any such transactions constitute Investments.

EXHIBIT C

SCHEDULE 9.13

AFFILIATE TRANSACTIONS

1.	Transactions pursuant to that certain Amended and Restated Contract Operating Agreement, dated as of January 1, 2016, by and among Atlas Eagle Ford Operating Company, LLC, ARP Eagle Ford, LLC and Atlas Growth Eagle Ford, LLC, as amended from time to time in accordance with the First Lien Credit Agreement and the Second Lien Credit Agreement.

2.	Transactions pursuant to that certain Second Amended and Restated Shared Acquisition and Operating Agreement, dated as of January 1, 2016, by and among ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Eagle Ford Operating Company, LLC, as amended from time to time in accordance with the First Lien Credit Agreement and the Second Lien Credit Agreement.

3.	Payment of salary and benefit costs and expenses and corporate card amounts to Atlas Energy Group, LLC (“ATLS”) or its subsidiaries that are allocated to be paid by the Borrower in accordance with the methodology in place on the Plan Effective Date and giving effect to any changes thereto approved by the Borrower’s conflict committee.

4.	Payments to ATLS or its subsidiaries of amounts owing in respect of corporate insurance and bonding maintained by ATLS or its subsidiaries with third parties on behalf of ARP and its subsidiaries.

Exhibit C

to the Restructuring Support Agreement

TERM SHEET FOR 7.75% AND 9.25% SENIOR NOTES

TERM SHEET FOR 7.75% AND 9.25% SENIOR NOTES

This Term Sheet does not constitute (nor shall it be construed as) an offer with respect to any securities or a solicitation of acceptances or rejections as to any exchange or plan of reorganization, it being understood that such a solicitation, if any, shall be made only in compliance with applicable provisions of securities, bankruptcy, and/or other applicable laws. This Term Sheet is confidential and for discussion and settlement purposes only, and is subject to the provisions of Rule 408 of the Federal Rules of Evidence and other similar applicable state and federal rules. This Term Sheet does not attempt to describe all of the terms, conditions and requirements that would pertain to the transactions described herein, but rather is intended to outline certain basic items around which the transactions may be structured. This Term Sheet does not create a binding obligation, fiduciary relationship or joint venture between the parties.

Summary Terms for Proposed Restructuring of 7.75% and 9.25% Senior Notes
7.75% Senior Notes and 9.25% Senior Notes (together, the “Notes”) Estimated Aggregate Claim Amount: $668 million

“7.75% Senior Notes Claims” means any Claim arising under or in connection with the 7.75% Senior Notes.

“9.25% Senior Notes Claims” means any Claim arising under or in connection with the 9.25% Senior Notes.

“Notes Claims” means the 7.75% Senior Notes Claims and 9.25% Senior Notes Claims.

“7.75% Senior Notes Indenture Trustee” means U.S. Bank National Association in its capacity as indenture trustee for the 7.75% Senior Notes.

“9.25% Senior Notes Indenture Trustee” means U.S. Bank National Association in its capacity as indenture trustee for the 9.25% Senior Notes (collectively with the 7.75% Senior Notes Indenture Trustee, the “Indenture Trustees”).

“Noteholders” means the holders of the Notes.

“Ad Hoc Group” means the informal group of certain unaffiliated holders of the Notes, the members of which shall have entered into the RSA (as defined below).

“Consenting Noteholders” means the holders of the Notes Claims who are or become parties to the RSA.

Transaction Summary	The purpose of the proposed restructuring contemplated by this Term Sheet (the “Restructuring”) is, among other things, to (i) effect a recapitalization of the Debtors’ balance sheet through the Plan, (ii) cause the existing equity of ARP to be cancelled, and (iii) cause the issuance of (a) 10% of the equity interests in ARP FinanceCo LLC (as defined below) (the “New Equity”) to the holders of Second Lien Claims, (b) 90% of the New Equity to the holders of the Notes Claims, in each case on the Effective Date (as defined below), subject to dilution on account of the MIP. A newly formed subsidiary of ATLS (“ARP Mgt LLC”) will receive a share of preferred stock in ARP FinanceCo LLC entitling ARP Mgt LLC to receive 2% of the economics of ARP FinanceCo LLC as of the Effective Date in accordance with Annex A.

The terms of the Restructuring provided for herein shall be approved, subject to the terms of a Restructuring Support Agreement (the “RSA”), by the Consenting First Lien Lenders (as defined below), the Consenting Second Lien Lenders (as defined below), and by Consenting Noteholders that hold at least 67% of the outstanding principal amount of the Notes Claims prior to pre-filing solicitation. The Debtors shall effectuate the Restructuring through a joint chapter 11 plan of reorganization (the “Plan”) through a “pre-packaged” plan process consistent with this Term Sheet and all annexes attached hereto. For the avoidance of doubt, the Restructuring may include the creation of new or successor entities, or the alteration of or elimination of existing entities, as agreed by the Debtors and the Ad Hoc Group.

TREATMENT OF CLAIMS AND INTERESTS

Administrative and Priority Claims (other than tax claims subject to treatment under section 1129(a)(9)(C) of the Bankruptcy Code)	Paid in full in cash at emergence or, if later, when otherwise due and payable, or otherwise unimpaired.

Tax Claims (if any)	Treated in accordance with section 1129(a)(9)(C) of the Bankruptcy Code.

Other Secured Debt	Unimpaired.

Notes Claims	On account of its Notes Claims, each holder thereof will receive, on the Effective Date, its pro rata share of 90% of the New Equity, subject to dilution on account of the MIP.

Other Unsecured Claims[1]	Unimpaired.

Intercompany Claims	Unimpaired; provided, however, that the holder of such Intercompany Claim and Debtors (as defined below), with the consent of the Consenting Noteholders holding a majority in amount of the Consenting Noteholders’ Notes Claims, may agree to less favorable treatment.

Bankruptcy Code Section 510(b) Claims	To be extinguished. Not entitled to any recovery.

Preferred and Common Equity Interests	To be cancelled. Not entitled to any recovery.

[1]	Other Unsecured Claims consist of all unsecured claims, as of the Petition Date, that are not Notes Claims. Other Unsecured Claims do not include, for the avoidance of doubt claims that are subject to subordination under Bankruptcy Code section 510(b) or claims that may be asserted relating to any equity interests.

2

OTHER PROVISIONS

Corporate Governance/Board of Directors/Corporate Structure	See Annex A.

Registration Exemption for Solicitation	Pursuant to an exemption under the Securities Act of 1933, as amended.

Chapter 11 Venue	United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

Proposed Filing Entities	ARP and certain of its wholly-owned United States subsidiaries, including Atlas Resource Finance Corporation (as reorganized, “ARP FinanceCo LLC”),[2] as agreed by ARP and the Ad Hoc Group (collectively, the “Debtors” and, once reorganized the “Reorganized Debtors”).

Cancellation of Notes, Instruments, Certificates and Other Documents	On the effective date of the plan of reorganization (the “Effective Date”), except to the extent necessary or appropriate to effectuate the transactions contemplated by the Restructuring, all notes, instruments, certificates and other documents evidencing claims or interests shall be canceled and the obligations of the Debtors or Reorganized Debtors thereunder or in any way related thereto shall be discharged.

Corporate Structure On Effective Date	Consistent with the structure contemplated in Annex B.

Issuance of New Securities; Execution of Plan Documents	On the Effective Date, the Reorganized Debtors shall issue the New Equity and any other securities, notes, instruments, certificates or other documents required to be issued pursuant to the Plan.

Registration Rights	To be included in the Plan Supplement, in a form mutually agreeable to the Debtors and the Ad Hoc Group.

Management Incentive Plan	See Annex C.

[2]	ARP FinanceCo LLC will be an LLC that continues to be taxed as a corporation for U.S. federal income tax purposes and shall be referred to in the Plan as “New HoldCo.”

3

Professional Fees	All reasonable professional and other fees and expenses of Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), as counsel to the Ad Hoc Group, and Centerview Partners LLC (“Centerview”), as financial advisor to the Ad Hoc Group, shall have been paid in full in cash in accordance with (i) that certain engagement agreement, dated as of May 3, 2016, between Akin Gump and ARP (on behalf of itself and its subsidiaries), as such agreement may be amended in accordance with its terms (the “Akin Gump Engagement Agreement”) and (ii) that certain engagement agreement, dated as of May 10, 2016, between Centerview, ARP (on behalf of itself and its subsidiaries), and Akin Gump, as such agreement may be amended in accordance with its terms (the “Centerview Engagement Agreement”). Both the Akin Gump Engagement Agreement and the Centerview Engagement Agreement shall continue to be in full force and effect during the pendency of the chapter 11 cases and for a reasonable period following the Effective Date in order to attend to post-closing matters, as may requested by the Ad Hoc Committee. The Debtors’ execution of the Centerview Engagement Letter and payment of all outstanding fees and expenses owing to Akin Gump and Centerview, in accordance with the terms of the Akin Engagement Letter and Centerview Engagement Letter, shall be conditions precedent to the effectiveness of the RSA. The Debtors shall be obligated to obtain Bankruptcy Court approval of the payment of the Ad Hoc Group’s professional fees during the pendency of the chapter 11 cases in accordance with the RSA and the engagement letters.

Indenture Trustee Fees and Expenses	Each Indenture Trustee’s compensation, as agreed upon pursuant to the indenture governing the applicable series of Notes, and all reasonable disbursements, advances and expenses incurred or made by such Indenture Trustee, which shall include the reasonable compensation, disbursements and expenses of such Indenture Trustee’s agents and counsel, shall have been paid in full in cash, in each case in accordance with the indenture governing the applicable series of Notes, whether incurred prior to or during the pendency of the chapter 11 cases.

Press Releases	Any press releases issued in connection with the Restructuring shall be reasonably acceptable to the Ad Hoc Group.

Releases, Indemnification, and Exculpation	To the fullest extent permitted by applicable law, the Plan shall provide for comprehensive mutual release, indemnification and exculpation provisions from and for the benefit of the Debtors, the Consenting First Lien Lenders (as defined in the RSA), Wells Fargo Bank, National Association in its capacity as administrative agent under the First Lien Credit Agreement (the “First Lien Agent”),[3] the Consenting Second Lien Lenders, Wilmington Trust, National Association in its capacity as

[3]	First Lien Credit Agreement means that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2013, by and between ARP, the First Lien Agent, and the lenders party thereto (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof).

4

administrative agent and collateral agent under the Second Lien Credit Agreement (the “Second Lien Agent”),[4] the Consenting Noteholders, the advisors to the Ad Hoc Group, the 7.75% Senior Notes Indenture Trustee, the 9.25% Senior Notes Indenture Trustee, and all individuals or entities serving, or who have served as a manager, director, managing member, officer, partner, shareholder, or employee of any of the foregoing, and the attorneys and other advisors to each of the foregoing.

Restructuring Support Agreement	The Debtors shall obtain Bankruptcy Court approval, by an order acceptable in all respects to the Ad Hoc Group, of the RSA and this Term Sheet at a hearing to be held no later than the date set for final approval of the use of cash collateral or any post-petition financing.

Cash Collateral	The final hearing to consider approval of the Debtors’ use of cash collateral shall occur on the earlier to occur of (1) the date of the hearing to consider confirmation of the Plan and (2) 45 days from the Petition Date.

Conditions Precedent to Effective Date

The occurrence of the Effective Date of the Plan shall be subject to the satisfaction of the following conditions precedent, among others:

•    Entry of an order of the Bankruptcy Court confirming the Plan (including, without limitation, the MIP and the amended and assumed executive employment agreements in the form of Annex C attached hereto), and entry of an order by the Bankruptcy Court approving the disclosure statement regarding the Plan, which order shall be in form and substance reasonably satisfactory to the Debtors and the Ad Hoc Group, and each such order becoming final and non-appealable;

•    All requisite governmental authorities and third parties shall have approved or consented to the Restructuring, to the extent required;

•    (i) the Restructuring Support Agreement shall not have been terminated in accordance with the terms thereof, and such Restructuring Support Agreement shall be in full force and effect, and (ii) all conditions to closing set forth in the Restructuring Support Agreement shall have been satisfied;

•    The final version of the Plan, all supplements thereto, and all of the schedules, documents, and exhibits contained therein (including, without limitation, the MIP and the amended and assumed executive employment agreements) shall have been filed in a manner consistent in all material respects with the Plan and the RSA (including all exhibits thereto) and shall be in all material respects satisfactory to the Ad Hoc Group and the Debtors (or reasonably satisfactory to the Ad Hoc Group or the Debtors to the extent expressly set forth in the Plan);

[4]	Second Lien Credit Agreement means that certain Second Lien Credit Agreement, dated as of February 23, 2015, by and between ARP, the Second Lien Agent, and the lenders party thereto (as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof).

5

•    The Ad Hoc Group’s reasonable professional fees and expenses incurred by Akin Gump and Centerview in connection with the Restructuring, including, without limitation, those fees and expenses incurred prior to or during the chapter 11 cases, shall have been paid in full in cash by the Debtors in accordance with the Akin Gump Engagement Letter and the Centerview Engagement Letter. In addition, no termination by the Company of the Akin Gump Engagement Letter or Centerview Engagement Letter shall have occurred; and

•    Each Indenture Trustee’s compensation, as agreed upon pursuant to the indenture governing the applicable series of Notes, and all reasonable disbursements, advances and expenses incurred or made by such Indenture Trustee, which shall include the reasonable compensation, disbursements and expenses of such Indenture Trustee’s agents and counsel, shall have been paid in full in cash, in each case in accordance with the indenture governing the applicable series of Notes, whether incurred prior to or during the pendency of the chapter 11 cases.

6

ANNEX A

EMERGING CORPORATE GOVERNANCE

[See Governance Term Sheet]

Structure for New ARP

Set forth below is a summary governance structure for ARP to be implemented through a Chapter 11 process (“Plan”).

1.	General.

•	ARP will contribute its assets (the “Assets”), subject to the first and second lien debt, to ARP FinanceCo LLC (as defined below) and ARP will liquidate.

•	ARP FinanceCo LLC will contribute the Assets, subject to the first and second lien debt, to a newly formed member managed limited liability company, wholly owned by ARP FinanceCo LLC, called Titan Energy Operating LLC (“New OpCo LLC”).

i.	New OpCo LLC will be a disregarded entity for tax purposes.

ii.	Except as described herein, the limited liability company agreement of New OpCo LLC (the “OpCo LLC Agreement”) will be substantially similar to the existing ARP limited partnership agreement (the “Existing LPA”), with appropriate adjustments to reflect the different tax classification and form of entity.

•	ATLS will form a new subsidiary (“ARP Mgt LLC”).

i.	The sole purpose of ARP Mgt LLC will be to manage New OpCo LLC as the delegate of ARP FinanceCo LLC (as defined below), and to own one Preferred Share (as defined below), and to hold such interests and engage in such activities as shall be necessary or convenient in connection therewith.

ii.	ARP Mgt LLC will elect to be taxed as a passthrough.

•	100% of the membership interest in New OpCo LLC will be held by a limited liability company that elects to be taxed as a c-corp (“ARP FinanceCo LLC”).

i.	The common equity of ARP FinanceCo LLC (the “ARP FinanceCo Common Equity”) will be issued to creditors of ARP under the Plan, and one preferred share of ARP FinanceCo LLC (the “Preferred Share”) will be issued to ARP Mgt LLC under the Plan.

ii.	ARP FinanceCo LLC will issue one common share of ARP FinanceCo LLC for each common unit in New OpCo LLC that it holds.

iii.	The sole purpose of ARP FinanceCo LLC is to own New OpCo LLC common units, and ARP FinanceCo LLC will have no assets or operations other than those related to its interest in New OpCo LLC.

iv.

The ARP FinanceCo Common Equity may be freely resold without compliance with any registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), unless the holder is a control person within the meaning of the Securities Act or is otherwise an “underwriter” (as defined in Title 11 of the United States Code) with respect to the ARP FinanceCo Common Equity. ARP FinanceCo will use its commercially reasonable efforts to list the ARP FinanceCo Common

Equity on the NYSE[1] as soon as practicable after the applicable listing standards can be satisfied or have been waived. ARP FinanceCo will use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”), if the SEC will accept such filings, starting as soon as reasonably practicable following the effective date of the Plan, current and periodic reports under the Securities Exchange Act of 1934, as amended.

2.	Economics of New OpCo LLC.

•	ARP Mgt LLC will be entitled to expense reimbursement on the same terms as are currently in Section 7.5 of Existing LPA, except that (i) promptly after its formation , the Conflicts Committee (defined below) must review the current methodology by which ATLS or ARP Mgt LLC allocates its, its affiliates’ and FinanceCo’s and its subsidiaries’ general and administrative costs (including corporate overhead) to ARP FinanceCo LLC or any of its subsidiaries (and ATLS or ARP Mgt LLC will provide sufficient supporting documentation to facilitate such review) and either approve or revise such methodology in good faith, (ii) the Conflicts Committee must approve any proposed change to such current methodology before any such change to such current methodology becomes effective (and the Conflicts Committee will have reasonable audit rights relating to such approval process), and (iii) the Conflicts Committee must approve any new or additional management compensation agreements or arrangements (including the allocation of any of the remaining 2.5% of the MIP to any Named Executive Officer, but not the allocation thereof to any other officer or employee) the costs of which will be allocated to New OpCo LLC in whole or in part (which approval, in the case of each of clauses (i), (ii) and (iii) will not be unreasonably withheld or delayed). For the avoidance of doubt, the employment agreements and Management Incentive Plan (the “MIP”) (including the allocation of the remaining 2.5% of the MIP to any officer or employee other than a Named Executive Officer) assumed and adopted, respectively, in connection with consummation of the RSA and the Plan will not require separate Conflicts Committee approval.

•	Initially, ARP FinanceCo LLC will hold 100% of the common membership interest in New OpCo LLC.

i.	ARP FinanceCo LLC will be required to contribute any proceeds of any ARP FinanceCo LLC equity issuance to New OpCo LLC (including any proceeds from the exercise of warrants) in exchange for additional New OpCo LLC common units.

ii.	ARP FinanceCo LLC will also be entitled to have out-of-pocket expenses reimbursed by New OpCo LLC per the Omnibus Agreement described below.

[1]	There is a desire to get listed as soon as practicable, such that listing on the NYSE MKT, for example, would be preferable until the NYSE listing standards can be met.

2

•	The OpCo LLC Agreement will require the distribution of “Available Cash”; however, no cash distributions are expected in the immediate future.

•	The OpCo LLC Agreement will also require quarterly tax distributions to cover the cash tax liabilities of ARP FinanceCo LLC (to the extent distributions are then permissible under Delaware law).[2]

3.	Economics of ARP FinanceCo LLC.

•	The ARP FinanceCo Common Equity will have 98% of the economics of ARP FinanceCo LLC.

•	The Preferred Share will have 2% of the economics of ARP FinanceCo LLC; provided, that the holder of the Preferred Share will be required to contribute additional capital to maintain its 2% interest in connection with any issuance of additional equity by ARP FinanceCo (other than equity issued pursuant to the MIP).

4.	Governance of New OpCo LLC.

•	The business and affairs of New OpCo LLC will be managed by ARP FinanceCo LLC, as its managing member.

•	Subject to the ARP FinanceCo Board (as defined below) approval rights described herein, ARP FinanceCo LLC will delegate its management powers and responsibilities to ARP Mgt LLC for so long as it holds the Preferred Share.

•	The following transactions by New OpCo LLC or ARP FinanceCo LLC (including all direct and indirect subsidiaries) will require not only the approval of a majority of the ARP FinanceCo Board, but also a majority of the Class B Directors (as defined below) until the Fallaway Date (as defined below): (i) other than asset sales and dispositions in the ordinary course of business, the sale, lease or other disposition of any asset(s) in one or more related transaction(s) with a fair market value in excess of $50 million, (ii) the acquisition of any asset(s) in one or more related transaction(s) for an amount in excess of $50 million, (iii) a merger, consolidation, liquidation or dissolution of ARP FinanceCo LLC or New OpCo LLC (including any direct or indirect material subsidiaries thereof), (iv) the issuance of any equity interest in New OpCo LLC (other than to ARP FinanceCo LLC) or ARP FinanceCo LLC or any of their respective direct or indirect subsidiaries (other than equity issuances by any such subsidiary to ARP FinanceCo LLC, New OpCo LLC or any of their direct or indirect wholly-owned subsidiaries), (v) the execution by New OpCo LLC or ARP FinanceCo LLC or any of their respective direct or indirect subsidiaries of any agreement or transaction, or any modification, amendment or waiver of any existing agreement or transaction, with a member of the ARP FinanceCo Board or any officer of ARP Mgt LLC or ATLS or the owner of the Preferred Share or any affiliate of the

[2]	The ability of New OpCo LLC to make certain of the payments contemplated hereby, including tax distributions, is subject to appropriate amendments to the first and second lien credit agreements.

3

foregoing (for the avoidance of doubt, the employment agreements and Management Incentive Plan assumed and adopted, respectively, in connection with consummation of the RSA and the Plan will not require such separate approval), (vi) the incurrence of any indebtedness for borrowed money in an aggregate principal amount exceeding $100 million (provided that any refinancing otherwise permitted hereunder shall not constitute the incurrence of indebtedness), or any modification, amendment or refinancing of any existing indebtedness to the extent that such modification, amendment or refinancing (A) increases the then-outstanding principal amount (excluding any amounts resulting from the accrual of PIK interest) of such indebtedness by more than 4%, (B) increases the interest rate or yield, including by increasing the “applicable margin” or similar component of the interest rate (for the avoidance of doubt, excluding amendment or consent fees that do not exceed 3% of the applicable principal amount; provided that any amendment or consent fee in excess of 3% shall require the approval of a majority of the Class B Directors), by imposing make-whole premiums or by modifying the method of computing interest, so that in any such case the yield on such indebtedness is increased by more than 3% per annum in excess of the total yield then in effect on indebtedness outstanding thereunder (excluding increases (x) in the underlying reference rate not caused by any amendment, modification, or refinancing of such existing indebtedness or (y) resulting from the accrual of interest at the default rate) or (C) modifies the covenants applicable to such indebtedness (or, if applicable, provides for new covenants) in a manner that, in the aggregate, materially and adversely impairs the ability of ARP FinanceCo LLC and its subsidiaries, taken as a whole, to perform their payment obligations under such amended, modified or refinanced indebtedness or such changes are, taken as a whole, materially less favorable to ARP FinanceCo LLC and its subsidiaries; provided, that in the case of this clause (vi), (1) no adjustment to, or redetermination of, the borrowing base, or any borrowings in respect thereof, shall constitute the incurrence, modification, amendment or refinancing of indebtedness and (2) the following indebtedness shall be disregarded: (x) interest rate, commodities and currency hedging agreements entered into in the ordinary course of business, and (y) fees and expenses (other than amendment and consent fees referred to above) associated with the raising, renewal or refinancing of such indebtedness; or (vii) agreeing to any of the foregoing.

•	The “Fallaway Date” means the first date on which the ratio of Total Funded Debt of FinanceCo, as of such date, to EBITDA of FinanceCo for the Rolling Period then ended is less than 3.5 to 1 (as all such terms are defined in the Second Amended and Restated Credit Agreement dated as of July 31, 2013 as in effect on the date hereof), as reflected in any regularly prepared quarterly or annual financial statements of ARP FinanceCo LLC.

5.	Governance/Management of ARP FinanceCo LLC.

•	ARP FinanceCo LLC will be governed by a seven member board of directors (the “ARP FinanceCo Board”), except as described herein.

4

i.	Initial ARP FinanceCo Board will consist of Edward Cohen, Jonathan Cohen, Daniel Herz, Jeffrey Slotterback, one GSO designee, and two individuals designated by the Ad Hoc Group.

ii.	Directors will serve concurrent initial three-year terms and, thereafter, one-year terms;

iii.	Edward Cohen, Jonathan Cohen, Daniel Herz and Jeffrey Slotterback and any of their successors on the ARP FinanceCo Board who are appointed in accordance with the next sentence are referred to herein as the “Class A Directors”. After the initial term, for so long as ARP Mgt LLC owns the Preferred Share, appointment of the Class A Directors will be made by a majority of the Class A Directors then in office. At any time, a majority of the Class A Directors can remove or replace any Class A Director. Following the consummation of any exercise of the Preferred Share Call Right, all seven directors will be Class B Directors.

iv.	One individual designated by GSO, and two individuals designated by the Ad Hoc Group will be the initial Class B Directors. The Ad Hoc Group shall identify its two individuals at least sixteen calendar days prior to the hearing to confirm the Plan. After the initial term, ARP FinanceCo LLC common equityholders will annually elect 3 of the 7 directors on the ARP FinanceCo Board (the “Class B Directors”); nominations for Class B Directors will be made by a majority of the Class B Directors then in office until the Fallaway Date; thereafter such nominations shall be made by the nominating and governance committee of the board of directors of ARP FinanceCo LLC or by the common shareholders of ARP FinanceCo LLC, as provided in the FinanceCo LLC Agreement. Following the consummation of any exercise of the Preferred Share Call Right, all seven directors will be Class B Directors.

v.	Prior to the Fallaway Date, any vacancy in the Class B Directors would be filled by vote of a majority of the Class B Directors then in office other than the GSO designee whom GSO would replace (and upon the expiration of their terms of office, nominated by the Class B Directors and elected by the holders of common shares of ARP FinanceCo LLC);

vi.	After the Fallaway Date (i) any vacancy in the Class B Directors other than on expiration of their terms of office would be filled by the nominating and governance committee of the board of directors of ARP FinanceCo LLC, with the approval of the board of directors of ARP FinanceCo LLC and (ii) any vacancy in the Class B Directors as a result of expiration of their terms in office would be filled by (a) nomination by the nominating and governance committee of the board of directors of ARP FinanceCo LLC, subject to the right of holders of 10% or more of the common shares to also nominate one or more Class B Directors (subject to compliance with the terms of the limited liability company agreement of ARP FinanceCo LLC) and (b) election by the holders of common shares of ARP FinanceCo LLC.

•	The Conflicts Committee will be comprised solely of Class B Directors until the Fallaway Date.

5

•	Certain matters will require the consent of the holders of at least a majority of the common shares of ARP FinanceCo LLC. These include:

i.	Any sale, exchange or other disposition of all or substantially all of the assets of ARP FinanceCo LLC and its subsidiaries, taken as a whole, in a single transactions or series of transactions (other than any mortgage, pledge, hypothecation or grant of a security interest in assets, or any foreclosure or forced sale thereof);

ii.	An election to dissolve ARP FinanceCo LLC or New OpCo LLC;

iii.	Amendments to the limited liability company agreement of ARP FinanceCo LLC or New OpCo LLC;

iv.	Any merger (other than any merger that would not require approval of the acquiring company shareholders under NYSE shareholder approval rules even if the common shares of ARP FinanceCo LLC are not then NYSE listed);

v.	Any plan of conversion; and

vi.	Election to being taxed other than as a corporation.

•	Prior to the Fallaway Date, the approval of any merger, consolidation, or sale of all or substantially all of the assets of ARP FinanceCo LLC by the ARP FinanceCo Board will be solely at the discretion of the Class B Directors, and such directors will have the sole right to control the process (for both ARP Finance Co LLC and New OpCo LLC) relating to any such transaction, as well as to bind ARP FinanceCo LLC with respect thereto. In connection with any such transaction, the Preferred Share shall receive: (i) whether before or after the Fallaway Date, its proportionate share of any sales or other proceeds on the same basis as the common shares and (ii) only if after the Fallaway Date an appropriate control premium.

•	ARP FinanceCo LLC will have a continuing call right (the “Preferred Share Call Right”), exercisable at any time as provided below, pursuant to which ARP FinanceCo LLC will have the right to purchase the Preferred Share for the “fair market value” of such Preferred Share, with a methodology similar to that involved under the Existing LPA in connection with the removal of the general partner, except that:

i.	The Preferred Share Call Right may only be exercised if (A) a majority of the Class B Directors propose such exercise and promptly call a meeting of the holders of the common shares of ARP FinanceCo LLC to vote on such proposal and (B) the holders of at least 67% of the outstanding common shares of ARP FinanceCo LLC unaffiliated with the holder of the Preferred Share vote in favor of such exercise;

ii.	Control premium will be taken into account in determining the fair market value of the Preferred Share after the Fallaway Date; and

iii.	Closing on the exercise of the Preferred Share Call Right shall not be effective unless and until FinanceCo (or New OpCo LLC, if applicable) shall have paid all amounts due (i) to ARP Mgt LLC in respect of such exercise and (ii) under the Initial Compensation Arrangements upon or in connection with a termination thereof that is triggered by such closing (including any amounts that are not payable unless and until any conditions are satisfied, such as the execution of a release by the relevant employee and, if applicable, the expiration of a specified time period without the revocation of such release).

6

•	Except as described herein, the limited liability company agreement of ARP FinanceCo LLC (the “FinanceCo LLC Agreement”) will be substantially similar to the Existing LPA, with appropriate adjustments to reflect the different form of entity and ownership structure. Such adjustments will include a resolution of conflicts provision providing for the availability of Special Approval for transactions between the holder of the Preferred Share and its affiliates, on the one hand, and ARP FinanceCo LLC and its direct or indirect subsidiaries, on the other hand.

•	The limited liability company agreement for ARP FinanceCo LLC will include provisions regarding the duties, including fiduciary duties, of directors and officers of ARP FinanceCo LLC that are substantially similar to the corresponding provisions of the Existing LPA.

•	The limited liability company agreement for ARP FinanceCo LLC will not include an embedded poison pill/voting limitations in the definition of “Outstanding”.

•	The limited liability company agreement for ARP FinanceCo LLC will include a waiver of the business opportunity doctrine substantially similar to that set forth in Section 7.6 of the Existing LPA, except it will be revised to provide that, for so long as it holds the Preferred Share, ARP Mgt LLC and its Affiliates (other than New OpCo LLC and its subsidiaries) will not be permitted to engage in any of the following activities (which activities will be left solely to New OpCo LLC):

i.	sponsor any Tax-Advantaged Drilling Partnership for the purpose of raising funds from investors to finance developmental drilling activities. “Tax-Advantaged Drilling Partnership” means any drilling partnership where investors (individuals or trusts) invest as general partners to take advantage of the exemption for working interests from the passive income rules in the US tax code;

ii.	manage or operate Tax-Advantaged Drilling Partnerships; or

iii.	own any partnership interest in any Tax-Advantaged Drilling Partnership.

•	New OpCo LLC, and ARP Mgt LLC will enter into an agreement with ARP FinanceCo LLC (the “Omnibus Agreement”) pursuant to which:

i.	at the sole cost and expense of New OpCo LLC, ARP Mgt LLC will provide ARP FinanceCo LLC with certain financial, legal, accounting, tax advisory, financial advisory and engineering services, or New OpCo LLC will pay or reimburse third party expenses incurred by ARP FinanceCo LLC in connection therewith;

ii.	New OpCo LLC will pay or reimburse administrative and other out-of-pocket expenses ARP FinanceCo LLC incurs, along with any other expenses of ARP FinanceCo LLC in connection with any future offering of its shares or as a result of being a publicly traded entity;

iii.	Any amendment, waiver or other modification to the Omnibus Agreement requires the consent of the Conflicts Committee;

7

iv.	at the sole cost and expense of New OpCo LLC, ARP Mgt LLC will provide ARP FinanceCo LLC with cash management services, including treasury services with respect to the payment of dividends and allocation of reserves for taxes;

v.	the Omnibus Agreement will terminate automatically upon consummation of the closing of the exercise of the Preferred Share Call Right, consummation of a change of control of ARP FinanceCo LLC or a sale of all or substantially all of the assets of ARP FinanceCo LLC or New OpCo LLC; and

vi.	upon termination of the Omnibus Agreement other than due to a material breach thereof by ARP Mgt LLC, ARP FinanceCo LLC and New OpCo LLC shall pay to ARP Management LLC an amount sufficient to reimburse ARP Management LLC for all severance and related costs it is expected to incur due to staff reduction (excluding any executive with an Employment Agreement with ARP FinanceCo LLC, which executive shall receive payment under his or her Employment Agreement) in connection with such termination based upon the severance plans and arrangements of ARP Management LLC and its affiliates in place at such time consistent with existing severance arrangements which shall be consistent with staff severance policies on the date hereof; provided, that, in no event shall the aggregate amount of such reimbursement exceed $14.9 million (such cap shall not apply to any amount paid or payable to any executive with an Employment Agreement with ARP FinanceCo LLC, and no such amount paid or payable under any such employment agreement shall count against such cap); provided, further, no such severance shall be reimbursable for any employee (excluding any executive with an Employment Agreement with ARP FinanceCo LLC, which executive shall receive payment under his or her Employment Agreement) offered comparable employment with a successor to ARP Mgt LLC or ARP FinanceCo LLC (such offers to be controlled by the Class B Directors). For purposes of the preceding sentence, “comparable employment” shall be defined as employment which provides the applicable employee with no less favorable (i) salary and bonus, (ii) employee benefits, (iii) position and duties and (iv) severance protection (in each case as compared to employment with such employee’s employment at ARP Mgt LLC or an affiliate), at a location that is within 35 miles of the location at which such employee provided services to ARP Mgt LLC or an affiliate.

6.	Other.

•	New OpCo LLC common units issued to ARP FinanceCo LLC will be non-transferable.

8

ANNEX B

CORPORATE STRUCTURE ON EFFECTIVE DATE

Emerging Corporate Structure

ANNEX C

MANAGEMENT INCENTIVE PLAN TERM SHEET

NEW ATLAS EXECUTIVE COMPENSATION AND MANAGEMENT INCENTIVE

PROGRAM TERM SHEET

New Employment Agreements	Messrs. E. Cohen, J. Cohen, D. Herz and M. Schumacher will each enter into an employment agreement with Reorganized ARP FinCo, a Delaware limited liability company and Titan Energy Operating LLC, a Delaware limited liability company in the forms attached hereto as Annexes A, B, C and D.

MIP – General Description and Purpose

Management Incentive Program (“MIP”) will be established in connection with the Restructuring and will provide for a pool to consist of 10% of the common shares (on a fully diluted basis) in the publicly-traded holding company to emerge from chapter 11(“New Shares”).[1] MIP pool to be used for awards to be granted on the Effective Date and for potential future awards.

The purposes of the MIP are to align the interests of participants with those of the other holders of the New Shares and to assist Reorganized ARP FinCo in retaining the services of selected participants by rewarding them for the overall success of Reorganized ARP FinCo.

MIP awards will dilute all of the New Shares.

Plan Structure; Types of Awards	The MIP is a share-based compensation plan providing for and permitting the grant of awards to eligible participants in the form of restricted and unrestricted (fully-vested) New Shares.

Initial Awards	Initial awards to consist of 7.5% of New Shares (on a fully diluted basis).

Allocation of Initial Award Among Participants

Initial Awards (to be made at Effective Time) to be allocated as follows:

E. Cohen - 2% of New Shares (on a fully diluted basis)

J. Cohen - 2% of New Shares (on a fully diluted basis)

D. Herz - 2% of New Shares (on a fully diluted basis)

M. Schumacher - 0.75% of New Shares (on a fully diluted basis)

J. Slotterback - 0.75% of New Shares (on a fully diluted basis)

Each of the foregoing Initial Awards shall consist of (A) one-third unrestricted and fully-vested New Shares and (B) two-thirds restricted New Shares.

[1]	The reorganized parent company will be a publicly traded limited liability company, treated for tax purposes as a C-Corporation (“Reorganized ARP FinCo”). Distributions of equity to holders of second lien debt and the noteholders pursuant to the proposed chapter 11 plan will be comprised of common shares of Reorganized ARP FinCo. Similarly, the shares to be awarded under the MIP will be common shares Reorganized ARP FinCo.

Vesting Schedule of Initial Award of Restricted Shares

The portion of the initial awards, which consists of awards of restricted New Shares, will vest in three equal annual tranches on the first three anniversaries of the Effective Date, subject to continued employment (or accelerated vesting on a qualifying termination of employment, as described below).

Unvested initial awards of restricted New Shares will vest in full upon a termination of the recipient’s employment by Reorganized ARP FinCo without Cause or by the recipient for Good Reason. All such awards shall also vest in full upon the recipient’s death or disability. Unvested awards to be forfeited upon termination for Cause or resignation without Good Reason.

For recipients with employment agreements with Reorganized ARP FinCo and Titan Energy Operating LLC, “Cause” and “Good Reason” to have the meaning set forth in such employment agreements (as attached in the Annexes hereto). For other recipients, “Cause” and “Good Reason” to be defined in a manner consistent with the Herz employment agreement definitions.

Additional Awards	The remaining 2.5% of New Shares (on a fully diluted basis) in the MIP pool to be reserved for future grants, to be made by the Board of Reorganized ARP FinCo, in its discretion.

Allocation and Vesting of Additional Awards	Allocation and vesting of additional awards to be determined by the Board of Directors of Reorganized ARP FinCo, in its discretion; provided that the Conflicts Committee must approve any allocation of any of the remaining 2.5% of New Shares (on a fully diluted basis)) to any Named Executive Officer (but not the allocation thereof to any other officer or employee).

Registration Statement	Reorganized ARP FinCo shall use its commercially reasonable efforts to file and have declared effective a Registration Statement on Form S-8, which may include a resale prospectus, covering the New Shares to be issued under the MIP as soon as commercially practicable after Reorganized ARP FinCo first becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Prior to the effective date of such Registration Statement, any issuances of New Shares under the MIP will be pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended.

2

Exhibit D

to the Restructuring Support Agreement

HEDGING AGREEMENTS

(Multicurrency - Cross Border)

ISDA©

International Swap Dealers Association

SCHEDULE

to the

Master Agreement

dated as of [            ], 2016

between

[BANK] (“Party A”)	and	Atlas Resource Partners, L.P. (“Party B”)

Part 1.

Termination Provisions.

In this Agreement:

(a)	“Specified Entity” means for the purpose of Section 5(a)(v) of this Agreement, (i) in relation to Party A, [Affiliates][None], and (ii) in relation to Party B, Affiliates.

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement, provided that for purposes of Section 5(a)(v), Specified Transaction shall also mean clearing and/or execution arrangements involving swaps or futures, options or other derivatives.

(c)	The “Cross Default” provisions of Section 5(a)(vi) of this Agreement will apply to Party A and will apply to Party B; provided that, (i) prior to the Plan Effective Date, the phrase “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof; and (ii) on and after the Plan Effective Date, the phrase “, or becoming capable at such time of being declared,” shall be restored to clause (1) thereof.

Section 5(a)(vi) of this Agreement shall be amended by the insertion of the following provision at the end of Section 5(a)(vi):

“provided, however, that an Event of Default shall not occur under either (1) or (2) above if the default, Event of Default or other similar event or condition referred to in (1) or the failure to pay referred to in (2) is (A) a failure to pay caused by an error or omission of a technical, administrative or operational nature; (B) funds were available to such party to enable it to make the relevant payment when due; and (C) such payment is made before the third Local Business Day following the date such payment was originally due;”

For the purposes of Section 5(a)(vi), the following provisions shall apply:

“Specified Indebtedness” shall have the meaning set forth in Section 14 of this Agreement, provided, however, that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.

“Threshold Amount” means:

(i)	with respect to Party A, 3% of the stockholders’ equity of Party A (as determined in accordance with generally accepted accounting principles in Party A’s jurisdiction of incorporation as at the end of Party A’s most recently completed fiscal year); and

(ii)	with respect to Party B, prior to the Plan Effective Date, zero; and thereafter, an amount equal to the amount of Debt specified in the definition of “Material Indebtedness” (as defined in the Credit Agreement).

With respect to Party B, on and after the Plan Effective Date, any “Event of Default” under and as defined in the Credit Agreement shall be an Event of Default under this Agreement and Party B shall be the Defaulting Party.

For purposes of the above, stockholders’ equity shall be determined by reference to the relevant party’s most recent consolidated (quarterly, in the case of a U.S. incorporated party) balance sheet in accordance with accounting principles that are generally accepted in such party’s country of organization.

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of this Agreement will apply to Party A and will apply to Party B. For the purpose of such provision, “materially weaker” shall mean with respect to Party A that the long-term unsecured, unenhanced and unsubordinated indebtedness of the resulting, surviving or transferee entity is rated below “BBB-” in the case of S&P, or below “Baa3” in the case of Moody’s.

(e)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Loss will apply.

(ii)	The Second Method will apply.

(g)	“Termination Currency” means United States Dollars.

(h)	“Additional Termination Event” will apply.

(i)	Prior to the Plan Effective Date, the occurrence of any of the following events shall constitute an Additional Termination Event pursuant to Section 5(b)(v) with respect to which Party B is the sole Affected Party and all Transactions are Affected Transactions:

(A)	the Bankruptcy Court enters an order, or any Credit Party files an application, motion, or request for an order, dismissing any of the Cases;

(B)	(i) the Bankruptcy Court enters an order converting, or any Credit Party files a motion or other pleading or supports a motion or other pleading filed by any other Person seeking the conversion of, the Cases to cases for liquidation under chapter 7 of the Bankruptcy Code or declaring any Credit Party administratively insolvent, or (ii) any Credit Party has an involuntary Chapter 7 petition filed against it and such petition is not dismissed or converted to a case under Chapter 11 of the Bankruptcy Code within thirty (30) days of the Petition Date;

(C)

the Bankruptcy Court enters an order with respect to the Cases, or any Credit Party files an application, motion, or request for an order with respect to the Cases, or any Credit Party shall have an involuntary application, motion or request filed for an order with

2

respect to the Cases which is not dismissed within thirty (30) days, for (i) the appointment of (1) a trustee under Section 1104 of the Bankruptcy Code or (2) an examiner or any other Person with enlarged powers relating to the operation of the business of any Credit Party (i.e., powers beyond those set forth in Sections 1104(d) and 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b)(3) and 1106(b)(4) of the Bankruptcy Code; (ii) authorization of the sale of substantially all of any Credit Party’s assets; or (iii) confirmation of a plan of reorganization which contemplates the sale of substantially all of any Credit Party’s assets or does not provide for the First Lien Exit Facility;

(D)	there otherwise occurs a sale of all or substantially all of the assets of any Credit Party pursuant to Section 363 of the Bankruptcy Code, or any other liquidation of any Credit Party under the Bankruptcy Code other than as contemplated under the Restructuring Support Agreement or any order which was not approved by the Administrative Agent is entered by the Bankruptcy Court that materially adversely affects, materially impairs or materially limits Party A’s rights under this Agreement, the Credit Agreement or the other Loan Documents;

(E)	The Bankruptcy Court fails to enter (i) the Final Cash Collateral Order within forty-five (45) days of the Petition Date, or (ii) the Final Hedging Order within thirty (30) days of the Petition Date, in each case unless such period is extended by written agreement of the Administrative Agent and Party A;

(F)	the invalidity of Party A’s Superpriority Claim or the invalidity of the extent, nature or priority of Party A’s Liens in connection with collateral provided by Party B under the Loan Documents or the Orders, or the filing of an application by any Credit Party for the approval of any other Superpriority Claim in any of the Cases that is pari passu with or senior to the claims of Party A against any Credit Party pursuant to the Loan Documents or the Orders, or any such pari passu or senior Superpriority Claim arises or is granted;

(G)	Party B or any Credit Support Provider of Party B or any other Credit Party breaches any material provision of the Orders (and such breach has not been waived by the parties thereto in accordance with the terms thereof) or any Credit Party has an involuntary application, motion or request filed by another Person seeking an order with respect to the Cases seeking any of the outcomes set out in sub-clause (A) through (D) or (F) that is not promptly contested by such Credit Party and dismissed or otherwise denied within thirty (30) days of filing (or such other time period as Party A may otherwise agree in writing);

(H)	any Credit Party brings a motion in the Cases: (i) to obtain financing from any Person other than the Lenders under Sections 364(c) or 364(d) of the Bankruptcy Code; (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the priority of the Secured Creditors in respect of the Obligations, in each case other than as permitted by the Orders; (iii) to grant any Lien other than those permitted under Orders upon or affecting any Collateral other than with respect to Party A’s claims hereunder; or (iv) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code;

(I)	the commencement of any adversary proceeding, contested matter or other action by any Credit Party or any other Person (x) challenging the amount, validity, enforceability, priority or extent of the Obligations or the Secured Parties’ security interests in and liens upon the Collateral, or (y) otherwise asserting any claims or causes of action against any of the Secured Parties on behalf of the Debtors’ estates;

3

(J)	the obligations of Party B hereunder cease to be secured on a first lien basis and guaranteed at least to the same extent as Party B’s obligations with respect to the repayment of loan principal under the Credit Agreement as then in effect (other than to the extent of any guarantees or security provided under the Credit Agreement by any party that is not an “eligible contract participant” within the meaning of Section 1(a)(18) of the U.S. Commodity Exchange Act, as amended (“CEA”) at the time such guarantee or security would otherwise become effective with respect to Party B’s obligations hereunder);

(K)	(i) the Liens in favor of the Administrative Agent, for the benefit of the Secured Creditors, under the Credit Agreement and other Loan Documents are released in respect of a material portion of the Collateral (other than Liens released in connection with the consummation of the First Lien Exit Facility) without the prior written consent of Party A or an Affiliate of Party A or (ii) Party A or an Affiliate of Party A is no longer a (x) Secured Creditor with rights to share on a pro rata and pari passu basis with the Lenders, in connection with the Lenders’ right to receive payments of principal under the Credit Agreement, in the proceeds of the collection or sale of any Collateral or (y) beneficiary under any guaranty issued for the benefit of the Secured Creditors, in each case as a result of actions taken without Party A’s consent;

(L)	Party B fails to give Party A written notice at least fifteen (15) calendar days prior to the prepayment in full of the Loans or release of the Liens in favor of the Administrative Agent, for the benefit of the Secured Creditors, under the Credit Agreement and other Loan Documents in respect of all or substantially all of the Collateral or of any Guarantor for its obligations under the Guaranty;

(M)	any of the Orders (i) ceases to be in full force and effect or has been reversed, stayed, vacated or subjected to a stay pending appeal or (ii) amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent and Party A, each in their sole discretion;

(N)	any of the representations stated in Part 4(j)(iii) of this Agreement proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(O)	the occurrence of the Termination Date or Expiration Date (each as defined in the Interim Cash Collateral Order or the Final Cash Collateral Order, as applicable) or all amounts outstanding under the Credit Agreement have been repaid and all commitments of the Lenders have terminated or expired;

(P)	a credit agreement in a form and substance substantially the same as the First Lien Exit Facility (including, without limitation, with respect to establishment of liens as set forth therein) is not fully executed at least five (5) business days prior to, and to be effective as of, the Plan Effective Date; or

(Q)	neither Party A nor any of its Affiliates is a party to the Credit Agreement as a Lender.

(ii)	On and after the Plan Effective Date, the occurrence of any of the following events shall constitute an Additional Termination Event pursuant to Section 5(b)(v) with respect to which Party B is the sole Affected Party and all Transactions are Affected Transactions:

(A)

a credit agreement in a form and substance substantially the same as the First Lien Exit Facility (including, without limitation, with respect to establishment of liens as set forth therein) is not fully executed and effective as of the Plan Effective Date, or Reorganized Party B or any other reorganized Credit Party fails or refuses to fully accept and assume

4

and be legally bound by and responsible for the duties, liabilities and obligations of Party B under any Transaction(s) and this Agreement and the obligations of any other Credit Party as Credit Support Provider therefore as were in existence immediately prior to the Plan Effective Date;

(B)	neither Party A nor any of its Affiliates is a party to the Credit Agreement as a Lender;

(C)	the obligations of Party B hereunder fail or cease to be secured on a first lien basis and guaranteed at least to the same extent as Party B’s obligations with respect to the repayment of loan principal under the Credit Agreement as then in effect (other than to the extent of any guarantees or security provided under the Credit Agreement by any party that is not an “eligible contract participant” within the meaning of Section 1(a)(18) of the CEA at the time such guarantee or security would otherwise become effective with respect to Party B’s obligations hereunder);

(D)	Party A is no longer (x) a Secured Party with rights to share on a pro rata and pari passu basis with the Lenders, in connection with the Lenders’ right to receive payments of principal under the Credit Agreement, in the proceeds of the collection or sale of any Collateral or (y) a beneficiary under any guaranty issued for the benefit of the Secured Parties, in each case as a result of actions taken without Party A’s consent;

(E)	all amounts outstanding under the Credit Agreement have been repaid and all commitments of the Lenders have terminated or expired; or

(F)	any notice or consent is given by a Credit Party or any other action is taken by a Credit Party without the prior written consent of Party A or an Affiliate of Party A that (A) would cause a material portion of the Collateral (unless permitted under the Credit Agreement) or all or substantially all of the Collateral (whether or not permitted under the Credit Agreement) to be released from the Liens established under the Credit Agreement, realized upon, liquidated, sold, transferred, conveyed or otherwise disposed of, whether as the result of repayment of obligations owing to such other creditors or pursuant to the terms of any security document or otherwise, or (B) would modify or amend the Credit Agreement in a manner that would adversely affect the priority of payments to be made to Party A under this Agreement as “Secured Obligations” (as defined in the Loan Documents).

(i)	Disapplication of Bankruptcy Event of Default. Prior to the Plan Effective Date, Section 5(a)(vii) (Bankruptcy) of this Agreement shall not apply to Party B or any Credit Support Provider of Party B. Notwithstanding any provision to the contrary contained in this Agreement, immediately following the Plan Effective Date, Section 5(a)(vii) of this Agreement shall apply to Party B and any Credit Support Provider of Party B. For the avoidance of doubt, it is the intention of the parties hereto that any insolvency event or bankruptcy proceeding as specified in Section 5(a)(vii) that occurs with respect to Party B or any Credit Support Provider of Party B following the Plan Effective Date shall constitute an Event of Default under Section 5(a)(vii) of this Agreement with respect to Party B.

(j)	Failure to Pay or Deliver. Section 5(a)(i) of this Agreement is hereby amended by replacing the word “third” with “first” in the third line thereof.

(k)	Condition Precedent. Section 2(a)(iii) of this Agreement is hereby amended by inserting the words “, or Additional Termination Event under Section 5(b)(v)” after the phrase “Potential Event of Default”.

5

Part 2.

Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

Party A makes the representations set forth in Annex A hereto.

Party B makes the following representations:

(i)	It is a limited partnership organized under the laws of the State of Delaware.

Part 3.

Agreements to Deliver Documents.

For the purpose of Section 4(a) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:

Party required To Deliver Document	Form/Document Certificate	Date by which to be Delivered
Party A and Party B	IRS Form W-9, W-8BEN-E, W-8ECI or W-8IMY, as applicable, or any successor form.	Upon execution of this Agreement

(b)	Other documents to be delivered are:

Party required To Deliver Document	Form/Document Certificate	Date by which to be Delivered	Covered by Section 3(d)
Party A	Evidence reasonably satisfactory to the other party of the authority and genuine signature of the individual signing this Agreement and any Credit Support Document on behalf of such party to execute the same.	Upon execution of this Agreement and, if requested by the other party, as soon as practicable after execution of any Confirmation of any Transaction.	Yes

6

Party B	Evidence reasonably satisfactory to the other party of the (i) authority of such party and its Credit Support Provider, if any, to enter into this Agreement, any Transactions and any Credit Support Document and (ii) the authority and genuine signature of the individual signing this Agreement and any Credit Support Document on behalf of such party to execute the same.	Upon execution of this Agreement and, if requested by the other party, as soon as practicable following execution of any Confirmation of any Transaction that is entered into after the Plan Effective Date.	Yes

Party B	Copies of the Interim Cash Collateral Order, the Final Cash Collateral Order, the Interim Hedging Order, the Final Hedging Order, the First Lien Exit Facility term sheet, the Reorganization Plan and any amendments thereto	Promptly upon availability, provided that if Party B has provided Party A or its Affiliates with copies of the same in its capacity as lender and consented in writing to the disclosure for purposes hereunder as well there shall be no requirement to deliver additional copies hereunder.	No

Party A	The party’s or, as applicable, its Credit Support Provider’s annual report containing audited consolidated financial statements prepared in accordance with accounting principles that are generally accepted in such party’s country of organization and certified by independent certified public accountants for each fiscal year.	As soon as available and in any event within 120 days (or as soon as practicable after becoming publicly available) after the end of its or its Credit Support Provider’s, as applicable, fiscal year, if such financial statement is not available on “EDGAR”, “SEDAR”, or a party’s or its Credit Support Provider’s, internet home page at www.[ ].com.	Yes

Party B	After the Plan Effective Date, the party’s or, as applicable, its Credit Support Provider’s annual report containing audited consolidated financial statements prepared in accordance with accounting principles that are generally accepted in such party’s country of organization and certified by independent certified public accountants for each fiscal year.	When delivered under the Credit Agreement; provided that if Party A or an Affiliate of Party A is a party to the Credit Agreement, delivery thereunder shall constitute delivery hereunder and, in any event, availability of such information on “EDGAR” or the World Wide Web at www.[ ].com shall constitute delivery hereunder.

7

Party A	The party’s or, as applicable, its Credit Support Provider’s unaudited consolidated financial statements, the consolidated balance sheet and related statements of income for each fiscal quarter, prepared in accordance with accounting principles that are generally accepted in such party’s country of organization.	As soon as available and in any event within 60 days (or as soon as practicable after becoming publicly available) after the end of its or its Credit Support Provider’s, as applicable, fiscal quarters, if such financial statement is not available on “EDGAR”, “SEDAR”, or a party’s or its Credit Support Provider’s, home page on the World Wide Web at internet home page at www.[ ].com.	Yes

Party B	After the Plan Effective Date, the party’s or, as applicable, its Credit Support Provider’s unaudited consolidated financial statements, the consolidated balance sheet and related statements of income for each fiscal quarter, prepared in accordance with accounting principles that are generally accepted in such party’s country of organization.	When delivered under the Credit Agreement; provided that if Party A or an Affiliate of Party A is a party to the Credit Agreement, delivery thereunder shall constitute delivery hereunder and, in any event, availability of such information on “EDGAR” or the World Wide Web at www.[ ].com shall constitute delivery hereunder.	Yes

Party B	A certified copy of the First Lien Exit Facility, any intercreditor agreement (howsoever described) and the other Loan Documents.	Promptly following execution of the First Lien Exit Facility.

Party B	An independent legal opinion which shall include, among other things, due authorization of the execution of the First Lien Exit Facility and the other Loan Documents and the perfection of the security interests granted in the Loan Documents (in form and substance substantially similar to the legal opinion provided to the lenders as required by the Credit Agreement).	Promptly following execution of the First Lien Exit Facility.

Party B	Notice of any default, acceleration, termination, cancellation of commitments or prepayment under the First Lien Exit Facility.	At such times as required to be delivered to Lenders or the Administrative Agent under the First Lien Exit Facility or, if no such time is specified, promptly upon becoming aware of such event or occurrence.

Notwithstanding the foregoing, each of Party A and Party B’s financial statements are deemed to be delivered hereunder on the date the same shall be made available on the “EDGAR” or “SEDAR” document filing system, as applicable.

8

Part 4.

Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

(i)	Addresses for notices or communications to Party A:

As set forth on Annex A hereto.

(ii)	Addresses for notices or communications to Party B:

Atlas Resource Partners, L.P.

Park Place Corporate Center One

1000 Commerce Drive, 4th floor

Pittsburgh, PA 15275

Attention: [            ]

Telephone No.: [            ]

Facsimile No.: [            ]

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

(i)	Party A appoints as its Process Agent: As set forth on Annex A hereto.

(ii)	Party B appoints as its Process Agent: None.

(c)	The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:

(i)	As set forth on Annex A hereto.

(ii)	Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)	Credit Support Document. Credit Support Documents for Party A are: None.

Credit Support Documents for Party B are: The Collateral Documents and each other document delivered by a Credit Party that by its terms secures, guarantees or otherwise supports Party B’s obligations hereunder (whether or not this Agreement evidenced hereby is specifically referenced or described therein), as such document(s) may be amended, revised, restated, supplemented or replaced from time to time; provided, however, that no Event of Default shall occur under Section 5(a)(iii) (Credit Support Default) of this Agreement unless and until the event or circumstance giving rise thereto also constitutes an Event of Default under Section 5(a)(vi) (Cross Default) of this Agreement.

(g)	Credit Support Provider. The Credit Support Provider for Party A is: None.

The Credit Support Providers for Party B are: Each Guarantor and each other Credit Party that provides or is obligated to provide security, a guaranty or other credit support under a Credit Support Document.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than §5-1401 and §5-1402 of the New York General Obligations Laws.

9

(i)	Jurisdiction. Section 13(b)(i) of this Agreement is hereby amended by deleting in line 2 thereof the word “non-”. The following shall be added at the end of Section 13(b): “Nothing in this provision shall prohibit a party from bringing an action to enforce a judgment in any other jurisdiction if (A) the courts of the State of New York or the United States District Court located in the Borough of Manhattan in New York City lacks jurisdiction over the parties or the subject matter of the Proceedings or declines to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate (including, without limitation, any suit, action or proceeding described in Section 5(a)(vii)(4) of this Agreement), and, in order to exercise or protect its rights, interests or remedies under this Agreement, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.”

(j)	Representations.

(i)	Amendment of Basic Representation. With respect to Party B, Section 3(a)(iii) is amended by inserting the words “(including any restrictions in prepetition contracts that have been assumed under Section 365 of the Bankruptcy Code)” between the words “restriction” and “binding” in such section.

(ii)	Additional Representations. Section 3 of this Agreement is amended by adding the following additional representations as clauses (g), (h), (i), (j), and (k):

“(g)	Relationship between Parties.

(i)	No Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)	Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(iii)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(h) Eligible Contract Participant. Each party represents to the other party at all times hereunder that it is on each date on which a Transaction is entered into, an “eligible contract participant” as such term is defined in the CEA.

(i) No Agency. It is entering into this Agreement, including each Transaction, as principal and not as an agent of any person or entity.

10

(j) Municipal Advisor Rule. Party B hereby represents, and will be deemed to represent at all times until the termination of the Agreement, that it is not, and does not act on behalf of, either a “municipal entity” or “obligated person” (in each case as defined in Section 15B of the Securities Exchange Act of 1934 and the rules adopted by the SEC with respect to municipal advisor registration).

(k) ERISA. Each party represents to the other party at all times hereunder that it is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code but is subject to another law materially similar to Title I of ERISA or Section 4975 of the Code (each of which, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.”

(iii)	Further Representations of Party B. Party B represents, warrants, covenants and acknowledges as of each date prior to the Plan Effective Date:

(A)	Party B is in continuing possession of its property and is operating and managing its business, as debtor in possession, pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

(B)	Party B’s liabilities pursuant to each Transaction constitute superpriority obligations that rank pari passu with the obligations to pay principal under the Credit Agreement and are secured by liens coextensive with and pari passu with those securing such obligations under the Credit Agreement.

(C)	This Agreement and all Transactions hereunder are, and will be, entered into pursuant to, (i) before the issuance of the Final Cash Collateral Order and the Final Hedging Order, the Interim Cash Collateral Order and the Interim Hedging Order; and, (ii) after the issuance of the Final Cash Collateral Order and the Final Hedging Order, the Final Cash Collateral Order and the Final Hedging Order, which Orders have not been revoked, reversed, stayed or modified, and no further Bankruptcy Court approval is needed. It is authorized to enter into this Agreement and all Transactions hereunder, and to transfer collateral, perform and make payments in connection therewith, in the ordinary course of its business pursuant to Section 363 of the Bankruptcy Code, the Orders and the Credit Agreement. This Agreement and all Transactions hereunder are “Postpetition Swap Agreements” as that term is defined in the Hedging Orders. Party A is a “Postpetition Swap Provider” as that term is defined in the Hedging Orders. Obligations of Party B to Party A under this Agreement and any Transaction are “Postpetition Swap Obligations.”

(D)	Party A’s right to terminate, net and set-off obligations under the Transactions will not be stayed, avoided, or otherwise limited by Bankruptcy Code Sections 362(a) or 549, or any other provisions of the Bankruptcy Code.

(E)	Party B’s liabilities and any amounts due and owing from Party B pursuant to the proposed Transactions are “First Lien Indebtedness” pursuant to the Orders and constitute administrative expenses under Section 503(b) of the Bankruptcy Code, and are entitled to superpriority pursuant to Section 364(c)(1) and Section 507(a)(1) of the Bankruptcy Code and the Orders during the pendency of the Cases.

(F)	Party A’s lien with respect to Party B’s collateral provided under the Credit Agreement shall be a perfected lien and security interest with the priority set forth in the Orders pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code with respect to all collateral provided by Party B under the Credit Agreement and pursuant to the Orders during the pendency of the Cases.

11

(k)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement [will/will not] apply to all Transactions.

(l)	“Affiliate”.

Affiliate means in relation to Party A: None.

Affiliate means in relation to Party B: as specified in Section 14 of this Agreement.

(m)	Additional Defined Terms. As used herein, the following terms shall have the following meanings, and capitalized terms used in this Agreement and not otherwise defined herein shall have, at any time of determination, the meanings attributed to them in the Credit Agreement as in effect at such time of determination:

“Administrative Agent” means, on any date, the Administrative Agent under the applicable Credit Agreement as of such date.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or such other successor bankruptcy court to which the Cases are transferred.

“Carve Out” shall have the meaning set forth in the Interim Cash Collateral Order and the Final Cash Collateral Order, as applicable.

“Cash Collateral” means cash collateral, as such term is defined in Section 363(a) of the Bankruptcy Code.

“Cases” means the jointly administered cases under the Bankruptcy Code, captioned as [    ], Case No. [    ], pending in the Bankruptcy Court.

“Collateral” means the collateral pledged to the Administrative Agent, for the benefit of the Secured Parties, under the Collateral Documents and the Orders.

“Collateral Documents” means the Credit Agreement and any of the related security, pledge, guaranty, mortgage, account control agreement or other collateral agreements executed and delivered by a Credit Party in connection with the Credit Agreement, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Credit Agreement” means, (i) prior to the Plan Effective Date, that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2013, among Atlas Resources Partners, L.P., as Borrower, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties party thereto, and (ii) on and after the Plan Effective Date, the First Lien Exit Facility, in each case as the same may be amended, restated, amended and restated, supplemented, extended, renewed, refinanced or otherwise modified from time to time.

“Credit Party” means, collectively, Party B and the Guarantors.

“Final Cash Collateral Order” means an order of the Bankruptcy Court entered in the Cases, in substantially the form of the Interim Cash Collateral Order, with such modifications thereto as are acceptable to the Administrative Agent.

12

“Final Hedging Order” means an order of the Bankruptcy Court in the Cases, in substantially the form of the Interim Hedging Order.

“First Lien Exit Facility” has the meaning set forth in the [Restructuring Support Agreement], and shall be on the terms and conditions set forth in the term sheet attached to the Restructuring Support Agreement as Exhibit [    ] as of the date hereof.

“Guarantor” means the “Guarantors” as defined in the Credit Agreement.

“Hedging Orders” means the Interim Hedging Order and the Final Hedging Order.

“Interim Cash Collateral Order” means an order entered by the Bankruptcy Court in the Cases providing adequate protection to the Secured Parties for the use of the Collateral during the Cases acceptable to the Administrative Agent in its sole discretion.

“Interim Hedging Order” means an order entered by the Bankruptcy Court in the Cases, which (i) grants Superpriority Claims and Liens to secure the Obligations of Party B under this Agreement and (ii) authorizes Party B to pay its Obligations under this Agreement, whether they arose prepetition or post petition, in the ordinary course of business.

“Lender” means any “Lender” under the Credit Agreement.

“Lien” means any lien, hypothecate, security interest, prior claim or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title or title retention right of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan” means any “Loan” made by a Lender under the Credit Agreement.

“Loan Documents” means (a) the Credit Agreement, (b) the Collateral Documents, and (c) any other document, agreement or instrument executed and delivered by a Credit Party in connection with the Loans, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Obligations” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding under any Debtor Relief Law. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay scheduled payments, termination payments, principal, interest, Letter of Credit commissions, charges, expenses, fees, reasonable attorneys’ fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Orders” means the Interim Cash Collateral Order, the Final Cash Collateral Order, the Interim Hedging Order and the Final Hedging Order.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Petition Date” means the date on which Party B commences its voluntary Chapter 11 case.

13

“Plan Effective Date” means the effective date of a plan of reorganization confirmed by the Court in the Cases, on which date the First Lien Exit Facility shall become effective.

“Reorganized Party B” means the successor entity to the business of Party B pursuant to the Reorganization Plan.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of [            ], 2016, among [            ].

“Reorganization Plan” means a Chapter 11 plan of reorganization in any of the Cases.

“Secured Parties” means the “Secured Creditors” as defined in the Collateral Documents.

“Superpriority Claim” means an allowed administrative claim against each of the Credit Parties on a joint and several basis with priority over any and all other administrative claims against the Credit Parties arising at any time in the Cases (subject only to the Carve Out), including all claims of the kind specified under Sections 503(b) and 507(b) of the Bankruptcy Code, as set forth, after the Petition Date, in the Interim Cash Collateral Order, the Final Cash Collateral Order, the Interim Hedging Order or the Final Hedging Order, as applicable.

If any event or circumstance that constitutes or gives rise to an Additional Termination Event with respect to Party B also constitutes or gives rise to an Event of Default, it will be treated as an Event of Default with respect to Party B.

Part 5.

Other Provisions.

(a)	WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b)	Severability. Any provision of this Agreement (including any Transaction hereunder or any Credit Support Document) or portion thereof that is prohibited, unenforceable or stayed in any jurisdiction, including without limitation any right of set-off, shall, as to such jurisdiction only, be ineffective to the limited extent of such prohibition, unenforceability or stay unless such severance would materially impair the benefits of the remaining portions of this Agreement, such Transaction or such Credit Support Document, or materially change the reciprocal obligations of the parties. Any severance shall occur without otherwise invalidating or adversely affecting the validity or enforceability of the remainder of this Agreement in such jurisdiction or invalidating or adversely affecting the validity or enforceability of this Agreement as a whole in any other jurisdiction. If severance is required, the parties shall in good faith negotiate a replacement for the prohibited, unenforceable or stayed provision, the economic effect of which approximates as closely as possible that of the prohibited or unenforceable provision; provided, however, this severability provision shall not be applicable if any provision of Section 1(c), 2, 3, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be held to be invalid or unenforceable.

14

(c)	Recording of Conversations. Each party hereto (i) consents to the recording of telephone conversations relating to this Agreement or any Transaction, (ii) agrees, to the extent permitted by applicable law, that the recordings may be submitted in evidence in any Proceedings, and (iii) if required by law obtain consent of, and give any necessary notice of such recording to, its relevant personnel.

(d)	Limitation of Liability. No party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages.

(e)	ISDA Definitions. This Agreement, each Confirmation, and each Transaction is subject to the 2005 ISDA Commodity Definitions as amended, supplemented or modified from time to time (the “Commodity Definitions”) and the 2006 ISDA Definitions (the “ISDA Definitions” and, collectively with the Commodity Definitions, the “Definition”), each as published by the International Swaps and Derivatives Association Inc. (“ISDA”), and will be governed in all respects by the Definitions (except that any references to “Swap Transactions” in the Definitions will be deemed to be references to “Transactions”).

The Definitions are incorporated by reference in, and made part of, this Agreement and each relevant Confirmation as if set forth in full in this Agreement and such Confirmation. In the event of any inconsistency between the Commodity Definitions and the ISDA Definitions, the Commodity Definitions will govern. In the event of any inconsistency between the provisions of this Agreement or of a Confirmation and the Definitions, the provisions of this Agreement or such Confirmation will govern. In the event of any inconsistency between the provisions of a Confirmation and this Agreement the provisions of such Confirmation will govern for purposes of the relevant Transaction.

(f)	Confirmation Procedures. Confirmations for Transactions are due under CFTC Rule 23.501 within the applicable time frame specified in such rule, to the extent applicable.

(g)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Part 2(a) of this Schedule (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

(h)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same tax jurisdiction as the original account”.

(i)	Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant party in accordance with generally accepted accounting principles, consistently applied.”

(j)	Transfer. Section 7 of this Agreement is hereby amended by inserting the following phrase “, which consent shall not be unreasonably withheld or delayed” in the third line thereof after the word “party” and before the word “, except”. Notwithstanding any provision to the contrary contained in this Agreement (including Section 7 of this Agreement), subject to satisfaction of the Plan Emergence Hedge Conditions, on the Plan Effective Date, to the extent there exists a Transaction, or Transactions, as the case may be, between Party A and Party B, then in such event, Party B shall be deemed to assign its rights and obligations under this Agreement and each such Transaction to Reorganized Party B and Reorganized Party B will be deemed to, and will confirm in writing, its acceptance and assumption of this Agreement and each Transaction, and all obligations, liabilities, rights and duties in relation thereto. In this regard, subject to satisfaction of the Plan Emergence Hedge Conditions, Party A consents to the assignment by Party B of its rights, duties, liabilities and obligations under this Agreement and each Transaction to Reorganized Party B subject to the retention of all its rights hereunder.

15

For purpose of this Agreement, “Plan Emergence Hedge Conditions” means that (i) no Event of Default, Potential Event of Default or Termination Event hereunder has occurred and is continuing with respect to Party B; (ii) Party B has (1) adhered to the ISDA August 2012 Dodd-Frank Protocol (1.0) and matched with Party A on ISDA Amend, or executed an analogous bilateral agreement and provided questionnaire responses directly to Party A and (2) adhered to the ISDA March 2013 Dodd-Frank Protocol (2.0) and matched with Party A on ISDA Amend, or executed an analogous bilateral agreement and provided questionnaire responses directly to Party A; and (iii) the First Lien Exit Facility (including, without limitation, with respect to establishment of liens as set forth therein) has been executed by the Credit Parties on the Plan Effective Date.

(k)	Set-off. A new Section 6(f) shall be added to the Agreement as follows:

“Set-off. Any amount (the “Early Termination Amount”) payable to one party (the “Payee”) by the other party (the “Payer”) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the ‘Other Agreement Amount’) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee (or, where the Payee is “X”, any consenting Affiliate of the Payee) to the Payer (or, where the Payer is “X”, any consenting Affiliate of the Payer) (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer (or between the Payee (or any such consenting Affiliate of the Payee) and the Payer (or any such consenting Affiliate of the Payer) (or instrument(s) or undertaking(s) issued or executed by the Payee or any such consenting Affiliate of the Payee to, or in favor of, the Payer or any such consenting Affiliate of the Payer) and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off. X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(l)	HIRE Act. “Tax” as used in Part 2(a) (Payer Tax Representation) of this Schedule and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

(m)	ISDA DF Protocols. For purposes of the ISDA August 2012 DF Protocol Agreement published on August 13, 2012 and the ISDA March 2013 DF Protocol Agreement published on March 22, 2013 (the “Protocol Agreements”), the parties acknowledge and agree that this Agreement shall constitute a Protocol Covered Agreement as defined under the Protocol Agreements.

16

Part 6.

Additional Provisions for Commodity Derivative Transactions.

(a)	Scope. The terms and conditions of this Part 6 shall apply only to a Transaction which is described in the related Confirmation as: (i) a transaction that is a commodity swap transaction, cross-commodity swap transaction, commodity cap transaction, commodity floor transaction, commodity collar transaction, commodity option transaction or any other similar transaction (including any Option with respect to any of these transactions), (ii) a combination of these transactions and (iii) any other transaction identified as a Commodity Transaction in the related Confirmation. Any such Transaction shall constitute a “Transaction” for purposes of this Agreement and this Schedule, but shall be referred to in this Part 6 as a “Commodity Transaction”.

(b)	Definitions. The definitions and provisions contained in the 2005 ISDA Commodity Definitions, as published by the International Swaps and Derivatives Association, Inc. (the “Commodity Definitions”) are incorporated by reference into and made a part of this Part 6 and any Confirmation of a Commodity Transaction.

(c)	The “Market Disruption Events” specified in Section 7.4(d)(i) of the Commodity Definitions shall apply, except as otherwise specifically provided in the Confirmation.

(d)	“Additional Market Disruption Events” shall apply only if so specified in the relevant Confirmation.

(e)	The following “Disruption Fallbacks” specified in Section 7.5(c) of the Commodity Definitions shall apply in the following order, except as otherwise provided for in the Confirmation:

(i)	“Fallback Reference Price”

(ii)	“Negotiated Fallback”

(iii)	“Delayed Publication or Announcement”

(iv)	“Fallback Reference Dealers”

(v)	“No Fault Termination”

17

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

[BANK] (Party A)	ATLAS RESOURCE PARTNERS, L.P. (Party B)

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

18

Annex A

Additional Party A Elections:

(a)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations: [INSERT PARTY A TAX REPS]

(b)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement, addresses for notices or communications to Party A are as follows: [INSERT PARTY A ADDRESS/NOTICE INFO]

(c)	Process Agent. For the purpose of Section 13(c) of this Agreement, Party A appoints as its Process Agent: [INSERT PROCESS AGENT IF APPLICABLE]

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement: Party A [is not a Multibranch Party][ is a Multibranch Party and may act through the following offices: [ ]].

Additional Provisions:

(a)	The Agreement is amended by the insertion of the following requirements in Part 3(b), reading in its entirety as follows:

Party required To Deliver Document	Form/Document Certificate	Date by which to be Delivered	Covered by Section 3(d)

(b)	The Agreement is amended by the insertion of an additional Section 15, reading in its entirety as follows:

[INSERT ADDITIONAL REQUIRED PROVISIONS SUCH AS EMIR LANGUAGE, ENTITY SPECIFIC PROVISIONS OR ADDITIONAL BOILERPLATE NOT ALREADY ADDRESSED IN THE FORM]

19

Exhibit E

to the Restructuring Support Agreement

INTERIM HEDGING ORDER

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)
)
ATLAS RESOURCE PARTNERS, L.P.,	)	Chapter 11
et al.[1]	)
	)	Case No. [ ]
Debtors.	)
	)	(Joint Administration Requested)

INTERIM ORDER AUTHORIZING THE DEBTORS TO (I) ENTER

INTO POSTPETITION SWAP AGREEMENTS, (II) GRANT LIENS

AND SUPERPRIORITY CLAIMS, AND HONOR OBLIGATIONS

THEREUNDER, AND (III) GRANTING RELATED RELIEF

Upon the motion (the “Motion”), dated [            ], 2016, of the above-referenced debtors, as debtors in possession (collectively, the “Debtors”), in the above-captioned cases for entry of an order (this “Interim Order”), pursuant to sections 105(a), 362, 363 and 364 of title 11 of the United States Code (the “Bankruptcy Code”), Rules 2002, 4001, 6003, and 6004 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Rule 4001-2 of the Local Bankruptcy Rules for the Southern District of New York (the “Local Bankruptcy Rules”), seeking, among other things:

(a)	authorizing the Debtors to:

(1)	enter into and perform under new hedging arrangements (the “Postpetition Swap Agreements”), governed by a master agreement substantially in the form attached hereto as Exhibit 1, with certain of the First Lien Secured Parties[2] or their affiliates (collectively, the “Postpetition Swap Providers”), pursuant to the Risk Management Guidelines;

[1]	The Debtors and the last four digits of their taxpayer identification numbers (as applicable) are as follows: Atlas Resource Partners, L.P. (1625), ARP Barnett Pipeline, LLC (2295), ARP Barnett, LLC (2567), ARP Eagle Ford, LLC (6894), ARP Mountaineer Production, LLC (9365), ARP Oklahoma, LLC (5193), ARP Production Company, LLC (9968), ARP Rangely Production, LLC (1625), Atlas Barnett, LLC (4688), Atlas Energy Colorado, LLC (0015), Atlas Energy Indiana, LLC (0546), Atlas Energy Ohio, LLC (5198), Atlas Energy Securities, LLC (5987), Atlas Energy Tennessee, LLC (0794), Atlas Noble, LLC (5139), Atlas Pipeline Tennessee, LLC (4919), Atlas Resource Finance Corporation (2516), Atlas Resource Partners Holdings, LLC (5285), Atlas Resources, LLC (2875), ATLS Production Company, LLC (0124), REI-NY, LLC (5147), Resource Energy, LLC (5174), Resource Well Services, LLC (5162), Viking Resources, LLC (5124). The address of the Debtors’ corporate headquarters is Park Place Center One, 1000 Commerce Drive, Suite 400, Pittsburgh, PA 15275.
[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in, as applicable, the Motion or any interim or final order (collectively, the “Cash Collateral Orders”) entered pursuant to the [Debtors’ Cash Collateral Motion], filed contemporaneously herewith.

(2)	honor, pay, or otherwise satisfy all obligations and indebtedness of the Debtors arising under the Postpetition Swap Agreements (the “Postpetition Swap Obligations”) as they come due;

(3)	grant First Lien Adequate Protection Liens to the First Lien Agent, for the benefit of the Postpetition Swap Providers, to secure the Postpetition Swap Obligations; and

(4)	grant allowed First Lien Adequate Protection Claims to the Postpetition Swap Providers on account of the Postpetition Swap Obligations;

(b)	the First Lien Agent to exercise all rights and remedies with respect to the Collateral for the benefit of the Postpetition Swap Providers in accordance with the Cash Collateral Orders following the occurrence and during the continuation of an Event of Default or a Termination Event under, and as defined in, the Postpetition Swap Agreements; and

(c)	the Postpetition Swap Providers to setoff, net, and apply any payment amounts that such Postpetition Swap Providers would otherwise be obligated to pay to any Debtor under the Postpetition Swap Agreements against the First Lien Prepetition Indebtedness;

all as more fully set forth in the Motion; and upon the [first day declaration/hedging declaration]; and this Court having jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; and this Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and it appearing that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and the Interim Hearing having been held by the Court on [            ], 2016; and pursuant to Bankruptcy Rule 4001 and Local Bankruptcy Rule 4001-2, due and sufficient notice of the Motion having been given under the particular circumstances; and it appearing that no other or further notice need be provided; and the Court having considered the offers of proof, evidence adduced, and the statements of counsel at the

Interim Hearing; and it appearing to the Court that granting the relief sought in the Motion on the terms and conditions contained herein is necessary and essential to enable the Debtors to preserve the value of the Debtors’ businesses and assets and that such relief is fair and reasonable and that entry of this Interim Order is in the best interest of the Debtors and their respective estates and creditors; and due deliberation and good cause has been shown to grant the relief sought in the Motion.

IT IS HEREBY FOUND AND DETERMINED THAT:

1. The Motion is granted as set forth herein.

2. The Debtors are authorized to: (a) enter into and perform under the Postpetition Swap Agreements pursuant to the Risk Management Guidelines; (b) honor, pay, or otherwise satisfy all Postpetition Swap Obligations as they come due; (c) grant First Lien Adequate Protection Liens to the First Lien Agent, for the benefit of the Postpetition Swap Providers, to secure the Postpetition Swap Obligations; and (d) grant First Lien Adequate Protection Claims to the Postpetition Swap Providers on account of the Postpetition Swap Obligations. The Debtors shall only be permitted to enter into Postpetition Swap Agreements with the First Lien Secured Parties or their affiliates.

3. As security and assurance of the Postpetition Swap Obligations, and in exchange for providing benefits to the Debtors in accordance with this Interim Order:

(a)	the First Lien Agent, for the benefit of the Postpetition Swap Providers, is hereby granted, effective as of the Petition Date and in each case perfected without the necessity of the execution by the Debtors (or recordation or other filing) of security agreements, control agreements, pledge agreements, financing statements, mortgages or other similar documents, or by possession or control, First Lien Adequate Protection Liens on the Collateral to secure the Postpetition Swap Obligations, which First Lien Adequate Protection Liens shall rank pari passu with the First Lien Adequate Protection Liens granted to the First Lien Agent, for the benefit of the First Lien Secured Parties, pursuant to the Cash Collateral Orders;

(b)	the Postpetition Swap Obligations shall constitute First Lien Adequate Protection Claims against each of the Debtors, jointly and severally; and

(c)	the Postpetition Swap Providers may setoff, net, and apply any payment, settlement payment, termination values, termination payments, and any other amounts that such Postpetition Swap Provider would be entitled to receive from any Debtor or otherwise be obligated to pay to any Debtor under any Postpetition Swap Agreement in accordance with the terms of each of such Postpetition Swap Agreement, including, but not limited, to setoff, netting, and application of the foregoing against any and all obligations of any Debtor under the Postpetition Swap Agreement in accordance with the terms of such Postpetition Swap Agreement to reduce permanently the First Lien Prepetition Indebtedness; provided, that upon the occurrence and during the continuation of an Event of Default or a Termination Event (each as defined in the Postpetition Swap Agreements), any Postpetition Swap Provider may terminate, liquidate, or unwind its Postpetition Swap Agreement and setoff and net transactions thereunder upon notice by such Postpetition Swap Provider to the Debtors in accordance with the applicable Postpetition Swap Agreement.

4. If any or all of the provisions of this Interim Order or the Cash Collateral Orders are stayed, modified in a manner adverse to a Postpetition Swap Provider, or vacated, or if this Interim Order or the Cash Collateral Orders otherwise terminates, then such stay, modification, vacation, or termination will not affect (a) the validity of any indebtedness, obligation, or liability incurred by the Debtors to each of the Postpetition Swap Providers before the receipt of written notice by the Postpetition Swap Providers of the effective date of such stay, modification, vacation, or termination; (b) the validity or enforceability of the security interests, administrative claims, and netting, setoff, collection and termination rights authorized or created hereby or pursuant to the Postpetition Swap Agreements, or any related documents; and (c) the rights of the Postpetition Swap Providers to exercise remedies as set forth in the Postpetition Swap Agreements, and each of the Postpetition Swap Providers shall be entitled to the benefits of the provisions of section 364(e) of the Bankruptcy Code.

5. The automatic stay provisions of section 362 and the setoff provisions of section 553 of the Bankruptcy Code are hereby modified solely to the extent necessary to:

(a)	permit immediate and unconditional exercise and enforcement of rights and remedies by (i) the First Lien Agent on behalf of any Postpetition Swap Provider (including, but not limited to, the foreclosure on the First Lien Adequate Protection Liens in order to collect from the Debtors amounts that may be owed to the Postpetition Swap Providers under the Postpetition Swap Agreements) and (ii) the Postpetition Swap Providers, upon the occurrence of an Event of Default or a Termination Event (each as defined in the Postpetition Swap Agreements) under the Postpetition Swap Agreements (including, but not limited to, the suspension, termination, liquidation, withholding of performance, or acceleration thereof and setoff, netting, and application of any payment, settlement payment, termination values, termination payments, and any other amounts that such Postpetition Swap Provider would be entitled to receive from or otherwise be obligated to pay to any Debtor under any Postpetition Swap Agreement), and the Postpetition Swap Providers’ rights thereunder shall not be modified, stayed, avoided, or otherwise limited by order of this Court or any court proceeding under the Bankruptcy Code, including, but not limited to, the right to collect from the Debtors amounts that may be owed to a Postpetition Swap Provider following such termination and the right to withhold performance pursuant to the terms of any Postpetition Swap Agreement. The Debtors waive the right and shall not seek relief, including under section 105(a) or section 549 of the Bankruptcy Code, to the extent that any such relief would in any way restrict or impair the rights of the First Lien Agent or any Postpetition Swap Provider under the Postpetition Swap Agreements or this Interim Order, including, without limitation, the right of the Postpetition Swap Providers to setoff, net, and apply any payment amounts that such Postpetition Swap Providers would otherwise be obligated to pay to any Debtor under the Postpetition Swap Agreements in accordance with the terms of such Postpetition Swap Agreement against the First Lien Prepetition Indebtedness, as provided in paragraph 3(c) of this Interim Order; provided, however, that any exercise or enforcement of rights or remedies with respect to the Collateral or any setoff, netting or application against the First Lien Prepetition Indebtedness will only be permitted after five (5) business days’ prior written notice from the First Lien Agent or the Postpetition Swap Provider to the Debtors and the Ad Hoc Group (unless the Debtors and the Ad Hoc Group otherwise agree in writing).

(b)	permit the First Lien Agent, on behalf of the Postpetition Swap Providers, to take all actions to validate and perfect the liens and security interests granted hereunder and under the Cash Collateral Orders, including by filing or recording financing statements, intellectual property filings, mortgages, notices of lien, or similar instruments in any jurisdiction. For the avoidance of doubt, whether or not the First Lien Agent chooses to file such financing statements, intellectual property filings, mortgages, notices of lien, or similar instruments, take possession of or control over, or otherwise confirm perfection of the liens and security interests granted under this Interim Order, such liens and security interests shall be deemed valid, perfected, allowed, enforceable, non-avoidable, and not subject to challenge, dispute, or subordination, as of the Petition Date; and

(c)	provide that a Postpetition Swap Provider’s rights, powers, privileges, and remedies under the applicable Postpetition Swap Agreement and this Interim Order may not be modified, stayed, avoided, or otherwise limited by further order of the Court or any court proceeding under the Bankruptcy Code.

6. Each Postpetition Swap Provider shall enjoy the First Lien Adequate Protection Claims, First Lien Adequate Protection Liens, automatic stay relief, and other protections provided by this Interim Order and the Cash Collateral Orders in respect of each such transaction until the earliest of (a) the termination of such Postpetition Swap Provider’s Postpetition Swap Agreement and the satisfaction of the Postpetition Swap Obligations accrued thereunder in full in cash, (b) a Postpetition Swap Provider enjoying the benefit of the security package contemplated by the First Lien Exit Facility (as defined in the Restructuring Support Agreement) and (c) other arrangements satisfactory to such Postpetition Swap Provider having been made. Absent the occurrence of (a), (b) or (c) of this paragraph, the relief and protections provided by this Interim Order shall survive any order of the Court that may be entered (i) confirming any plan of reorganization or liquidation in any of the Cases, (ii) converting any of the Cases to a case under chapter 7 of the Bankruptcy Code, or (iii) dismissing any of the Cases, and shall be in addition to any and all rights, powers or privileges provided for by the Postpetition Swap Agreement or the Cash Collateral Orders.

7. In accordance with this Interim Order and any other order of this Court, each of the financial institutions at which the Debtors maintain their accounts relating to the payment of the obligations described in this Interim Order is authorized to honor checks and electronic payment requests presented for payment of obligations described in this Interim Order and all fund transfer requests made by the Debtors related thereto to the extent that sufficient funds are on deposit in such amounts.

8. Any determination that a Postpetition Swap Agreement was not entered into pursuant to the Risk Management Guidelines shall not affect the obligations of the Debtors arising under such Postpetition Swap Agreement. For the avoidance of doubt, any Postpetition Swap Agreement determined not to be entered into pursuant to the Risk Management Guidelines shall remain valid and binding against the Debtors, and the applicable Postpetition Swap Provider shall be entitled to the protections provided in this Interim Order with respect to such Postpetition Swap Agreement.

9. In addition to and without limiting each Postpetition Swap Provider’s rights under Section 11 of its respective Postpetition Swap Agreement, in further exchange for providing benefits to the Debtors in accordance with this Interim Order, the Debtors shall promptly reimburse each Postpetition Swap Provider for any reasonable fees and expenses, including, but not limited to, legal fees, that it has incurred in connection with the review and negotiation of the Postpetition Swap Agreements, the negotiation of this Interim Order, and any related documents and such reimbursement obligation shall constitute a Postpetition Swap Obligation, entitled to the First Lien Adequate Protection Liens, First Lien Adequate Protection Claims, and other protections afforded by this Interim Order and the Cash Collateral Orders.

10. Notice of the Motion as provided therein shall be deemed good and sufficient and the requirements of the Local Bankruptcy Rules are satisfied by such notice

11. Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 7062, 9014 or otherwise, the terms and conditions of this Interim Order shall be immediately effective and enforceable upon its entry.

12. The Debtors are authorized to take all actions necessary to effectuate the relief granted pursuant to this Interim Order in accordance with the Motion.

13. The Court has and will retain jurisdiction to enforce this Interim Order.

14. The Final Hearing on the Motion is scheduled for [            ] at [            ] before this Court.

15. The Debtors shall promptly mail copies of this Interim Order to the parties having been given notice of the Interim Hearing and to any other party which has filed a request for notices with this Court. Any party in interest objecting to the relief sought at the Final Hearing shall submit any such objection in writing and file same with the Court (with a courtesy copy to Chambers) and serve such objection on the following parties so as to be received no later than 4:00 p.m. (Eastern Time) on [            ], 2016: (i) [            ], Attorneys for the Debtors; Linklaters LLP, 1345 Avenue of the Americas, New York, New York, 10012, Attention: Margot B. Schonholtz, Esq. and Penelope J. Jensen, Esq., Attorneys for the First Lien Agent; (iii) [            ], Attorneys for the Second Lien Agent; (iv) Akin Gump Strauss Hauer & Feld LLP, 1333 New Hampshire Avenue, N.W., Washington D.C. 20036, Attention: Scott L. Alberino and 1999 Avenue of the Stars, Suite 600, Los Angeles, CA 90067, Attention: David P. Simonds,

Attorneys for the Ad Hoc Group; and (v) [            ], Attorneys for the Senior Notes Trustees, and (iv) the United States Trustee for the Southern District of New York, Attention [            ], Esq.

Dated: New York, New York

            [•], 2016

THE HONORABLE [•] UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Form of Schedule to ISDA Master

Agreement

Exhibit F

to the Restructuring Support Agreement

INTERIM CASH COLLATERAL ORDER

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
In re: ATLAS RESOURCE PARTNERS, L.P., et al.[1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. [ ] (Joint Administration Pending)
)

INTERIM ORDER PURSUANT TO 11 U.S.C. §§ 105, 361,

362, 363 AND 507, BANKRUPTCY RULES 2002, 4001 AND 9014

AND LOCAL BANKRUPTCY RULE 4001-2 (I) AUTHORIZING DEBTORS’

LIMITED USE OF CASH COLLATERAL, (II) GRANTING ADEQUATE

PROTECTION TO THE PREPETITION SECURED PARTIES, (III) MODIFYING

THE AUTOMATIC STAY, AND (IV) SCHEDULING A FINAL HEARING

Upon the motion (the “Motion”), dated [            ], 2016, of the above-referenced debtors, as debtors in possession (collectively, the “Debtors”) in the above-captioned cases (collectively, the “Cases”), pursuant to sections 105, 361, 362, 363 and 507 of title 11 of the United States Code (as amended, the “Bankruptcy Code”), Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Rule 4001-2 of the Local Bankruptcy Rules for the Southern District of New York (the “Local Bankruptcy Rules”), seeking, among other things:

[1]	The Debtors and the last four digits of their taxpayer identification numbers (as applicable) are as follows: Atlas Resource Partners, L.P. (1625), ARP Barnett Pipeline, LLC (2295), ARP Barnett, LLC (2567), ARP Eagle Ford, LLC (6894), ARP Mountaineer Production, LLC (9365), ARP Oklahoma, LLC (5193), ARP Production Company, LLC (9968), ARP Rangely Production, LLC (1625), Atlas Barnett, LLC (4688), Atlas Energy Colorado, LLC (0015), Atlas Energy Indiana, LLC (0546), Atlas Energy Ohio, LLC (5198), Atlas Energy Securities, LLC (5987), Atlas Energy Tennessee, LLC (0794), Atlas Noble, LLC (5139), Atlas Pipeline Tennessee, LLC (4919), Atlas Resource Finance Corporation (2516), Atlas Resource Partners Holdings, LLC (5285), Atlas Resources, LLC (2875), ATLS Production Company, LLC (0124), REI-NY, LLC (5147), Resource Energy, LLC (5174), Resource Well Services, LLC (5162), Viking Resources, LLC (5124). The address of the Debtors’ corporate headquarters is Park Place Center One, 1000 Commerce Drive, Suite 400, Pittsburgh, PA 15275.

(a)	authorization for the Debtors, pursuant to Bankruptcy Code sections 105, 361, 362, 363 and 507 to (i) use cash collateral, as such term is defined in section 363(a) of the Bankruptcy Code (“Cash Collateral”), and all other Prepetition Collateral (as defined herein), solely in accordance with the terms of this order (this “Interim Order”), and (ii) provide adequate protection to:

(1)	Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “First Lien Agent”) under the First Lien Credit Agreement (as defined herein), and the other First Lien Secured Parties (as defined herein); and

(2)	Wilmington Trust, National Association, as Administrative Agent (in such capacity, the “Second Lien Agent” and, collectively with the First Lien Agent, the “Prepetition Agents”) under the Second Lien Credit Agreement (as defined herein), and the other Second Lien Secured Parties (as defined herein);

(b)	subject to entry of the Final Order (as defined herein), authorization to grant adequate protection liens on the proceeds and property recovered in respect of the Debtors’ claims and causes of action (but not on the actual claims and causes of action) arising under Bankruptcy Code sections 544, 545, 547, 548, 549 and 550 or any other similar state or federal law (collectively, the “Avoidance Actions”);

(c)	modifying the automatic stay imposed by section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of this Interim Order and the Final Order;

(d)	subject to entry of the Final Order, except to the extent of the Carve Out (as defined herein), the waiver of all rights to surcharge any Prepetition Collateral or Collateral (as defined herein) under sections 506(c) or 552(b) of the Bankruptcy Code or any other applicable principle of equity or law;

(e)	that this Court (as defined herein) hold an interim hearing (the “Interim Hearing”) to consider the relief sought in the Motion and entry of the proposed Interim Order;

(f)	that this Court schedule a final hearing (the “Final Hearing”) to consider entry of a final order (the “Final Order”) granting the relief requested in the Motion on a final basis; and

(g)	waiver of any applicable stay with respect to the effectiveness and enforceability of the Interim Order or the Final Order (including a waiver pursuant to Bankruptcy Rule 6004(h));

and the Interim Hearing having been held by the Court on [            ], 2016; and pursuant to Bankruptcy Rule 4001 and Local Bankruptcy Rule 4001-2, due and sufficient notice of the Motion and the relief sought at the Interim Hearing having been given under the particular circumstances by the Debtors to the First Lien Agent, counsel to the First Lien Agent, the First Lien Secured Lenders, the Second Lien Agent, counsel to the Second Lien Agent, the Second Lien Secured Lenders, counsel to the Second Lien Secured Lenders, the other Prepetition Secured Parties, the Debtors’ thirty (30) largest unsecured creditors (on a consolidated basis), the indenture trustee under the Debtors’ 7.75% senior notes due 2021 (the “7.75% Senior Notes Trustee”), counsel for the 7.75% Senior Notes Trustee, the indenture trustee under the Debtors’ 9.25% senior notes due 2021 (the “9.25% Senior Notes Trustee” and, collectively with the 7.75% Senior Notes Trustee, the “Senior Notes Trustees”), counsel for the 9.25% Senior Notes Trustee, counsel to the ad hoc group of holders of the Debtors’ 7.75% senior notes due 2021 and 9.25% senior notes due 2021 (the “Ad Hoc Group”), the United States Trustee for the Southern District of New York (the “United States Trustee”), the United States Securities and Exchange Commission, the United States Internal Revenue Service, and other parties with a particularized interest in the Motion; and the Court having considered the offers of proof, evidence adduced, and the statements of counsel at the Interim Hearing; and the Court having heard and resolved or overruled all objections to the interim relief requested in the Motion; and it appearing to the Court that granting the relief sought in the Motion on the terms and conditions herein contained is necessary and essential to enable the Debtors to preserve the value of the Debtors’ businesses and assets and that such relief is fair and reasonable and that entry of this Interim Order is in the best interest of the Debtors and their respective estates and creditors; and due deliberation and good cause has been shown to grant the relief sought in the Motion,

IT IS HEREBY FOUND AND DETERMINED THAT:

A. Petition Date. On July [__], 2016 (the “Petition Date”), Atlas Resource Partners, L.P. (“Atlas”) and each of the other Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the “Court”). Each Debtor has continued to manage and operate its respective businesses and properties as a debtor in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Cases.

B. First Lien Credit Agreement. Prior to the Petition Date, the First Lien Secured Parties (as defined herein) made certain loans and other financial accommodations pursuant to and in accordance with the terms and conditions of that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2013 (as heretofore amended, restated, or otherwise modified from time to time, the “First Lien Credit Agreement,” and, together with all other documentation executed in connection therewith, including, without limitation, the Intercreditor Agreement, the First Lien Guaranty, the First Lien Collateral Documents (as such terms are defined herein), the “First Lien Loan Documents”), among, inter alia, Atlas, as borrower, the First Lien Agent, and the lenders from time to time party thereto (such lenders, the “First Lien Secured Lenders,” and, together with the First Lien Agent, each “Issuing Bank” and “Bank Product Provider” (as such terms are defined in the First Lien Credit Agreement) and each “Secured Swap Provider” (as such term is defined in the First Lien Collateral Documents (as defined herein)), collectively, the “First Lien Secured Parties”). Pursuant to that certain Second Amended and Restated Guaranty, dated as of July 31, 2013 (as amended, modified or otherwise supplemented from time to time, the “First Lien Guaranty”), the Debtors, other than Atlas, guaranteed the obligations of Atlas under the First Lien Credit Agreement and the other First Lien Loan Documents.

C. Second Lien Credit Agreement. Prior to the Petition Date, the Second Lien Secured Lenders (as defined herein) made certain loans and advances pursuant to and in accordance with the terms and conditions of that certain Second Lien Credit Agreement, dated as of February 23, 2015 (as heretofore amended, restated, or otherwise modified from time to time, the “Second Lien Credit Agreement,” and, collectively with all other documentation executed in connection therewith, including, without limitation, the Intercreditor Agreement, the Second Lien Guaranty and the Second Lien Collateral Documents (as such terms are defined herein), the “Second Lien Loan Documents”), among inter alia, Atlas, as borrower, the Second Lien Agent, and the lenders from time to time party thereto (such lenders, the “Second Lien Secured Lenders,” and together with the Second Lien Agent, the “Second Lien Secured Parties”). Pursuant to that certain Second Lien Guaranty, dated as of February 23, 2015 (as amended, modified or otherwise supplemented from time to time, the “Second Lien Guaranty”), the Debtors, other than Atlas, guaranteed the obligations of Atlas under the Second Lien Credit Agreement and the other Second Lien Loan Documents. The First Lien Loan Documents and the Second Lien Loan Documents are referred to collectively in this Interim Order as the “Prepetition Loan Documents,” and the First Lien Secured Parties and Second Lien Secured Parties are referred to herein collectively as the “Prepetition Secured Parties.”

D. Debtors’ Admissions and Stipulations With Respect to the First Lien Prepetition Indebtedness. Without prejudice to the rights, if any, of any other party (but subject to the limitations thereon described herein in paragraph 19), the Debtors admit, stipulate and agree that:

i.

As of the Petition Date, the Debtors were justly and lawfully indebted and liable, without defense, counterclaim, or offset of any kind, to the (x) First Lien Secured Lenders in the aggregate principal amount of approximately $[            ] in respect of

loans and other financial accommodations made and in the aggregate face amount of $4,191,215 in respect of letters of credit issued by the Issuing Banks pursuant to, and in accordance with, the First Lien Loan Documents, (y) Secured Swap Providers in amounts yet to be determined, and (z) holders of Bank Product Obligations (as defined in the First Lien Credit Agreement) in amounts yet to be determined, plus accrued and unpaid interest, fees and costs and expenses including, without limitation, attorney’s fees, agent’s fees, other professional fees and disbursements and other obligations owing under the First Lien Loan Documents (collectively, the “First Lien Prepetition Indebtedness”). Each of the First Lien Loan Documents is valid, binding, and subject to applicable bankruptcy law, enforceable against the Debtors in accordance with its terms.

ii.	The First Lien Prepetition Indebtedness constitutes the legal, valid and binding obligations of the Debtors, enforceable in accordance with their terms, and no portion of the First Lien Prepetition Indebtedness or any amounts paid to the First Lien Secured Parties or applied to the obligations owing under the First Lien Loan Documents prior to the Petition Date is subject to avoidance, subordination (whether equitable or otherwise), recharacterization, recovery, attack, offset, contest, objection, recoupment, reclassification, reduction, disallowance, counterclaim, defense, challenge or Claim (as defined in section 101(5) of the Bankruptcy Code) of any kind pursuant to the Bankruptcy Code or applicable non-bankruptcy law and the Debtors do not have any claims, counterclaims, causes of action, defenses or setoff rights related to the obligations under the First Lien Loan Documents, whether arising under the Bankruptcy Code or applicable nonbankruptcy law, on or prior to the date hereof, against the First Lien Agent, any of the other First Lien Secured Parties, or their respective affiliates, subsidiaries, agents, officers, directors, employees, attorneys, and advisors.

E. Debtors’ Admissions and Stipulations with Respect to the Second Lien Prepetition Indebtedness. Without prejudice to the rights, if any, of any other party (but subject to the limitations thereon described herein in paragraph 19), the Debtors admit, stipulate and agree that:

i.	As of the Petition Date, the Debtors were justly and lawfully indebted and liable, without defense, counterclaim, or offset of any kind, to the Second Lien Secured Lenders in the aggregate principal amount of $250,000,000 in respect of loans and other financial accommodations made by the Second Lien Secured Lenders pursuant to, and in accordance with, the Second Lien Loan Documents, plus accrued and unpaid interest, fees and costs and expenses, including, without limitation, attorney’s fees, agent’s fees, other professional fees and disbursements and other obligations owing under the Second Lien Loan Documents (collectively, the “Second Lien Prepetition Indebtedness” and, together with the First Lien Prepetition Indebtedness, the “Prepetition Indebtedness”).

ii.	The Second Lien Prepetition Indebtedness constitutes the legal, valid and binding obligations of the Debtors, enforceable in accordance with their terms, and no portion of the Second Lien Prepetition Indebtedness or any amounts paid to the Second Lien Secured Parties or applied to the obligations owing under the Second Lien Loan Documents prior to the Petition Date is subject to avoidance, subordination (whether equitable or otherwise), recharacterization, recovery, attack, offset, contest, objection, recoupment, reclassification, reduction, disallowance, counterclaim, defense, challenge or Claim (as defined in section 101(5) of the Bankruptcy Code) of any kind pursuant to the Bankruptcy Code or applicable non-bankruptcy law and the Debtors do not have any claims, counterclaims, causes of action, defenses or setoff rights related to the obligations under the Second Lien Loan Documents, whether arising under the Bankruptcy Code or applicable nonbankruptcy law, on or prior to the date hereof, against the Second Lien Agent, the Second Lien Secured Lenders, or their respective affiliates, subsidiaries, agents, officers, directors, employees, attorneys, and advisors.

F. Debtors’ Admissions With Respect to Prepetition Collateral and Liens. Without prejudice to the rights, if any, of any other party (but subject to the limitations thereon described herein in paragraph 19), the Debtors admit, stipulate and agree that:

i.

Pursuant to (a) that certain Second Amended and Restated Security Agreement, dated as of July 31, 2013 (as heretofore amended, restated, or otherwise modified from time to time) by the Borrower and the other Grantors (as such terms are defined in the First Lien Loan Documents) in favor of the First Lien Agent, and (b) certain mortgages, deeds of trust, assignment of as-extracted collateral, security agreements, fixture filing and financing statements, deposit account control agreements and similar security documents entered into by any loan party and the First Lien Agent in respect of the properties owned by such loan party (each of (a) and (b) as heretofore amended, restated or otherwise modified from time to time, and, collectively with any and all other agreements, instruments, certificates, fixture filings, transmitting utility filings, financing statements, consents, assignments or other similar documents, the “First Lien Collateral Documents”), the Debtors have granted, and the First Lien Agent, for the benefit of the First Lien Secured Parties, possesses, valid, binding, perfected, non-avoidable, and enforceable first priority liens upon, and security interests in, the real and personal property of the Borrower and Guarantors, all as more fully described in the First Lien Collateral Documents, including, without limitation, all accounts, chattel paper, cash, deposit accounts and other investment accounts, documents, equipment, farm products, general intangibles (including, without limitation, rights in and under any contracts, including interest rate hedging agreements, commodity hedging agreements and similar agreements), patents, copyrights, trademarks, tradenames, rights under license agreements and other intellectual property, goods, instruments, inventory, investment property, letters of credit and letter of credit rights, accounts receivable, other rights to payment, payment intangibles, oil, gas, and other hydrocarbons, as-extracted collateral and products and substances derived therefrom (including all raw materials and work-in-process, finished goods, and materials used or consumed in the manufacture or production thereof), owned real estate, real property leaseholds, oil and gas leases, fixtures, claims and causes of action and any other real or personal property of the Debtors, and, in each case, the cash and noncash proceeds and other rights arising therefrom (collectively, including the Cash Collateral and the setoff rights described in the First Lien Loan Documents, the Swap Agreements (as defined in the First Lien Credit Agreement), or arising by operation of law, collectively, the “Prepetition Collateral”) to secure the First Lien Prepetition Indebtedness, subject only to specific permitted exceptions under the First Lien Credit Agreement and other First Lien Loan Documents. As of the Petition Date, there were no security interests or liens on the Prepetition Collateral other than as permitted by the First Lien Loan Documents.

ii.

Pursuant to (a) that certain Second Lien Security Agreement, dated as of February 23, 2015 (as heretofore amended, restated, or otherwise modified from time to time) by the Borrower and the other Grantors (as such terms are defined in the Second Lien Loan Documents) in favor of the Second Lien Agent, and (b) certain mortgages, deeds of trust, assignment of as-extracted collateral, security agreements, fixture filing and financing statements, deposit account control agreements and similar security documents entered into by any loan party and the Second Lien Agent in respect of the properties owned by such loan party (each of (a) and (b) as heretofore amended, restated or otherwise modified from time to time, and, collectively with any and all other agreements, instruments, certificates, fixture filings, transmitting utility filings, financing statements, consents, assignments or other similar documents, the “Second Lien Collateral Documents”), the Debtors have granted, and the Second Lien Agent, for the benefit of the Second Lien Secured Parties, possesses, valid, binding, perfected, non-avoidable and enforceable second priority liens upon, and security interests in, the Prepetition Collateral (other than Prepetition Collateral constituting setoff rights of the First Lien Secured Parties), to secure the Second Lien Prepetition Indebtedness, subject in each case to the Intercreditor Agreement, dated as of February 23, 2015 (the “Intercreditor Agreement”), among the First Lien Agent, the Second Lien Agent and the Debtors, and permitted exceptions under the First Lien Credit Agreement and the other First Lien Loan Documents, and the Second Lien Credit Agreement and the other Second Lien Collateral Documents.

iii.	The First Lien Agent’s first priority liens upon and security interests in the Prepetition Collateral, for the ratable benefit of the First Lien Secured Parties, and the Second Lien Agent’s second priority liens upon and security interests in the Prepetition Collateral, for the ratable benefit of the Second Lien Secured Parties, are not subject to avoidance, subordination (whether equitable or otherwise), recharacterization, recovery, attack, offset, counterclaim, defense, challenge or Claim (as defined in section 101(5) of the Bankruptcy Code) of any kind pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

iv.	As of the Petition Date, the aggregate value of the Prepetition Collateral exceeds the aggregate amount of the First Lien Prepetition Indebtedness.

G. Debtors’ Admissions and Stipulations With Respect to Cash Collateral. Without prejudice to the rights, if any, of any other party (but subject to the limitations thereon described herein in paragraph 19), the Debtors admit, stipulate and agree that (i) all cash, including all cash proceeds, products, offspring, rents, or profits of property of the Prepetition Collateral held in any of the Debtors’ banking, checking or other deposit accounts with financial institutions (in each case, other than trust, escrow and custodial funds held as of the Petition Date in properly established trust, escrow and custodial accounts) as of the Petition Date or deposited into the Debtors’ banking, checking or other deposit accounts with financial institutions after the Petition Date (including deposits into accounts opened before or after the Petition Date), are Cash Collateral of the Prepetition Secured Parties within the meaning of section 363(a) of the Bankruptcy Code. The Prepetition Secured Parties are entitled, pursuant to sections 105, 361, 362 and 363(e) of the Bankruptcy Code, to adequate protection of their interest in the Prepetition Collateral, including the Cash Collateral, for any Collateral Diminution (as defined herein).

H. Releases. Subject to the entry of the Final Order and without prejudice to the rights of any other party (but subject to the limitations thereon described herein in paragraph 19), each of the Debtors and the Debtors’ estates, on its own behalf and on behalf of its past, present and future predecessors, successors, heirs, subsidiaries, and assigns hereby, to the maximum extent permitted by applicable law, unconditionally, irrevocably and fully, forever waives and releases each of the Prepetition Agents and the other Prepetition Secured Parties, and each of their respective former, current, or future officers, employees, directors, agents, representatives, owners, members, partners, financial advisors, legal advisors, shareholders, managers, consultants, accounts, attorneys, affiliates, and predecessors in interest of any and all Claims (as defined in section 101(5) of the Bankruptcy Code), counterclaims, causes of action, defenses or setoff rights that exist on the date hereof relating to any of the Prepetition Loan Documents or the transactions contemplated under such documents, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending or threatened, arising at law or in equity, including, without limitation, any so-called “lender liability,” recharacterization, subordination, avoidance or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable state or federal law and any and all claims and causes of action regarding the validity, priority, perfection or avoidability of the liens or the claims of the Prepetition Secured Parties and Prepetition Agents. Subject to paragraph 19 hereof, the Debtors’ acknowledgements, stipulations, and releases shall be binding on the Debtors and their respective representatives, successors and assigns, and, on each of the Debtors’ estates, all creditors thereof and each of the respective representatives, successors and assigns, including, without limitation, any trustee or other representative appointed in the Cases, whether such trustee or representative is appointed in chapter 7 or chapter 11.

I. Need to Use Cash Collateral. The Debtors have requested immediate entry of this Interim Order pursuant to Bankruptcy Rule 4001(b)(2) and Local Bankruptcy Rule 4001-2 and have an immediate need to obtain use of the Collateral, including the Cash Collateral (in the amount and in the manner set forth in the Budget (as defined herein)) in order to, among other things, preserve and maintain the value of their assets and businesses and maximize the return to all creditors. An immediate and critical need exists for the Debtors to use the Cash Collateral, consistent with the Budget (as defined herein), for working capital purposes, other general corporate purposes of the Debtors, and the satisfaction of costs and expenses of administering the Cases. The terms of the use of the Prepetition Collateral pursuant to this Interim Order are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment and constitute reasonably equivalent value and fair consideration. The Debtors are unable to obtain adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. The ability of the Debtors to obtain liquidity through the use of the Cash Collateral is vital to the Debtors and their efforts to maximize the value of their assets. Absent entry of this Interim Order, the Debtors’ estates and reorganization efforts will be immediately and irreparably harmed.

J. Notice. Notice of the Motion and the requested relief sought at the Interim Hearing was served by the Debtors to: (1) the First Lien Agent, (2) counsel to the First Lien Agent, (3) the Second Lien Agent, (4) counsel to the Second Lien Agent, (5) counsel to the Second Lien Secured Lenders, (6) the other Prepetition Secured Parties, (7) the Debtors’ thirty (30) largest unsecured creditors (on a consolidated basis), 7.75% Senior Notes Trustee, (8) counsel for the 7.75% Senior Notes Trustee, (9) the 9.25% Senior Notes Trustee, (10) counsel for the 9.25% Senior Notes Trustee, (11) the Ad Hoc Group, (12) the United States Trustee, (13) the United States Securities and Exchange Commission, (14) the United States Internal Revenue Service, and (15) other parties with a particularized interest in the Motion. Given the nature of the relief sought, the foregoing notice of the Interim Hearing was, in the Debtors’ good-faith belief, the best available under the circumstances and complies with Bankruptcy Rules 2002, 4001(b) and (d) and 9014, Local Bankruptcy Rule 4001-2 and section 102(1) of the Bankruptcy Code as required by sections 361 and 363 of the Bankruptcy Code. No further notice of, or hearing on, the relief sought at the Interim Hearing and the relief granted herein is necessary or required.

K. Consent by Prepetition Secured Parties. The First Lien Agent and the Second Lien Secured Lenders consent to the Debtors’ use of Cash Collateral in accordance with and subject to the terms and conditions provided for in this Interim Order. The Second Lien Agent’s consent to the Debtors’ use of Cash Collateral is subject to the terms of the Intercreditor Agreement.

L. Jurisdiction and Venue. Consideration of the Motion constitutes a “core proceeding” as defined in 28 U.S.C. § 157(b)(2). This Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157 and 1334. Venue for the Cases and the proceedings on the Motion is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.

M. Relief Essential; Best Interest. The Debtors have requested immediate entry of this Interim Order pursuant to Bankruptcy Rule 4001(b)(2) and Local Bankruptcy Rule 4001-2. The relief requested in the Motion (and as provided in this Interim Order) is necessary, essential and appropriate for the continued operation of the Debtors’ businesses and the management and preservation of the Debtors’ assets and the property of their estates. It is in the best interest of the Debtors’ estates that the Debtors be allowed to use the Cash Collateral under the terms hereof. The Debtors have demonstrated good and sufficient cause for the relief granted herein.

N. Arm’s-Length, Good-Faith Negotiations. The terms of this Interim Order were negotiated in good-faith and at arm’s-length between the Debtors, the First Lien Secured Parties and the Second Lien Secured Parties. Pursuant to Bankruptcy Code sections 105, 361, and 363, the First Lien Secured Parties and the Second Lien Secured Parties are hereby found to be entities that have acted in “good faith” in connection with the negotiation and entry of this Interim Order, and each is entitled to the protection provided under Bankruptcy Code section 363(m).

NOW, THEREFORE, UPON THE RECORD OF THE PROCEEDINGS HERETOFORE HELD BEFORE THIS COURT WITH RESPECT TO THE MOTION, THE EVIDENCE ADDUCED AT THE INTERIM HEARING, AND THE STATEMENTS OF COUNSEL THEREAT, IT IS HEREBY ORDERED THAT:

1. Motion Granted. The Motion is granted in accordance with the terms of this Interim Order. Any objections to the Motion with respect to the entry of this Interim Order that have not been withdrawn, waived or settled and all reservations of rights included therein, are hereby denied and overruled.

2. Authorization to Use Cash Collateral. Subject to the terms and conditions of this Interim Order, the Court hereby authorizes the Debtors to use the Cash Collateral during the period beginning with the Petition Date and ending on the Termination Date (as defined herein) (such period, the “Budget Period”), for the disbursements set forth in the 13-week cash disbursements and receipts budget attached as Exhibit A hereto (as such budget may be modified from time to time by the Debtors with the prior written consent of the First Lien Agent as set forth in this paragraph and in paragraph 3(f)(v) of this Interim Order (the “Budget”), and for no other purposes. Notwithstanding the Budget, so long as no Termination Event has occurred, the Debtors shall be authorized to use Cash Collateral in accordance with this Interim Order in an amount that would not cause the Debtors to use Cash Collateral for (x) operating disbursements and capital expenditures, taken together, in an aggregate amount greater than 115% of operating disbursements and capital expenditures budgeted during the Budget Period pursuant to the Budget then in effect and (y) actual expenditures of the Debtors for each line item in the Budget labeled “Partnership” and the line item in the Budget labeled “G&A: Syndication Prefunding” in amounts greater than 115% of the budgeted amount for each such line item during the Budget Period (“Permitted Deviation”); provided, however, that with respect only to clause (y) of this paragraph, (i) in the event that a forecasted payment in the Budget exceeds the amount actually paid in respect of such line item during such Budget Period (the difference between the budgeted amount and the amount actually paid, the “Line Item Carry Forward Amount”), the Debtors shall be authorized to use Cash Collateral in the Line Item Carry Forward Amount toward expenses in the same line during any subsequent Budget Period thereafter. If the Company requests, the First Lien Agent may, in its sole discretion, agree in writing to permit the use of Cash Collateral (i) in a manner or amount that does not conform to the Budget (other than Permitted Deviations) (each such approved non-conforming use of Cash Collateral, a “Non-Conforming Use”) or (ii) for the period following the extension of the Expiration Date (as defined herein) pursuant to paragraph 10(ii) of this Interim Order (such period, the “Subsequent Budget Period”). If such written consent is given, the Debtors shall be authorized pursuant to this Interim Order to expend Cash Collateral for any such Non-Conforming Use or any such Subsequent Budget Period in accordance with a subsequent Budget without further Court approval, and the Prepetition Secured Parties shall be entitled to all of the protections specified in this Interim Order for any such use of Cash Collateral. The Debtors shall provide notice of any Non-Conforming Use, Subsequent Budget Period and Subsequent Budget to the Second Lien Agent, the Second Lien Secured Lenders, the Senior Notes Trustees, the Ad Hoc Group and the United States Trustee.

3. Adequate Protection for the First Lien Secured Parties. In addition to all the existing security interests and liens granted to or for the benefit of the First Lien Secured Parties in and with respect to the Prepetition Collateral, including the Cash Collateral, as adequate protection for, and to secure payment of an amount equal to the Collateral Diminution, and as an inducement to the First Lien Secured Parties to permit the Debtors’ use of the Cash Collateral as provided for in this Interim Order, the Debtors hereby grant the following:

(a)	Adequate Protection Liens. Effective as of the Petition Date and in each case perfected without the necessity of the execution by the Debtors (or recordation or other filing) of security agreements, control agreements, pledge agreements, financing statements, mortgages or other similar documents, or by possession or control, the following security interests and liens are hereby granted to the First Lien Agent, for the benefit of the First Lien Secured Parties, (all property identified in clauses (i) and (ii) of this paragraph 3(a) being collectively referred to as the “Collateral”), subject only to the Carve Out (as defined herein) (all such liens and security interests, the “First Lien Adequate Protection Liens”):

i.	Liens Senior to Other Liens. A valid, binding, continuing, enforceable, fully-perfected first priority senior priming security interest in, and lien on, the Prepetition Collateral and all other of the Debtors’ now owned and hereafter-acquired real and personal property, assets and rights of any kind or nature, wherever located, including, without limitation, all prepetition and postpetition property of the Debtors’ estates, and the proceeds, products, rents and profits thereof, whether arising from section 552(b) of the Bankruptcy Code or otherwise, including, without limitation, oil and gas properties (and as-extracted collateral, goods, fixtures and hydrocarbons relating thereto), accounts receivable, other rights to payment, cash, inventory, general intangibles, contracts, servicing rights, servicing receivables, securities, chattel paper, owned real estate, real property leaseholds, fixtures, machinery, equipment, deposit accounts, patents, copyrights, trademarks, trade names, rights under license agreements and other intellectual property, claims and causes of action (including those arising under section 549 of the Bankruptcy Code) and all proceeds of the foregoing, other than causes of action arising under the Bankruptcy Code, including, all Avoidance Actions, which First Lien Adequate Protection Liens, subject to entry of the Final Order, shall have recourse to the proceeds or property recovered in respect of any Avoidance Actions, senior to any other security interests or liens, subject only to valid, perfected and enforceable prepetition liens (if any) which are senior to the First Lien Secured Parties’ liens or security interests as of the Petition Date or to valid and unavoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code.

ii.	Liens Junior to Existing Liens. A valid, binding, continuing, enforceable, fully-perfected junior lien on and security interest in all prepetition and postpetition property of the Debtors (other than the property described in clause (i) of this paragraph 3(a)), whether now existing or hereafter acquired, that is subject to valid, perfected and unavoidable liens in existence immediately prior to the Petition Date or to valid and unavoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code.

(b)	Adequate Protection Claims. An allowed superpriority administrative claim against each of the Debtors on a joint and several basis with priority over any and all other administrative claims against the Debtors now existing or hereafter arising in the Cases (subject only to the Carve Out (as defined herein)), including all claims of the kind specified under sections 503(b) and 507(b) of the Bankruptcy Code (the “First Lien Adequate Protection Claims”), which administrative claim shall have recourse to and be payable from all prepetition and postpetition property of the Debtors including, without limitation, subject to entry of the Final Order, the proceeds or property recovered in respect of any Avoidance Actions.

(c)	Adequate Protection Payments. The Debtors are authorized and directed to pay to the First Lien Agent for the ratable benefit of the First Lien Secured Parties, adequate protection payments on the last business day of each calendar month after the entry of this Interim Order, in each case, in an amount equal to all accrued and unpaid prepetition or postpetition interest, fees and costs due and payable under the First Lien Credit Agreement (including, without limitation, interest on loans, breakage costs and accrued fees owing to the First Lien Agent), and, in each case, such payments calculated based on the Alternate Base Rate (as defined in the First Lien Credit Agreement) plus 2.00%, which is the Applicable Margin under the First Lien Credit Agreement. The First Lien Agent and the other First Lien Secured Parties reserve their rights to assert claims for additional interest on the First Lien Prepetition Indebtedness at the post-default rate of two percent (2%) as provided in section 3.02(c) of the First Lien Credit Agreement (the “Default Spread”). For the avoidance of doubt, the payment of interest pursuant to this paragraph shall be without prejudice to the rights of the First Lien Agent and the other First Lien Secured Parties to assert claims for payment of additional interest at any other rates in accordance with the First Lien Credit Agreement and/or to request current payment of the Default Spread and the Debtors reserve their rights to object to such claims.

(d)	Other Covenants. The Debtors shall maintain their cash management arrangements in a manner consistent with the interim order granting the Debtors’ Motion for Interim and Final Orders Pursuant to Bankruptcy Code Sections 105, 345, 363, 364, 503, 1107 and 1108 and Bankruptcy Rules 6003 and 6004 (I) Authorizing Continued Use of Existing Cash Management System, Bank Accounts, Business Forms, and Payment of Related Prepetition Obligations, (II) Waiving Certain Deposit Requirements, and (III) Authorizing Continuance of Intercompany Transactions and Honoring Certain Related Prepetition Obligations entered or to be entered substantially contemporaneously herewith. The Debtors shall not use, sell or lease any material assets outside the ordinary course of business, or seek authority of this Court to do any of the foregoing, without the prior written consent of the First Lien Agent. The Debtors shall comply with the covenants contained in Sections 8.05 and 8.06 of the First Lien Credit Agreement and the Second Lien Credit Agreement regarding the maintenance and insurance of the Prepetition Collateral and the Collateral.

(e)

Fees and Expenses. As additional adequate protection, the Debtors shall pay indefeasibly in cash: (i) immediately upon the entry of this Interim Order, the reasonable and documented professional fees, expenses and disbursements (including, but not limited to, the fees, expenses and disbursements of counsel, third-party consultants, including financial consultants and auditors) incurred by the First Lien Agent under the First Lien Credit Agreement and the other First Lien Loan Documents arising prior to the Petition Date; and (ii) the reasonable and documented professional fees, expenses and disbursements (including, but not limited to, the fees, expenses and disbursements of counsel, third-party consultants, including financial consultants and auditors) incurred by the First Lien Agent under the First Lien Credit Agreement and the other First Lien Loan Documents arising subsequent to the Petition Date. The payment of the fees, expenses and disbursements set forth in this paragraph 3(e) of this Interim Order (including, without limitation, professional fees and expenses of Linklaters LLP, Vinson & Elkins LLP, Opportune LLP, and any other professionals or advisors retained by or on behalf of the First Lien Agent) shall be made within ten (10) business days after the receipt by the Debtors and the United States Trustee (the “Review Period”) of invoices thereof (the “Invoiced Fees”) (subject in all respects to applicable privilege or work product doctrines) and without the necessity of filing formal fee applications, including such amounts arising before and after the Petition Date; provided, however, that the Debtors and the United States Trustee may preserve their right to dispute the payment of any portion of the Invoiced Fees (the “Disputed Invoiced Fees”) if, within the Review Period, (i) the Debtors pay in full the Invoiced Fees, including the Disputed Invoiced Fees, and (ii) the Debtors or the United States Trustee file with the Court a motion or other pleading, on at least ten (10) days’ prior written notice to the First Lien Agent of any hearing on such motion or other pleading, setting forth the specific objections to the Disputed Invoiced Fees.

(f)	Reporting. As additional adequate protection to the First Lien Secured Parties, the Debtors shall comply with all reporting requirements set forth in the First Lien Credit Agreement (including the timely provision of Engineering Reports pursuant to Section 2.07 of the First Lien Credit Agreement and Reserve Reports pursuant to Section 8.11 thereof) and shall provide the following additional reporting to the First Lien Agent:

i.	Weekly (or less frequently as may be agreed to between the Debtors and the First Lien Agent) calls with the First Lien Agent and its advisors;

ii.	A copy of each update to the Debtors’ business plan as soon as it becomes available, together with a reconciliation to the prior business plan;

iii.	Presentations to the First Lien Secured Parties at times and places as the First Lien Agent may reasonably request;

iv.	Promptly, but in any event no later than the twentieth (20th) day of each calendar month, a report as of the last day of the preceding calendar month, in form and detail acceptable to the First Lien Agent, of (a) the Debtors’ accounts payable and payments, (b) an accounts payable aging and an accounts receivable aging, and (c) all written demands or claims related to or asserting any liens in respect of property or assets of the Borrower or any Credit Party (as such terms are defined in the First Lien Credit Agreement) (including liens imposed by law, such as landlord’s, vendors’, suppliers’, carriers’, warehousemen’s, repairmen’s, construction contractors’, workers’ and mechanics’ liens and other similar liens) if the amount demanded or claimed exceeds $1,000,000 in the aggregate;

v.	(A) On or before the twentieth (20th) day of each calendar month, an updated rolling 13-week cash flow forecast of the Debtors and their subsidiaries substantially in the form of the Budget (each, a “Proposed Budget”), which Proposed Budget, upon written approval by the First Lien Agent, shall become the Budget effective as of the first day of the next calendar month; and (B) on or before each Wednesday of each calendar week, (1) a weekly report of receipts, disbursements and a reconciliation of actual expenditures and disbursements with those set forth in the Budget for the prior week, on a line by line basis showing any variance to the proposed corresponding line item of the Budget, which report and reconciliation shall be in form and substance reasonably satisfactory to the First Lien Agent and (2) a statement setting forth in reasonable detail the cash balance for each deposit account of the Debtor and its subsidiaries as of the previous Friday;

vi.	Promptly, and in any event no later than the thirtieth (30th) day of each month, beginning with the year-to-date period ended June 30, 2016, a monthly and year-to-date income statement, balance sheet and monthly and year-to-date detail of capital expenditures and workovers;

vii.	(A) A list of all Swap Agreements of the Debtors in place as of the first business day of the month, to be provided by the 10th business day of such month; which list contains the material terms thereof (including type, term, effective date, termination date and notional amounts or volumes and volumes), the net mark-to-market value therefor and the counterparty to each such agreement, and (B) information on any Swap Agreement terminated or unwound within one (1) business day after such Swap Agreement is terminated or unwound;

viii.	Copies of any proposals, term sheets or any other indications of interest received by the Debtors for the purchase of any assets of the Debtors, the raises of capital for the partnerships owned by the Debtors or any proposed financing or other capital investment with respect to the Debtors or their assets;

ix.	Promptly provide copies of all written reports provided to the Second Lien Agent, the Second Lien Secured Lenders, the Senior Notes Trustees, the United States Trustee, or any other party in interest in the Cases that requests such reports; and

x.	Such other reports and information as the First Lien Agent may reasonably request.

(g)	Asset Sales; Application of Proceeds. Unless otherwise agreed to by the First Lien Agent in writing, all sales, transfers, exchanges and other dispositions (including casualty and condemnation events) of Collateral shall be in exchange for 100% cash consideration.

4. Adequate Protection for the Second Lien Secured Parties. As adequate protection, the Second Lien Agent, for the benefit of the Second Lien Secured Parties, is hereby granted the following liens, rights and benefits:

(a)	Adequate Protection Liens. Effective as of the Petition Date and in each case perfected without the necessity of the execution by the Debtors (or recordation or other filing) of security agreements, control agreements, pledge agreements, financing statements, mortgages or other similar documents, or by possession or control, the Second Lien Agent, for the benefit of the Second Lien Secured Parties, is hereby granted security interests in and liens on the Collateral, subject only to (i) the Carve Out, (ii) the First Lien Adequate Protection Liens and (iii) the liens and security interests securing the First Lien Prepetition Indebtedness, and subject further to the Intercreditor Agreement (all such liens and security interests, the “Second Lien Adequate Protection Liens”, and collectively with the First Lien Adequate Protection Liens, the “Adequate Protection Liens”).

(b)	Fees and Expenses. As additional adequate protection, the Debtors shall pay indefeasibly in cash: (i) immediately upon the entry of this Interim Order, the reasonable and documented professional fees, expenses and disbursements of Latham & Watkins, LLP, as counsel to the Second Lien Secured Lenders, and PJT Partners LP, as financial advisor to the Second Lien Secured Lenders, in accordance with the terms of that certain L&W Fee Letter, dated as of June 14, 2016 (the “L&W Fee Letter”), or that certain engagement letter dated as of July 15, 2016 (the “PJT Engagement Letter”), respectively, arising prior to the Petition Date; and (ii) the reasonable and documented professional fees, expenses and disbursements of Latham & Watkins, LLP and PJT Partners LP in accordance with the L&W Fee Letter and the PJT Engagement Letter, respectively, arising subsequent to the Petition Date accrued up to and including the termination date of the Restructuring Support Agreement (as defined herein). The payment of the fees, expenses and disbursements set forth in this paragraph 4(b) of this Interim Order shall be made within the Review Period of the Invoiced Fees (subject in all respects to applicable privilege or work product doctrines) and without the necessity of filing formal fee applications, including such amounts arising before and after the Petition Date; provided, however, that the Debtors, the First Lien Agent and the United States Trustee preserve their right to dispute the payment of any portion of the Invoiced Fees if, within the Review Period, (i) the Debtors pay in full the Invoiced Fees, including the Disputed Invoiced Fees, and (ii) the Debtors, the First Lien Agent or the United States Trustee file with the Court a motion or other pleading, on at least ten (10) days’ prior written notice to the Second Lien Secured Lenders of any hearing on such motion or other pleading, setting forth the specific objections to the Disputed Invoiced Fees. The First Lien Agent reserves its rights to argue that any cash payment to or for the benefit of the Second Lien Secured Parties as adequate protection pursuant to this Interim Order, including, without limitation, the payments of fees and expenses of Latham & Watkins LLP and PJT Partners LP pursuant to this paragraph 4(b), is not allowed under section 506(b) of the Bankruptcy Code, or not allowed on any other basis, and such payments should be recharacterized and applied to reduce permanently the allowed secured claim of the Second Lien Prepetition Indebtedness, and the Second Lien Secured Lenders reserve the right to assert defenses to any such arguments and to otherwise oppose any such recharacterization or application.

(c)	Reporting. As additional adequate protection to the Second Lien Secured Parties, the Debtors shall provide the Second Lien Agent and the Second Lien Secured Lenders with all reporting materials provided by the Debtors to the First Lien Agent under section 3(f) of this Interim Order.

5. Collateral Diminution. For purposes of this Interim Order, “Collateral Diminution” shall mean an amount equal to the diminution of the value of the Prepetition Collateral from and after the Petition Date for any reason, including, without limitation, depletion, depreciation, sale, loss or use of such Prepetition Collateral, including Cash Collateral, whether in accordance with the terms and conditions of this Interim Order or otherwise.

6. Priority of Adequate Protection Liens and Adequate Protection Claims. Except to the extent of the Carve Out, the Adequate Protection Liens and Adequate Protection Claims granted to the Prepetition Secured Parties pursuant to paragraphs 3 and 4 of this Interim Order shall not be subject or junior to any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under section 551 of the Bankruptcy Code and shall not be subordinated to or made pari passu with any lien, security interest or administrative claim under section 364 of the Bankruptcy Code or otherwise; provided that the Debtors shall not create, incur or suffer to exist any postpetition liens or security interests other than: (i) those granted pursuant to this Interim Order; (ii) those granted pursuant to the interim and final orders granting the Debtors’ Motion for Interim and Final Orders Authorizing the Debtors to (I) Enter Into Postpetition Swap Agreements, (II) Grant Liens and Superpriority Claims, and Honor Obligations Thereunder, and (III) Granting Related Relief; and (iii) carriers’, mechanics’, operator’s, warehousemen’s, repairmen’s or other similar liens arising in the ordinary course of business having a value of less than $1,500,000 in the aggregate.

7. Carve Out. As used in this Interim Order, “Carve Out” means the sum of: (i) all fees required to be paid to the Clerk of the Court and to the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate; plus (ii) fees and expenses up to $25,000 incurred by a trustee under section 726(b) of the Bankruptcy Code; plus (iii) all allowed unpaid fees and expenses (whether allowed before or after the delivery of a Carve Out Notice (as defined herein), and whether allowed by interim order, procedural order, or otherwise) incurred by persons or firms retained by the Debtors pursuant to sections 327, 328 or 363 of the Bankruptcy Code (any such persons or firms, collectively, the “Professionals”) at any time before the first business day following delivery by the First Lien Agent (via electronic mail, overnight delivery or hand delivery) to Atlas’s Chief Financial Officer, counsel to the Debtors, the United States Trustee, counsel to the Second Lien Agent, counsel for the Second Lien Secured Lenders, counsel to the Senior Notes Trustees, and counsel to the Ad Hoc Group of a written notice (the “Carve Out Notice”), which notice may be delivered at any time following the occurrence of the Termination Date or a Termination Event (as defined herein) stating that the Termination Date has occurred or a Termination Event has occurred; and (iv) the allowed fees and expenses (whether allowed by interim order, procedural order, or otherwise) of the Professionals in an aggregate amount not to exceed $1,000,000 (the “Post-Carve Out Notice Cap”) incurred after the first business day following delivery by the First Lien Agent of the Carve Out Notice as set forth above; provided that (x) the Carve Out shall not be available to pay the fees or expenses of any Professional incurred in connection with the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against any of the Prepetition Agents or the other Prepetition Secured Parties; (y) the Carve Out shall not be reduced by the payment of fees and expenses of the Professionals incurred prior to the delivery of the Carve Out Notice and allowed at any time by this Court and payable under sections 328, 330 or 331 of the Bankruptcy Code; and (z) without prejudice to the rights of the Professionals or the Debtors to contest any such objection, nothing in this Interim Order shall be construed to impair the ability of any party to object to any fees, expenses, reimbursements or compensation sought by any Professional.

8. Postpetition Lien Perfection. Without the necessity of the filing of financing statements, security agreements, federal or state notices, pledge agreements, intellectual property filings, deeds of trust, recordings, mortgages or other documents or instruments or taking possession or control of any Collateral, this Interim Order shall be sufficient evidence of the Prepetition Secured Parties’ perfected security interests and liens granted in the Collateral pursuant to this Interim Order. Notwithstanding the foregoing, the Debtors are authorized and directed to execute such documents including, without limitation, mortgages, pledges and Uniform Commercial Code financing statements and to use Cash Collateral to pay such costs and expenses as may be reasonably requested by the Prepetition Agents to provide further evidence of the perfection of the Prepetition Secured Parties’ security interests and liens in the Collateral as provided for herein. The Prepetition Agents are hereby authorized, but not required, to file or record such documents in any jurisdiction in order to validate the liens and security interests granted to the Prepetition Agents, for the benefit of their respective Prepetition Secured Parties, under this Interim Order, and the automatic stay shall be modified to allow such filings. A certified copy of this Interim Order may, in the discretion of the First Lien Agent or the Second Lien Agent, as applicable, be filed with or recorded in filing or recording offices in addition to or in lieu of such financing statements, security agreements, federal or state notices, pledge agreements, intellectual property filings, deeds of trust, recordings, mortgages or other documents or instruments, and all filing offices are hereby authorized to accept such certified copy of this Interim Order for filing and recording. All such documents described in this paragraph shall be deemed to have been recorded and filed as of the Petition Date notwithstanding the date of any such recording or filing.

9. Inspection Rights. In addition to, and without limiting, whatever rights to access the Prepetition Secured Parties and any other professionals or advisors retained by or on behalf of the Prepetition Secured Parties have under their respective Prepetition Loan Documents, upon reasonable notice during normal business hours, the Debtors shall permit representatives, agents and employees of the Prepetition Secured Parties, including, without limitation, any other professionals or advisors retained by or on behalf of any of the Prepetition Secured Parties, to (i) have access to and inspect and copy the Debtors’ books and records, including all records and files of the Debtors pertaining to the Prepetition Collateral, (ii) have access to and inspect the Debtors’ properties and (iii) to discuss the Debtors’ affairs, finances, and condition with the Debtors’ officers and financial advisors.

10. Termination. The Debtors’ right to use the Cash Collateral pursuant to this Interim Order shall terminate (the date of any such termination, the “Termination Date”) without further notice or court proceeding on the earlier to occur of: (i) the earlier to occur of (x) the date that is forty-five (45) days after the Petition Date (unless such period is extended by mutual agreement of the First Lien Agent and the Debtors) if the Final Order has not been entered by this Court on or before such date, and (y) the start of the Joint Disclosure Statement and Plan Confirmation Hearing (as defined in the Restructuring Support Agreement (as defined below)); (ii) September 30, 2016 (the “Expiration Date”); provided that, with the consent of the Debtors and the First Lien Agent, in the exercise of their respective sole discretion, the Expiration Date may be extended (x) from September 30, 2016 to October 30, 2016 and (y) from October 30, 2016 to November 30, 2016, in each case without further Court approval upon the filing of a notice on the docket of the Cases setting forth the new Expiration Date; and (iii) the occurrence of any of the events set forth in clauses (a), (b), (c) (d), (i), (j), (k), (l), (m), or (o) below; and (iv) five (5) business days following the delivery of a written notice (any such notice, a “Default Notice”) by the First Lien Agent to the Debtors, counsel to the Debtors, the United States Trustee, counsel to the Second Lien Agent, counsel for the Second Lien Secured Lenders, counsel to the Senior Notes Trustees and counsel to the Ad Hoc Group of a Default Notice (any such five-business-day period of time, the “Default Notice Period”) of the occurrence of any of the events set forth in clauses (e), (f), (g), (h), or (n) below unless such occurrence is cured by the Debtors prior to the expiration of the Default Notice Period with respect to such clause or such occurrence is waived by the First Lien Agent in its sole discretion, provided that, during the Default Notice Period, the Debtors shall be entitled to continue to use the Cash Collateral in accordance with the terms of this Interim Order):

(a)	The entry of an order or filing of a motion by any of the Debtors seeking entry of an order dismissing the Cases or converting the Cases to cases under chapter 7 of the Bankruptcy Code;

(b)	The entry by this Court of an order granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code to any entity other than the Prepetition Agents or the Prepetition Secured Parties with respect to the Prepetition Collateral or the Collateral having a value of more than $1,000,000 without the written consent of the First Lien Agent, which consent may be withheld in its sole discretion;

(c)	The appointment or election of or filing of a motion by any of the Debtors seeking the appointment or election of a trustee, examiner with expanded powers or any other representative with expanded powers relating to the operation of the businesses in the Cases;

(d)	The occurrence of the effective date or consummation date of a plan of reorganization for the Debtors;

(e)	The failure by the Debtors to make any payment required pursuant to this Interim Order when due;

(f)	The failure by the Debtors to deliver to the Prepetition Agents any of the documents or other information required to be delivered pursuant to this Interim Order when due or any such documents or other information shall contain a material misrepresentation;

(g)	The failure by the Debtors to adhere to the Budget or Subsequent Budget except, in each instance, with respect to Permitted Deviations or Non-Conforming Uses;

(h)	The failure by the Debtors to observe or perform any of the material terms or material provisions contained herein;

(i)	The Debtors shall create, incur or suffer to exist any postpetition liens or security interests other than: (i) those granted pursuant to this Interim Order; and (ii) carriers’, mechanics’, operator’s, warehousemen’s, repairmen’s or other similar liens arising in the ordinary course of business having a value of less than $1,500,000 in the aggregate;

(j)	The Debtors shall create, incur or suffer any other claim which is pari passu with or senior to the Adequate Protection Claims;

(k)	A filing by any Debtor of any motion, pleading, application or adversary proceeding challenging the validity, enforceability, perfection or priority of the liens securing the First Lien Indebtedness or asserting any other cause of action against and/or with respect to the First Lien Indebtedness, the Prepetition Collateral securing the First Lien Indebtedness or any of the First Lien Secured Parties (or if the Debtors support any such motion, pleading, application or adversary proceeding commenced by any third party);

(l)	A filing by any Debtor of any motion, pleading, application or adversary proceeding challenging the validity, enforceability, perfection or priority of the liens securing the Second Lien Indebtedness or asserting any other cause of action against and/or with respect to the Second Lien Indebtedness, the Prepetition Collateral securing the Second Lien Indebtedness or any of the Second Lien Secured Parties (or if the Debtors support any such motion, pleading, application or adversary proceeding commenced by any third party);

(m)	The sale or transfer of any assets of any Debtor outside the ordinary course of the Debtors’ business except with the prior written consent of the First Lien Agent;

(n)	The termination of that certain Restructuring Support Agreement, dated as of July [ ], 2016 (the “Restructuring Support Agreement”), among the Debtors, certain First Lien Secured Parties, certain Second Lien Secured Lenders, certain holders of the Senior Notes (as defined in the First Lien Credit Agreement), and the other parties thereto, pursuant to its terms; or

(o)	The entry of an order or filing of a motion by any of the Debtors seeking entry of an order reversing, staying, vacating or otherwise modifying in any material respect the terms of this Interim Order.

Each of subparagraph (a) through (o) is referred to herein as a “Termination Event.” On and after the Termination Date, the Debtors shall immediately cease using Cash Collateral and the First Lien Agent may in accordance with the terms and conditions of this Interim Order, absent further order of the Court, following the applicable Termination Date, exercise the rights and remedies available under the Prepetition Loan Documents, this Interim Order or applicable law, including, without limitation, foreclosing upon and selling all or a portion of the Prepetition Collateral or Collateral in order to collect any amounts payable to the First Lien Secured Parties and the Second Lien Secured Parties pursuant to this Interim Order and apply the same to such obligations. The automatic stay under section 362 of the Bankruptcy Code shall be deemed modified and vacated to the extent necessary to permit such actions. In any hearing regarding any exercise of rights or remedies, the only issues that may be raised by any of the Debtors in opposition thereto shall be (x) whether, in fact, the Termination Date shall have occurred and (y) what is the quantum of the Collateral Diminution, and each of the Debtors hereby waives any right to seek relief, including, without limitation, under Bankruptcy Code section 105, to the extent such relief would in any way impair or restrict the rights and remedies of the First Lien Agent and the First Lien Secured Parties or, subject to the Intercreditor Agreement, the rights and remedies of the Second Lien Secured Parties set forth in this Interim Order, or the Second Lien Loan Documents. Any delay or failure of a Prepetition Secured Party to exercise rights under any First Lien Loan Document or Second Lien Loan Document or this Interim Order shall not constitute a waiver of their respective rights hereunder, thereunder or otherwise. Notwithstanding the occurrence of the Termination Date or anything herein, all of the rights, remedies, benefits and protections provided to the Prepetition Secured Parties (subject to the Intercreditor Agreement) under this Interim Order shall survive the Termination Date.

11. Limitation on Charging Expenses Against Collateral. Subject to entry of the Final Order, all rights to surcharge any Prepetition Collateral or Collateral under section 506(c) of the Bankruptcy Code or any other applicable principle of equity or law shall be and are hereby finally and irrevocably waived, and such waiver shall be binding upon the Debtors and all parties in interest in the Cases.

12. Payments Free and Clear. All payments or proceeds remitted to either of the Prepetition Agents for itself or on behalf of or to any other Prepetition Secured Party pursuant to the provisions of this Interim Order or any subsequent order of the Court shall be irrevocable and indefeasible, received free and clear of any claim, charge, assessment or other liability, including, without limitation, subject to entry of the Final Order, any such claim or charge arising out of or based on, directly or indirectly, sections 506(c) (whether asserted or assessed by, through or on behalf of the Debtors) or 552(b) of the Bankruptcy Code.

13. Reservation of Rights of the Prepetition Lenders. This Interim Order and the transactions contemplated hereby shall be without prejudice to (i) the rights of the Prepetition Secured Parties to seek additional or different adequate protection, move to vacate the automatic stay, move for the appointment of a trustee or examiner, move to dismiss or convert the Cases, or to take another action in the Cases and to appear and be heard in any matter raised in the Cases, and (ii) any and all rights, remedies, claims and causes of action which the Prepetition Agents or the Prepetition Secured Parties (with respect to the Second Lien Secured Parties, subject to the terms of the Intercreditor Agreement) may have against any non-Debtor party liable for the First Lien Prepetition Indebtedness or the Second Lien Prepetition Indebtedness. For all purposes throughout the Cases, the Prepetition Secured Parties shall be deemed to have requested relief from the automatic stay and adequate protection as of the Petition Date. For the avoidance of doubt, such request shall survive termination of this Interim Order.

14. Modification of Automatic Stay. The Debtors are authorized and directed to perform all acts and to make, execute and deliver any and all instruments as may be reasonably necessary to implement the terms and conditions of this Interim Order and the transactions contemplated hereby. The stay of section 362 of the Bankruptcy Code is hereby modified and vacated to permit the Debtors and each of the Prepetition Secured Parties to perform the transactions and actions contemplated or permitted by this Interim Order.

15. Survival of Interim Order. The provisions of this Interim Order shall be binding upon any trustee appointed during the Cases or upon a conversion to cases under chapter 7 of the Bankruptcy Code, and any actions taken pursuant hereto shall survive entry of any order which may be entered converting the Cases to chapter 7 cases, dismissing the Cases under section 1112 of the Bankruptcy Code or otherwise, or confirming or consummating any plan(s) of reorganization. The terms and provisions of this Interim Order, as well as the priorities in payments, liens, and security interests granted pursuant to this Interim Order shall continue notwithstanding any conversion of the Cases to chapter 7 cases under the Bankruptcy Code, dismissal of the Cases or confirmation or consummation of any plan(s) of reorganization. The adequate protection payments made pursuant to this Interim Order shall not be subject to counterclaim, setoff, subordination, recharacterization, defense or avoidance in the Cases or any subsequent chapter 7 cases (other than a defense that the payment has actually been made).

16. No Liability to Third Parties. Subject to entry of the Final Order, none of the Prepetition Agents or the other Prepetition Secured Parties shall: (i) be deemed to be in “control” of the operations of the Debtors; (ii) owe any fiduciary duty to the Debtors, their respective creditors, shareholders or estates; and (iii) be deemed to be acting as a “Responsible Person” or “Owner” or “Operator” with respect to the operation or management of the Debtors (as such terms or similar terms are used in the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any similar federal or state statute).

17. Binding Effect. The terms of this Interim Order shall be valid and binding upon the Debtors, all creditors of the Debtors and all other parties in interest and their respective successors and assigns (including any trustee hereinafter appointed or elected for the estate of any Debtor, an examiner appointed pursuant to section 1104 of the Bankruptcy Code, or any other fiduciary appointed as a legal representative of any of the Debtors or with respect to the property of the estate of any of the Debtors) from and after the entry of this Interim Order by this Court. In the event the provisions of this Interim Order are reversed, stayed, modified or vacated following any further hearing, such reversals, modifications, stays or vacatur shall not affect the rights and priorities of the Prepetition Secured Parties granted pursuant to this Interim Order.

18. Reversal, Stay, Modification or Vacatur. Notwithstanding any such reversal, stay, modification or vacatur, any indebtedness, obligation or liability incurred by the Debtors pursuant to this Interim Order arising prior to the Prepetition Agents’ receipt of notice of the effective date of such reversal, stay, modification or vacatur shall be governed in all respects by the original provisions of this Interim Order, and the Prepetition Secured Parties shall continue to be entitled to all of the rights, remedies, privileges and benefits, including any payments authorized herein and the security interests and liens granted herein, with respect to any such indebtedness, obligation or liability, and the validity of any payments made or obligations owed or credit extended or lien or security interest granted pursuant to this Interim Order is and shall remain subject to the protection afforded under the Bankruptcy Code.

19. Reservation of Certain Third Party Rights and Bar of Challenge and Claims. (a) The Debtors’ admissions and releases contained in paragraphs D, E, F, G and H of this Interim Order: (i) shall be binding upon the Debtors for all purposes; and (ii) shall be binding upon all other parties in interest, including, without limitation, an official committee of unsecured creditors (the “Committee”) or any chapter 7 or chapter 11 trustee appointed or elected for any of the Debtors, for all purposes unless (1) a party with requisite standing (subject in all respects to any agreement or applicable law which may limit or affect such entities right or ability to do so) has properly filed an adversary proceeding or contested matter on or before the earlier of (a) the date of the hearing scheduled to consider confirmation of a chapter 11 plan in any of the Cases and (b) the date that is sixty (60) days from the date of entry of this Interim Order (the earlier of such date, the “Challenge Deadline”) (x) challenging the amount, validity, enforceability, priority or extent of the First Lien Prepetition Indebtedness, the Second Lien Prepetition Indebtedness or the Prepetition Secured Parties’ security interests in and liens upon the Prepetition Collateral, or (y) otherwise asserting any claims or causes of action against the Prepetition Secured Parties on behalf of the Debtors’ estates, and (2) the Court rules in favor of the plaintiff in any such timely and properly filed adversary proceeding or contested matter. If no such adversary proceeding or contested matter is properly filed as of such date or the Court does not rule in favor of the plaintiff in any such proceeding (which ruling shall not be subject to appeal to any other court), then: (a) the Debtors’ admissions and releases contained in paragraphs D, E, F, G and H of this Interim Order shall be binding on all parties in interest; (b) the obligations of the Debtors under the Prepetition Loan Documents shall constitute allowed claims for all purposes in the Cases, and any subsequent chapter 7 case(s); (c) the Prepetition Secured Parties’ security interests in and liens upon the Prepetition Collateral shall be deemed to have been, as of Petition Date, legal, valid, binding, and perfected first priority security interests and liens, not subject to recharacterization, subordination or otherwise avoidable; and (d) the First Lien Prepetition Indebtedness, the Second Lien Indebtedness and the Prepetition Secured Parties’ security interests in and liens on the Prepetition Collateral shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of the Debtors’ estates, including, without limitation, any successor thereto. If any such adversary proceeding or contested matter is properly filed as of such dates, the Debtors’ admissions and releases contained in paragraphs D, E, F, G and H of this Interim Order shall nonetheless remain binding and preclusive (as provided in the second sentence of this paragraph) except to the extent that such admissions and releases were expressly challenged in such adversary proceeding or contested matter. Nothing contained in this Interim Order shall be deemed to grant standing to any party to commence any such adversary proceeding or contested matter.

(b) Limitation on Use of Cash Collateral. The Debtors shall use Cash Collateral on a consensual basis solely as provided in this Interim Order. Notwithstanding anything herein or in any other order of the Court to the contrary, no Cash Collateral may be used to: (a) initiate, litigate, object, contest, or raise any defense to the validity, perfection, priority, extent, or enforceability of the Prepetition Indebtedness, or the liens or claims granted under this Interim Order or the Prepetition Loan Documents; (b) initiate, litigate, assert any claims, defenses or causes of action against any of the Prepetition Agents or any other Prepetition Secured Party or their respective agents, affiliates, representatives, attorneys, or advisors; (c) seek to modify any of the rights granted to the Prepetition Agents or other Prepetition Secured Parties in this Interim Order or the First Lien Loan Documents without the First Lien Agent’s consent; (d) prevent, hinder or otherwise delay the First Lien Agent’s assertion, enforcement or realization on the

Cash Collateral or the Collateral in accordance with the First Lien Loan Documents or this Interim Order; or (e) pay any amount on account of any claims arising prior to the Petition Date unless such payments are approved by an order of this Court and are in accordance with the Budget. Notwithstanding the foregoing, no more than $50,000 of the Prepetition Collateral, Collateral, Cash Collateral, or the Carve Out, in the aggregate, may be used by the Committee to investigate, prior to the Challenge Deadline, the claims and liens of the Prepetition Secured Parties on the Prepetition Collateral.

20. Enforceability; Waiver of Any Applicable Stay. This Interim Order shall constitute findings of fact and conclusions of law and shall take effect and be fully enforceable nunc pro tunc to the Petition Date immediately upon entry hereof. Notwithstanding Bankruptcy Rules 6004(h), 6006(d), 7062 or 9014 of the Bankruptcy Rules or any other Bankruptcy Rule, or Rule 62(a) of the Federal Rules of Civil Procedure, this Interim Order shall be immediately effective and enforceable upon its entry and there shall be no stay of execution or effectiveness of this Interim Order.

21. No Impact on Certain Contracts or Transactions. No rights of any entity in connection with a contract or transaction of the kind listed in sections 555, 556, 559, 560 and 561 of the Bankruptcy Code, whatever they might or might not be, are affected by the provisions of this Interim Order.

22. Proofs of Claim. None of the Prepetition Agents nor the Prepetition Secured Parties will be required to file proofs of claim in any of the Cases or successor cases, and the Debtors’ stipulations in paragraphs D, E, F and G herein shall be deemed to constitute a timely filed proof of claim against the applicable Debtors. Notwithstanding the foregoing, each of the First Lien Agent (on behalf of itself and the other First Lien Secured Parties) and the

Second Lien Agent (on behalf of itself and the other Second Lien Secured Parties) is hereby authorized and entitled, in its sole discretion, but not required, to file (and amend and/or supplement, as it sees fit) a master proof of claim for any claims of the Prepetition Secured Parties arising from the applicable Prepetition Loan Documents; provided that nothing herein shall waive the right of any Prepetition Secured Party to file its own proofs of claim against the Debtors.

23. Intercreditor Agreement. Nothing in this Interim Order shall amend or otherwise modify the terms and enforceability of the Intercreditor Agreement, and the Intercreditor Agreement shall remain in full force and effect.

24. Section 552(b) of the Bankruptcy Code. The Prepetition Agents and the Prepetition Secured Lenders shall each be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code and, subject to entry of the Final Order, the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the Prepetition Agents and the Prepetition Secured Lenders with respect to proceeds, products, offspring or profits of any of the Prepetition Collateral or the Collateral.

25. No Marshaling. Neither the Prepetition Agents nor the Prepetition Secured Lenders shall be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the Prepetition Collateral or Collateral, as applicable.

26. Reporting. The Debtors shall provide the Ad Hoc Group with all reporting materials provided by the Debtors to the First Lien Agent under paragraph 3(f) of this Interim Order.

27. BANA Building Carve-Out. Notwithstanding any provision in this Interim Order to the contrary, in no event shall Bank of America, N.A. (“BANA”) obtain the benefit of any Adequate Protection Liens on Collateral that constitutes a building or manufactured (mobile) home (each, a “Building”), in each case until such time as BANA notifies the First Lien Agent, the Second Lien Agent and the applicable Debtors that it has elected to obtain the benefit of Adequate Protection Liens on Collateral that constitutes a Building following confirmation by the Administrative Agent, the applicable Debtors or BANA’s determination that all applicable flood insurance regulation requirements have been satisfied. Upon such notice BANA shall automatically obtain the benefit of any Adequate Protection Liens on Collateral that constitutes a Building without the need for further action by any party.

28. Headings. The headings in this Interim Order are for purposes of reference only and shall not limit or otherwise affect the meaning of this Interim Order.

29. Retention of Jurisdiction. The Court has and will retain jurisdiction to enforce this Interim Order.

30. Final Hearing. The Final Hearing on the Motion is scheduled for [            ], at [            ] before this Court.

31. Objections. The Debtors shall promptly mail copies of this Interim Order to the parties having been given notice of the Interim Hearing and to any other party which has filed a request for notices with this Court. Any party in interest objecting to the relief sought at the Final Hearing shall submit any such objection in writing and file same with the Court (with a courtesy copy to Chambers) and serve such objection on the following parties so as to be received no later than 4:00 p.m. (Eastern Time) on [            ], 2016: (i) [            ], Attorneys for the Debtors; (ii) Linklaters LLP, 1345 Avenue of the Americas, New York, New York, 10012, Attention: Margot B. Schonholtz, Esq. and Penelope J. Jensen, Esq., Attorneys for the First Lien Agent; (iii) [            ], Attorneys for the Second Lien Agent; (iv) Latham & Watkins, LLP, 885 Third Avenue, New York, New York, 10032, Attention Adam J. Goldberg, Esq., Attorneys for the Second Lien Secured Lenders, (v) [            ], Attorneys for the Senior Notes Trustees; (vi) Akin Gump Strauss Hauer & Feld LLP, 1333 New Hampshire Avenue, N.W., Washington, D.C. 20036, Attention: Scott L. Alberino, Esq., and 1999 Avenue of the Stars, Suite 600, Los Angeles, CA 90067, Attention: David P. Simonds, Esq.; and (vii) the United States Trustee for the Southern District of New York, Attention: [            ], Esq.

Dated: New York, New York

            [            ], 2016

THE HONORABLE [ ]
UNITED STATES BANKRUPTCY JUDGE

Exhibit G

to the Restructuring Support Agreement

LIMITED WAIVER AGREEMENT

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), dated as of July [    ], 2016, is among Atlas Resources, LLC, a limited liability company formed under the laws of the State of Pennsylvania (the “Master General Partner”), each of the undersigned participating partnerships (the “Participating Partnerships”; together with the Master General Partner, the “Obligors”), each of the Hedge Providers that is a signatory hereto, and Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (in such capacity, together with its successors, the “Collateral Agent”).

Recitals

A. The Master General Partner, the Participating Partnerships, the Collateral Agent and the Hedge Providers are parties to that certain Secured Hedging Facility Agreement, dated as of March 5, 2012 (as amended prior to the date hereof, the “Hedging Agreement”), pursuant to which the Obligors have provided collateral in respect of certain hedging transactions;

B. The Hedge Providers have entered into agreements in the form of an ISDA Master Agreement (Multicurrency – Cross Border), each of which is an Approved Master Agreement, with various Participating Partnerships;

C. The Master General Partner has entered into a Restructuring Support Agreement dated July [•], 2016 (the “Restructuring Support Agreement”) with certain of its affiliates and creditors, including the Hedge Providers;

D. The Master General Partner has asked the Collateral Agent and the Hedge Providers to forbear from exercising certain rights and remedies under the Hedging Agreement and the other Hedging Facility Documents with respect to the Anticipated Events of Default (as hereinafter defined);

E. Upon the terms and conditions contained herein, the Collateral Agent and the Hedge Providers are prepared to forbear from the exercise of certain rights and remedies otherwise available to them at law, in equity or by agreement as a result of the Anticipated Events of Default upon the terms set forth herein, without waiving any of their other rights or remedies;

F. The forbearance by the Collateral Agent and the Hedge Providers as provided for in this Agreement shall result in direct and tangible benefits to the Obligors; and

G. The Collateral Agent and the Hedge Providers are willing to grant such forbearance subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Hedging Agreement, but which is not defined in this Agreement, shall have the meaning ascribed such term in the Hedging Agreement. Unless otherwise indicated, all section references in this Agreement refer to the Hedging Agreement.

Section 2. Acknowledgments by the Master General Partner. The Master General Partner and each other Obligor acknowledges and agrees as follows:

(a) Accuracy of Recitals. The Recitals are accurate and are a part of this Agreement.

(b) Anticipated Events of Default. The Master General Partner and the other Obligors anticipate that:

(i)	An Event of Default under Section 8.1(h)(i) of the Hedging Agreement will occur as a result of the commencement of the Chapter 11 Cases (as defined in the Restructuring Support Agreement, the “Chapter 11 Case”) by the Master General Partner and certain of its Affiliates (the “Anticipated Hedging Facility Default”); and

(ii)	An “Event of Default” (as defined in the applicable Approved Master Agreement) under Section 5(a)(vii)(4) of each Approved Master Agreement will occur as a result of the commencement of the Chapter 11 Case (the “Anticipated Triggering Event”; together with the Anticipated Hedging Facility Default, the “Anticipated Events of Default”).

(c) Reservation of Rights. Except for the rights, powers and remedies which the Collateral Agent and the Hedge Providers agree to forbear from exercising during the Forbearance Period pursuant to Section 3 below, each Obligor acknowledges and agrees that the Collateral Agent and the Hedge Providers hereby reserve all rights, powers and remedies under the Hedging Agreement, each other Hedging Facility Document, and applicable law (including, without limitation, under sections 555, 556, 559, 560, and 561 of title 11 of the United States Code) in connection with any violation or noncompliance by, or the occurrence or continuance of any Default or Triggering Event other than the Anticipated Events of Default with respect to, any Obligor with the terms of the Hedging Agreement or any of the other Hedging Facility Documents.

Section 3. Forbearance by the Collateral Agent and the Hedge Providers

(a) Forbearance Period. At the request of the Master General Partner, the Collateral Agent and the Hedge Providers agree to temporarily forbear from the exercise of any and all rights and remedies, whether at law, in equity, by agreement or otherwise, which are or become available to the Collateral Agent and the Hedge Providers in respect of the Hedging Agreement and the other Hedging Facility Documents as a result of the occurrence of Anticipated Events of Default during the period that commences on the Agreement Effective Date (defined below) and continues until the earliest to occur of the following: (i) the occurrence of an Event of Default or Triggering Event under an Approved Master Agreement, the Hedging Agreement or any other Hedging Facility Document (other than the Anticipated Events of Default), as applicable; (ii) any holder of Debt or any agent, trustee or representative on behalf of any such holder shall exercise or seek to exercise any rights or remedies (including set off or declaring any such Debt due and payable), under or pursuant to any applicable indenture, loan agreement or similar agreement or under applicable law, in respect of any of the Participating Partnerships or any of their respective Property and whether as a secured or unsecured creditor; or (iii) the occurrence of any Termination Event under the Restructuring Support Agreement (the period beginning on the Agreement Effective Date and terminating or expiring on the earliest of such dates being hereinafter referred to as the “Forbearance Period”). The Collateral Agent shall provide the Master General Partner with prompt written notice of the occurrence of any of the events specified in clauses (i) through (iii) above, but the failure of the Collateral Agent to provide such notice will not affect the effectiveness the termination of the Forbearance Period as provided in Section 3(b) of this Agreement.

(b) Termination of Forbearance Period. Each Obligor acknowledges and agrees that upon the occurrence of any of the events set forth in clauses (i) through (iii) of paragraph (a) above, the provisions of this Section 3 of this Agreement shall automatically and immediately terminate without any further action by, or notice being due from the Collateral Agent or any Hedge Provider, and the Collateral Agent and each Hedge Provider may proceed (but is not required), to the extent an Event of Default or Triggering Event is then continuing, including, without limitation, the Anticipated Events of Default, to exercise any and all rights and remedies which the Collateral Agent or such Hedge Provider may have upon the occurrence of an Event of Default or Triggering Event, including, without limitation, enforcing all rights and remedies available under the Hedging Agreement, any other Hedging Facility Document, or at law and in equity.

(c) Non-continuance. Upon occurrence of the effective date of the proposed joint prepackaged chapter 11 plan of reorganization contemplated by the Restructuring Support Agreement, the consummation of the First Lien Exit Facility (as defined in the Restructuring Support Agreement) and the reimbursement of the Collateral Agent and the Hedge Providers for professional fees and expenses (including fees and expenses of external counsel) incurred by each such party in connection with the negotiation of this Agreement by the Obligors, the Anticipated Events of Default shall be deemed by the Collateral Agent and the Hedge Providers to be no longer continuing for the purposes of the Hedging Agreement and the other Hedging Facility Documents, and no Event of Default shall be designated with respect to such events.

(d) Acknowledgment Regarding Forbearance. Each Obligor acknowledges that neither the Collateral Agent nor any Hedge Provider has made any assurances, commitment, or offer concerning (i) any possibility of an extension of the Forbearance Period; (ii) the manner in which or whether the Anticipated Events of Default may be resolved; or (iii) any additional forbearance, waiver, restructuring or other accommodations whatsoever, and that neither the Collateral Agent nor any Hedge Provider is under any obligation to do so. The Master General Partner agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Collateral Agent or the Hedge Providers may be entitled to take or bring in order to enforce their rights and remedies against the Master General Partner or the Participating Partnerships are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(e) No Waiver. Each Obligor acknowledges and agrees that the agreement of the Collateral Agent and the Hedge Providers to temporarily forbear from exercising rights and remedies in connection with the Anticipated Events of Default is limited to the extent described in this Agreement and is not (i) a consent to or an agreement to permanently waive any terms, provisions, covenants, warranties, or other agreements contained in the Hedging Agreement or any other Hedging Facility Document or (ii) a waiver of the Anticipated Events of Default.

Section 4. Conditions to Agreement Effective Date. This Agreement shall become effective on the date (the “Agreement Effective Date”) on which the following conditions are satisfied or are waived by the Collateral Agent and the Hedge Providers in their sole and absolute discretion:

(a) The Collateral Agent has received one or more counterparts of this Agreement, duly executed and delivered by the Master General Partner, the Participating Partnerships, and the Hedge Provider Majority.

(b) The representations and warranties made by the Obligors under this Agreement are true and correct, both before and after giving effect to the occurrence of the Agreement Effective Date.

Section 5. Miscellaneous.

(a) Confirmation and Effect. The provisions of the Hedging Agreement and the other Hedging Facility Documents shall remain in full force and effect in accordance with its terms following the effectiveness of this Agreement, and this Agreement shall not constitute a waiver of any provision of the Hedging Agreement or any other Hedging Facility Document, except as expressly provided for herein.

(b) Ratification and Affirmation of Loan Parties. Each Obligor hereby expressly (a) acknowledges the terms of this Agreement, (b) ratifies and affirms its obligations under the Hedging Agreement, each Approved Master Agreement, each Security Document and the other Hedging Facility Documents to which it is a party, (c) acknowledges, renews and extends its continued liability under the Hedging Agreement, each Approved Master Agreement, each Security Document and the other Hedging Facility Documents to which it is a party, (d) represents and warrants to the Hedge Providers and the Collateral Agent that each representation and warranty of such Loan Party contained in the Hedging Agreement, the Approved Master Agreements and the other Hedging Facility Documents to which it is a party is true and correct in all material respects as of the date hereof (other than (x) representations and warranties that were made as of a specific date, in which case such representations and warranties were true and correct in all material respects when made, (y) representations and warranties that are qualified by materiality or by reference to Material Adverse Effect, in which case such representations and warranties (as so qualified) shall continue to be true and correct in all respects, and (z) the existence of the Anticipated Events of Default), (e) represents and warrants to the Hedge Providers and the Collateral Agent that the execution, delivery and performance by such Loan

Party of this Agreement are within such Loan Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Agreement constitutes the valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, (f) represents and warrants to the Hedge Providers and the Collateral Agent that, other than the Anticipated Events of Default, no Default, Event of Default or Triggering Event under the Hedging Agreement or the other Hedging Facility Documents has occurred and is continuing, and (g) represents and warrants to the Hedge Providers and the Collateral Agent that, other than the Anticipated Events of Default, no “Potential Event of Default”, as defined in any Approved Master Agreement, has occurred and is continuing under any Approved Master Agreement.

(c) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Agreement by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

(d) No Oral Agreement. This written Agreement, the Hedging Agreement and the other Hedging Facility Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

(e) Governing Law. This Agreement (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

(f) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(h) Hedging Facility Document. This Agreement is a Hedging Facility Document for all purposes of the Hedging Agreement and the other Hedging Facility Documents.

(i) Release. EACH OBLIGOR, ON ITS OWN BEHALF AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS (EACH OF THE FOREGOING, COLLECTIVELY, THE “RELEASING PARTIES”), HEREBY ACKNOWLEDGES AND STIPULATES THAT AS OF THE DATE OF THIS AGREEMENT, NONE OF THE RELEASING PARTIES HAS ANY CLAIMS OR CAUSES OF ACTION OF ANY KIND WHATSOEVER AGAINST, OR ANY GROUNDS OR CAUSE

FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE INDEBTEDNESS OR ANY LIENS OR SECURITY INTERESTS OF, THE COLLATERAL AGENT, THE HEDGE PROVIDERS OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, OR REPRESENTATIVES, OR AGAINST ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (EACH OF THE FOREGOING, COLLECTIVELY, THE “RELEASED PARTIES”). IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF THE COLLATERAL AGENT AND THE HEDGE PROVIDERS PARTY HERETO TO ENTER INTO THIS AGREEMENT, EACH OF THE RELEASING PARTIES HEREBY UNCONDITIONALLY WAIVES AND FULLY AND FOREVER RELEASES, REMISES, DISCHARGES AND HOLDS HARMLESS THE RELEASED PARTIES FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, DEMANDS AND LIABILITIES OF ANY KIND WHATSOEVER, WHETHER DIRECT OR INDIRECT, FIXED OR CONTINGENT, LIQUIDATED OR UNLIQUIDATED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, WHICH ANY OF THE RELEASING PARTIES HAS OR MAY ACQUIRE IN THE FUTURE RELATING IN ANY WAY TO ANY EVENT, CIRCUMSTANCE, ACTION OR FAILURE TO ACT AT ANY TIME ON OR PRIOR TO THE AGREEMENT EFFECTIVE DATE, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE, AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS PARAGRAPH IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE RELEASED PARTIES BY THE RELEASING PARTIES AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES.

[Signature pages follow]

The parties hereto have caused this Forbearance Agreement to be duly executed as of the day and year first above written.

MASTER GENERAL PARTNER:	ATLAS RESOURCES, LLC

By:
	Name:	Jeffrey Slotterback
	Title:	Chief Financial Officer

SIGNATURE PAGE TO FORBEARANCE AND WAIVER AGREEMENT

ATLAS RESOURCES, LLC

ATLAS RESOURCES SERIES 30-2011 L.P., a Delaware limited partnership
ATLAS RESOURCES SERIES 31-2011 L.P., a Delaware limited partnership
ATLAS RESOURCES SERIES 32-2012 L.P., a Delaware limited partnership
ATLAS RESOURCES SERIES 33-2013 L.P., a Delaware limited partnership
ATLAS RESOURCES SERIES 34-2014 L.P., a Delaware limited partnership
ATLAS RESOURCES PUBLIC #18-2008(A) L.P., a Delaware limited partnership
ATLAS RESOURCES PUBLIC #18-2009(B) L.P., a Delaware limited partnership
ATLAS RESOURCES PUBLIC #18-2009(C) L.P., a Delaware limited partnership
ATLAS RESOURCES SERIES 28-2010 L.P., a Delaware limited partnership

By:
Name:
Title:

SIGNATURE PAGE TO FORBEARANCE AND WAIVER AGREEMENT

ATLAS RESOURCES, LLC

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Bryan M. McDavid
Director

SIGNATURE PAGE TO FORBEARANCE AND WAIVER AGREEMENT

ATLAS RESOURCES, LLC

MERRIL LYNCH COMMODITIES, INC., as a Hedge Provider

By:
Name:
Title:

SIGNATURE PAGE TO FORBEARANCE AND WAIVER AGREEMENT

ATLAS RESOURCES, LLC

CITIBANK, N.A., as a Hedge Provider

By:
Name:
Title:

SIGNATURE PAGE TO FORBEARANCE AND WAIVER AGREEMENT

ATLAS RESOURCES, LLC

ABN AMRO BANK N.V., as a Hedge Provider

By:
Name:
Title:

SIGNATURE PAGE TO FORBEARANCE AND WAIVER AGREEMENT

ATLAS RESOURCES, LLC

Exhibit H

to the Restructuring Support Agreement

OMNIBUS AGREEMENT

OMNIBUS AGREEMENT

This OMNIBUS AGREEMENT (“Agreement”) is entered into on, and effective as of, the Closing Date (as defined herein) by and among ARP Management LLC, a Delaware limited liability company (“Management”), Atlas Energy Resource Services, Inc., a Delaware corporation (“AERS”), ARP FinanceCo, LLC, a Delaware limited liability company (“FinanceCo”), and Titan Energy Operating LLC, a Delaware limited liability company (“Opco”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

R E C I T A L S:

WHEREAS, on [DATE], Atlas Resource Partners, L.P. (“ARP”) and certain of its direct and indirect domestic subsidiaries (each, a “Debtor”, and collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Case No. 16- (Jointly Administered) (the “Cases”);

WHEREAS, on [DATE], the Debtors filed the Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resource Partners, L.P., et al, pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) in the Cases;

WHEREAS, following the execution and delivery of this Agreement by each of the Parties, the Debtors shall seek the entry of an order confirming the Plan, pursuant to which, among other things, the Bankruptcy Court will approve this Agreement and the obligations of Debtor FinanceCo hereunder;

WHEREAS, pursuant to and in accordance with the Plan, the assets that comprised the Business (as defined herein) previously conducted by ARP have vested in Opco and its subsidiaries. Atlas Energy Group, LLC (“ATLS”) was the general partner of ARP and, in such capacity, operated and managed the Business on behalf of ARP;

WHEREAS, FinanceCo is the managing member of Opco;

WHEREAS, pursuant to the Delegation Agreement of even date herewith (the “Delegation Agreement”), FinanceCo has delegated to Management (the “Delegation”) all of FinanceCo’s rights and powers to manage and control the business and affairs of Opco to the fullest extent permitted under the Opco LLC Agreement and Delaware law, subject to the terms and conditions of the Delegation Agreement;

WHEREAS, AERS is an Affiliate of Management and employs personnel who will provide Services on behalf of Management; and

WHEREAS, the Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth herein, with respect to certain general, administrative, management and operating services to be provided by Management for and on behalf of the FinanceCo Group and Opco’s payment and reimbursement obligations related thereto, and certain other matters.

NOW THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.

“ARP” is defined in the Recitals to this Agreement.

“ATLS” is defined in the Recitals to this Agreement.

“Audit Right” is defined in Section 3.8.

“Bankruptcy Court” is defined in the Recitals to this Agreement.

[”Business” means (i) developing and producing natural gas, crude oil and natural gas liquids, (ii) acquiring, owning and managing oil and gas property related to the foregoing, and (iii) sponsoring and managing, and co-investing in, certain Tax-Advantaged Drilling Partnerships.]

“Business Day” shall mean a day on which Federal Reserve member banks in New York, New York are open for business.

“Cases” is defined in the Recitals to this Agreement.

“Change of Control Event” means (i) consummation of a merger or other transaction, other than a transaction pursuant to which the securities of FinanceCo outstanding immediately prior thereto continue to represent more than 50% of the combined voting power of the successor or parent entity or as a result of which more than 50% of the combined voting power is owned by Permitted Holders (as defined in that certain Employment Agreement, dated as of [            ], 2016, between FinanceCo and Daniel Herz); (ii) a direct or indirect sale, transfer or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of FinanceCo and its subsidiaries, taken as a whole; or (iii) an approval by FinanceCo’s equity holders of a plan of complete liquidation or dissolution of FinanceCo.

“Class B Directors” has the meaning set forth in the FinanceCo LLC Agreement.

2

“Closing Date” means the date the Plan is substantially consummated.

“Common Shares” means the common shares representing limited liability company interests in FinanceCo.

“Comparable Employment” means employment which provides the applicable employee with no less favorable (i) salary and bonus, (ii) employee benefits, (iii) position and duties and (iv) severance protection (in each case as compared to employment with such employee’s employment at Management or an Affiliate thereof), at a location that is within 35 miles of the location at which such employee provided services to Management or an Affiliate thereof.

“Confidential Information” shall mean, with respect to a particular Party, the matters, data, experience, know-how, documents, secrets, dealings, transactions and affairs of or relating to such Party and its Affiliates that is confidential or proprietary, including (i) with respect to Management, all information regarding allocated costs and expenses hereunder (including all information relating to or derived from the books, records and accounts of Management (regardless of whether included or incorporated into a report delivered to a Party or the Conflicts Committee hereunder or otherwise)) or this Agreement, and (ii) with respect to FinanceCo and Opco, all information regarding the Business that is confidential or proprietary.

“Conflicts Committee” means the Conflicts Committee of the board of directors of FinanceCo established pursuant to the FinanceCo LLC Agreement (as such agreement is in effect on the Closing Date).

“control,” “is controlled by” or “is under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Debtor” is defined in the Recitals to this Agreement.

“Delegation” is defined in the Recitals to this Agreement.

“Delegation Agreement” is defined in the Recitals to this Agreement.

“Disclosing Party” is defined in Section 6.11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FinanceCo Group” means FinanceCo, Opco and its subsidiaries.

“FinanceCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of ARP FinanceCo, LLC, dated as of [the Closing Date], as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement.

“Force Majeure” means acts, occurrences, events and conditions beyond the reasonable control of Management, and that by the exercise of due diligence Management is unable to avoid or overcome in a reasonable manner, including (to the extent meeting the foregoing requirements) acts of God, labor disputes of a general nature or that affect an entire industry, sudden actions of the elements, or denial, lapse or revocation of any permit or regulatory approval necessary in connection with the operation of the Business.

3

“Indemnitee” means (a) Management, (b) any Person who is or was an Affiliate of Management, (c) any Person who is or was a manager, managing member, officer, director, employee, agent, fiduciary or trustee of Management or any Affiliate of Management, (d) any Person who is or was serving at the request of Management or any Affiliate of Management as a manager, managing member, officer, director, employee, agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (e) any Person that Management designates as an “Indemnitee” for purposes of this Agreement.

“Initial Compensation Arrangements” means the employment agreements and Management Incentive Plan assumed and adopted, respectively, in connection with the consummation of the RSA and the Plan.

“Liability” means any loss, damage, deficiency, cost, expense, obligation, fine, penalty, expenditure, claim or liability (including attorneys’ fees and expenses and claims and liabilities resuting from environmental conditions or any third party claims or liabilities), injuries or other casualties of any kind to the person or property of anyone (including FinanceCo and Opco and their respective Affiliates and including loss or damage due to lack of insurance) including environmental damage.

“License” is defined in Section 4.1.

“Losses” means all losses, damages, liabilities, injuries, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses of any and every kind or character (including, without limitation, court costs and attorneys’ and experts’ fees and expenses) but excluding federal, state and local income taxes payable by FinanceCo.

“Marks” is defined in Section 4.1.

“Management Incentive Plan” means that certain Management Incentive Plan described in the “New Atlas Executive Compensation and Management Incentive Program Term Sheet” dated as of the date of the RSA and attached as an exhibit to the Term Sheet For 7.75% and 9.25% Senior Notes, which is attached as Exhibit C to the RSA.

“Name” is defined in Section 4.1.

“Party” and “Parties” are defined in the introduction to this Agreement.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Plan” is defined in the Recitals to this Agreement.

4

“Preferred Share” is defined in the FinanceCo LLC Agreement.

“Properties” means, at any time, the oil and natural gas properties owned by the FinanceCo Group at such time, including oil and gas leases, mineral interests, royalty interests, overriding royalty interests, pipelines, flow lines, gathering lines, gathering systems, compressors, dehydration units, separators, meters, injection facilities, salt water disposal wells and facilities, plants, wells, downhole and surface equipment, fixtures, improvements, easements, rights-of-way, surface leases, licenses, permits and other surface rights, and other real or personal property appurtenant thereto or used in conjunction therewith.

“Receiving Party” is defined in Section 6.11.

“Representative” is defined in Section 6.11.

“RSA” means that certain Restructuring Support Agreement, dated as of July [    ], 2016, by and among the Debtors and the “Restructuring Support Parties” (as defined therein), including all exhibits, appendices, schedules or annexes thereto, as may be amended in accordance with its terms.

“Services” is defined in Section 3.1.

“Subsequent Offering” means any public or private offering of Common Shares after the Closing Date.

“Tax-Advantaged Drilling Partnership” means any drilling partnership where investors (individuals or trusts) invest as general partners to take advantage of the exemption for working interests from the passive income rules in the US tax code.

ARTICLE II

INDEMNIFICATION OF FINANCECO

2.1 Indemnification. To the fullest extent permitted by law, Opco shall indemnify, defend and hold harmless FinanceCo and its officers, directors, employees, agents and representatives from and against any Losses suffered or incurred by FinanceCo or such Persons and related to or arising out of or in connection with FinanceCo carrying on its Business as provided in the FinanceCo LLC Agreement, including, without limitation, Losses arising from any threatened or pending claim or proceeding initiated by a holder of Common Shares against FinanceCo.

2.2 Insurance. Opco may purchase and maintain insurance to protect itself and any director or officer of FinanceCo against any liability asserted against and incurred by such director or officer in respect of service as such, whether or not Opco would have the power to indemnify such director or officer against such liability by law or under the provisions of this Article II or otherwise.

5

ARTICLE III

SERVICES AND REIMBURSEMENTS

3.1 Agreement to Provide Services.

(a) Management shall exclusively provide each member of the FinanceCo Group with all general and administrative and management and operating services as may be necessary or useful for the conduct of its business and affairs, including but not limited to financial, legal, accounting, tax advisory, financial advisory, business development and operating and engineering services, including but not limited to accounting, auditing, billing, corporate record keeping, treasury services (including with respect to the payment of distributions and allocation of reserves for taxes), cash management and banking, planning, budgeting, investor relations, risk management, information technology, insurance administration and claims processing, regulatory compliance and government relations, tax preparation, payroll, human resources, real property/land/title, geology/geophysics, commercial/marketing/transportation, and environmental, health and safety, and such other administrative, operating and management services as the Parties may agree from time to time (collectively, the “Services”). AERS shall provide such personnel for the performance of Services as Management shall request. Notwithstanding anything herein to the contrary, the failure of Management to provide to any member of the FinanceCo Group any Service for which Management is not entitled to receive full reimbursement under this Agreement (including where any approval of the Conflicts Committee (defined below) required under Section 3.3(b) shall not have been obtained) shall not constitute a breach of this Agreement.

(b) The Services shall be consistent in nature and quality to the services of such type previously provided by ATLS in connection with its management and operation of the Business of ARP prior to the vesting of the assets of the Business in Opco and its subsidiaries.

(c) Whenever Management or any of its Affiliates makes a determination or takes or declines to take any other action in the performance of the Services, then, unless another express standard is provided for in this Agreement, Management or such Affiliate, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under any law, rule or regulation or at equity (including fiduciary standards). A determination, other action or failure to act by Management or any of its Affiliates in connection with the provision of Services, will be deemed to be in good faith unless the applicable party believed such determination, other action or failure to act was adverse to the interests of Opco (or, if such Services are being provided directly to FinanceCo, the interests of FinanceCo). In any proceeding brought by or on behalf of FinanceCo, Opco or any other member of the FinanceCo Group challenging such action, determination or failure to act, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act was not in good faith.

(d) In accordance with the Delegation Agreement and Section 3.6, Management shall be entitled to take any actions, or enter into any contracts or agreements, in connection with this Agreement unless and to the extent that such action requires separate

6

approval of the board of directors of FinanceCo under the FinanceCo LLC Agreement and such separate approval shall have not been obtained. To the extent that Management is permitted to arrange for contracts with third parties for goods and services in connection with the provision of the Services, Management shall use commercially reasonable efforts (i) to obtain such goods and services at rates competitive with those otherwise generally available in the area in which services or materials are to be furnished, and (ii) to obtain from such third parties such customary warranties and guarantees as may be reasonably required with respect to the goods and services so furnished.

(e) Management shall not permit any liens, encumbrances or charges upon or against any of the Properties arising from the provision of Services or materials under this Agreement except (i) in the ordinary course of business consistent with past practice or (ii) as approved, or consented to, by FinanceCo.

(f) To the extent Management shall have charge or possession of any of the FinanceCo Group’s assets in connection with the provision of the Services, Management shall: (i) separately maintain, and not commingle, the assets of the FinanceCo Group with those of Management or any of its Affiliates; (ii) not hold title to any assets owned by the FinanceCo Group and will cause each member of the FinanceCo Group to hold its assets in its own name; (iii) maintain separate accounts, financial statements, books and records from those of the FinanceCo Group; and (iv) maintain an “arm’s-length” relationship with the FinanceCo Group.

(g) Management shall, at the cost and expense of FinanceCo and Opco (allocated in accordance with Section 3.3(b)), use commercially reasonable efforts to obtain and maintain during the term of this Agreement from insurers who are reasonably acceptable to FinanceCo and authorized to do business in the state or states or jurisdictions in which Services are to be performed by Management, insurance coverages in the types and minimum limits as the Parties determine to be appropriate and as is consistent with standard industry practice and the past practices of ATLS. Management agrees upon FinanceCo’s reasonable request from time to time or at any time to provide FinanceCo with certificates of insurance evidencing such insurance coverage and, upon request of FinanceCo, shall furnish copies of such policies. Except with respect to workers’ compensation coverage, the policies shall name FinanceCo as an additional insured, and Management shall use commercially reasonable efforts to ensure that the policies contain waivers by the insurers of any and all rights of subrogation to pursue any claims or causes of action against FinanceCo. Management shall use commercially reasonable efforts to ensure that the policies provide that they will not be cancelled or reduced without giving FinanceCo at least 30 days’ prior written notice of such cancellation or reduction. The insurance policies and coverages may, if requested, be reviewed with the Conflicts Committee at least annually, beginning with the first Conflicts Committee meeting following the Closing Date.

(h) If Management uses or licenses intellectual property owned by third parties in the performance of the Services, Management shall take all reasonable steps to obtain and maintain to the extent required any such licenses and authorizations necessary to authorize its use of such intellectual property in connection with the Services.

7

(i) Notwithstanding anything herein to the contrary, an event of Force Majeure that affects the ability of Management or AERS to perform its obligations under this Agreement despite its reasonable good faith efforts to mitigate such effect shall not result in a breach of or failure of performance by Management or AERS in the performance of its obligations under this Agreement; provided, however, that the settlement of strikes shall be entirely within the discretion of Management or AERS, and the foregoing mitigation requirement shall not require the settlement of any strike by acceding to any demands that are unacceptable or inadvisable in the sole discretion of Management or AERS; provided further that (i) the affected Party gives the other Parties prompt written notice describing the particulars of the Force Majeure; (ii) the suspension of performance is of no greater scope and of no longer duration than is reasonably attributable to the Force Majeure; (iii) the affected Party uses commercially reasonable efforts to remedy its inability to perform its obligations under this Agreement; and (iv) when the affected Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Parties written notice to that effect. Notwithstanding anything herein to the contrary, the existence of a Force Majeure shall not relieve any Party of (i) any of its payment obligations under this Agreement or (ii) any other obligation under this Agreement to the extent that performance of such other obligation is not precluded by such Force Majeure.

3.2 Performance of Services by Affiliates and Third Parties. The Parties acknowledge and agree that certain officers affiliated with Management are parties to employment agreements with FinanceCo and Opco, and FinanceCo and Opco are jointly and severally liable for the obligations thereunder and shall transfer funds to AERS promptly when due sufficient to satisfy these obligations in full, without offset. To the extent that any such officer’s time is allocated to the business of affiliates of Management (other than any member of the FinanceCo Group), FinanceCo and/or OpCo shall be reimbursed for such allocated time from AERS pursuant to Section 3.3(b). In discharging its obligations hereunder, Management may engage any of its Affiliates or any qualified third party to provide the Services (or any part thereof) on its behalf and the performance of the Services (or any part thereof) by any such Affiliate or third party will be treated as if Management performed such Services itself. Notwithstanding the foregoing, the engagement of any Affiliate or third party to provide Services shall not relieve Management of its obligations hereunder. Nothing contained in this Section 3.2 shall be deemed to restrict or limit the authority of Management to act on behalf of, or otherwise bind, FinanceCo, Opco or any member of the FinanceCo Group pursuant to Section 3.6, the Delegation or otherwise.

3.3 Reimbursement of Management.

(a) Subject to Sections 3.3(b) and 3.3(c) below, Opco shall reimburse Management on a monthly basis, or such other basis as Management may reasonably determine consistent with past practice, for (i) all direct and indirect expenses Management or AERS incurs or payments Management or AERS makes on behalf of the FinanceCo Group (including salary, bonus, incentive compensation, employee benefits and other amounts paid to any Person, including Affiliates of Management, including under the Initial Compensation Arrangements, to perform services for the FinanceCo Group, including the Services, and including the costs of retaining outside accounting, tax, legal, engineering and other services) and (ii) all other expenses allocable to the FinanceCo Group or otherwise incurred by Management or AERS in connection with managing and operating the FinanceCo Group’s business and affairs (including expenses allocated to Management by its Affiliates). To the extent that Opco shall have made a payment to Management in respect of any amount due to AERS hereunder from any member of the FinanceCo Group, such payment shall be deemed received by AERS from such member in respect of such obligation.

8

(b) To the extent any reimbursable general and administrative costs or expenses incurred by Management or its Affiliates (including corporate overhead) consist of an allocated portion of costs and expenses incurred by Management, its Affiliates or any member of the FinanceCo Group for the benefit of both the FinanceCo Group and Management and its Affiliates, such allocation shall be made on a cost reimbursement basis as determined by Management; provided that (x) promptly after its formation, the Conflicts Committee must review the current methodology by which ATLS or Management allocates its and its Affiliates’ general and administrative costs (including corporate overhead) to Opco and either approve or revise such methodology in good faith and (y) the Conflicts Committee must approve any proposed change to such current methodology before any such change to such current methodology becomes effective, provided, further that, in the case of each of clause (x) and clause (y), such approval not to be unreasonably withheld or delayed. Management shall provide the Conflicts Committee with such supporting documentation as the Conflicts Committee shall reasonably request in connection with its consideration of such allocation methodology or any material modification thereof and the Conflicts Committee shall be entitled to, acting through FinanceCo, exercise the Audit Right (as defined herein) in connection with such consideration. All such documentation so provided shall be subject to Section 6.11.

(c) No cost of any new or additional management compensation agreements or arrangements (other than those pursuant to the Initial Compensation Arrangements) will be allocated to Opco unless such management compensation agreements or arrangements shall have been approved by the Conflicts Committee, such approval not to be unreasonably withheld or delayed. For the avoidance of doubt, notwithstanding the foregoing, none of (i) the Initial Compensation Arrangements, (ii) the allocation of the remaining awards (2.5%) under the Management Incentive Plan to any officer or employee other than a Named Executive Officer (any such allocation to a Named Executive Officer shall be subject to such Conflicts Committee approval under Section 3.3(b)) or (iii) the costs of any of the foregoing, shall require approval by the Conflicts Committee in order for such costs to be allocated to Opco.

(d) Reimbursements pursuant to this Section 3.3 shall be in addition to any reimbursement to Management as a result of indemnification pursuant to Article V.

3.4 Reimbursement of FinanceCo.

(a) Opco shall reimburse FinanceCo for, or pay on FinanceCo’s behalf, all direct and indirect costs and expenses incurred by FinanceCo during the term of this Agreement in connection with the following:

(i) payments or expenses incurred for Services provided to FinanceCo by Management or by third parties or any Affiliates of Management;

9

(ii) payments or expenses incurred in connection with any Subsequent Offering, including, without limitation, legal and other expert fees, printing costs and filing fees;

(iii) expenses, compensation and benefits paid to members of the board of directors of FinanceCo; and

(iv) expenses and expenditures incurred by FinanceCo as a result of FinanceCo becoming and continuing as a publicly traded entity, including, without limitation, costs associated with annual, quarterly and other reports to holders of Common Shares, tax return and Form 1099 preparation and distribution, stock exchange listing fees, independent auditor fees, limited liability company governance and compliance, registrar and transfer agent fees and legal fees.

(b) Reimbursements pursuant to this Section 3.4 shall be in addition to any reimbursement to FinanceCo as a result of indemnification pursuant to Article I.

3.5 Billing Procedures. Opco will reimburse Management and FinanceCo for billed costs and expenses no later than the later of (a) the last day of the month following the performance month, or (b) thirty (30) calendar days following the date of the billing. Billings and payments may be accomplished by inter-company accounting procedures and transfers. Each billing of Management shall provide reasonable detail regarding the costs and expenses for which Management and its Affiliates are seeking reimbursement. All such detail provided under this Section 3.5 shall be subject to Section 6.11.

3.6 Agency. FinanceCo hereby appoints Management during the term of this Agreement to act as its agent, and hereby consents to the appointment of Management during the term of this Agreement to act as agent for each member of the FinanceCo Group, in each case, for the procurement of all Services to be procured for any member of the FinanceCo Group by Management pursuant to this Agreement and, subject to the obtaining by Management of any approval from the Conflicts Committee required by Section [    ] of the FinanceCo LLC Agreement, FinanceCo authorizes Management to act on its behalf in procuring all such services as agent of FinanceCo. The Parties acknowledge and agree that, by virtue of the Delegation, Management has full power and authority to bind Opco, and thus no separate appointment of Management as agent of Opco is necessary.

3.7 Disputes.

(a) FINANCECO OR OPCO, AS APPLICABLE, MAY, WITHIN 120 DAYS AFTER RECEIPT OF A BILLING FROM MANAGEMENT, TAKE WRITTEN EXCEPTION TO ANY CHARGE SET FORTH IN SUCH BILLING, ON THE GROUND THAT THE SAME WAS NOT PROPERLY CHARGED IN CONNECTION WITH THE PROVISION OF SERVICES. FINANCECO OR OPCO, AS APPLICABLE, SHALL NEVERTHELESS PAY MANAGEMENT IN FULL WHEN DUE THE BILLED AMOUNT. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF FINANCECO OR OPCO, AS APPLICABLE, TO RECOUP ANY CONTESTED PORTION

10

OF ANY AMOUNT SO PAID. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE PROPERLY CHARGED IN CONNECTION WITH THE PROVISION OF SERVICES, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY MANAGEMENT TO FINANCECO OR OPCO, AS APPLICABLE[, TOGETHER WITH INTEREST THEREON AT THE LESSER OF (I) THE PRIME RATE PER ANNUM ESTABLISHED BY CITIBANK, NA AS IN EFFECT ON THE DATE OF PAYMENT BY FINANCECO OR OPCO, AS APPLICABLE, IN RESPECT OF SUCH CONTESTED INVOICE OR (II) THE MAXIMUM LAWFUL RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY FINANCECO OR OPCO, AS APPLICABLE, TO THE DATE OF REFUND BY MANAGEMENT].

(b) If, within 20 days after receipt of any written exception pursuant to Section 3.7(a), FinanceCo or Opco, on the one hand, and Management, on the other, have been unable to resolve any dispute set forth in such written exception and the aggregate amount so in dispute exceeds $1,000,000, either of FinanceCo or Opco, on the one hand, and Management, on the other, may submit the dispute to an independent third party auditing firm that is mutually agreeable to FinanceCo, on the one hand, and Management, on the other hand. The Parties shall cooperate with such auditing firm and shall provide such auditing firm access to such books and records as may be reasonably necessary to permit a determination by such auditing firm. The resolution by such auditing firm shall be final and binding on the Parties.

3.8 Audit Rights. At any time during the term of this Agreement and for one year thereafter, FinanceCo and Opco shall have the right to review and, at FinanceCo’s or Opco’s expense, to copy, the books and records maintained by Management and AERS relating to the provision of the Services. In addition, to the extent necessary to verify the performance by Management and AERS of their obligations under this Agreement, FinanceCo and Opco shall have the right, at FinanceCo’s or Opco’s expense, to audit, examine and make copies of or extracts from the books and records of Management and AERS (the “Audit Right”). FinanceCo and Opco may exercise the Audit Right through such auditors as such Party may determine in its sole discretion. FinanceCo and Opco shall (i) exercise the Audit Right only upon reasonable written notice to Management or AERS, as applicable, and during normal business hours and (ii) use its reasonable efforts to conduct the Audit Right in such a manner as to minimize the inconvenience and disruption to Management or AERS, as applicable. All documentation and information provided under this Section 3.8 in connection with any such review or audit shall be subject to Section 6.11.

ARTICLE IV

LICENSE OF NAME AND MARK

4.1 Grant of License. Upon the terms and conditions set forth in this Article IV, each of FinanceCo and Opco hereby grants and conveys to Management a nontransferable, nonexclusive, royalty-free right and license (“License”) to use the name “[Titan Energy]” (the “Name”) and any other trademarks owned by FinanceCo or Opco which contain the Name (collectively, the “Marks”), in each case in connection with Management’s operation of the business and affairs of FinanceCo and Opco.

11

4.2 Ownership. Management agrees that ownership of the Name and the Marks and the goodwill relating thereto shall remain vested in FinanceCo or Opco, as the case may be, the owner of the mark, and any successor thereto, both during the term of this License and thereafter, and Management further agrees never to challenge, contest or question the validity of FinanceCo’s or Opco’s ownership of any Name or Mark or any registration thereto by FinanceCo or Opco. In connection with the use of the Name and the Mark, Management shall not in any manner represent that it has any ownership in the Name and the Marks or registration thereof except as set forth herein, and Management acknowledges that the use of the Name and the Marks shall not create any right, title or interest in or to the Name and the Marks, and all use of the Name and the Marks by Management shall inure to the benefit of FinanceCo or Opco.

4.3 In the Event of Termination. In the event of termination of this Agreement, Management’s right to utilize or possess the Marks licensed under this Agreement shall automatically cease, and no later than thirty (30) days following such termination, (a) Management shall cease all use of the Marks and shall adopt trademarks, service marks, and trade names that are not confusingly similar to the Marks, (b) at Opco’s request, Management shall destroy all materials and content upon which the Marks continue to appear (or otherwise modify such materials and content such that the use or appearance of the Marks ceases) that are under Management’s control, and certify in writing to Opco that Management has done so, and (c) Management shall change its legal name so that there is no reference therein to the name [”Titan Energy”] any name or d/b/a then used by any entity related to Opco or any variation, derivation or abbreviation thereof, and in connection therewith, shall make all necessary filings of certificates with the Secretary of State of the State of Delaware and to otherwise amend its organizational documents by such date.

ARTICLE V

LIABILITY; LOSSES; INDEMNIFICATION

5.1 Liability of Indemnitees. Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for, and each of FinanceCo and Opco hereby releases each Indemnitee from any liability for, monetary damages to FinanceCo, Opco or any of their subsidiaries or Affiliates, or to any Person who holds or acquires any interest in any equity interest in FinanceCo, Opco or any of their subsidiaries or Affiliates, for any Liabilities sustained or incurred as a result of any act or omission of an Indemnitee (or any of its contractors, subcontractors or Affiliates) in connection with the Services or the Business unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal. THE EXCULPATION AND RELEASE PURSUANT TO THIS SECTION 5.1 APPLIES TO ALL LIABILITIES, WHETHER DUE IN WHOLE OR IN PART TO A PRE-EXISTING DEFECT, NEGLIGENT ACTS OR OMISSIONS (WHETHER SOLE, JOINT ON CONCURRENT), STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNITEE, ITS CONTRACTORS OR SUBCONTRACTORS.

12

5.2 Indemnification of Indemnitees. To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by each of Opco and FinanceCo from and against any and all losses, claims, damages, Liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of, in connection with or related to the Services or the Business or such Indemnitee’s status as an Indemnitee, WHETHER DUE IN WHOLE OR IN PART TO A PRE-EXISTING DEFECT, NEGLIGENT ACTS OR OMISSIONS (WHETHER SOLE, JOINT ON CONCURRENT), STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNITEE, ITS CONTRACTORS OR SUBCONTRACTORS; provided that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. THE WAIVER AND INDEMNIFICATION PROVISIONS PROVIDED FOR IN SECTION 5.1 ANDTHIS SECTION 5.2 HAVE BEEN EXPRESSLY NEGOTIATED IN EVERY DETAIL, ARE INTENDED TO BE GIVEN FULL AND LITERAL EFFECT, AND SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES IN QUESTION ARISE OR AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANY INDEMNITEE. OPCO AND FINANCECO ACKNOWLEDGE THAT THIS STATEMENT CONSTITUTES CONSPICUOUS NOTICE.

5.3 Advancement of Expenses. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 5.2 in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Opco or FinanceCo prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to Section 5.2, the Indemnitee is not entitled to be indemnified upon receipt by Opco or FinanceCo of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by Section 5.2.

5.4 Non-Exclusivity. The indemnification provided by Section 5.2 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, including any limited liability company agreement of Opco, FinanceCo or any other Person, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

5.5 Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under Section 5.2 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.

13

5.6 Beneficiaries. The provisions of this Article V are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

5.7 No Modification, Etc. No amendment, modification or repeal of this Article V or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by Opco or FinanceCo, nor the obligations of Opco and FinanceCo to indemnify any such Indemnitee under and in accordance with the provisions of this Article V as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

5.8 Reliance.

(a) In performing the Services or otherwise acting under this Agreement, Management may rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) In performing the Services or otherwise acting under this Agreement, Management may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an opinion of counsel) of such Persons as to matters that Management reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

5.9 NO CONSEQUENTIAL DAMAGESNEITHER PARTY SHALL HAVE ANY LIABILITY UNDER THIS AGREEMENT FOR (AND EACH PARTY HEREBY RELEASES EACH OTHER PARTY FROM) EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES (INCLUDING LOST PROFITS, LOSS OF PRODUCTION OR OTHER DAMAGES ATTRIBUTABLE TO BUSINESS INTERRUPTION) OF THE OTHER PARTY HERETO ARISING IN CONNECTION WITH THIS AGREEMENT; PROVIDED, HOWEVER, THAT THE AFOREMENTIONED LIMITATION DOES NOT AFFECT THE PARTIES’ RIGHT TO INDEMNIFICATION WITH RESPECT TO LIABILITIES TO THIRD PARTIES FOR EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES.

5.10 No Personal Liability. EXCEPT AS SET FORTH IN THE LLC AGREEMENT FOR OFFICERS AND DIRECTORS OF ANY MEMBER OF THE FINANCECO GROUP OR IN ANY EMPLOYMENT CONTRACTS WITH ANY OFFICERS OF ANY MEMBER OF THE FINANCECO GROUP, EACH PARTY ACKNOWLEDGES AND AGREES THAT IN NO EVENT SHALL ANY PARTNER, SHAREHOLDER, MEMBER, OWNER, OFFICER, DIRECTOR, MANAGER,

14

EMPLOYEE, OR AFFILIATE OF ANY PARTY (UNLESS SUCH AFFILIATE IS A PARTY), OR ANY PARTNER, SHAREHOLDER, MEMBER, OWNER, OFFICER, DIRECTOR, MANAGER, EMPLOYEE OF ANY AFFILIATE OF ANY PARTY, BE PERSONALLY LIABLE TO ANY OTHER PARTY FOR ANY LOSSES, PAYMENTS, OBLIGATIONS, OR PERFORMANCE DUE UNDER THIS AGREEMENT, OR ANY BREACH OR FAILURE OF PERFORMANCE OF ANY PARTY HEREUNDER AND THE SOLE RECOURSE FOR PAYMENT OR PERFORMANCE OF THE OBLIGATIONS HEREUNDER SHALL BE AGAINST EACH OF THE PARTIES AND EACH OF THEIR RESPECTIVE ASSETS AND NOT AGAINST ANY OTHER PERSON.

5.11 EXCLUSION OF IMPLIED WARRANTIES. THIS AGREEMENT EXPRESSLY EXCLUDES ANY WARRANTY, CONDITION OR OTHER UNDERTAKING IMPLIED AT LAW OR BY CUSTOM OR OTHERWISE ARISING OUT OF ANY OTHER AGREEMENT BETWEEN THE PARTIES OR ANY REPRESENTATION BY ANY OF THEM NOT CONTAINED IN A BINDING LEGAL AGREEMENT EXECUTED BY ALL PARTIES. EACH OF THE PARTIES ACKNOWLEDGES AND CONFIRMS THAT IT DOES NOT ENTER INTO THIS AGREEMENT IN RELIANCE ON ANY WARRANTY, CONDITION, UNDERTAKING, AGREEMENT OR REPRESENTATION SO EXCLUDED.

ARTICLE VI

MISCELLANEOUS

6.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principles that might refer the construction or interpretation of this Agreement to the laws of another state. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, or relating in any manner to, this Agreement must be brought against any of the Parties in the Court of Chancery of the State of Delaware in and for New Castle County or, if the Court of Chancery lacks subject matter jurisdiction, in another court of the State of Delaware, County of New Castle, or in the United States District Court for the District of Delaware, and each of the Parties consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

6.2 Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postage-paid, and registered or certified with return receipt requested or by delivering such notice in person, by overnight delivery service or by facsimile or email to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile or email shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 6.2.

15

If to the FinanceCo:

ARP FinanceCo, LLC

[                                 ]

[                                 ]

Attn: General Counsel

Facsimile: [            ]

Email: [            ]

If to Opco:

[New Partnership, LLC]

[                                 ]

[                                 ]

Attn: General Counsel

Facsimile: [            ]

Email: [            ]

If to Management or AERS:

c/o [ARP Management LLC]

[                                 ]

[                                 ]

Attn: General Counsel

Facsimile: [            ]

Email: [            ]

6.3 Entire Agreement. This Agreement and the Delegation Agreement, the FinanceCo LLC Agreement and the Opco LLC Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

6.4 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto, provided, that any such amendment or modification shall require the approval of a majority of the members of the Conflicts Committee. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

6.5 Assignment. No Party shall have the right to assign this Agreement or any of its respective rights or obligations under this Agreement.

6.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

16

6.7 Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

6.8 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

6.9 No Third-Party Beneficiaries. Except as expressly set forth in this Agreement, this Agreement is for the sole and exclusive benefit of the Parties and their respective successors and shall not (i) create a contractual relationship with any other Person, (ii) create a cause of action in favor of any other Person or (iii) confer any rights or remedies upon any other Person. Without limiting the generality of the foregoin, the provisions of this Agreement are enforceable solely by the Parties to this Agreement (except as otherwise provided in Article V), and no holder of Common Shares shall have the right, separate and apart from FinanceCo, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

6.10 Status of Parties. Except to the extent Management acts as FinanceCo’s agent as set forth in this Agreement, Management agrees to perform the Services for FinanceCo hereunder as an independent contractor. Without limiting the other terms of this Agreement, including but not limited to Article V, as between Management, on the one hand, and any member of the FinanceCo Group, on the other hand, Management will have responsibility for the control and direction of its employees and those of any agent or subcontractor hired by Management to perform any Services or other responsibilities of Management hereunder. This Agreement does not create any partnership or joint venture between Management, on the one hand, and any member of the FinanceCo Group, on the other hand. Management shall have authority to select the means, methods and manner of performing the Services, provided Management complies with this Agreement.

6.11 Confidentiality.

(a) Each Party agrees that any Confidential Information of the other Party received in the course of performance under this Agreement, including the execution, performance and terms of this Agreement shall be kept strictly confidential by such receiving Party, except that any Party may disclose Confidential Information to its Affiliates and their respective officers, directors and employees (“Representatives”), and Management may disclose such information for the purpose of or in connection with providing Services pursuant to this Agreement, including without limitation to third parties that provide such Services. The Parties agree that Confidential Information shall include, without limitation, data, information, ideas, software, materials, specifications, non-public financial information, business plans, projections, customer lists, procedures and any other proprietary information provided by one Party to the

17

other Party under this Agreement. For the purposes of this Agreement information shall not be treated as Confidential Information if it: (i) was in the receiving Party’s possession prior to receipt from the disclosing Party; (ii) is or hereafter becomes generally available to the public without breach of this Agreement or any other agreement between the Parties or between a Party and any third party; (iii) becomes available to the receiving Party from a third party which is not prohibited by an agreement or otherwise from disclosing such information; or (iv) can be shown to have been developed by the receiving Party without access to or use of the Confidential Information of the other Party. Management information provided to the Conflicts Committee or any of its Representatives hereunder shall be deemed to have been provided to both FinanceCo and Opco for purposes of this Section 6.11. Each Party shall be responsible for any breach of this Section 6.11 by its Representatives.

(b) Notwithstanding any provision of this Section 6.11 to the contrary, subject to the last sentence of this Section 6.11(b), if a Party (the “Receiving Party”) (or any Representative to which such Party has made disclosures in accordance with Section 6.11) is requested or required (by depositions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process, by law or by the rules or regulations of any regulatory authority having jurisdiction over the Receiving Party or any such Representative or the rules and regulations of any applicable national securities exchange) to disclose any of the Confidential Information of another Party (the “Disclosing Party”), the Receiving Party shall, to the extent reasonably practicable, provide the Disclosing Party with prompt written notice of any such request or requirement so that the Disclosing Party may seek, at the Disclosing Party’s expense, a protective order or other remedy and/or waive compliance with the provisions of this Agreement, and the Receiving Party shall, to the extent permitted by law, consult with the Disclosing Party with respect to taking steps to resist or narrow the scope of any such request or requirement. If the Disclosing Party seeks a protective order or other remedy, the Receiving Party shall provide such cooperation as the Disclosing Party shall reasonably request. If the Receiving Party or any of its Representatives is required to disclose such Confidential Information to any Person, the Receiving Party or its Representatives may, without liability hereunder, disclose to such Person only that portion of such Confidential Information that it has been advised by its legal counsel must be disclosed, provided that the Receiving Party and its Representatives shall exercise all reasonable efforts to obtain assurances that such information will be accorded confidential treatment and to minimize the disclosure of such Confidential Information. Notwithstanding the foregoing, a Party may publicly disclose the terms and provisions of this Agreement and other Confidential Information to the extent required by the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations of the Securities Exchange Commission, or the rules and regulations of any national securities exchange on which such Party’s securities are listed or traded, solely with prior written notice to the Disclosing Party to the extent reasonably practicable.

(c) The Parties acknowledges and agree that a breach by it of its obligations under this Section 6.11 would cause irreparable harm to the non-breaching Party(ies) and that monetary damages would not be adequate to compensate such Party(ies). Accordingly, The Parties agree that the non-breaching Party(ies) shall be entitled to immediate equitable relief, including a temporary or permanent injunction, to prevent any threatened, likely or ongoing violation by such breaching Party(ies), without the necessity of posting bond or other security. Each Party’s right to equitable relief shall be in addition to other rights and remedies available to such Party, for monetary damages or otherwise.

18

(d) The provisions of this Section 6.11 shall survive for one year after the termination of this Agreement.

6.12 Competition.

(a) Except as provided in Section 6.12(c) with respect to Tax-Advantaged Drilling Partnerships, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any member of the FinanceCo Group, independently or with others, including business interests and activities in direct competition with the business and activities of any member of the FinanceCo Group. No such business interest or activity shall constitute a breach of this Agreement or any related agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to any member of the FinanceCo Group. No member of the FinanceCo Group or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee.

(b) Notwithstanding anything to the contrary in this Agreement (other than Section 6.12(c) with respect to Tax-Advantaged Drilling Partnerships), (i) the engaging in competitive activities by any Indemnitee in accordance with the provisions of this Section 6.12 is hereby approved by each of FinanceCo and Opco, on behalf of themselves and each other member of the FinanceCo Group, (ii) it shall be deemed not to be a breach by Management or any other Indemnitee of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to FinanceCo, Opco or any member of the FinanceCo Group for the Indemnitees to engage in such business interests and activities in preference to or to the exclusion of FinanceCo, Opco or any member of the FinanceCo Group and (iii) the Indemnitees (including Management) shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to present business opportunities to FinanceCo, Opco or any member of the FinanceCo Group. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Indemnitee (including Management). No Indemnitee (including Management) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for FinanceCo, Opco or any member of the FinanceCo Group shall have any duty to communicate or offer such opportunity to FinanceCo, Opco or any member of the FinanceCo Group, and such Indemnitee (including Management) shall not be liable to FinanceCo, Opco or any member of the FinanceCo Group for breach of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, by reason of the fact that such Indemnitee (including Management) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to FinanceCo, Opco or any member of the FinanceCo Group.

19

(c) During the term of this Agreement, Management shall not, and shall cause its Affiliates not to engage in any of the following activities, other than by or through a member of the FinanceCo Group:

(i) sponsor any Tax-Advantaged Drilling Partnership for the purpose of raising funds from investors to finance developmental drilling activities;

(ii) manage or operate any Tax-Advantaged Drilling Partnership; or

(iii) own any partnership interest in any Tax-Advantaged Drilling Partnership.

6.13 Termination.

(a) This Agreement shall be binding on the Parties from and after the Closing Date, and the term of this Agreement shall commence on the Closing Date. This Agreement shall terminate (i) with the written consent of each of the Parties, (ii) automatically upon the closing of the redemption by FinanceCo of the Preferred Share in accordance with Section [            ] of the FinanceCo LLC Agreement, (iii) automatically upon a Change of Control Event, (iv) upon written notice by Management if FinanceCo or Opco is in material breach of this Agreement based upon and in accordance with any direction of the Conflicts Committee, which breach shall not have been cured within 30 days following receipt by the breaching Party of written notice of such breach from Management, or such longer period as is reasonably required to cure such breach (other than a breach of a payment obligation hereunder), provided that the breaching Party commences to cure such breach within such 30-day period and proceeds with due diligence to cure such breach, or (v) upon written notice by FinanceCo if Management or AERS is in material breach of this Agreement, which breach shall not have been cured within 30 days following receipt by Management of written notice of such breach from FinanceCo, or such longer period as is reasonably required to cure such breach (other than a breach of a payment obligation hereunder), provided that the breaching Party commences to cure such breach within such 30-day period and proceeds with due diligence to cure such breach. Notwithstanding anything in this Agreement to the contrary, the failure to reach agreement on any allocation or any allocation methodology under Section 3.3 shall not constitute a breach of this Agreement by Management

(b) Upon termination of this Agreement, FinanceCo and Opco shall (i) pay to Management an amount sufficient to reimburse Management and AERS for all severance and related costs they expect to incur due to staff reduction in connection with such termination based upon the severance arrangements of Management and its Affiliates in effect on the date hereof; provided, that (w) in no event shall the aggregate amount of such reimbursement under this clause (i) exceed $14.9 million (such cap shall not apply to any amount paid or payable to any executive with an employment agreement with FinanceCo, and no such amount paid or payable under any such employment agreement shall count against such cap), (x) FinanceCo and Opco shall have no obligation under this clause (i) if FinanceCo shall have terminated this Agreement pursuant to Section 6.13(a)(v), (y) FinanceCo and Opco shall not be required to

20

reimburse any severance under this Section 6.13(b) to any employee (excluding any executive with an Employment Agreement with FinanceCo, which executive shall receive payment under his or her Employment Agreement) that is offered Comparable Employment by FinanceCo or any successor to FinanceCo (such offers to be controlled by a majority of the Class B Directors) or any successor to Management, provided that FinanceCo shall have provided Management with a written copy of such offer of Comparable Employment prior to the payment of such severance to such employee, and (z) this Section 6.13(b)(i) shall not apply to any executive with an Employment Agreement with FinanceCo, which executive shall receive payment under his or her Employment Agreement, and (ii) pay all amounts then due and owing by FinanceCo or Opco under the Initial Compensation Arrangements and any amounts that become payable by FinanceCo or Opco under the Initial Compensation Arrangements upon or in connection with any event that gives rise to the termination of, or the right to terminate, this Agreement (including any amounts that are not payable unless and until any conditions are satisfied, such as the execution of a release by the relevant employee and, if applicable, the expiration of a specified time period without the revocation of such release). Management shall provide at least 10 days’ prior written notice to FinanceCo and Opco prior to the payment of any severance amounts to any employee of Management or AERS and for which FinanceCo and Opco would have a reimbursement obligation hereunder (excluding any executive with an Employment Agreement with FinanceCo, which executive shall receive payment under his or her Employment Agreement), which notice shall contain reasonably sufficient information with respect to such employee’s compensation information to allow the Class B Directors (or their designees) to make an offer of Comparable Employment.

(c) For the avoidance of doubt, any and all obligations of Management or AERS under the Management Incentive Plan shall be jointly and severally assumed by FinanceCo and Opco upon termination of this Agreement.

(d) The provisions of, and the obligations of the Parties under, Sections 3.4 and 3.5 (as to any accrued and unpaid obligations), Section 3.7, Section 3.8, Article V, Section 6.1, Section 6.2, Section 6.11 and this Section 6.13 shall survive any termination or expiration of this Agreement.

(e) Upon the termination or expiration of this Agreement, (i) Management shall deliver to FinanceCo as promptly as reasonably possible all records, reports, books, data and other material(s) (or copies of any of the foregoing) related to the performance of the Services that are in the possession of Management and its Affiliates, other than any such records, reports, books, data and other material(s) that Management or any of its Affiliates is not permitted to provide under any applicable law, rule or regulation or the terms of any agreement to which Management or any of its Affiliates is a party or is subject, and (ii) Management will reasonably cooperate with FinanceCo to cause an orderly and timely transition of the Services to a successor manager. FinanceCo and Opco shall promptly reimburse Management, upon request, for any and all documented costs and expenses made or incurred by Management and its Affiliates arising out of or in connection with the performance of their obligations under this Section 6.13(e).

21

6.14 Interpretation. The Parties to this Agreement acknowledge and agree that: (a) each Party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Agreement; and (b) any rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be used to interpret this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. The words “include,” “includes,” and “including” in this Agreement mean “include/includes/including without limitation.” The use of “or” is not intended to be exclusive unless expressly indicated otherwise. All references to $, currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words shall not limit any provisions of this Agreement. A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the item has been delivered. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any reference herein to any law, rule or regulation shall be construed as referring to such law, rule or regulation as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. All article, section, subsection and exhibit references used in this Agreement are to articles, sections, subsections and exhibits to this Agreement unless otherwise specified.

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

ARP FINANCECO, LLC

By:
Name: Title:

TITAN ENERGY OPERATING LLC

By:
Name: Title:

ARP MANAGEMENT, LLC

By:
Name: Title:

22

ATLAS ENERGY RESOURCE SERVICES, INC.

By:
Name: Title:

[Signature page to Omnibus Agreement]

23

Exhibit I

to the Restructuring Support Agreement

EMPLOYMENT AGREEMENTS

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of [    ], 2016 (the “Effective Date”), is entered into by and among [Reorganized ARP FinCo], a Delaware limited liability company (the “Company”), Titan Energy Operating LLC, a Delaware limited liability company (“NewCo”), and Daniel C. Herz (the “Executive”).

WHEREAS, the Executive is a party to that certain Employment Agreement, dated as of September 4, 2015 (the “2015 Agreement”), by and among the Executive, Atlas Energy Group, LLC (“ATLS”) and Atlas Resources Partners, L.P. (“ARP”);

WHEREAS, the compensation and other payments set forth herein are not intended to duplicate any payments provided under the 2015 Agreement, and costs related to Executive’s compensation and other entitlements will be allocated in accordance with the terms of the Omnibus Agreement (as defined below); and

WHEREAS, the Company, NewCo and the Executive now wish to set forth in this Agreement the terms and conditions under which the Executive will serve the Company and NewCo.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Employment; Title. The Executive shall serve as the Chief Executive Officer of the Company and NewCo (the “Position”) during the Contract Period (as defined below).

2. Services; Duties; Reporting. The Executive will serve the Company diligently, competently, and to the best of his ability during the Contract Period. Except as set forth below, the Executive will devote substantially all of his working time and attention to the business of the Company and its affiliates (collectively, the “Companies”), and the Executive will not undertake any other duties which conflict with his responsibilities to the Companies. Notwithstanding the foregoing, the Executive is expressly permitted to perform services (the “Management Services”) for or on behalf of ATLS, ARP Management LLC and their respective affiliates (“Management”) and to the extent the Executive performs such services during the term of this Agreement, the allocation of the responsibility for the Executive’s compensation shall be governed by the provisions of Section 3.2 of the Omnibus Agreement (the “Omnibus Agreement”), dated as of [DATE], 2016, by and among ARP Management LLC, Atlas Energy Resource Services, Inc., the Company and NewCo. The Executive shall report to the Executive Chairman and the Executive Vice Chairman of the Board of Directors of the Company (the “Board”). The Executive will render such services as may reasonably be required of the Executive to accomplish the business purposes of the Company, which shall include, but are not limited to, day-to-day oversight of the Company’s business and those of any subsidiaries of the Company and entities managed by the Company (including, without limitation, NewCo), and such additional duties, which are appropriate to the Position, as the Executive Chairman or the Executive Vice Chairman of the Board may assign to the Executive from time to time. The Company acknowledges that the Executive has in the past participated in or served, and does currently and is expected in the future to participate in or serve, in other professional and civic activities, including civic and charitable boards or committees, industry associations, fulfill speaking engagements or teach at educational institutions and other activities that do not conflict with the business and affairs of the Companies or interfere, individually or in the aggregate, with the Executive’s performance of his duties hereunder.

3. Term. The term of this Agreement shall commence on the Effective Date and, unless sooner terminated pursuant to Section 6, shall continue for an initial period of two years after the Effective Date, subject to automatic extensions as provided for in this Section 3. Beginning on the first anniversary of the Effective Date, the term of this Agreement shall automatically renew daily so that on any day on which this Agreement is in effect, the Contract Period shall have a then-remaining term of not less than one year; provided, however, that such automatic extension shall cease upon the Company’s written notice to the Executive of its election to terminate this Agreement at the end of the one-year period then in effect, which such notice may not be given prior to the one-year anniversary of the Effective Date. The term of this Agreement, as in effect from time to time pursuant to the terms and conditions of this Section 3, shall hereinafter be referred to as the “Contract Period.” A termination of the Executive’s employment under this Agreement for any reason shall be referred to as a “Termination.”

4. Compensation. The Executive’s compensation and participation in equity compensation and benefits during the Contract Period shall be as follows:

4.1 Base Salary. During the Contract Period, the Executive shall receive an annual base salary of $500,000 (“Annual Base Salary”). The Annual Base Salary shall be payable in accordance with the Company’s regular payroll practice for its senior executives, as in effect from time to time, and shall be subject to all applicable withholding requirements. During the Contract Period, the Annual Base Salary may be reviewed by the Board for possible increase, and the Executive’s Annual Base Salary shall not be decreased after any such increase.

4.2 Bonus. The Executive shall be entitled to receive a guaranteed minimum annual bonus of not less than 100% of Base Salary (which, notwithstanding anything to the contrary, may exceed 100% of Base Salary at the discretion of the Board (unless a majority of the Class B Directors disapprove in good faith) based upon reasonable metrics supported by the Company’s outside compensation consultant, which consultant shall be approved by the Conflicts Committee (such approval not to be unreasonably withheld)) (the “Guaranteed Bonus”), for each of calendar year 2016 and calendar year 2017, payable within 30 days of December 31 of the applicable year; provided, however, that the Guaranteed Bonus with respect to calendar year 2016 shall be reduced by the aggregate amount of cash bonuses received by the Executive in calendar year 2016 prior to the Effective Date. Each such Guaranteed Bonus shall be payable in a proportion of cash and common stock of the Company determined as follows: (i) 25% (or such greater portion as the Board and the Conflicts Committee of the Board (the “Conflicts Committee”) may approve based upon performance metrics proposed by the Board and approved by the Conflicts Committee) of the Guaranteed Bonus shall be payable in cash; provided, however, with respect to calendar year 2016 only, such cash portion shall be reduced (not below zero) by the aggregate amount of cash bonuses received by the Executive in calendar year 2016 prior to the Effective Date, and (ii) the remainder in fully vested shares of common equity of the Company, based on the volume weighted average price for the 10-day period preceding the end of the applicable calendar year (or if the Company is not a public company (as

2

defined in Section 6.5), based on the fair market value as of the end of the applicable calendar year as determined by an independent appraiser selected by the Board). For example purposes only, if the Executive receives $50,000 in cash bonuses in calendar year 2016 prior to the Effective Date and the Guaranteed Bonus with respect to the full 2016 calendar year is $500,000, the balance of the Guaranteed Bonus shall be equal to $450,000 and shall be payable in $75,000 cash and the remaining in equity, unless metrics are achieved entitling a cash payment in lieu of equity. Notwithstanding the foregoing, (i) if the Board proposes reasonable performance metrics in good faith to the Conflicts Committee, and the Conflicts Committee does not review the proposal in good faith and/or unreasonably or in bad faith rejects such performance metrics, then the related Guaranteed Bonus (reduced as applicable) shall be payable 100% in cash, (ii) if the Board fails to propose reasonable metrics in good faith to the Conflicts Committee for any period, then the Guaranteed Bonus for such period shall be payable 25% in cash and 75% in equity, and (iii) if 100% of the applicable performance metrics are achieved, such related Guaranteed Bonus (reduced as applicable) shall be payable 100% in cash. All bonus payments shall be subject to all applicable withholding requirements.

4.3 Equity Compensation. The Executive shall be eligible to receive grants of equity-based compensation in the form of restricted equity grants, options to purchase equity, phantom equity, or other forms of equity-based compensation that the Conflicts Committee of the Board of Directors of the Company may determine. Such equity-based compensation may be with respect to the securities of the Company or any other affiliate within the group of Companies. Collectively, all equity-based compensation in any of the Companies (including awards granted under the Management Incentive Plan, a description of which is attached hereto as Exhibit A (the “Management Incentive Plan”)) will be referred to as “Units.” Except as otherwise provided for in this Agreement, any unvested Units will be subject to forfeiture in accordance with the applicable long-term incentive plan pursuant to which such Units are granted (the “Restrictions”). For purposes of the Units, the Executive’s employment will be considered to continue as long as he remains employed by or performs services for any of the Companies.

5. Benefits.

5.1 Vacation Leave. The Executive is entitled to take vacation days, holidays, and personal days according to the Company’s regular policies and procedures applicable to other executives of the Company.

5.2 Benefit Plans. During the Contract Period and, to the extent specifically provided for herein, thereafter, (a) the Executive shall be entitled to participate in all applicable incentive, savings, and retirement plans, practices, policies, and programs of the Company to the extent they are generally available to other senior officers, directors, and executives of the Company, and (b) the Executive and/or his family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies, and programs provided by the Company, including, without limitation, any medical, prescription, dental, disability, sickness benefits, employee life insurance, accidental death, and travel insurance plans and programs, to the same extent as other senior officers, directors, or executives of the Company. The Company retains the right to select and to change any insurance provider at its discretion.

3

5.3 Expenses. The Company shall reimburse the Executive for all reasonable and necessary work-related administrative and travel expenses incurred by the Executive in carrying out his duties under this Agreement, pursuant to the Company’s business expense policies and procedures. Written receipts shall be submitted to document all expenses for which reimbursement is sought in accordance with the Company’s policies and procedures in effect from time to time.

6. Termination. Anything herein contained to the contrary notwithstanding, the Executive’s employment shall terminate as a result of any of the following events:

6.1 Death. The Executive’s death.

6.2 Cause. Termination by the Company for Cause. For purposes of this Agreement, “Cause” shall encompass any of the following: (a) the Executive has committed any demonstrable and material act of fraud; (b) illegal or gross misconduct by the Executive that is willful and results in damage to the business or reputation of the Companies; (c) the Executive is convicted of a felony or a crime involving fraud or embezzlement; (d) the continued failure by the Executive to substantially perform his duties under this Agreement (other than as a result of physical or mental illness or injury) after the Company delivers to the Executive a written demand for substantial performance that specifically identifies, with reasonable opportunity to cure, the manner in which the Company believes that the Executive has not substantially performed his duties; or (e) the Executive has failed to follow reasonable written directions of the Company that are consistent with his duties hereunder and not in violation of applicable law, provided the Executive shall have ten business days after written notice to cure such failure (to the extent then curable). In order to terminate the Executive’s employment for Cause, the Company must give the Executive written notice of its intention to terminate the Executive’s employment for Cause, setting forth in reasonable detail the specific conduct constituting Cause and the specific provisions of this Agreement on which such claim is based.

6.3 Without Cause. Termination by the Company without Cause upon not less than 30 days’ prior written notice to the Executive.

6.4 Disability. The Executive becomes disabled by reason of physical or mental disability for more than 180 days in the aggregate or a period of 90 consecutive days during any 365-day period and the Board determines, in good faith based upon medical evidence, that the Executive, by reason of such physical or mental disability, is rendered unable to perform his duties and services hereunder (a “Disability”). The Executive agrees to provide his medical records and to submit to a medical examination so that the Board may make its determination. A Termination by the Company for Disability shall be communicated to the Executive by written notice and shall be effective on the 30th day after the Executive’s receipt of such notice (the “Disability Effective Date”), unless the Executive returns to full-time performance of his duties before the Disability Effective Date.

6.5 Good Reason. Termination by the Executive with Good Reason upon, where applicable, 30 days’ prior written notice to the Company (subject to the Company’s cure right described below). For purposes of this Agreement, “Good Reason” shall mean any of the following: (a) a material reduction in Base Salary; (b) a demotion of the Executive from the

4

Position, it being understood that a demotion will have occurred if the Company, or a successor entity, (after it becomes a public company (as defined below)), ceases to be a public company; (c) a material reduction of the Executive’s duties under this Agreement, it being understood that a material reduction of duties will have occurred if the Executive is not an officer of any successor entity with the same or greater responsibilities as the Position; (d) the Company’s requiring the Executive to be relocated to a location more than 35 miles from the Executive’s location immediately prior to such relocation; (e) the consummation of the purchase by the Company of the Series A Preferred Shares pursuant to any exercise of the Preferred Share Call Right (as defined in the Restructuring Support Agreement of Atlas Resource Partners, L.P., dated July [DATE], 2016 (the “Restructuring Support Agreement”)), other than in the context of a Change in Control (as defined below); (f) the occurrence of a Change in Control; (g) a termination of the Omnibus Agreement, other than as a result of a material breach by ARP Management LLC of the Omnibus Agreement; or (h) any action or inaction that constitutes a material breach by the Company of this Agreement. In such case, the Executive must provide written notice of Termination with Good Reason to the Company within 30 days after the event constituting Good Reason. Except with respect to the matters described in the foregoing clauses (e) and (f), as to which there shall be no cure right, the Company shall have a period of 30 days in which it may correct the act or failure to act that constitutes the grounds with Good Reason as set forth in the Executive’s notice of Termination. If the Company does not correct the act or failure to act, the Executive must terminate employment with Good Reason within 30 days after the end of the cure period in order for the Termination to be considered a Termination with Good Reason; provided, however, for the avoidance of doubt, with respect to the events described in the foregoing clauses (e) and (f), no additional act beyond the written notice of Termination for Good Reason shall be required on the part of the Executive and termination shall be effective upon the delivery of notice. For purposes of the definition of Good Reason, an entity is a “public company” if it has a class of equity securities listed on a national securities exchange or quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board or OTC Markets Group Inc.’s OTCQX or OTCQB (or any successors thereto or any similar bulletin board); provided, however, that for purposes of the definition of Good Reason, the Company will continue to be considered a “public company” if it ceases to be so listed or quoted as a result of a failure to satisfy any applicable financial reporting, governance or other similar requirement.

6.6 Without Good Reason. A Termination by the Executive for any reason other than those set forth in Section 6.5 (other than due to the Executive’s death or Disability) upon not less than 120 days’ prior written notice to the Company.

6.7 Non-Renewal. A Termination at or after the end of the Contract Period following a non-renewal of this Agreement pursuant to the terms and conditions of Section 3. Such a Termination shall constitute a Termination without Cause for purposes of Sections 4.3, 7.3(d), and 8.2, and otherwise constitute a resignation without Good Reason for purposes of Section 7.2.

6.8 Date of Termination. The “Date of Termination” means the date of the Executive’s death, the Disability Effective Date, or the date on which the Termination by the Company for Cause or without Cause or by the Executive with Good Reason or without Good Reason is effective in accordance with this Agreement, as the case may be.

5

7. Consideration Payable to the Executive upon Termination.

7.1 Disability; Death. If the Executive’s employment is terminated by reason of his Disability or death during the Contract Period, the Company shall pay to the Executive or the Executive’s designated beneficiaries (or, if there is no beneficiary, to the Executive’s estate or legal representative), as the case may be, in one cash payment within 60 days after the Date of Termination, the sum of the following amounts: (a) any portion of the Base Salary that has been earned through the Date of Termination but not paid to the Executive as of the Date of Termination; (b) any accrued but unpaid cash incentive compensation earned for any year prior to the year in which the Date of Termination occurs and, to the extent required to be paid under the terms of the Company policy in effect from time to time and applicable law, any accrued but unpaid vacation pay as of the Date of Termination; and (c) an amount representing the cash incentive compensation opportunity awarded to the Executive for the fiscal year in which the Date of Termination occurs equal to the amount of cash incentive compensation earned by the Executive with respect to the prior fiscal year multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is the total number of days in such fiscal year (such amounts in clauses (a), (b), and (c), the “Accrued Obligations”). Notwithstanding herein anything to the contrary, in the case of a Termination by reason of Disability or death, the Executive (in the case of Disability) and his dependents shall have health insurance paid for by the Company for a one-year period after the Date of Termination. In the event of Termination under this Section 7.1, all other benefits, payments or compensation to be provided to the Executive hereunder shall terminate, but the Executive shall be entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of the Company and, as set forth in Section 4.3, any Restrictions with respect to any Units outstanding and held by the Executive on the Date of Termination shall terminate as of the Date of Termination, and all such Units shall be fully vested, in the case of any options to purchase Units, exercisable and, shall remain in effect and exercisable through the end of their respective terms, without regard to the Termination.

7.2 By the Company for Cause; By the Executive without Good Reason. If the Executive’s employment is terminated during the Contract Period by the Company for Cause or by the Executive without Good Reason, the Company shall pay the Executive any portion of the Annual Base Salary and, to the extent required to be paid under the terms of the Company policy in effect from time to time and applicable law, any accrued vacation pay, in each case, through the Date of Termination, to the extent earned but not paid as of the Date of Termination. In the event of Termination under this Section 7.2, all other benefits, payments or compensation to be provided to the Executive hereunder shall terminate, but the Executive shall be entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of the Company and all Units that have vested as of the Date of Termination shall not be subject to forfeiture.

7.3 By the Company without Cause; By the Executive with Good Reason. If, during the Contract Period, the Company terminates the Executive’s employment without Cause, or the Executive terminates employment with Good Reason, the Company shall pay to the Executive the Accrued Obligations within 60 days after the Date of Termination, and the Company will pay any other benefits accrued and due under any applicable benefit plans and

6

programs of the Company pursuant to the terms of such respective plans and programs. In addition, if the Executive timely executes and does not revoke the Release (as defined in and subject to the terms and conditions of Section 7.3(d)), the Company shall pay to the Executive the following severance compensation (it being understood that the Executive is not entitled to any payments under any severance plan or program for employees or executives):

(a) The Company will pay the Executive severance compensation in an amount equal to two times the Annual Compensation (as defined below). The severance compensation shall be payable in a single lump sum no later than 60 days after the Date of Termination, subject to the terms and conditions of Section 25.1 and the Executive’s timely execution and nonrevocation of the Release prior to such payment.

(b) During the 24-month period following the Executive’s Date of Termination (the “Separation Period”), the Executive may elect continued health and dental coverage under the Company’s health and dental plans in which the Executive participated at the Date of Termination, as in effect from time to time; provided that the Executive shall be responsible for paying the full monthly cost of such coverage; and provided, further, that, if requested in writing by the Company, the Executive must timely elect continued coverage under Section 4980B(f) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code” and such coverage, the “COBRA Coverage”), it being understood in all cases that the COBRA Coverage continuation period under Section 4980B of the Code shall run concurrently with the Separation Period. The monthly cost shall be the premium determined for purposes of COBRA Coverage under Section 4980B(f)(4) of the Code in effect from time to time (the “COBRA Premium”). Each month in which the Executive pays the COBRA Premium, the Company will reimburse the Executive for the COBRA Premium in an amount equal to the COBRA Premium, less the amount that the Executive would be required to contribute for health and dental coverage if the Executive were an active employee of the Company. As an alternative, where such coverage may not be continued (or where such continuation would adversely affect the tax status of the plan pursuant to which the coverage is provided or result in penalty taxes to the Executive pursuant to Section 409A of the Code), the Company may elect to pay the Executive cash in lieu of such coverage in an amount equal to the product of the number of months then remaining in the Separation Period and the COBRA Premium. In each case, these payments will commence within 30 days following the Date of Termination, subject to the Executive’s timely execution and nonrevocation of the Release, and will be paid on the first payroll date of each month during the Separation Period; provided, however, that the first such installment shall be paid no earlier than the date on which the Release becomes non-revocable by its terms (the “Release Date”) and the first payment shall include any portion of such payments that would have otherwise been payable during the period between the Date of Termination and the Release Date.

(c) All outstanding equity compensation awards held by the Executive, including, without limitation, all awards held by the Executive under the Management Incentive Plan, shall become fully vested (and if applicable, exercisable).

(d) In order to receive payments under clauses (a), (b), and (c) of this Section 7.3, the Executive must sign and deliver to the Company a release, in a form acceptable to the Company, of any and all claims against the Company, the Companies, their respective officers,

7

directors, and agents and all related parties with respect to all matters arising out of the Executive’s employment and the Termination (other than claims for any entitlements under the terms of this Agreement or under any plans or programs of the Company under which the Executive has accrued and is due a benefit) within 45 days after the Date of Termination (the “Release”), and the Executive must not revoke such Release within the seven-day statutory revocation period after the Executive’s timely delivery of such Release to the Company. If the Executive does not sign and timely deliver the Release, or if the Executive revokes such Release within such seven-day statutory period, the Executive forfeits any and all right to any payments or benefits in this Agreement conditioned upon the Executive’s execution and nonrevocation of such Release.

(e) The payments provided pursuant to this Section 7.3 are intended to compensate the Executive for a Termination by the Company without Cause or by the Executive with Good Reason and shall be the sole and exclusive remedy therefor. Notwithstanding any provision of this Agreement to the contrary, in no event shall the Executive’s severance payable under this Section 7.3 be reduced or otherwise offset by the value of, or payments with respect to, awards held by the Executive under the Management Incentive Plan.

(f) As used in this Agreement, the following terms shall have the following meanings:

“Annual Compensation” shall mean, with respect to a fiscal year, the sum of (i) the Annual Base Salary, plus (ii) the Applicable Bonus.

“Applicable Bonus” shall mean the average of the Executive’s Incentive Compensation in respect of the two fiscal years preceding the fiscal year in which the Date of Termination occurs.

“Change in Control” shall mean the occurrence of any of the following:

(i) acquisition by a person, group or entity (excluding Permitted Holders) of beneficial ownership (within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1933, as amended) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (excluding any entity which becomes such a beneficial owner in connection with an exempted transaction as described in clause (ii) below); provided, however, that neither of the Ad Hoc Group (as defined in the Restructuring Support Agreement) nor the Permitted Holders nor the signatories to the limited liability company agreement of the Company shall as such constitute a “group” for purposes of this clause (i);

(ii) consummation of a merger or other transaction, other than a transaction (an “exempted transaction”) pursuant to which the securities of the Company outstanding immediately prior thereto continue to represent more than 50% of the combined voting power of the successor or parent entity or as a result of which more than 50% of the combined voting power is owned by Permitted Holders in the aggregate;

8

(iii) a direct or indirect sale (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; or

(iv) an approval by the Company’s equity holders of a plan of complete liquidation or dissolution of the Company.

“Incentive Compensation” shall mean, in respect of a fiscal year, to the extent not duplicative, the sum of (i) all annual cash incentive compensation earned by the Executive in respect of such fiscal year (whether paid during such fiscal year or thereafter) from the Company and the Predecessors, plus (ii) if the applicable Termination occurs on or following a Change in Control, the aggregate grant date value of equity-based compensation granted to the Executive by the Company and the Predecessors in lieu of annual incentive compensation earned in respect of such fiscal year, but excluding the proceeds or value of any awards granted to the Executive pursuant to the Management Incentive Plan, plus (iii) the Guaranteed Bonus, if applicable, earned by the Executive in respect of such fiscal year (whether paid in cash or equity). Exhibit B to this Agreement sets forth the Executive’s Incentive Compensation in respect of fiscal years 2014 and 2015 and separately identifies the amounts described in the foregoing clauses (i) and (ii).

“Permitted Holders” shall mean each of GSO, FirTree, Guggenheim, Franklin and Silver Rock, and their respective affiliates, and any “group” including any of the foregoing and of which the foregoing collectively beneficially own a majority of the equity of the Company; provided, however, if any one of the foregoing entities (together with its affiliates) shall become the beneficial owner (disregarding any “group” attribution under Rule 13d-3 under the Securities Exchange Act of 1933, as amended) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, then such entity shall no longer be a Permitted Holder for purposes of the definition of Change in Control.

“Predecessors” shall mean collectively ATLS, ARP and any of their respective predecessors.

8. Restrictive Covenants.

8.1 In connection with the Executive’s services to the Company, the Company agrees that it will provide access to certain proprietary and confidential information of the Company and the Companies that is not generally known to the public, including, but not limited to, its services, personnel, procedures, and financial information. The promises of the Company contained herein are not intended to be contingent upon continued employment but are intended by the parties to be fully enforceable at the time of the execution of this Agreement. The Executive acknowledges and agrees that the Executive’s relationship with the Company creates a relationship of confidence and trust between the Executive and the Company that extends to all confidential information that becomes known to the Executive. The Executive agrees not to directly, indirectly, or otherwise, disclose, publish, make available to, or use for his own benefit or the benefit of any person, firm, corporation, or other entity for any reason or purpose whatsoever, any proprietary or confidential information during the Contract Period and thereafter

9

other than in connection with performing the Executive’s services for the Company in accordance with this Agreement or in connection with performing the Management Services. Upon a Termination, the Executive agrees not to retain or take with him any confidential notes, records, documents, or other proprietary or confidential information about the Company, the Companies, or any of their affiliates prepared or obtained in the course of employment.

8.2 The Executive agrees that, if the Executive’s employment is terminated by the Company for any reason or the Executive resigns the Executive’s employment for any reason, then during the period commencing on the Date of Termination and ending on the date that is 18 months following the Date of Termination, the Executive shall not, directly or indirectly, anywhere in the Restricted Area (as defined below) engage or participate, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, or owner, in a Restricted Activity. Notwithstanding the foregoing, nothing in this Agreement shall preclude, prohibit, or restrict the Executive from (1) acquiring, owning, or holding 5% or less of the outstanding interests in or securities of any publicly traded corporation, (2) performing the Management Services, (3) acquiring, owning, or holding any interests in or securities of ATLS or any of its affiliates or (4) being or acting as an officer, director, member, employee, consultant, agent, or owner of or to ATLS or any of its affiliates (other than, in the case of the foregoing clauses (2)-(4), with respect to Tax-Advantaged Drilling Partnerships (as defined below)). For purposes of this Agreement, (A) “Restricted Area” means the United States; and (B) “Restricted Activity” means (i) if such termination is by the Company without Cause or by the Executive with Good Reason, any drilling partnership where investors (individuals or trusts) invest as general partners to take advantage of the exemption for working interests from the passive income rules in the Code (“Tax-Advantaged Drilling Partnerships”), and (ii) if such termination is by the Company with Cause or the Executive without Good Reason, a business engaged in the exploration, development, production, processing, storing, transportation, refinement, purification, marketing, and/or distribution of natural gas, crude oil, and natural gas liquids, or a business engaged (to any extent) in investing in or financing any of the foregoing, but for the avoidance of doubt, including any business engaged in Tax-Advantaged Drilling Partnerships.

8.3 The Executive agrees that, if the Executive’s employment is terminated by the Company with Cause or the Executive resigns the Executive’s employment without Good Reason, then during the period commencing on the Date of Termination and ending on the second anniversary of the Date of Termination, the Executive shall not, for himself or on behalf of any other person, firm, partnership, corporation, or other entity, directly or indirectly, solicit or hire, or attempt to solicit or hire, any employee of the Company or any of its affiliates (or any person employed by the Company or any of its affiliates within the six-month period prior to such solicitation or hire or attempt to solicit or hire) away from the Company or any of its affiliates. The foregoing shall not apply to general advertisements or solicitations that are not targeted to any specific individuals.

8.4 The Executive acknowledges that the restrictions contained in this Section 8 are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provision of this Section 8 will result in irreparable injury to the Company. The Executive also acknowledges that in the event of any such violation, the Company shall be entitled to preliminary and permanent

10

injunctive relief, without the necessity of proving actual damages or posting a bond, and to an equitable accounting of all earnings, profits, and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The Executive agrees that in the event of any such violation, an action may be commenced by the Company for any such preliminary and permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction sitting in New York or, if jurisdiction is lacking in New York, in any court of competent jurisdiction. The Executive hereby waives, to the fullest extent permitted by law, any objection that the Executive may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that such suit, action, or proceeding has been brought in an inconvenient forum. The Executive agrees that effective service of process may be made upon the Executive under the notice provisions contained in Section 14.

9. Golden Parachute Excise Tax Modified Cutback.

9.1 Anything in this Agreement to the contrary notwithstanding, if a nationally recognized accounting firm as shall be designated by the Company (the “Accounting Firm”) shall determine that receipt of all payments or distributions by the Company or its affiliates in the nature of compensation to the Executive or for the Executive’s benefit, whether paid or payable pursuant to this Agreement or otherwise (a “Payment”), would subject the Executive to the excise tax under Section 4999 of the Code, the Accounting Firm shall determine whether to reduce any of the Payments paid or payable pursuant to Section 7.3 of this Agreement (the “Agreement Payments”) to the Reduced Amount (as defined below). The Agreement Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that the Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Executive’s Agreement Payments were reduced to the Reduced Amount. If the Accounting Firm determines that the Executive would not have a greater Net After-Tax Receipt of aggregate Payments if the Executive’s Agreement Payments were so reduced, the Executive shall receive all Agreement Payments to which the Executive is entitled under this Agreement.

9.2 If the Accounting Firm determines that aggregate Agreement Payments should be reduced to the Reduced Amount, the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 9 shall be binding upon the Company and the Executive absent manifest error and shall be made as soon as reasonably practicable and in no event later than 15 days following the applicable Date of Termination. For purposes of reducing the Agreement Payments to the Reduced Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

9.3 As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement that should not have been so paid or distributed (“Overpayment”) or that additional amounts that will have not been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount

11

hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Executive that the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, the Executive shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than 60 days following the date on which the Underpayment is determined) by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

9.4 For purposes hereof, (a) “Reduced Amount” shall mean the greatest amount of Agreement Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Agreement Payments pursuant to Section 9.1, and (ii) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws that applied to the Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Accounting Firm determined to be likely to apply to the Executive in the relevant tax year(s).

9.5 To the extent requested by the Executive, the Company shall cooperate with the Executive in good faith in valuing, and the Accounting Firm shall take into account the value of, services provided or to be provided by the Executive (including, without limitation, the Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant) before, on, or after the date of a change in ownership or control of the Company (within the meaning of Q&A-2(b) of the final regulations under Section 280G of the Code), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A-9 and Q&A-40 to Q&A-44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of the final regulations under Section 280G of the Code in accordance with Q&A-5(a) of the final regulations under Section 280G of the Code.

10. Representations.

10.1 The Executive represents and warrants to the Company that he is not now subject to any noncompetition, restrictive covenant, or other restriction or agreement that would prevent, limit, or impair in any way his ability to perform all of his obligations under this Agreement, other than the 2015 Agreement.

12

10.2 The Executive agrees that during the Contract Period and for two years thereafter he will disclose and provide a copy of the confidentiality provisions of this Agreement to any prospective employer and/or recruiter.

11. Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation or any retirement benefit heretofore or hereafter earned by the Executive as the result of employment by any other person, firm, or corporation.

12. Other Company Policies. The Executive understands and agrees that the Executive is subject to all other policies of the Company not inconsistent with this Agreement, including, but not limited to, policies pertaining to vacation entitlement, sick leave, holiday pay, health care, and expense reimbursement.

13. Interpretation and Enforcement of this Agreement. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either party hereto. The Company expressly reserves the right to enforce any and all provisions of the Agreement. In the event of a breach or violation of this Agreement by the Executive, the Company may pursue all appropriate avenues of relief, including bringing legal action against the Executive, provided under this Agreement.

14. Notification and Waiver.

14.1 This Agreement is understood by the Executive to be clear and fully enforceable as written. The Executive should not execute it if he believes otherwise. However, if the Executive later challenges the enforceability or clarity of any provision of this Agreement, the Executive agrees to notify the Company of this challenge in writing at least 14 days before engaging in any activity that could possibly be prohibited by this Agreement. Both the Executive and the Company agree to then meet and confer or mediate for the purpose of resolving the dispute. If no resolution is arrived at, then the parties will be free to pursue all of their legal rights and remedies. If, however, the Executive elects not to provide advance notice described above and does not participate in good faith in the “meet and confer” process described above, then the Executive agrees that the Executive’s failure to comply will be considered a waiver of the Executive’s right to challenge the enforceability and/or clarity of the terms of this Agreement and the restrictions in it.

14.2 Any notice required by this Agreement or given in connection with it shall be in writing and shall be given to the appropriate party by personal delivery or by a nationally recognized overnight courier service, in each case, to the then current address of the party receiving such notice.

15. Entire Agreement. This Agreement terminates and supersedes all prior understandings or agreements on the subject matter herein, it being understood that this Agreement supersedes the 2015 Agreement solely with respect to the agreement between ARP and the Executive. This Agreement may not be modified unless the change or modification or waiver is in writing and signed by the Executive and an officer of the Company who is not the Executive.

13

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

17. Arbitration. Except as provided otherwise in Section 8.4 and except with respect to any dispute in which the primary relief sought is an equitable remedy such as an injunction, in the event of any dispute under this Agreement, the parties shall be required to settle the dispute, controversy, or claim by arbitration in New York, New York in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association before a panel of three arbitrators, one of whom shall be selected by the Company, one of whom shall be selected by the Executive, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding, and nonappealable, and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. The parties hereby agree that upon a Termination by the Company without Cause or by the Executive with Good Reason, the Company shall pay all amounts due to the Executive subject to the terms and conditions of Section 7.3 (it being agreed that TIME IS OF THE ESSENCE) without offset or reduction. If the Company determines it has an offset or basis for reduction with respect to any payment, it shall notify the Executive of such determination, in writing, as soon as reasonably practicable and in any event on or prior to the deadline for making such payment. In such case, the Company shall make the full payment, but the Executive shall be obligated to return any portion of such payment that is determined, pursuant to the terms and conditions set forth in this Section 17, to be owed by the Executive to the Company. In the event of an action hereunder in which the Executive is the prevailing party, the Company shall (subject to the terms and conditions of Section 25.2) promptly reimburse the Executive for his actual and reasonable legal fees and costs incurred in connection with such action.

18. Headings. The headings in this Agreement are inserted for convenience only and shall not be used to define, limit, or describe the scope of the Agreement of any of the obligations above.

19. No Assignment. Neither this Agreement nor any interest in this Agreement may be assigned by the Executive without the prior express written approval of the Company, which may be withheld by the Company at the Company’s sole and absolute discretion.

20. Severability. If any provision of the Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

21. Waiver of Jury Trial. The parties hereby knowingly, voluntarily, and intentionally waive the right any of them may have to a trial by jury in respect of any litigation based hereon or arising out of, under, or in connection with this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written), or actions of any party in connection with the Executive’s employment with the Company. This provision is a material inducement for the parties’ acceptance of this Agreement. For the avoidance of doubt, the forgoing is not intended to modify the provisions of Section 17.

14

22. Continuing Effect. The Executive’s obligations and commitments under this Agreement, other than his obligation to perform duties under Sections 1 and 2, including specifically, without limitation, the promises and commitments of Sections 8, 9, 10, 16, and 17, shall continue after the Executive’s departure from the Company, regardless of the Executive’s Termination for any reason or any breach of any other obligation or agreement, if any, of the Company to the Executive.

23. Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive.

24. Agreement is Knowing and Voluntary. The Executive has carefully reviewed this Agreement to assure his complete understanding of the Agreement’s full effect. The Executive has actively engaged in negotiations concerning the terms and conditions of the Agreement. The Executive has been given the opportunity by the Company to engage in a review of this Agreement independently, in consultation with an attorney. The Executive’s signing of this Agreement is knowing and voluntary.

25. Section 409A.

25.1 This Agreement is intended to comply with Section 409A of the Code or an exemption thereto, and, to the extent necessary in order to avoid the imposition of a penalty tax on the Executive under Section 409A of the Code, payments may only be made under this Agreement upon an event and in a manner permitted by Section 409A of the Code. Any payments or benefits that are provided upon a Termination shall, to the extent necessary in order to avoid the imposition of a penalty tax on the Executive under Section 409A of the Code, not be provided unless such Termination constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments that qualify for the “short-term deferral” exception or another exception under Section 409A of the Code shall be paid under the applicable exception. Notwithstanding anything in this Agreement to the contrary, if the Executive is considered a “specified employee” (as defined in Section 409A of the Code), any amounts paid or provided under this Agreement shall, to the extent necessary in order to avoid the imposition of a penalty tax on the Executive under Section 409A of the Code, be delayed for six months after the Executive’s “separation from service” within the meaning of Section 409A of the Code, and the accumulated amounts shall be paid in a lump sum within ten days after the end of the six-month period. If the Executive dies during the six-month postponement period prior to the payment of benefits, the amounts the payment of which is deferred on account of Section 409A of the Code shall be paid to the personal representative of the Executive’s estate within 60 days after the date of the Executive’s death.

25.2 For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may the Executive, directly or indirectly, designate the calendar year of a payment. All reimbursements and in-kind benefits provided under this Agreement shall be made

15

or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (a) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (c) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (d) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.

26. Payments Allocated to NewCo. Notwithstanding anything in this Agreement to the contrary, NewCo shall be jointly and severally liable with the Company to the Executive for payments owed to the Executive hereunder. Nothing contained in this Agreement shall be construed to prevent the Company or Newco from seeking reimbursement from ARP Management LLC with respect to the Executive’s performance of the Management Services in accordance with the provisions of the Omnibus Agreement.

[Signature Page Follows]

16

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.

[REORGANIZED ARP FINCO]

By:
Name: [ ]
Title: [ ]

TITAN ENERGY OPERATING LLC

By:
Name: [ ]
Title: [ ]

EXECUTIVE

Daniel C. Herz

[Signature Page to Herz Employment Agreement]

Exhibit A

Description of Management Incentive Plan

[to come]

A-1

Exhibit B

Incentive Compensation for Fiscal Year 2014 and Fiscal Year 2015

2014 - $750,000 (all of which was cash incentive compensation)

2015 - $1,582,740 (of which $1,000,000 was cash incentive compensation)

B-1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of [    ], 2016 (the “Effective Date”), is entered into by and among [Reorganized ARP FinCo], a Delaware limited liability company (the “Company”), Titan Energy Operating LLC, a Delaware limited liability company (“NewCo”), and Jonathan Z. Cohen (the “Executive”).

WHEREAS, the Executive is a party to that certain Employment Agreement, dated as of September 4, 2015 (the “2015 Agreement”), by and among Executive, Atlas Energy Group, LLC (“ATLS”) and Atlas Resources Partners, L.P. (“ARP”);

WHEREAS, the compensation and other payments set forth herein are not intended to duplicate any payments provided under the 2015 Agreement, and costs related to Executive’s compensation and other entitlements will be allocated in accordance with the terms of the Omnibus Agreement (as defined below); and

WHEREAS, the Company, NewCo and the Executive now wish to set forth in this Agreement the terms and conditions under which the Executive will serve the Company and NewCo.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Employment. The Company (or an affiliate) agrees to employ the Executive, and the Executive hereby accepts such employment and agrees to perform the Executive’s duties and responsibilities, in accordance with the terms, conditions, and provisions hereinafter set forth.

1.1 Period of Employment. This Agreement is effective as of the Effective Date, and shall continue for three years following the Effective Date, unless terminated sooner in accordance with Section 2. The term of this Agreement shall automatically renew daily so that, at all times, it shall be for a three-year term. The period commencing on the Effective Date and ending on the date on which the term of the Executive’s employment under this Agreement shall terminate is hereinafter referred to as the “Period of Employment.”

1.2 Duties and Responsibilities. During the Period of Employment, the Executive shall serve as Executive Vice Chairman of the Board of Directors of the Company and the Board of Directors of NewCo (the “Position”). The Executive shall perform all duties and accept all responsibilities incident to the Position as may be reasonably assigned to him by the Board of Directors of the Company (the “Board”), including performing services for NewCo as may be reasonably assigned to him by the Board. The Executive agrees to use his best efforts to carry out his duties and responsibilities hereunder and, consistent with the other provisions of this Agreement, to devote such business time, attention, and energy thereto as is reasonably necessary to carry out those duties and responsibilities. It is recognized that the Executive in the past has invested and participated, and it is agreed that the Executive in the future may invest and participate, in business and non-business endeavors separate and apart from the Company and NewCo, in his discretion, provided that such endeavors do not prevent the Executive from materially performing his duties under this Agreement. Notwithstanding the foregoing, the

Executive is expressly permitted to perform services (the “Management Services”) for or on behalf of ATLS, ARP Management LLC and their respective affiliates (“Management”) and to the extent the Executive performs such services during the term of this Agreement, the allocation of the responsibility for the Executive’s compensation shall be governed by the provisions of Section 3.2 of the Omnibus Agreement (the “Omnibus Agreement”), dated as of [DATE], 2016, by and among ARP Management LLC, Atlas Energy Resource Services, Inc., the Company and NewCo.

1.3 Compensation. For all the services rendered by the Executive hereunder, the Company shall pay the Executive an annual base salary (“Base Salary”) at the annual rate of $500,000, payable in accordance with the Company’s customary payroll practices. The Executive’s Base Salary shall be reviewed periodically for appropriate increases pursuant to its normal performance review policies for senior level executives, but such Base Salary shall not be decreased at any time. The Executive shall be entitled to receive a guaranteed minimum annual bonus of not less than 100% of Base Salary (which, notwithstanding anything to the contrary, may exceed 100% of Base Salary at the discretion of the Board (unless a majority of the Class B Directors disapprove in good faith) based upon reasonable metrics supported by the Company’s outside compensation consultant, which consultant shall be approved by the Conflicts Committee (such approval not to be unreasonably withheld)) (the “Guaranteed Bonus”), for each of calendar year 2016 and calendar year 2017, payable within 30 days of December 31 of the applicable year; provided, however, that the Guaranteed Bonus with respect to calendar year 2016 shall be reduced by the aggregate amount of cash bonuses received by the Executive in calendar year 2016 prior to the Effective Date. Each such Guaranteed Bonus shall be payable in a proportion of cash and common stock of the Company determined as follows: (i) 25% (or such greater portion as the Board and the Conflicts Committee of the Board (the “Conflicts Committee”) may approve based upon performance metrics proposed by the Board and approved by the Conflicts Committee) of the Guaranteed Bonus shall be payable in cash; provided, however, with respect to calendar year 2016 only, such cash portion shall be reduced (not below zero) by the aggregate amount of cash bonuses received by the Executive in calendar year 2016 prior to the Effective Date, and (ii) the remainder in fully vested shares of common equity of the Company, based on the volume weighted average price for the 10-day period preceding the end of the applicable calendar year (or if the Company is not a public company (as defined in Section 4(f)), based on the fair market value as of the end of the applicable calendar year as determined by an independent appraiser selected by the Board). For example purposes only, if the Executive receives $50,000 in cash bonuses in calendar year 2016 prior to the Effective Date and the Guaranteed Bonus with respect to the full calendar year 2016 is $500,000, the balance of the Guaranteed Bonus shall be equal to $450,000 and shall be payable in $75,000 cash and the remaining in equity, unless metrics are achieved entitling a cash payment in lieu of equity. Notwithstanding the foregoing, (i) if the Board proposes reasonable performance metrics in good faith to the Conflicts Committee, and the Conflicts Committee does not review the proposal in good faith and/or unreasonably or in bad faith rejects such performance metrics, then the related Guaranteed Bonus (reduced as applicable) shall be payable 100% in cash, (ii) if the Board fails to propose reasonable metrics in good faith to the Conflicts Committee for any period, then the Guaranteed Bonus for such period shall be payable 25% in cash and 75% in equity, and (iii) if 100% of the applicable performance metrics are achieved, such related Guaranteed Bonus (reduced as applicable) shall be payable 100% in cash. The Executive shall be entitled to participate in any short-term and long-term incentive programs (including, without limitation, any stock option, restricted unit, and similar plans) established by the Company for its senior level executives generally, at levels commensurate with the benefits provided to other senior executives and with adjustments appropriate for the Position.

2

1.4 Welfare Plans; Perquisites; Paid Time Off. The Executive shall be entitled to participate in all employee welfare benefit plans and programs or executive perquisites made available to the Company’s senior level executives as a group or to its employees generally, as such welfare plans or perquisites may be in effect from time to time and subject to the eligibility requirements of the plans. Nothing in this Agreement shall prevent the Company from amending or terminating any welfare or other employee benefit plans or programs from time to time as the Company deems appropriate. The Executive shall be provided with reimbursement of reasonable expenses related to the Executive’s employment by the Company on a basis no less favorable than that which may be authorized from time to time for senior level executives as a group, and shall be entitled to vacation and sick leave in accordance with the Company’s vacation, holiday, and other pay for time not worked policies. In addition, during the Period of Employment and subject to allocation in accordance with Section 3.2 of the Omnibus Agreement, a term life insurance policy shall be maintained by the Company on the Executive’s life that provides a death benefit of $3 million to one or more beneficiaries designated by the Executive, provided that such policy can be obtained at standard rates. Ownership of such life insurance policy (including responsibility to make premium payments) shall be transferred to the Executive upon his termination at his request, if and as allowed by the applicable insurance company.

1.5 Excess 401(k) Plan. The Executive shall be eligible to participate in ATLS’s Excess 401(k) Plan (the “Excess Plan”) and related rabbi trust during the Period of Employment, which Excess Plan shall (a) permit participants to defer up to 10% of their total annual cash compensation and (b) provide for a matching contribution by ATLS and the Company on a dollar-for-dollar basis (i.e., 100% of the participant’s deferral), subject to a maximum matching contribution equal to 50% of the participant’s base salary for any calendar year. Any deferral and corresponding matching contribution shall be fully vested as and when such deferral and contribution occurs.

2. Termination. The Executive’s employment shall terminate upon the occurrence of any of the following events:

2.1 Termination without Cause; Resignation for Good Reason.

(a) The Company may terminate the Executive’s employment with the Company at any time without Cause (as defined in Section 4) upon not less than 30 days’ prior written notice to the Executive; provided, however, that, following the delivery of such notice to the Executive, the Executive shall be under no obligation to render any additional services to the Company, and the Company may require the Executive to cease performing services for the Company. In addition, the Executive may initiate a termination of employment by resigning under this Section 2.1 for Good Reason (as defined in Section 4); provided, however, that, where applicable, the Company shall be given the opportunity to cure in accordance with Section 4(f). Except as indicated in the definition of Good Reason, the Executive shall give the Company not less than 30 days’ prior written notice of such resignation.

3

(b) Subject to the provisions of Section 2.1(c) and Section 2.1(d), upon any removal or resignation described in Section 2.1(a), the Executive shall be entitled to receive only the Accrued Obligations through the date of termination. No other payments or benefits shall be due under this Agreement to the Executive, but the Executive shall be entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of the Company.

(c) Notwithstanding the provisions of Section 2.1(b), and subject to the provisions of Section 2.1(d), in the event that the Executive executes a written release upon such removal or resignation described in Section 2.1(a), substantially in the form attached hereto as Exhibit A (the “Release”), of claims against the Company and related parties with respect to all matters arising out of the Executive’s employment by the Company, or the termination thereof (subject to the exceptions set forth in the Release), which Release must be executed by the Executive, returned to the Company and the period within which the Executive may revoke the Release expired no later than 60 days following the date of termination, the Executive shall be entitled to receive, in addition to the payments and benefits described in Section 2.1(b), the following:

(i) A lump sum cash severance payment, without discount, in an amount equal to the product of (A) three and (B) the Annual Compensation (as defined in Section 4). Subject to Section 18, payment shall be made (x) within 15 days after the Release has been returned to the Company and the period within which the Executive may revoke it has expired or, (y) if, and only if, it is agreed by both the Executive and the Company at the time of termination that such payment constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), on the 75th day following the date of termination.

(ii) A prorated annual bonus in respect of the fiscal year in which the date of termination occurs, the amount of which shall be no less than the amount of the cash incentive compensation awarded in respect of the fiscal year immediately preceding the fiscal year in which the date of termination occurs, if any, multiplied by a fraction, the numerator of which is the number of days in such current fiscal year prior to such termination and the denominator of which is 365, payable in cash in a lump sum within 15 days after the Release has been returned to the Company and the period within which the Executive may revoke it has expired (a “Pro Rata Bonus”).

(iii) For a period of 36 months following the date of termination, continuation of the group term life and health insurance in effect at the date of the Executive’s termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents (without giving effect to any reduction in such benefits subsequent to a Change in Control (as defined in Section 4(e))), as the same may be changed from time to time for employees generally, as if the Executive had continued in employment during such period; or, as an alternative, where such coverage may not be continued (or where such continuation would adversely affect the tax status of the plan pursuant to which the coverage is provided or result in penalty taxes to the Executive pursuant to Section 409A of the Code), the Company may elect to pay the Executive cash in lieu of such coverage in an amount equal to (A) as to health insurance, the product of

4

36 multiplied by the Company’s monthly COBRA rate in effect immediately prior to the date of termination in respect of the type of coverage applicable to the Executive at that time and (B) as to life insurance, the premiums that would be paid by the Company during the three-year period following the date of termination had the Executive’s employment continued during such period, which amount shall be paid in 36 monthly installments following the date of termination. The COBRA health care continuation coverage period under Section 4980B of the Code shall run concurrently with the foregoing 36-month benefit period.

(iv) Full vesting (and if applicable, exercisability) of all outstanding equity compensation awards held by the Executive, including, without limitation, all awards held by the Executive under the Management Incentive Plan, a description of which is attached hereto as Exhibit B (the “Management Incentive Plan”).

(d) Notwithstanding the provisions of Section 2.1(b) and Section 2.1(c), in the event that such removal or resignation described in Section 2.1(a) is directly on account of a transaction constituting a Change in Control pursuant to clauses (i), (ii) or clause (iii) of the definition of Change in Control (provided that in the case of a Change in Control described in clause (i) or (ii) of such definition, each shareholder of the Company (including Executive but not including the acquirer) shall have had the opportunity to dispose of all or a pro rata portion of such shareholder’s outstanding Company equity (not including the opportunity to dispose of shares pursuant to open-market sales) on the same terms as all other shareholders in such transaction, and where the consideration for such Company equity is either cash or common stock listed on the New York Stock Exchange or the NASDAQ Stock Exchange (or a combination thereof)), then the total severance payable to Executive under Section 2.1(c)(i) shall not exceed an amount equal to (A) $5,000,000, reduced by (B) by the fair market value as of the date of such Change in Control of any awards then held by the Executive under the Management Incentive Plan, but in no event shall the total severance payable to the Executive under Section 2.1(c)(i) be reduced below $2,000,000. Notwithstanding any provision of this Agreement to the contrary, except as expressly provided in this Section 2.1(d), in no event shall the Executive’s severance payable under Section 2.1(c) be reduced or otherwise offset by the value of, or payments with respect to, awards held by the Executive under the Management Incentive Plan.

2.2 Resignation without Good Reason.

(a) The Executive may voluntarily terminate his employment without Good Reason upon 120 days’ prior written notice to the Company. If the Executive terminates his employment without Good Reason, the Executive shall be entitled to receive only any Accrued Obligations through the date of termination.

(b) If the Executive terminates his employment under this Section 2.2, he shall be entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of the Company.

2.3 Disability. The Company may terminate the Executive’s employment if the Executive has been unable to perform the material duties of his employment for a period of 180 days in any twelve month period because of physical or mental injury or illness which

5

constitutes a disability for purposes of Section 409A of the Code (“Disability”); provided, however, that the Company shall continue to pay the Executive’s Base Salary until the Company acts to terminate the Executive’s employment. The Executive agrees, in the event of a dispute under this Section 2.3 relating to the Executive’s Disability, to submit to a physical examination by a licensed physician jointly selected by the Board and the Executive. Upon such a termination, the Executive shall receive a Pro Rata Bonus and the benefits described in Section 2.1(c)(iii). Additionally, the Executive shall receive any amounts payable to him under the Company’s long-term disability plan. The Executive shall also be entitled to the Accrued Obligations and any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of the Company.

2.4 Death. If the Executive dies while employed by the Company, the Company shall pay to the Executive’s executor, legal representative, administrator, or designated beneficiary, as applicable, the Accrued Obligations and any benefits accrued and earned under the Company’s benefit plans and programs. Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive’s executors, legal representatives, administrators, heirs, or assigns or any other person claiming under or through the Executive, other than the payment of a Pro Rata Bonus.

2.5 Cause. The Company may terminate the Executive’s employment at any time for Cause upon written notice to the Executive, in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued. The Executive shall be entitled to any benefits accrued and earned before his termination in accordance with the terms of any applicable benefit plans and programs of the Company.

2.6 Vesting of Stock-Based Compensation. Upon any termination of this Agreement for any reason other than (a) a termination by the Company for Cause, or (b) a voluntary termination by the Executive without Good Reason, the vesting of all restricted stock-based compensation shares, units, and/or options of the Company or any affiliate of the Company (including, without limitation, awards granted under the Management Incentive Plan) granted to the Executive during his employment with the Company shall be accelerated to the later of the effective date of termination of this Agreement or six months after the date such shares, units, and/or options were granted, and any provision contained in the agreements under which they were granted that is inconsistent with such acceleration is hereby modified to the extent necessary to provide for such acceleration; such acceleration shall not apply to any share, unit, and/or option that by its terms would vest prior to the date provided for in this Section 2.6.

2.7 Notice of Termination. Any termination of the Executive’s employment shall be communicated by a written notice of termination to the other party hereto given in accordance with Section 10. The notice of termination shall (a) indicate the specific termination provision in this Agreement relied upon, (b) briefly summarize the facts and circumstances deemed to provide a basis for a termination of employment and the applicable provision hereof, and (c) specify the termination date in accordance with the requirements of this Agreement.

6

3. Golden Parachute Excise Tax Modified Cutback.

3.1 Anything in this Agreement to the contrary notwithstanding, if a nationally recognized accounting firm as shall be designated by the Company with the Executive’s consent (which shall not be unreasonably withheld) (the “Accounting Firm”) shall determine that receipt of all payments or distributions by the Company or its affiliates in the nature of compensation to or for the Executive’s benefit, whether paid or payable pursuant to this Agreement or otherwise (a “Payment”), would subject the Executive to the excise tax under Section 4999 of the Code, the Accounting Firm shall determine whether to reduce any of the Payments paid or payable pursuant to Section 2.1(c) of this Agreement (the “Agreement Payments”) to the Reduced Amount (as defined below). The Agreement Payments shall be reduced to the Reduced Amount only if (a) the Accounting Firm determines that the Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Executive’s Agreement Payments were reduced to the Reduced Amount and (b) the Executive does not elect to waive any such reduction prior to the consummation of the transaction that would give rise to such excise tax. If the Accounting Firm determines that the Executive would not have a greater Net After-Tax Receipt of aggregate Payments if the Executive’s Agreement Payments were so reduced, the Executive shall receive all Agreement Payments to which the Executive is entitled under this Agreement.

3.2 If the Accounting Firm determines that aggregate Agreement Payments should be reduced to the Reduced Amount, the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 3 shall be binding upon the Company and the Executive absent manifest error, and shall be made as soon as reasonably practicable and in no event later than 15 days following the applicable date of termination. For purposes of reducing the Agreement Payments to the Reduced Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

3.3 As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of The Executive pursuant to this Agreement which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Executive that the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, the Executive shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event

7

later than 60 days following the date on which the Underpayment is determined) by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

3.4 For purposes hereof, (a) “Reduced Amount” shall mean the greatest amount of Agreement Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Agreement Payments pursuant to Section 3.1, and (b) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment, net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws that applied to the Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Accounting Firm determined to be likely to apply to the Executive in the relevant tax year(s).

3.5 To the extent requested by the Executive, the Company shall cooperate with the Executive in good faith in valuing, and the Accounting Firm shall take into account the value of, services provided or to be provided by the Executive (including without limitation, the Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant) before, on, or after the date of a change in ownership or control of the Company (within the meaning of Q&A-2(b) of the final regulations under Section 280G of the Code), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A-9 and Q&A-40 to Q&A-44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of the final regulations under Section 280G of the Code in accordance with Q&A-5(a) of the final regulations under Section 280G of the Code.

4. Certain Definitions.

(a) “Accrued Obligations” shall mean (i) any portion of the Base Salary that has been earned through the date of termination but not paid to the Executive as of the date of termination; and (ii) any accrued but unpaid cash incentive compensation earned for any year prior to the year in which the date of termination occurs and, to the extent required to be paid under the terms of the Company policy in effect from time to time and applicable law, any accrued but unpaid vacation pay as of the date of termination.

(b) “Annual Compensation” shall mean the sum of (i) the annualized Base Salary, plus (ii) the Applicable Bonus.

(c) “Applicable Bonus” shall mean the average of the Executive’s Incentive Compensation in respect of the two fiscal years preceding the fiscal year in which the date of termination occurs.

(d) “Cause” shall mean any of the following grounds for termination of the Executive’s employment:

8

(i) The Executive shall have been convicted of a felony, or any crime involving fraud or embezzlement;

(ii) The Executive intentionally and continually fails to substantially perform his reasonably assigned material duties to the Company (other than a failure resulting from the Executive’s incapacity due to physical or mental illness), which failure has been materially and demonstrably detrimental to the Company and has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a majority of the independent members of the Board, has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform; or

(iii) The Executive is determined, through the processes set forth in Section 9, to have materially breached Section 5.

(e) “Change in Control” shall mean the occurrence of any of the following:

(i) acquisition by a person, group or entity (excluding Permitted Holders) of beneficial ownership (within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1933, as amended) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (excluding any entity which becomes such a beneficial owner in connection with an exempted transaction as described in clause (ii) below); provided, however, that neither the Ad Hoc Group (as defined in the Restructuring Support Agreement of Atlas Resource Partners, L.P., dated July [DATE], 2016 (the “Restructuring Support Agreement”)) nor the Permitted Holders nor the signatories to the limited liability company agreement of the Company shall as such constitute a “group” for purposes of this clause (i);

(ii) consummation of a merger or other transaction, other than a transaction (an “exempted transaction”) pursuant to which the securities of the Company outstanding immediately prior thereto continue to represent more than 50% of the combined voting power of the successor or parent entity or as a result of which more than 50% of the combined voting power is owned by Permitted Holders in the aggregate;

(iii) a direct or indirect sale (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; or

(iv) an approval by the Company’s equity holders of a plan of complete liquidation or dissolution of the Company.

(f) “Good Reason” shall mean the occurrence of any of the following events or conditions, unless the Executive has expressly consented in writing thereto or unless the event is remedied by the Company within 30 days after receipt of notice thereof given by the Executive, which notice must be given, if at all, no later than 90 days following the occurrence of

9

the applicable event (provided, however, for the avoidance of doubt, with respect to the events described in clauses (v) and (vi) below, there shall be no cure right and no additional act shall be required on the part of the Executive other than the delivery of notice described above), at which time termination shall be effective:

(i) a material reduction in the Executive’s Base Salary (which shall be in violation of this Agreement);

(ii) a demotion of the Executive from the Position;

(iii) a material reduction of the Executive’s duties hereunder; provided, that the Executive and the Company acknowledge that the Executive’s duties will have been materially reduced if the Company (after it becomes a public company (as defined below)) ceases to be a public company, unless the Company becomes a subsidiary of another public company (the “Public Parent”) and the Executive becomes the Chairman or the Executive Vice Chairman of the Board of Directors of the Public Parent immediately following the applicable transaction;

(iv) the failure of the Executive to be elected to the Board; provided, that the Executive has been nominated for election; further provided, that the removal of the Executive from the Board by action of the Class A Directors of the Company shall not constitute Good Reason;

(v) The consummation of the purchase by the Company of the Series A Preferred Shares pursuant to any exercise of the Preferred Share Call Right (as defined in the Restructuring Support Agreement), other than in the context of a Change in Control;

(vi) the occurrence of a Change in Control;

(vii) a termination of the Omnibus Agreement, other than a termination as a result of a material breach by ARP Management LLC of the Omnibus Agreement; or

(viii) any material breach of this Agreement by the Company.

For purposes of the definition of Good Reason, an entity is a “public company” if it has a class of equity securities listed on a national securities exchange or quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board or OTC Markets Group Inc.’s OTCQX or OTCQB (or any successors thereto or any similar bulletin board); provided, however, that for purposes of the definition of Good Reason, the Company will continue to be considered a “public company” if it ceases to be so listed or quoted as a result of a failure to satisfy any applicable financial reporting, governance or other similar requirement.

(g) “Incentive Compensation” shall mean, in respect of a fiscal year, to the extent not duplicative, the sum of (i) all annual cash incentive compensation earned by the Executive in respect of such fiscal year (whether paid during such fiscal year or thereafter) from the Company and the Predecessors, plus (ii) the aggregate grant date value of equity-based

10

compensation granted to the Executive by the Company and the Predecessors in lieu of annual incentive compensation earned in respect of such fiscal year, but excluding the proceeds or value of any awards granted to Executive pursuant to the Management Incentive Plan, plus (iii) the Guaranteed Bonus, if applicable, earned by the Executive in respect of such fiscal year (whether paid in cash or equity). Exhibit C to this Agreement sets forth the Executive’s Incentive Compensation in respect of fiscal years 2014 and 2015 and separately identifies the amounts described in the foregoing clauses (i) and (ii).

(h) “Permitted Holders” shall mean each of GSO, FirTree, Guggenheim, Franklin and Silver Rock, and their respective affiliates, and any “group” including any of the foregoing and of which the foregoing collectively beneficially own a majority of the equity of the Company; provided, however, if any one of the foregoing entities (together with its affiliates) shall become the beneficial owner (disregarding any “group” attribution under Rule 13d-3 under the Securities Exchange Act of 1993, as amended) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, then such entity shall no longer be a Permitted Holder for purposes of the definition of Change in Control.

(i) “Predecessors” shall mean collectively ATLS, ARP and any of their respective predecessors.

5. Restrictive Covenants. The Executive agrees and acknowledges that his employment is full, adequate, and sufficient consideration for the restrictions and obligations set forth in those provisions.

5.1 Developments. The Executive shall disclose fully, promptly and in writing, to the Company any and all inventions, discoveries, improvements, modifications, and other intellectual property rights, whether patentable or not, which the Executive has conceived, made, or developed, solely or jointly with others, while employed by the Company and which (a) relate to the business, work, or activities of the Company or (b) result from or are suggested by the carrying out of the Executive’s duties hereunder or from or by any information that the Executive may receive as an employee of the Company. The Executive hereby assigns, transfers, and conveys to the Company all of the Executive’s right, title, and interest in and to any and all such inventions, discoveries, improvements, modifications, and other intellectual property rights and agrees to take all such actions as may be requested by the Company at any time and with respect to any such invention, discovery, improvement, modification, or other intellectual property rights to confirm or evidence such assignment, transfer, and conveyance. Furthermore, at any time and from time to time, upon the request of the Company, the Executive shall execute and deliver to the Company, any and all instruments, documents, and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such assignment, transfer, and conveyance or to enable the Company to file and prosecute applications for and to acquire, maintain, and enforce any and all patents, trademark registrations, or copyrights under United States or foreign law with respect to any such inventions, discoveries, improvements, modifications, or other intellectual property rights or to obtain any extension, validation, reissue, continuance, or renewal of any such patent, trademark, or copyright. The Company shall be responsible for the preparation of any such instruments, documents, and papers and for the prosecution of any such proceedings and shall reimburse the Executive for all reasonable expenses incurred by the Executive in compliance with the provisions of this Section 5.1.

11

5.2 Confidentiality.

(a) The Executive acknowledges that, by reason of the Executive’s employment by the Company, the Executive will have access to confidential information of the Company, NewCo, ATLS, ARP and their affiliates (collectively, the “Company Group”), including, without limitation, information and knowledge pertaining to products, inventions, discoveries, improvements, innovations, designs, ideas, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods, sales and profit figures, customer and client lists and relationships between the Company Group and dealers, distributors, sales representatives, wholesalers, customers, clients, suppliers, and others who have business dealings with them (“Confidential Information”). The Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company Group and covenants that, both during and after the Period of Employment, the Executive will not disclose any Confidential Information to any person (except as the Executive’s duties as an officer of the Company may require or as required by law or in a judicial or administrative proceeding) without the prior written authorization of the Board. The obligation of confidentiality imposed by this Section 5.2 shall not apply to information that becomes generally known to the public through no act of the Executive in breach of this Agreement.

(b) The Executive acknowledges that all documents, files, and other materials received from the Company Group during the Period of Employment (with the exception of documents relating to the Executive’s compensation or benefits to which the Executive is entitled following the Period of Employment) are for use of the Executive solely in discharging the Executive’s duties and responsibilities hereunder and that the Executive has no claim or right to the continued use or possession of such documents, files, or other materials following termination of the Executive’s employment by the Company. The Executive agrees that, upon termination of employment, the Executive will not retain any such documents, files, or other materials and will promptly return to the Company any documents, files, or other materials in the Executive’s possession or custody.

5.3 Noncompetition. The Executive agrees that, if the Company terminates the Executive’s employment for any reason or the Executive resigns the Executive’s employment for any reason, then during the Restriction Period (as defined below), the Executive shall not, directly or indirectly, anywhere in the Restricted Area (as defined below) engage or participate, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, or owner, in a Restricted Activity (as defined below). Notwithstanding the foregoing, nothing in this Agreement shall preclude, prohibit, or restrict the Executive from (1) acquiring, owning, or holding (a) 5% or less of the outstanding interests in or securities of any publicly traded corporation or (b) any interests in or securities of any entity (or being a partner, joint venturer, officer, director, member, employee, consultant, agent, or owner, of any other entity) that derived 10% or less of its total annual revenues in its most recent fiscal year from activities that constitute Restricted Activities in the Restricted Area, (2) performing the Management Services, (3) acquiring, owning, or holding any interests in or securities of ATLS or any of its affiliates or (4) being or acting as an officer, director, member, employee, consultant, agent, or owner of or to

12

ATLS or any of its affiliates (other than, in the case of the foregoing clauses (2)-(4), with respect to Tax-Advantaged Drilling Partnerships (as defined below)). It is understood and agreed that interests in or securities of any entity acquired or held by a pension fund or any other benefit plan of the Executive shall not be subject to any limitation hereunder and shall not be considered a violation of this Agreement. For purposes of this Agreement, (i) “Restricted Area” means the United States, (ii) “Restricted Activity” means (A) if such termination is by the Company without Cause or by the Executive with Good Reason, any drilling partnership where investors (individuals or trusts) invest as general partners to take advantage of the exemption for working interests from the passive income rules in the Code (“Tax-Advantaged Drilling Partnerships”), and (B) if such termination is by the Company with Cause or the Executive without Good Reason, a business engaged in the exploration, development, production, processing, storing, transportation, refinement, purification, marketing, and/or distribution of natural gas, crude oil, and natural gas liquids, or a business engaged (to any extent) in investing in or financing any of the foregoing, but for the avoidance of doubt, including any business engaged in Tax-Advantaged Drilling Partnerships, and (iii) “Restriction Period” means the period commencing on the date on which the Executive’s employment terminates and ending on (A) if such termination is by the Company without Cause or by the Executive with Good Reason, the eighteen-month anniversary of such date, and (B) if such termination by the Company with Cause or the Executive without Good Reason, the twelve-month anniversary of such date.

5.4 Nonsolicitation. The Executive agrees that, if the Company terminates the Executive’s employment with Cause or the Executive resigns the Executive’s employment without Good Reason, then during the period commencing on the date on which the Executive’s employment terminates and ending on the second anniversary of such date (the “Nonsolicitation Period”), the Executive shall not, directly or indirectly, anywhere in the Restricted Area, (a) solicit for employment or hire or employ any individual who is, employed by the Company or its affiliates on the date on which the Nonsolicitation Period commences; provided, however, that (i) the foregoing shall not restrict any general solicitations of employment, whether through public advertisements, search firms, or otherwise, that are not specifically directed at such employees and hiring persons as a result of such general solicitations and (ii) the Executive shall not be prohibited from soliciting, hiring, employing, or otherwise engaging any such individual whose employment with the Company and its affiliates has been terminated or hiring, employing, or otherwise engaging any individual who approaches the Executive for employment without any solicitation by the Executive; or (b) cause, solicit, or knowingly encourage any material client, customer, vendor, supplier, or licensor of the Company or its affiliates as of the date on which the Nonsolicitation Period commences to cease doing business with the Company or its affiliates.

5.5 Covenants Generally. The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but the Executive nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills, and ability), the Executive does not believe would prevent him from otherwise earning a living. The Executive has carefully considered the nature and extent of the restrictions place upon him by this Section 5, and hereby acknowledges and agrees that the same are reasonable in time and territory and do not confer a benefit upon the Company disproportionate to the detriment of the Executive.

13

5.6 Equitable Relief. The Executive acknowledges that the restrictions contained in Sections 5.1, 5.2, 5.3, and 5.4 are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provision of those Sections will result in irreparable injury to the Company. The Executive also acknowledges that in the event of any such violation, the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting a bond, and to an equitable accounting of all earnings, profits, and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The Executive agrees that in the event of any such violation, an action may be commenced for any such preliminary and permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction sitting in Pennsylvania or in any other court of competent jurisdiction. The Executive hereby waives, to the fullest extent permitted by law, any objection that the Executive may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that such suit, action, or proceeding has been brought in an inconvenient forum. The Executive agrees that effective service of process may be made upon the Executive by mail under the notice provisions contained in Section 5.

5.7 Interpretation. For purposes of this Section 5, references to “the Company” shall mean the Company as hereinbefore defined and any of its affiliated companies.

6. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in or rights under any benefit, bonus, incentive, or other plan or program provided by the Company and for which the Executive may qualify; provided, however, that if the Executive becomes entitled to and receives the payments provided for in Sections 2.1(b) or 2.1(c) of this Agreement, the Executive hereby waives the Executive’s right to receive payments under any severance plan or similar program applicable to all employees of the Company.

7. Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of the Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

8. Mitigation. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain.

9. Arbitration; Expenses; Damages. In the event of any dispute under the provisions of this Agreement, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy, or claim settled by arbitration in Philadelphia, Pennsylvania in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and the

14

Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding, and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The parties hereby agree that upon any termination of the Executive’s employment hereunder (a) by Company without Cause or (b) by the Executive with Good Reason, as long as the Executive has executed the Release, if required, then the Company shall pay all amounts due to the Executive hereunder on or prior to the deadline for such payments (it being agreed that TIME IS OF THE ESSENCE) without offset or reduction, and failure to do so shall result in one hundred percent (100%) of the withheld amount (in addition to the actual amount owed to the Executive and his reasonable costs of collection) being due to the Executive as liquidated damages. The Company hereby agrees that it shall be estopped from asserting that such damages are excessive or constitute a penalty, and that the Executive has reasonably relied upon such estoppel. If Company determines it has such an offset or basis for reduction, it shall notify the Executive of such determination, in writing, as soon as reasonably possible and in any event on or prior to the deadline for making such payment. The Company shall make the full payment, but the Executive shall be obligated to return any portion of such payment that is determined, pursuant to the arbitration set forth in this Section 9, to have been subject to legitimate offset or deduction.

10. Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

[Reorganized ARP FinCo]

[1845 Walnut Street; 10th Floor]

[Philadelphia, Pennsylvania 19103]

Attention: [General Counsel]

If to the Executive, to:

the last address on file in the Company’s records

or to such other names or addresses as the Company or the Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

11. Contents of Agreement; Amendment and Assignment.

11.1 This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings, or representations relating to the subject matter hereof, it being understood that this Agreement supersedes the 2015 Agreement solely with respect to the agreement between ARP and the Executive. This Agreement cannot be changed, modified, extended, or terminated except upon written amendment approved by the Board and executed on its behalf by a duly authorized officer and by the Executive.

15

11.2 All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors, and assigns of the parties hereto, except that the duties and responsibilities of the Executive under this Agreement are of a personal nature and shall not be assignable or delegatable in whole or in part by the Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business or assets of the Company, within 15 days of such succession, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

12. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement that can be given effect without the invalid or unenforceable provision or application, and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid, or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

13. Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy, or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy, or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

14. Beneficiaries/References. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following the Executive’s death by giving the Company written notice thereof. In the event of the Executive’s death or a judicial determination of the Executive’s incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to the Executive’s beneficiary, estate, or other legal representative.

15. Miscellaneous. All section headings used in this Agreement are for convenience only. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

16. Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state, and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Except as specifically provided otherwise in this Agreement, the Executive shall bear all expense of, and be solely responsible for, all federal, state, and local taxes due with respect to any payment received under this Agreement.

16

17. Indemnification/Insurance.

17.1 If the Executive is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that he is or was an employee (which term includes officer, director, agent, and any other capacity) of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as an employee or agent or in any other capacity while serving as an employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law, against all expense, liability, and loss (including, but not limited to, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith and such indemnification shall continue as to the Executive after he has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the Executive’s heir, executors, and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by the Executive (other than a proceeding to enforce this Section 17) only if such proceeding (or part thereof) was authorized directly or indirectly by the Board. The right to indemnification conferred in this Section 17 shall be a contract right and shall include the right to be, promptly upon request, paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition subject to, if and only if required by the Delaware Limited Liability Company Act, delivery to the Company of an undertaking, by or on behalf of the Executive, to repay all amounts so advanced if it shall ultimately be determined that the Executive is not entitled to be indemnified under this Section 17.1 or otherwise.

17.2 The indemnification provided by this Section 17 shall not be limited or exclude any rights, indemnities, or limitations of liability to which the Executive may be entitled, whether as a matter of law, under the [Limited Liability Company Agreement of the Company], by agreement, vote of the unitholders, or disinterested directors of the Company or otherwise.

17.3 The Executive, in seeking indemnification under this Agreement (the “Indemnitee”), shall give the other party or parties (the “Indemnitor”) prompt written notice of any claim, suit, or demand that the Indemnitee believes will give rise to indemnification under this Agreement; provided, however, that the failure to give such notice shall not affect the liability of the Indemnitor under this Agreement unless the failure to give such notice materially and adversely affects the ability of the Indemnitor to defend itself against or to cure or mitigate the damages. Except as hereinafter provided, the Indemnitor shall have the right (without prejudice to the right of the Indemnitee to participate at its expense through counsel of its own choosing) to defend and to direct the defense against any such claim, suit, or demand, at the Indemnitor’s expense and with counsel chosen jointly by Indemnitor and Indemnitee, and the right to settle or compromise any such claim, suit, or demand; provided, however, that the Indemnitor shall not, without the Indemnitee’s written consent, which shall not be unreasonably withheld, settle or compromise any claim or consent to any entry of judgment. The Indemnitee shall, at the Indemnitor’s expense, cooperate in the defense of any such claim, suit, or demand. If the Indemnitor, within a reasonable time after notice of a claim fails to defend the Indemnitee, the Indemnitee shall be entitled to undertake the defense, compromise, or settlement of such claim at the expense of and for the account and risk of the Indemnitor.

17

17.4 The Executive shall be covered during the entire term of this Agreement and thereafter by Officer and Director liability insurance in amounts and on terms similar to that afforded to other executives and/or directors of the Company or its affiliates, which such insurance shall be paid by the Company.

18. Section 409A.

18.1 This Agreement is intended to comply with Section 409A of the Code and its corresponding regulations, or an exemption, and payments may only be made under this Agreement upon an event and in a manner permitted by Section 409A of the Code, to the extent applicable. Any payments that qualify for the “short-term deferral” exception or another exception under Section 409A of the Code shall be paid under the applicable exception. Notwithstanding anything in this Agreement to the contrary, if required by Section 409A of the Code, if the Executive is considered a “specified employee” for purposes of Section 409A of the Code and if payment of any amounts under this Agreement is required to be delayed for a period of six months after separation from service pursuant to Section 409A of the Code, payment of such amounts shall be delayed as required by Section 409A of the Code, and the accumulated amounts shall be paid in a lump sum payment within ten days after the end of the six-month period. If the Executive dies during the postponement period prior to the payment of benefits, the amounts withheld on account of Section 409A of the Code shall be paid to the personal representative of the Executive’s estate within 60 days after the date of the Executive’s death.

18.2 All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may the Executive, directly or indirectly, designate the calendar year of a payment. All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (a) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (b) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (c) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (d) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.

19. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Delaware without giving effect to any conflict of laws provisions.

20. Payments Allocated to NewCo. Notwithstanding anything in this Agreement to the contrary, NewCo shall be jointly and severally liable with the Company to the Executive for payments owed to the Executive hereunder.

[Signature Page Follows]

18

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

[REORGANIZED ARP FINCO]

By:
Name: [__]
Title: [__]

TITAN ENERGY OPERATING LLC

By:
Name: [__]
Title: [__]

EXECUTIVE
Jonathan Z. Cohen

[Signature Page to J. Cohen Employment Agreement]

Exhibit A

Separation Agreement and General Release

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made as of this             th day of             , 20     , by and between [REORGANIZED ARP FINCO] (the “Company”) and Jonathan Z. Cohen (the “Executive”).

WHEREAS, the Executive formerly provided services to the Company as the Executive Vice Chairman of the Board of Directors of the Company pursuant to the terms of the Employment Agreement, dated as of [    ], 2016 (the “Employment Agreement”);

WHEREAS, the Employment Agreement provides for certain benefits in the event that the Executive’s employment is terminated on account of a reason set forth in the Employment Agreement;

WHEREAS, the Executive and the Company mutually desire to terminate the Executive’s employment; and

WHEREAS, in connection with the termination of the Executive’s employment, the parties have agreed to a separation package and the resolution of any and all disputes between them.

NOW, THEREFORE, IT IS HEREBY AGREED by and between the Executive and the Company as follows:

1. The Executive, for and in consideration of the commitments of the Company as set forth in the Employment Agreement, and intending to be legally bound, does hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company, its affiliates, subsidiaries, and parents, and its officers, directors, employees, and agents, and its and their respective successors and assigns, heirs, executors, and administrators (collectively, “Releasees”) from all causes of action, suits, debts, claims, and demands whatsoever at law or in equity (“Claims”), which Claims related to the Executive’s employment with the Company and which Claims the Executive ever had, now has, or hereafter may have, whether known or unknown, or which his heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from the beginning of his employment to the date of this Agreement. This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract, or discrimination of any sort. The forgoing releases do not apply to the Executive’s and Company’s continuing obligations under the Employment Agreement.

2. To the fullest extent permitted by law, the Executive represents and affirms that (a) he has not filed or caused to be filed on his behalf any claim for relief against the Company or any Releasee and, to the best of his knowledge and belief, no outstanding claims for relief have been filed or asserted against the Company or any Releasee on his behalf; (b) he has not reported any improper, unethical, or illegal conduct or activities to any supervisor, manager, department head, human resources representative, agent, or other representative of the Company, to any

A-1

member of the Company’s legal or compliance departments, or to the ethics hotline, and has no knowledge of any such improper, unethical, or illegal conduct or activities; and (c) he will not file, commence, prosecute, or participate in any judicial or arbitral action or proceeding against the Company or any Releasee based upon or arising out of any act, omission, transaction, occurrence, contract, claim, or event existing or occurring on or before the date of this Agreement.

3. The Executive agrees that he will not file, charge, claim, sue, or cause or permit to be filed, charged, or claimed, any civil action, suit, or legal proceeding seeking equitable or monetary relief (including damages, injunctive, declaratory, monetary, or other relief) for himself involving any matter released in Sections 1 or 2. In the event that suit is filed in breach of this covenant not to sue, it is expressly understood and agreed that this covenant shall constitute a complete defense to any such suit. In the event any Releasee is required to institute litigation to enforce the terms of this Section 3, such Releasee shall be entitled to recover reasonable costs and attorneys’ fees incurred in such enforcement. The Executive further agrees and covenants that should any person, organization, or other entity file, charge, claim, sue, or cause or permit to be filed any civil action, suit, or legal proceeding involving any matter occurring at any time in the past, the Executive will not seek or accept personal equitable or monetary relief in such civil action, suit, or legal proceeding.

4. The Executive further agrees and recognizes that he has permanently and irrevocably severed his employment relationship with the Company and that the Company has no obligation to employ him in the future.

5. The Executive further agrees that he will not disparage or subvert the Company, or make any statement reflecting negatively on the Company, its affiliated corporations or entities, or any of their officers, directors, employees, agents, or representatives, including, but not limited to, any matters relating to the operation or management of the Company, the Executive’s employment and the termination of his employment, irrespective of the truthfulness or falsity of such statement.

6. The Executive understands and agrees that the payments, benefits, and agreements provided in this Agreement and in the Employment Agreement are being provided to him in consideration for his acceptance and execution of, and in reliance upon his representations in, this Agreement. The Executive acknowledges that, if he had not executed this Agreement containing a release of all claims against the Company, he would, except as provided otherwise in the Employment Agreement, have been entitled to only the payments provided in the Company’s standard severance pay plan for employees.

7. The Executive represents that, to the best of his knowledge, he does not presently have in his possession any records and business documents, whether on computer or hard copy, and other materials (including, but not limited to, computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies and plans, sales records, and all copies thereof) (collectively, the “Corporate Records”) provided by the Company and/or its predecessors, subsidiaries, or affiliates or obtained as a result of his prior employment with the Company and/or its predecessors, subsidiaries, or affiliates, or created by the Executive while employed by or rendering services to the Company and/or its predecessors, subsidiaries, or affiliates. The Executive acknowledges that, except as provided above, all such Corporate Records are the property of the Company.

A-2

8. Nothing in this Agreement shall prohibit or restrict the Executive from: (a) making any disclosure of information required by law; (b) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company; or (c) filing, testifying, participating in, or otherwise assisting in a proceeding relating to an alleged violation of any federal, state, or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.

9. The parties agree and acknowledge that the agreement by the Executive described herein, and the settlement and termination of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state, or local statute or regulation, or of any duty owed by any of the Releasees to Executive.

10. This Agreement and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

11. The Executive certifies and acknowledges as follows:

11.1 That he has read the terms of this Agreement, and that he understands its terms and effects, including the fact that he has agreed to RELEASE AND FOREVER DISCHARGE the Company and each and every one of its affiliated entities from any legal action arising out of his employment relationship with the Company and the termination of that employment relationship;

11.2 That he has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which he acknowledges is adequate and satisfactory to him, and which he acknowledges is in addition to any other benefits to which he is otherwise entitled;

11.3 That he has been and is hereby advised in writing to consult with an attorney prior to signing this Agreement;

11.4 That he does not waive rights or claims that may arise after the date this Agreement is executed; and

11.5 That the Company has provided him with a period of 21 days within which to consider this Agreement, and that the Executive has signed on the date indicated below after concluding that this Agreement is satisfactory to him

12. The Executive acknowledges that this Agreement may be revoked by him within seven days after execution, and it shall not become effective until the expiration of such seven-day revocation period. In the event of a timely revocation by Executive, this Agreement will be deemed null and void and the Company will have no obligations hereunder.

A-3

Intending to be legally bound hereby, Executive has executed the foregoing Separation Agreement and General Release this     day of                     , 2    .

Witness:
Jonathan Z. Cohen

Date:

A-4

Exhibit B

Description of Management Incentive Plan

[to come]

B-1

Exhibit C

Incentive Compensation for Fiscal Year 2014 and Fiscal Year 2015

2014 - $2,000,000 (all of which was cash incentive compensation)

2015 - $1,712,712 (of which $250,000 was cash incentive compensation)

C-1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of [    ], 2016 (the “Effective Date”), is entered into by and among [Reorganized ARP FinCo], a Delaware limited liability company (the “Company”), Titan Energy Operating LLC, a Delaware limited liability company (“NewCo”) and Edward E. Cohen (the “Executive”).

WHEREAS, the Executive is a party to that certain Employment Agreement, dated as of September 4, 2015 (the “2015 Agreement”), by and among Executive, Atlas Energy Group, LLC (“ATLS”) and Atlas Resources Partners, L.P. (“ARP”);

WHEREAS, the compensation and other payments set forth herein are not intended to duplicate any payments provided under the 2015 Agreement, and that costs related to Executive’s compensation and other entitlements will be allocated in accordance with the terms of the Omnibus Agreement (as defined below); and

WHEREAS, the Company, NewCo and the Executive now wish to set forth in this Agreement the terms and conditions under which the Executive will serve the Company and NewCo.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Employment. The Company (or an affiliate) agrees to employ the Executive, and the Executive hereby accepts such employment and agrees to perform the Executive’s duties and responsibilities, in accordance with the terms, conditions, and provisions hereinafter set forth.

1.1 Period of Employment. This Agreement is effective as of the Effective Date, and shall continue for three years following the Effective Date, unless terminated sooner in accordance with Section 2. The term of this Agreement shall automatically renew daily so that, at all times, it shall be for a three-year term. The period commencing on the Effective Date and ending on the date on which the term of the Executive’s employment under this Agreement shall terminate is hereinafter referred to as the “Period of Employment.”

1.2 Duties and Responsibilities. During the Period of Employment, the Executive shall serve as Executive Chairman of the Board of Directors of the Company and the Board of Directors of NewCo (the “Position”). The Executive shall perform all duties and accept all responsibilities incident to the Position as may be reasonably assigned to him by the Board of Directors of the Company (the “Board”), including performing services for NewCo as may be reasonably assigned to him by the Board. The Executive agrees to use his best efforts to carry out his duties and responsibilities hereunder and, consistent with the other provisions of this Agreement, to devote such business time, attention, and energy thereto as is reasonably necessary to carry out those duties and responsibilities. It is recognized that the Executive in the past has invested and participated, and it is agreed that the Executive in the future may invest and participate, in business and non-business endeavors separate and apart from the Company and NewCo, in his discretion, provided that such endeavors do not prevent the Executive from materially performing his duties under this Agreement. Notwithstanding the foregoing, the

Executive is expressly permitted to perform services (the “Management Services”) for or on behalf of ATLS, ARP Management LLC and their respective affiliates (“Management”) and to the extent the Executive performs such services during the term of this Agreement, the allocation of the responsibility for the Executive’s compensation shall be governed by the provisions of Section 3.2 of the Omnibus Agreement (the “Omnibus Agreement”), dated as of [DATE], 2016, by and among ARP Management LLC, Atlas Energy Resource Services, Inc., the Company and NewCo.

1.3 Compensation. For all the services rendered by the Executive hereunder, the Company shall pay the Executive an annual base salary (“Base Salary”) at the annual rate of $700,000, payable in accordance with the Company’s customary payroll practices. The Executive’s Base Salary shall be reviewed periodically for appropriate increases pursuant to its normal performance review policies for senior level executives, but such Base Salary shall not be decreased at any time. The Executive shall be entitled to receive a guaranteed minimum annual bonus of not less than 100% of Base Salary (which, notwithstanding anything to the contrary, may exceed 100% of Base Salary at the discretion of the Board (unless a majority of the Class B Directors disapprove in good faith) based upon reasonable metrics supported by the Company’s outside compensation consultant, which consultant shall be approved by the Conflicts Committee (such approval not to be unreasonably withheld)) (the “Guaranteed Bonus”), for each of calendar year 2016 and calendar year 2017, payable within 30 days of December 31 of the applicable year; provided, however, that the Guaranteed Bonus with respect to calendar year 2016 shall be reduced by the aggregate amount of cash bonuses received by the Executive in calendar year 2016 prior to the Effective Date. Each such Guaranteed Bonus shall be payable in a proportion of cash and common stock of the Company determined as follows: (i) 25% (or such greater portion as the Board and the Conflicts Committee of the Board (the “Conflicts Committee”) may approve based upon performance metrics proposed by the Board and approved by the Conflicts Committee) of the Guaranteed Bonus shall be payable in cash; provided, however, with respect to calendar year 2016 only, such cash portion shall be reduced (not below zero) by the aggregate amount of cash bonuses received by the Executive in calendar year 2016 prior to the Effective Date, and (ii) the remainder in fully vested shares of common equity of the Company, based on the volume weighted average price for the 10-day period preceding the end of the applicable calendar year (or if the Company is not a public company (as defined in Section 4(f)), based on the fair market value as of the end of the applicable calendar year as determined by an independent appraiser selected by the Board). For example purposes only, if the Executive receives $50,000 in cash bonuses in calendar year 2016 prior to the Effective Date and the Guaranteed Bonus with respect to the full calendar year 2016 is $700,000, the balance of the Guaranteed Bonus shall be equal to $650,000 and shall be payable in $125,000 cash and the remaining in equity, unless metrics are achieved entitling a cash payment in lieu of equity. Notwithstanding the foregoing, (i) if the Board proposes reasonable performance metrics in good faith to the Conflicts Committee, and the Conflicts Committee does not review the proposal in good faith and/or unreasonably or in bad faith rejects such performance metrics, then the related Guaranteed Bonus (reduced as applicable) shall be payable 100% in cash, (ii) if the Board fails to propose reasonable metrics in good faith to the Conflicts Committee for any period, then the Guaranteed Bonus for such period shall be payable 25% in cash and 75% in equity, and (iii) if 100% of the applicable performance metrics are achieved, such related Guaranteed Bonus (reduced as applicable) shall be payable 100% in cash. The Executive shall be entitled to participate in any short-term and long-term incentive programs (including, without limitation, any stock option, restricted unit, and similar plans) established by the Company for its senior level executives generally, at levels commensurate with the benefits provided to other senior executives and with adjustments appropriate for the Position.

2

1.4 Welfare Plans; Perquisites; Paid Time Off. The Executive shall be entitled to participate in all employee welfare benefit plans and programs or executive perquisites made available to the Company’s senior level executives as a group or to its employees generally, as such welfare plans or perquisites may be in effect from time to time and subject to the eligibility requirements of the plans. Nothing in this Agreement shall prevent the Company from amending or terminating any welfare or other employee benefit plans or programs from time to time as the Company deems appropriate. The Executive shall be provided with reimbursement of reasonable expenses related to the Executive’s employment by the Company on a basis no less favorable than that which may be authorized from time to time for senior level executives as a group, and shall be entitled to vacation and sick leave in accordance with the Company’s vacation, holiday, and other pay for time not worked policies. In addition, during the Period of Employment and subject to allocation in accordance with Section 3.2 of the Omnibus Agreement, a term life insurance policy shall be maintained by the Company on the Executive’s life that provides a death benefit of $3 million to one or more beneficiaries designated by the Executive, provided that such policy can be obtained at standard rates. Ownership of such life insurance policy (including responsibility to make premium payments) shall be transferred to the Executive upon his termination at his request, if and as allowed by the applicable insurance company.

1.5 Excess 401(k) Plan. The Executive shall be eligible to participate in ATLS’s Excess 401(k) Plan (the “Excess Plan”) and related rabbi trust during the Period of Employment, which Excess Plan shall (a) permit participants to defer up to 10% of their total annual cash compensation and (b) provide for a matching contribution by ATLS and the Company on a dollar-for-dollar basis (i.e., 100% of the participant’s deferral), subject to a maximum matching contribution equal to 50% of the participant’s base salary for any calendar year. Any deferral and corresponding matching contribution shall be fully vested as and when such deferral and contribution occurs.

2. Termination. The Executive’s employment shall terminate upon the occurrence of any of the following events:

2.1 Termination without Cause; Resignation for Good Reason.

(a) The Company may terminate the Executive’s employment with the Company at any time without Cause (as defined in Section 4) upon not less than 30 days’ prior written notice to the Executive; provided, however, that, following the delivery of such notice to the Executive, the Executive shall be under no obligation to render any additional services to the Company, and the Company may require the Executive to cease performing services for the Company. In addition, the Executive may initiate a termination of employment by resigning under this Section 2.1 for Good Reason (as defined in Section 4); provided, however, that, where applicable, the Company shall be given the opportunity to cure in accordance with Section 4(f). Except as indicated in the definition of Good Reason, the Executive shall give the Company not less than 30 days’ prior written notice of such resignation.

3

(b) Subject to the provisions of Section 2.1(c) and Section 2.1(d), upon any removal or resignation described in Section 2.1(a), the Executive shall be entitled to receive only the Accrued Obligations through the date of termination. No other payments or benefits shall be due under this Agreement to the Executive, but the Executive shall be entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of the Company.

(c) Notwithstanding the provisions of Section 2.1(b) and subject to the provisions of Section 2.1(d), in the event that the Executive executes a written release upon such removal or resignation described in Section 2.1(a), substantially in the form attached hereto as Exhibit A (the “Release”), of claims against the Company and related parties with respect to all matters arising out of the Executive’s employment by the Company, or the termination thereof (subject to the exceptions set forth in the Release), which Release must be executed by the Executive, returned to the Company and the period within which the Executive may revoke the Release expired no later than 60 days following the date of termination, the Executive shall be entitled to receive, in addition to the payments and benefits described in Section 2.1(b), the following:

(i) A lump sum cash severance payment, without discount, in an amount equal to the product of (A) three and (B) the Annual Compensation (as defined in Section 4). Subject to Section 18, payment shall be made (x) within 15 days after the Release has been returned to the Company and the period within which the Executive may revoke it has expired or, (y) if, and only if, it is agreed by both the Executive and the Company at the time of termination that such payment constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), on the 75th day following the date of termination.

(ii) A prorated annual bonus in respect of the fiscal year in which the date of termination occurs, the amount of which shall be no less than the amount of the cash incentive compensation awarded in respect of the fiscal year immediately preceding the fiscal year in which the date of termination occurs, if any, multiplied by a fraction, the numerator of which is the number of days in such current fiscal year prior to such termination and the denominator of which is 365, payable in cash in a lump sum within 15 days after the Release has been returned to the Company and the period within which the Executive may revoke it has expired (a “Pro Rata Bonus”).

(iii) For a period of 36 months following the date of termination, continuation of the group term life and health insurance in effect at the date of the Executive’s termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents (without giving effect to any reduction in such benefits subsequent to a Change in Control (as defined in Section 4(e))), as the same may be changed from time to time for employees generally, as if the Executive had continued in employment during such period; or, as an alternative, where such coverage may not be continued (or where such continuation would adversely affect the tax status of the plan pursuant to which

4

the coverage is provided or result in penalty taxes to the Executive pursuant to Section 409A of the Code), the Company may elect to pay the Executive cash in lieu of such coverage in an amount equal to (A) as to health insurance, the product of 36 multiplied by the Company’s monthly COBRA rate in effect immediately prior to the date of termination in respect of the type of coverage applicable to the Executive at that time and (B) as to life insurance, the premiums that would be paid by the Company during the three-year period following the date of termination had the Executive’s employment continued during such period, which amount shall be paid in 36 monthly installments following the date of termination. The COBRA health care continuation coverage period under Section 4980B of the Code shall run concurrently with the foregoing 36-month benefit period.

(iv) Full vesting (and if applicable, exercisability) of all outstanding equity compensation awards held by the Executive, including, without limitation, all awards held by the Executive under the Management Incentive Plan, a description of which is attached hereto as Exhibit B (the “Management Incentive Plan”).

(d) Notwithstanding the provisions of Section 2.1(b) and Section 2.1(c), in the event that such removal or resignation described in Section 2.1(a) is directly on account of a transaction constituting a Change in Control pursuant to clauses (i), (ii) or clause (iii) of the definition of Change in Control (provided that in the case of a Change in Control described in clause (i) or (ii) of such definition, each shareholder of the Company (including Executive but not including the acquirer) shall have had the opportunity to dispose of all or a pro rata portion of such shareholder’s outstanding Company equity (not including the opportunity to dispose of shares pursuant to open-market sales) on the same terms as all other shareholders in such transaction, and where the consideration for such Company equity is either cash or common stock listed on the New York Stock Exchange or the NASDAQ Stock Exchange (or a combination thereof)), then the total severance payable to Executive under Section 2.1(c)(i) shall not exceed an amount equal to (A) $5,000,000, reduced by (B) by the fair market value as of the date of such Change in Control of any awards then held by the Executive under the Management Incentive Plan, but in no event shall the total severance payable to the Executive under Section 2.1(c)(i) be reduced below $2,000,000. Notwithstanding any provision of this Agreement to the contrary, except as expressly provided in this Section 2.1(d), in no event shall the Executive’s severance payable under Section 2.1(c) be reduced or otherwise offset by the value of, or payments with respect to, awards held by the Executive under the Management Incentive Plan.

2.2 Resignation without Good Reason.

(a) The Executive may voluntarily terminate his employment without Good Reason upon 120 days’ prior written notice to the Company. If the Executive terminates his employment without Good Reason, the Executive shall be entitled to receive only any Accrued Obligations through the date of termination.

(b) If the Executive terminates his employment under this Section 2.2, he shall be entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of the Company.

5

2.3 Disability. The Company may terminate the Executive’s employment if the Executive has been unable to perform the material duties of his employment for a period of 180 days in any twelve month period because of physical or mental injury or illness which constitutes a disability for purposes of Section 409A of the Code (“Disability”); provided, however, that the Company shall continue to pay the Executive’s Base Salary until the Company acts to terminate the Executive’s employment. The Executive agrees, in the event of a dispute under this Section 2.3 relating to the Executive’s Disability, to submit to a physical examination by a licensed physician jointly selected by the Board and the Executive. Upon such a termination, the Executive shall receive a Pro Rata Bonus and the benefits described in Section 2.1(c)(iii). Additionally, the Executive shall receive any amounts payable to him under the Company’s long-term disability plan. The Executive shall also be entitled to the Accrued Obligations and any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of the Company.

2.4 Death. If the Executive dies while employed by the Company, the Company shall pay to the Executive’s executor, legal representative, administrator, or designated beneficiary, as applicable, the Accrued Obligations and any benefits accrued and earned under the Company’s benefit plans and programs. Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive’s executors, legal representatives, administrators, heirs, or assigns or any other person claiming under or through the Executive, other than the payment of a Pro Rata Bonus.

2.5 Cause. The Company may terminate the Executive’s employment at any time for Cause upon written notice to the Executive, in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued. The Executive shall be entitled to any benefits accrued and earned before his termination in accordance with the terms of any applicable benefit plans and programs of the Company.

2.6 Vesting of Stock-Based Compensation. Upon any termination of this Agreement for any reason other than (a) a termination by the Company for Cause, or (b) a voluntary termination by the Executive without Good Reason, the vesting of all restricted stock-based compensation shares, units, and/or options of the Company or any affiliate of the Company (including, without limitation, awards granted under the Management Incentive Plan) granted to the Executive during his employment with the Company shall be accelerated to the later of the effective date of termination of this Agreement or six months after the date such shares, units, and/or options were granted, and any provision contained in the agreements under which they were granted that is inconsistent with such acceleration is hereby modified to the extent necessary to provide for such acceleration; such acceleration shall not apply to any share, unit, and/or option that by its terms would vest prior to the date provided for in this Section 2.6.

2.7 Notice of Termination. Any termination of the Executive’s employment shall be communicated by a written notice of termination to the other party hereto given in accordance with Section 10. The notice of termination shall (a) indicate the specific termination provision in this Agreement relied upon, (b) briefly summarize the facts and circumstances deemed to provide a basis for a termination of employment and the applicable provision hereof, and (c) specify the termination date in accordance with the requirements of this Agreement.

6

3. Golden Parachute Excise Tax Modified Cutback.

3.1 Anything in this Agreement to the contrary notwithstanding, if a nationally recognized accounting firm as shall be designated by the Company with the Executive’s consent (which shall not be unreasonably withheld) (the “Accounting Firm”) shall determine that receipt of all payments or distributions by the Company or its affiliates in the nature of compensation to or for the Executive’s benefit, whether paid or payable pursuant to this Agreement or otherwise (a “Payment”), would subject the Executive to the excise tax under Section 4999 of the Code, the Accounting Firm shall determine whether to reduce any of the Payments paid or payable pursuant to Section 2.1(c) of this Agreement (the “Agreement Payments”) to the Reduced Amount (as defined below). The Agreement Payments shall be reduced to the Reduced Amount only if (a) the Accounting Firm determines that the Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Executive’s Agreement Payments were reduced to the Reduced Amount and (b) the Executive does not elect to waive any such reduction prior to the consummation of the transaction that would give rise to such excise tax. If the Accounting Firm determines that the Executive would not have a greater Net After-Tax Receipt of aggregate Payments if the Executive’s Agreement Payments were so reduced, the Executive shall receive all Agreement Payments to which the Executive is entitled under this Agreement.

3.2 If the Accounting Firm determines that aggregate Agreement Payments should be reduced to the Reduced Amount, the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 3 shall be binding upon the Company and the Executive absent manifest error, and shall be made as soon as reasonably practicable and in no event later than 15 days following the applicable date of termination. For purposes of reducing the Agreement Payments to the Reduced Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

3.3 As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Executive that the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, the Executive shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than 60 days following the date on which the Underpayment is determined) by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

7

3.4 For purposes hereof, (a) “Reduced Amount” shall mean the greatest amount of Agreement Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Agreement Payments pursuant to Section 3.1, and (b) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment, net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws that applied to the Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Accounting Firm determined to be likely to apply to the Executive in the relevant tax year(s).

3.5 To the extent requested by the Executive, the Company shall cooperate with the Executive in good faith in valuing, and the Accounting Firm shall take into account the value of, services provided or to be provided by the Executive (including without limitation, the Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant) before, on, or after the date of a change in ownership or control of the Company (within the meaning of Q&A-2(b) of the final regulations under Section 280G of the Code), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A-9 and Q&A-40 to Q&A-44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of the final regulations under Section 280G of the Code in accordance with Q&A-5(a) of the final regulations under Section 280G of the Code.

4. Certain Definitions.

(a) “Accrued Obligations” shall mean (i) any portion of the Base Salary that has been earned through the date of termination but not paid to the Executive as of the date of termination; and (ii) any accrued but unpaid cash incentive compensation earned for any year prior to the year in which the date of termination occurs and, to the extent required to be paid under the terms of the Company policy in effect from time to time and applicable law, any accrued but unpaid vacation pay as of the date of termination.

(b) “Annual Compensation” shall mean the sum of (i) the annualized Base Salary, plus (ii) the Applicable Bonus.

(c) “Applicable Bonus” shall mean the average of the Executive’s Incentive Compensation in respect of the two fiscal years preceding the fiscal year in which the date of termination occurs.

(d) “Cause” shall mean any of the following grounds for termination of the Executive’s employment:

8

(i) The Executive shall have been convicted of a felony, or any crime involving fraud or embezzlement;

(ii) The Executive intentionally and continually fails to substantially perform his reasonably assigned material duties to the Company (other than a failure resulting from the Executive’s incapacity due to physical or mental illness), which failure has been materially and demonstrably detrimental to the Company and has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a majority of the independent members of the Board, has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform; or

(iii) The Executive is determined, through the processes set forth in Section 9, to have materially breached Section 5.

(e) “Change in Control” shall mean the occurrence of any of the following:

(i) acquisition by a person, group or entity (excluding Permitted Holders) of beneficial ownership (within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1933, as amended) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (excluding any entity which becomes such a beneficial owner in connection with an exempted transaction as described in clause (ii) below); provided, however, that neither the Ad Hoc Group (as defined in the Restructuring Support Agreement of Atlas Resource Partners, L.P., dated July [DATE], 2016 (the “Restructuring Support Agreement”)) nor the Permitted Holders nor the signatories to the limited liability company agreement of the Company shall as such constitute a “group” for purposes of this clause (i);

(ii) consummation of a merger or other transaction, other than a transaction (an “exempted transaction”) pursuant to which the securities of the Company outstanding immediately prior thereto continue to represent more than 50% of the combined voting power of the successor or parent entity or as a result of which more than 50% of the combined voting power is owned by Permitted Holders in the aggregate;

(iii) a direct or indirect sale (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; or

(iv) an approval by the Company’s equity holders of a plan of complete liquidation or dissolution of the Company.

(f) “Good Reason” shall mean the occurrence of any of the following events or conditions, unless the Executive has expressly consented in writing thereto or unless the event is remedied by the Company within 30 days after receipt of notice thereof given by the Executive, which notice must be given, if at all, no later than 90 days following the occurrence of

9

the applicable event (provided, however, for the avoidance of doubt, with respect to the events described in clauses (v) and (vi) below, there shall be no cure right and no additional act shall be required on the part of the Executive other than the delivery of notice described above), at which time termination shall be effective:

(i) a material reduction in the Executive’s Base Salary (which shall be in violation of this Agreement);

(ii) a demotion of the Executive from the Position;

(iii) a material reduction of the Executive’s duties hereunder; provided, that the Executive and the Company acknowledge that the Executive’s duties will have been materially reduced if the Company (after it becomes a public company (as defined below)) ceases to be a public company, unless the Company becomes a subsidiary of another public company (the “Public Parent”) and the Executive becomes the Executive Chairman of the Board of Directors of the Public Parent immediately following the applicable transaction;

(iv) the failure of the Executive to be elected to the Board; provided, that the Executive has been nominated for election; further provided, that the removal of the Executive from the Board by action of the Class A Directors of the Company shall not constitute Good Reason;

(v) The consummation of the purchase by the Company of the Series A Preferred Shares pursuant to any exercise of the Preferred Share Call Right (as defined in the Restructuring Support Agreement), other than in the context of a Change in Control;

(vi) the occurrence of a Change in Control;

(vii) a termination of the Omnibus Agreement, other than a termination as a result of a material breach by ARP Management LLC of the Omnibus Agreement; or

(viii) any material breach of this Agreement by the Company.

For purposes of the definition of Good Reason, an entity is a “public company” if it has a class of equity securities listed on a national securities exchange or quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board or OTC Markets Group Inc.’s OTCQX or OTCQB (or any successors thereto or any similar bulletin board); provided, however, that for purposes of the definition of Good Reason, the Company will continue to be considered a “public company” if it ceases to be so listed or quoted as a result of a failure to satisfy any applicable financial reporting, governance or other similar requirement.

(g) “Incentive Compensation” shall mean, in respect of a fiscal year, to the extent not duplicative, the sum of (i) all annual cash incentive compensation earned by the Executive in respect of such fiscal year (whether paid during such fiscal year or thereafter) from the Company and the Predecessors, plus (ii) the aggregate grant date value of equity-based

10

compensation granted to the Executive by the Company and the Predecessors in lieu of annual incentive compensation earned in respect of such fiscal year, but excluding the proceeds or value of any awards granted to Executive pursuant to the Management Incentive Plan, plus (iii) the Guaranteed Bonus, if applicable, earned by the Executive in respect of such fiscal year (whether paid in cash or equity). Exhibit C to this Agreement sets forth the Executive’s Incentive Compensation in respect of fiscal years 2014 and 2015 and separately identifies the amounts described in the foregoing clauses (i) and (ii).

(h) “Permitted Holders” shall mean each of GSO, FirTree, Guggenheim, Franklin and Silver Rock, and their respective affiliates, and any “group” including any of the foregoing and of which the foregoing collectively beneficially own a majority of the equity of the Company; provided, however, if any one of the foregoing entities (together with its affiliates) shall become the beneficial owner (disregarding any “group” attribution under Rule 13d-3 under the Securities Exchange Act of 1993, as amended) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, then such entity shall no longer be a Permitted Holder for purposes of the definition of Change in Control.

(i) “Predecessors” shall mean collectively ATLS, ARP and any of their respective predecessors.

5. Restrictive Covenants. The Executive agrees and acknowledges that his employment is full, adequate, and sufficient consideration for the restrictions and obligations set forth in those provisions.

5.1 Developments. The Executive shall disclose fully, promptly and in writing, to the Company any and all inventions, discoveries, improvements, modifications, and other intellectual property rights, whether patentable or not, which the Executive has conceived, made, or developed, solely or jointly with others, while employed by the Company and which (a) relate to the business, work, or activities of the Company or (b) result from or are suggested by the carrying out of the Executive’s duties hereunder or from or by any information that the Executive may receive as an employee of the Company. The Executive hereby assigns, transfers, and conveys to the Company all of the Executive’s right, title, and interest in and to any and all such inventions, discoveries, improvements, modifications, and other intellectual property rights and agrees to take all such actions as may be requested by the Company at any time and with respect to any such invention, discovery, improvement, modification, or other intellectual property rights to confirm or evidence such assignment, transfer, and conveyance. Furthermore, at any time and from time to time, upon the request of the Company, the Executive shall execute and deliver to the Company, any and all instruments, documents, and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such assignment, transfer, and conveyance or to enable the Company to file and prosecute applications for and to acquire, maintain, and enforce any and all patents, trademark registrations, or copyrights under United States or foreign law with respect to any such inventions, discoveries, improvements, modifications, or other intellectual property rights or to obtain any extension, validation, reissue, continuance, or renewal of any such patent, trademark, or copyright. The Company shall be responsible for the preparation of any such instruments, documents, and papers and for the prosecution of any such proceedings and shall reimburse the Executive for all reasonable expenses incurred by the Executive in compliance with the provisions of this Section 5.1.

11

5.2 Confidentiality.

(a) The Executive acknowledges that, by reason of the Executive’s employment by the Company, the Executive will have access to confidential information of the Company, NewCo, ATLS, ARP and their affiliates (collectively, the “Company Group”), including, without limitation, information and knowledge pertaining to products, inventions, discoveries, improvements, innovations, designs, ideas, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods, sales and profit figures, customer and client lists and relationships between the Company Group and dealers, distributors, sales representatives, wholesalers, customers, clients, suppliers, and others who have business dealings with them (“Confidential Information”). The Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company Group and covenants that, both during and after the Period of Employment, the Executive will not disclose any Confidential Information to any person (except as the Executive’s duties as an officer of the Company may require or as required by law or in a judicial or administrative proceeding) without the prior written authorization of the Board. The obligation of confidentiality imposed by this Section 5.2 shall not apply to information that becomes generally known to the public through no act of the Executive in breach of this Agreement.

(b) The Executive acknowledges that all documents, files, and other materials received from the Company Group during the Period of Employment (with the exception of documents relating to the Executive’s compensation or benefits to which the Executive is entitled following the Period of Employment) are for use of the Executive solely in discharging the Executive’s duties and responsibilities hereunder and that the Executive has no claim or right to the continued use or possession of such documents, files, or other materials following termination of the Executive’s employment by the Company. The Executive agrees that, upon termination of employment, the Executive will not retain any such documents, files, or other materials and will promptly return to the Company any documents, files, or other materials in the Executive’s possession or custody.

5.3 Noncompetition. The Executive agrees that, if the Company terminates the Executive’s employment for any reason or the Executive resigns the Executive’s employment for any reason, then during the Restriction Period (as defined below), the Executive shall not, directly or indirectly, anywhere in the Restricted Area (as defined below) engage or participate, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, or owner, in a Restricted Activity (as defined below). Notwithstanding the foregoing, nothing in this Agreement shall preclude, prohibit, or restrict the Executive from (1) acquiring, owning, or holding (a) 5% or less of the outstanding interests in or securities of any publicly traded corporation or (b) any interests in or securities of any entity (or being a partner, joint venturer, officer, director, member, employee, consultant, agent, or owner, of any other entity) that derived 10% or less of its total annual revenues in its most recent fiscal year from activities that constitute Restricted Activities in the Restricted Area, (2) performing the Management Services, (3) acquiring, owning, or holding any interests in or securities of ATLS or any of its affiliates or (4) being or acting as an officer, director, member, employee, consultant, agent, or owner of or to

12

ATLS or any of its affiliates (other than, in the case of the foregoing clauses (2)-(4), with respect to Tax-Advantaged Drilling Partnerships (as defined below)). It is understood and agreed that interests in or securities of any entity acquired or held by a pension fund or any other benefit plan of the Executive shall not be subject to any limitation hereunder and shall not be considered a violation of this Agreement. For purposes of this Agreement, (i) “Restricted Area” means the United States, (ii) “Restricted Activity” means (A) if such termination is by the Company without Cause or by the Executive with Good Reason, any drilling partnership where investors (individuals or trusts) invest as general partners to take advantage of the exemption for working interests from the passive income rules in the Code (“Tax-Advantaged Drilling Partnerships”), and (B) if such termination is by the Company with Cause or the Executive without Good Reason, a business engaged in the exploration, development, production, processing, storing, transportation, refinement, purification, marketing, and/or distribution of natural gas, crude oil, and natural gas liquids, or a business engaged (to any extent) in investing in or financing any of the foregoing, but for the avoidance of doubt, including any business engaged in Tax-Advantaged Drilling Partnerships, and (iii) “Restriction Period” means the period commencing on the date on which the Executive’s employment terminates and ending on (A) if such termination is by the Company without Cause or by the Executive with Good Reason, the eighteen-month anniversary of such date, and (B) if such termination by the Company with Cause or the Executive without Good Reason, the twelve-month anniversary of such date.

5.4 Nonsolicitation. The Executive agrees that, if the Company terminates the Executive’s employment with Cause or the Executive resigns the Executive’s employment without Good Reason, then during the period commencing on the date on which the Executive’s employment terminates and ending on the second anniversary of such date (the “Nonsolicitation Period”), the Executive shall not, directly or indirectly, anywhere in the Restricted Area, (a) solicit for employment or hire or employ any individual who is, employed by the Company or its affiliates on the date on which the Nonsolicitation Period commences; provided, however, that (i) the foregoing shall not restrict any general solicitations of employment, whether through public advertisements, search firms, or otherwise, that are not specifically directed at such employees and hiring persons as a result of such general solicitations and (ii) the Executive shall not be prohibited from soliciting, hiring, employing, or otherwise engaging any such individual whose employment with the Company and its affiliates has been terminated or hiring, employing, or otherwise engaging any individual who approaches the Executive for employment without any solicitation by the Executive; or (b) cause, solicit, or knowingly encourage any material client, customer, vendor, supplier, or licensor of the Company or its affiliates as of the date on which the Nonsolicitation Period commences to cease doing business with the Company or its affiliates.

5.5 Covenants Generally. The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but the Executive nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills, and ability), the Executive does not believe would prevent him from otherwise earning a living. The Executive has carefully considered the nature and extent of the restrictions place upon him by this Section 5, and hereby acknowledges and agrees that the same are reasonable in time and territory and do not confer a benefit upon the Company disproportionate to the detriment of the Executive.

13

5.6 Equitable Relief. The Executive acknowledges that the restrictions contained in Sections 5.1, 5.2, 5.3, and 5.4 are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provision of those Sections will result in irreparable injury to the Company. The Executive also acknowledges that in the event of any such violation, the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting a bond, and to an equitable accounting of all earnings, profits, and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The Executive agrees that in the event of any such violation, an action may be commenced for any such preliminary and permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction sitting in Pennsylvania or in any other court of competent jurisdiction. The Executive hereby waives, to the fullest extent permitted by law, any objection that the Executive may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that such suit, action, or proceeding has been brought in an inconvenient forum. The Executive agrees that effective service of process may be made upon the Executive by mail under the notice provisions contained in Section 5.

5.7 Interpretation. For purposes of this Section 5, references to “the Company” shall mean the Company as hereinbefore defined and any of its affiliated companies.

6. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in or rights under any benefit, bonus, incentive, or other plan or program provided by the Company and for which the Executive may qualify; provided, however, that if the Executive becomes entitled to and receives the payments provided for in Sections 2.1(b) or 2.1(c) of this Agreement, the Executive hereby waives the Executive’s right to receive payments under any severance plan or similar program applicable to all employees of the Company.

7. Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of the Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

8. Mitigation. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain.

9. Arbitration; Expenses; Damages. In the event of any dispute under the provisions of this Agreement, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy, or claim settled by arbitration in Philadelphia, Pennsylvania in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and the

14

Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding, and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The parties hereby agree that upon any termination of the Executive’s employment hereunder (a) by Company without Cause or (b) by the Executive with Good Reason, as long as the Executive has executed the Release, if required, then the Company shall pay all amounts due to the Executive hereunder on or prior to the deadline for such payments (it being agreed that TIME IS OF THE ESSENCE) without offset or reduction, and failure to do so shall result in one hundred percent (100%) of the withheld amount (in addition to the actual amount owed to the Executive and his reasonable costs of collection) being due to the Executive as liquidated damages. The Company hereby agrees that it shall be estopped from asserting that such damages are excessive or constitute a penalty, and that the Executive has reasonably relied upon such estoppel. If Company determines it has such an offset or basis for reduction, it shall notify the Executive of such determination, in writing, as soon as reasonably possible and in any event on or prior to the deadline for making such payment. The Company shall make the full payment, but the Executive shall be obligated to return any portion of such payment that is determined, pursuant to the arbitration set forth in this Section 9, to have been subject to legitimate offset or deduction.

10. Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

[Reorganized ARP FinCo]

[1845 Walnut Street; 10th Floor]

[Philadelphia, Pennsylvania 19103]

Attention: [General Counsel]

If to the Executive, to:

the last address on file in the Company’s records

or to such other names or addresses as the Company or the Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

11. Contents of Agreement Amendment and Assignment.

11.1 This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings, or representations relating to the subject matter hereof, it being understood that this Agreement supersedes the 2015 Agreement solely with respect to the agreement between ARP and the Executive. This Agreement cannot be changed, modified, extended, or terminated except upon written amendment approved by the Board and executed on its behalf by a duly authorized officer and by the Executive.

15

11.2 All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors, and assigns of the parties hereto, except that the duties and responsibilities of the Executive under this Agreement are of a personal nature and shall not be assignable or delegatable in whole or in part by the Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business or assets of the Company, within 15 days of such succession, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

12. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement that can be given effect without the invalid or unenforceable provision or application, and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid, or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

13. Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy, or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy, or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

14. Beneficiaries/References. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following the Executive’s death by giving the Company written notice thereof. In the event of the Executive’s death or a judicial determination of the Executive’s incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to the Executive’s beneficiary, estate, or other legal representative.

15. Miscellaneous. All section headings used in this Agreement are for convenience only. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

16. Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state, and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Except as specifically provided otherwise in this Agreement, the Executive shall bear all expense of, and be solely responsible for, all federal, state, and local taxes due with respect to any payment received under this Agreement.

16

17. Indemnification/Insurance.

17.1 If the Executive is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that he is or was an employee (which term includes officer, director, agent, and any other capacity) of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as an employee or agent or in any other capacity while serving as an employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law, against all expense, liability, and loss (including, but not limited to, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith and such indemnification shall continue as to the Executive after he has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the Executive’s heir, executors, and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by the Executive (other than a proceeding to enforce this Section 17) only if such proceeding (or part thereof) was authorized directly or indirectly by the Board. The right to indemnification conferred in this Section 17 shall be a contract right and shall include the right to be, promptly upon request, paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition subject to, if and only if required by the Delaware Limited Liability Company Act, delivery to the Company of an undertaking, by or on behalf of the Executive, to repay all amounts so advanced if it shall ultimately be determined that the Executive is not entitled to be indemnified under this Section 17.1 or otherwise.

17.2 The indemnification provided by this Section 17 shall not be limited or exclude any rights, indemnities, or limitations of liability to which the Executive may be entitled, whether as a matter of law, under the [Limited Liability Company Agreement of the Company], by agreement, vote of the unitholders, or disinterested directors of the Company or otherwise.

17.3 The Executive, in seeking indemnification under this Agreement (the “Indemnitee”), shall give the other party or parties (the “Indemnitor”) prompt written notice of any claim, suit, or demand that the Indemnitee believes will give rise to indemnification under this Agreement; provided, however, that the failure to give such notice shall not affect the liability of the Indemnitor under this Agreement unless the failure to give such notice materially and adversely affects the ability of the Indemnitor to defend itself against or to cure or mitigate the damages. Except as hereinafter provided, the Indemnitor shall have the right (without prejudice to the right of the Indemnitee to participate at its expense through counsel of its own choosing) to defend and to direct the defense against any such claim, suit, or demand, at the Indemnitor’s expense and with counsel chosen jointly by Indemnitor and Indemnitee, and the right to settle or compromise any such claim, suit, or demand; provided, however, that the Indemnitor shall not, without the Indemnitee’s written consent, which shall not be unreasonably withheld, settle or compromise any claim or consent to any entry of judgment. The Indemnitee shall, at the Indemnitor’s expense, cooperate in the defense of any such claim, suit, or demand. If the Indemnitor, within a reasonable time after notice of a claim fails to defend the Indemnitee, the Indemnitee shall be entitled to undertake the defense, compromise, or settlement of such claim at the expense of and for the account and risk of the Indemnitor.

17

17.4 The Executive shall be covered during the entire term of this Agreement and thereafter by Officer and Director liability insurance in amounts and on terms similar to that afforded to other executives and/or directors of the Company or its affiliates, which such insurance shall be paid by the Company.

18. Section 409A.

18.1 This Agreement is intended to comply with Section 409A of the Code and its corresponding regulations, or an exemption, and payments may only be made under this Agreement upon an event and in a manner permitted by Section 409A of the Code, to the extent applicable. Any payments that qualify for the “short-term deferral” exception or another exception under Section 409A of the Code shall be paid under the applicable exception. Notwithstanding anything in this Agreement to the contrary, if required by Section 409A of the Code, if the Executive is considered a “specified employee” for purposes of Section 409A of the Code and if payment of any amounts under this Agreement is required to be delayed for a period of six months after separation from service pursuant to Section 409A of the Code, payment of such amounts shall be delayed as required by Section 409A of the Code, and the accumulated amounts shall be paid in a lump sum payment within ten days after the end of the six-month period. If the Executive dies during the postponement period prior to the payment of benefits, the amounts withheld on account of Section 409A of the Code shall be paid to the personal representative of the Executive’s estate within 60 days after the date of the Executive’s death.

18.2 All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may the Executive, directly or indirectly, designate the calendar year of a payment. All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (a) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (b) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (c) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (d) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.

19. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Delaware without giving effect to any conflict of laws provisions.

20. Payments Allocated to NewCo. Notwithstanding anything in this Agreement to the contrary, NewCo shall be jointly and severally liable with the Company to the Executive for payments owed to the Executive hereunder.

[Signature Page Follows]

18

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

[REORGANIZED ARP FINCO]

By:
Name: [ ]
Title: [ ]

TITAN ENERGY OPERATING LLC

By:
Name: [ ]
Title: [ ]

EXECUTIVE

Edward E. Cohen

[Signature Page to E. Cohen Employment Agreement]

Exhibit A

Separation Agreement and General Release

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made as of this     th day of             , 20    , by and between [REORGANIZED ARP FINCO] (the “Company”) and Edward E. Cohen (the “Executive”).

WHEREAS, the Executive formerly provided services to the Company as Executive Chairman of the Board of Directors of the Company, pursuant to the terms of the Employment Agreement, dated as of [    ], 2016 (the “Employment Agreement”);

WHEREAS, the Employment Agreement provides for certain benefits in the event that the Executive’s employment is terminated on account of a reason set forth in the Employment Agreement;

WHEREAS, the Executive and the Company mutually desire to terminate the Executive’s employment; and

WHEREAS, in connection with the termination of the Executive’s employment, the parties have agreed to a separation package and the resolution of any and all disputes between them.

NOW, THEREFORE, IT IS HEREBY AGREED by and between the Executive and the Company as follows:

1. The Executive, for and in consideration of the commitments of the Company as set forth in the Employment Agreement, and intending to be legally bound, does hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company, its affiliates, subsidiaries, and parents, and its officers, directors, employees, and agents, and its and their respective successors and assigns, heirs, executors, and administrators (collectively, “Releasees”) from all causes of action, suits, debts, claims, and demands whatsoever at law or in equity (“Claims”), which Claims related to the Executive’s employment with the Company and which Claims the Executive ever had, now has, or hereafter may have, whether known or unknown, or which his heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from the beginning of his employment to the date of this Agreement. This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract, or discrimination of any sort. The forgoing releases do not apply to the Executive’s and Company’s continuing obligations under the Employment Agreement.

2. To the fullest extent permitted by law, the Executive represents and affirms that (a) he has not filed or caused to be filed on his behalf any claim for relief against the Company or any Releasee and, to the best of his knowledge and belief, no outstanding claims for relief have been filed or asserted against the Company or any Releasee on his behalf; (b) he has not reported any improper, unethical, or illegal conduct or activities to any supervisor, manager, department head, human resources representative, agent, or other representative of the Company, to any member of the Company’s legal or compliance departments, or to the ethics hotline, and has no knowledge of any such improper, unethical, or illegal conduct or activities; and (c) he will not file, commence, prosecute, or participate in any judicial or arbitral action or proceeding against the Company or any Releasee based upon or arising out of any act, omission, transaction, occurrence, contract, claim, or event existing or occurring on or before the date of this Agreement.

3. The Executive agrees that he will not file, charge, claim, sue, or cause or permit to be filed, charged, or claimed, any civil action, suit, or legal proceeding seeking equitable or monetary relief (including damages, injunctive, declaratory, monetary, or other relief) for himself involving any matter released in Sections 1 or 2. In the event that suit is filed in breach of this covenant not to sue, it is expressly understood and agreed that this covenant shall constitute a complete defense to any such suit. In the event any Releasee is required to institute litigation to enforce the terms of this Section 3, such Releasee shall be entitled to recover reasonable costs and attorneys’ fees incurred in such enforcement. The Executive further agrees and covenants that should any person, organization, or other entity file, charge, claim, sue, or cause or permit to be filed any civil action, suit, or legal proceeding involving any matter occurring at any time in the past, the Executive will not seek or accept personal equitable or monetary relief in such civil action, suit, or legal proceeding.

4. The Executive further agrees and recognizes that he has permanently and irrevocably severed his employment relationship with the Company and that the Company has no obligation to employ him in the future.

5. The Executive further agrees that he will not disparage or subvert the Company, or make any statement reflecting negatively on the Company, its affiliated corporations or entities, or any of their officers, directors, employees, agents, or representatives, including, but not limited to, any matters relating to the operation or management of the Company, the Executive’s employment and the termination of his employment, irrespective of the truthfulness or falsity of such statement.

6. The Executive understands and agrees that the payments, benefits, and agreements provided in this Agreement and in the Employment Agreement are being provided to him in consideration for his acceptance and execution of, and in reliance upon his representations in, this Agreement. The Executive acknowledges that, if he had not executed this Agreement containing a release of all claims against the Company, he would, except as provided otherwise in the Employment Agreement, have been entitled to only the payments provided in the Company’s standard severance pay plan for employees.

7. The Executive represents that, to the best of his knowledge, he does not presently have in his possession any records and business documents, whether on computer or hard copy, and other materials (including, but not limited to, computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies and plans, sales records, and all copies thereof) (collectively, the “Corporate Records”) provided by the Company and/or its predecessors, subsidiaries, or affiliates or obtained as a result of his prior employment with the Company and/or its predecessors, subsidiaries, or affiliates, or created by the Executive while employed by or rendering services to the Company and/or its predecessors, subsidiaries, or affiliates. The Executive acknowledges that, except as provided above, all such Corporate Records are the property of the Company.

8. Nothing in this Agreement shall prohibit or restrict the Executive from: (a) making any disclosure of information required by law; (b) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company; or (c) filing, testifying, participating in, or otherwise assisting in a proceeding relating to an alleged violation of any federal, state, or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization

9. The parties agree and acknowledge that the agreement by the Executive described herein, and the settlement and termination of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state, or local statute or regulation, or of any duty owed by any of the Releasees to Executive.

10. This Agreement and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

11. The Executive certifies and acknowledges as follows:

11.1 That he has read the terms of this Agreement, and that he understands its terms and effects, including the fact that he has agreed to RELEASE AND FOREVER DISCHARGE the Company and each and every one of its affiliated entities from any legal action arising out of his employment relationship with the Company and the termination of that employment relationship;

11.2 That he has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which he acknowledges is adequate and satisfactory to him, and which he acknowledges is in addition to any other benefits to which he is otherwise entitled;

11.3 That he has been and is hereby advised in writing to consult with an attorney prior to signing this Agreement;

11.4 That he does not waive rights or claims that may arise after the date this Agreement is executed; and

11.5 That the Company has provided him with a period of 21 days within which to consider this Agreement, and that the Executive has signed on the date indicated below after concluding that this Agreement is satisfactory to him

12. The Executive acknowledges that this Agreement may be revoked by him within seven days after execution, and it shall not become effective until the expiration of such seven-day revocation period. In the event of a timely revocation by Executive, this Agreement will be deemed null and void and the Company will have no obligations hereunder.

Intending to be legally bound hereby, Executive has executed the foregoing Separation Agreement and General Release this     day of                     , 2         .

Witness:
Edward E. Cohen

Date:

Exhibit B

Description of Management Incentive Plan

[to come]

B-1

Exhibit C

Incentive Compensation for Fiscal Year 2014 and Fiscal Year 2015

2014 - $2,000,000 (all of which was cash incentive compensation)

2015 - $1,762,712 (of which $300,000 was cash incentive compensation)

C-1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of [    ], 2016 (the “Effective Date”), is entered into by and among [Reorganized ARP FinCo], a Delaware limited liability company (the “Company”), Titan Energy Operating LLC, a Delaware limited liability company (“NewCo”), and Mark Schumacher (the “Executive”).

WHEREAS, the Executive is a party to that certain Employment Agreement, dated as of September 4, 2015 (the “2015 Agreement”), by and among the Executive, Atlas Energy Group, LLC (“ATLS”) and Atlas Resources Partners, L.P. (“ARP”);

WHEREAS, the compensation and other payments set forth herein are not intended to duplicate any payments provided under the 2015 Agreement, and costs related to Executive’s compensation and other entitlements will be allocated in accordance with the terms of the Omnibus Agreement (as defined below); and

WHEREAS, the Company, NewCo and the Executive now wish to set forth in this Agreement the terms and conditions under which the Executive will serve the Company and NewCo.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Employment; Title. The Executive shall serve as the President of the Company and NewCo (the “Position”) during the Contract Period (as defined below).

2. Services; Duties; Reporting. The Executive will serve the Company diligently, competently, and to the best of his ability during the Contract Period. Except as set forth below, the Executive will devote substantially all of his working time and attention to the business of the Company and its affiliates (collectively, the “Companies”), and the Executive will not undertake any other duties which conflict with his responsibilities to the Companies. Notwithstanding the foregoing, the Executive is expressly permitted to perform services (the “Management Services”) for or on behalf of ATLS, ARP Management LLC and their respective affiliates (“Management”) and to the extent the Executive performs such services during the term of this Agreement, the allocation of the responsibility for the Executive’s compensation shall be governed by the provisions of Section 3.2 of the Omnibus Agreement (the “Omnibus Agreement”) dated as of [DATE], 2016, by and among ARP Management LLC, Atlas Energy Resource Services, Inc., the Company and NewCo. The Executive shall report to the Chief Executive Officer of the Company. The Executive will render such services as may reasonably be required of the Executive to accomplish the business purposes of the Company that are appropriate to the Position, as the Chief Executive Officer of the Company may assign to the Executive from time to time. The Company acknowledges that the Executive has in the past participated in or served, and does currently and is expected in the future to participate in or serve, in other professional and civic activities, including civic and charitable boards or committees, industry associations, fulfill speaking engagements or teach at educational institutions and other activities that do not conflict with the business and affairs of the Companies or interfere, individually or in the aggregate, with the Executive’s performance of his duties hereunder.

3. Term. The term of this Agreement shall commence on the Effective Date and, unless sooner terminated pursuant to Section 6, shall continue for an initial period of two years after the Effective Date, subject to automatic extensions as provided for in this Section 3. Beginning on the first anniversary of the Effective Date, the term of this Agreement shall automatically renew daily so that on any day on which this Agreement is in effect, the Contract Period shall have a then-remaining term of not less than one year; provided, however, that such automatic extension shall cease upon the Company’s written notice to the Executive of its election to terminate this Agreement at the end of the one-year period then in effect, which such notice may not be given prior to the one-year anniversary of the Effective Date. The term of this Agreement, as in effect from time to time pursuant to the terms and conditions of this Section 3, shall hereinafter be referred to as the “Contract Period.” A termination of the Executive’s employment under this Agreement for any reason shall be referred to as a “Termination.”

4. Compensation. The Executive’s compensation and participation in equity compensation and benefits during the Contract Period shall be as follows:

4.1 Base Salary. During the Contract Period, the Executive shall receive an annual base salary of $375,000 (“Annual Base Salary”). The Annual Base Salary shall be payable in accordance with the Company’s regular payroll practice for its senior executives, as in effect from time to time, and shall be subject to all applicable withholding requirements. During the Contract Period, the Annual Base Salary may be reviewed by the Company for possible increase, and the Executive’s Annual Base Salary shall not be decreased after any such increase.

4.2 Bonus. The Executive shall be entitled to receive a guaranteed minimum annual bonus of not less than 100% of Base Salary (which, notwithstanding anything to the contrary, may exceed 100% of Base Salary at the discretion of the Board (unless a majority of the Class B Directors disapprove in good faith) based upon reasonable metrics supported by the Company’s outside compensation consultant, which consultant shall be approved by the Conflicts Committee (such approval not to be unreasonably withheld)) ) (the “Guaranteed Bonus”), for each of calendar year 2016 and calendar year 2017, payable within 30 days of December 31 of the applicable year; provided, however, that the Guaranteed Bonus with respect to calendar year 2016 shall be reduced by the aggregate amount of cash bonuses received by the Executive in calendar year 2016 prior to the Effective Date. Each such Guaranteed Bonus shall be payable in a proportion of cash and common stock of the Company determined as follows: (i) 25% (or such greater portion as the Board and the Conflicts Committee of the Board (the “Conflicts Committee”) may approve based upon performance metrics proposed by the Board and approved by the Conflicts Committee) of the Guaranteed Bonus shall be payable in cash; provided, however, with respect to calendar year 2016 only, such cash portion shall be reduced (not below zero) by the aggregate amount of cash bonuses received by the Executive in calendar year 2016 prior to the Effective Date, and (ii) the remainder in fully vested shares of common equity of the Company, based on the volume weighted average price for the 10-day period preceding the end of the applicable calendar year (or if the Company is not a public company (as defined below), based on the fair market value as of the end of the applicable calendar year as determined by an independent appraiser selected by the Board). For example purposes only, if the Executive receives $50,000 in cash bonuses in calendar year 2016 prior to the Effective Date and the Guaranteed Bonus with respect to the full 2016 calendar year is $375,000, the balance of the Guaranteed Bonus shall be equal to $325,000 and shall be payable in $43,750 cash and the

2

remaining in equity, unless metrics are achieved entitling a cash payment in lieu of equity. Notwithstanding the foregoing, (i) if the Board proposes reasonable performance metrics in good faith to the Conflicts Committee, and the Conflicts Committee does not review the proposal in good faith and/or unreasonably or in bad faith rejects such performance metrics, then the related Guaranteed Bonus (reduced as applicable) shall be payable 100% in cash, (ii) if the Board fails to propose reasonable metrics in good faith to the Conflicts Committee for any period, then the Guaranteed Bonus for such period shall be payable 25% on cash and 75% in equity, and (iii) if 100% of the applicable performance metrics are achieved, such related Guaranteed Bonus (reduced as applicable) shall be payable 100% in cash. All bonus payments shall be subject to all applicable withholding requirements. For purposes of this Section 4.2, an entity is a “public company” if it has a class of equity securities listed on a national securities exchange or quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board or OTC Markets Group Inc.’s OTCQX or OTCQB (or any successors thereto).

4.3 Equity Compensation. The Executive shall be eligible to receive grants of equity-based compensation in the form of restricted equity grants, options to purchase equity, phantom equity, or other forms of equity-based compensation that the Conflicts Committee of the Board of Directors of the Company may determine. Such equity-based compensation may be with respect to the securities of the Company or any other affiliate within the group of Companies. Collectively, all equity-based compensation in any of the Companies (including awards granted under the Management Incentive Plan, a description of which is attached hereto as Exhibit A (the “Management Incentive Plan”)) will be referred to as “Units.” Except as otherwise provided for in this Agreement, any unvested Units will be subject to forfeiture in accordance with the applicable long-term incentive plan pursuant to which such Units are granted (the “Restrictions”). For purposes of the Units, the Executive’s employment will be considered to continue as long as he remains employed by or performs services for any of the Companies.

5. Benefits.

5.1 Vacation Leave. The Executive is entitled to take vacation days, holidays, and personal days according to the Company’s regular policies and procedures applicable to other executives of the Company.

5.2 Benefit Plans. During the Contract Period and, to the extent specifically provided for herein, thereafter, (a) the Executive shall be entitled to participate in all applicable incentive, savings, and retirement plans, practices, policies, and programs of the Company to the extent they are generally available to other senior officers, directors, and executives of the Company, and (b) the Executive and/or his family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies, and programs provided by the Company, including, without limitation, any medical, prescription, dental, disability, sickness benefits, employee life insurance, accidental death, and travel insurance plans and programs, to the same extent as other senior officers, directors, or executives of the Company. The Company retains the right to select and to change any insurance provider at its discretion.

3

5.3 Expenses. The Company shall reimburse the Executive for all reasonable and necessary work-related administrative and travel expenses incurred by the Executive in carrying out his duties under this Agreement, pursuant to the Company’s business expense policies and procedures. Written receipts shall be submitted to document all expenses for which reimbursement is sought in accordance with the Company’s policies and procedures in effect from time to time.

6. Termination. Anything herein contained to the contrary notwithstanding, the Executive’s employment shall terminate as a result of any of the following events:

6.1 Death. The Executive’s death.

6.2 Cause. Termination by the Company for Cause. For purposes of this Agreement, “Cause” shall encompass any of the following: (a) the Executive has committed any demonstrable and material act of fraud; (b) illegal or gross misconduct by the Executive that is willful and results in damage to the business or reputation of the Companies; (c) the Executive is convicted of a felony or a crime involving fraud or embezzlement; (d) the continued failure by the Executive to substantially perform his duties under this Agreement (other than as a result of physical or mental illness or injury) after the Company delivers to the Executive a written demand for substantial performance that specifically identifies, with reasonable opportunity to cure, the manner in which the Company believes that the Executive has not substantially performed his duties; or (e) the Executive has failed to follow reasonable written directions of the Company that are consistent with his duties hereunder and not in violation of applicable law, provided the Executive shall have ten business days after written notice to cure such failure (to the extent then curable). In order to terminate the Executive’s employment for Cause, the Company must give the Executive written notice of its intention to terminate the Executive’s employment for Cause, setting forth in reasonable detail the specific conduct constituting Cause and the specific provisions of this Agreement on which such claim is based.

6.3 Without Cause. Termination by the Company without Cause upon not less than 30 days’ prior written notice to the Executive.

6.4 Disability. The Executive becomes disabled by reason of physical or mental disability for more than 180 days in the aggregate or a period of 90 consecutive days during any 365-day period and the Company determines, in good faith based upon medical evidence, that the Executive, by reason of such physical or mental disability, is rendered unable to perform his duties and services hereunder (a “Disability”). The Executive agrees to provide his medical records and to submit to a medical examination so that the Company may make its determination. A Termination by the Company for Disability shall be communicated to the Executive by written notice and shall be effective on the 30th day after the Executive’s receipt of such notice (the “Disability Effective Date”), unless the Executive returns to full-time performance of his duties before the Disability Effective Date.

6.5 Good Reason. Termination by the Executive with Good Reason upon 30 days’ prior written notice to the Company (subject to the Company’s cure right described below). For purposes of this Agreement, “Good Reason” shall mean any of the following: (a) a material reduction in Base Salary; (b) a demotion of the Executive from the Position; (c) a

4

material reduction of the Executive’s duties under this Agreement; (d) the Company’s requiring the Executive to be relocated to a location more than 35 miles from the Executive’s location immediately prior to such relocation; or (e) any action or inaction that constitutes a material breach by the Company of this Agreement. In such case, the Executive must provide written notice of Termination with Good Reason to the Company within 30 days after the event constituting Good Reason. The Company shall have a period of 30 days in which it may correct the act or failure to act that constitutes the grounds with Good Reason as set forth in the Executive’s notice of Termination. If the Company does not correct the act or failure to act, the Executive must terminate employment with Good Reason within 30 days after the end of the cure period in order for the Termination to be considered a Termination with Good Reason.

6.6 Without Good Reason. A Termination by the Executive for any reason other than those set forth in Section 6.5 (other than due to the Executive’s death or Disability) upon not less than 120 days’ prior written notice to the Company.

6.7 Non-Renewal. A Termination at or after the end of the Contract Period following a non-renewal of this Agreement pursuant to the terms and conditions of Section 3. Such a Termination shall constitute a Termination without Cause for purposes of Sections 4.3, 7.3(d), and 8.2, and otherwise constitute a resignation without Good Reason for purposes of Section 7.2.

6.8 Date of Termination. The “Date of Termination” means the date of the Executive’s death, the Disability Effective Date, or the date on which the Termination by the Company for Cause or without Cause or by the Executive with Good Reason or without Good Reason is effective in accordance with this Agreement, as the case may be.

7. Consideration Payable to the Executive upon Termination.

7.1 Disability; Death. If the Executive’s employment is terminated by reason of his Disability or death during the Contract Period, the Company shall pay to the Executive or the Executive’s designated beneficiaries (or, if there is no beneficiary, to the Executive’s estate or legal representative), as the case may be, in one cash payment within 60 days after the Date of Termination, the sum of the following amounts: (a) any portion of the Base Salary that has been earned through the Date of Termination but not paid to the Executive as of the Date of Termination; (b) any accrued but unpaid cash incentive compensation earned for any year prior to the year in which the Date of Termination occurs and, to the extent required to be paid under the terms of the Company policy in effect, from time to time and applicable law, any accrued but unpaid vacation pay as of the Date of Termination; and (c) an amount representing the cash incentive compensation opportunity awarded to the Executive for the fiscal year in which the Date of Termination occurs equal to the amount of cash incentive compensation earned by the Executive with respect to the prior fiscal year multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is the total number of days in such fiscal year (such amounts in clauses (a), (b), and (c), the “Accrued Obligations”). Notwithstanding herein anything to the contrary, in the case of a Termination by reason of Disability or death, the Executive (in the case of Disability) and his dependents shall have health insurance paid for by the Company for a one-year period after the Date of Termination. In the event of Termination

5

under this Section 7.1, all other benefits, payments or compensation to be provided to the Executive hereunder shall terminate, but the Executive shall be entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of the Company and, as set forth in Section 4.3, any Restrictions with respect to any Units outstanding and held by the Executive on the Date of Termination shall terminate as of the Date of Termination, and all such Units shall be fully vested, in the case of any options to purchase Units, exercisable and, shall remain in effect and exercisable through the end of their respective terms, without regard to the Termination.

7.2 By the Company for Cause; By the Executive without Good Reason. If the Executive’s employment is terminated during the Contract Period by the Company for Cause or by the Executive without Good Reason, the Company shall pay the Executive any portion of the Annual Base Salary and, to the extent required to be paid under the terms of the Company policy in effect from time to time and applicable law, any accrued vacation pay, in each case, through the Date of Termination, to the extent earned but not paid as of the Date of Termination. In the event of Termination under this Section 7.2, all other benefits, payments or compensation to be provided to the Executive hereunder shall terminate, but the Executive shall be entitled to any benefits accrued and earned in accordance with the terms of any applicable benefit plans and programs of the Company and all Units that have vested as of the Date of Termination shall not be subject to forfeiture.

7.3 By the Company without Cause; By the Executive with Good Reason. If, during the Contract Period, the Company terminates the Executive’s employment without Cause, or the Executive terminates employment with Good Reason, the Company shall pay to the Executive the Accrued Obligations within 60 days after the Date of Termination, and the Company will pay any other benefits accrued and due under any applicable benefit plans and programs of the Company pursuant to the terms of such respective plans and programs. In addition, if the Executive timely executes and does not revoke the Release (as defined in and subject to the terms and conditions of Section 7.3(d)), the Company shall pay to the Executive the following severance compensation (it being understood that the Executive is not entitled to any payments under any severance plan or program for employees or executives):

(a) The Company will pay the Executive severance compensation in an amount equal to two times the Annual Compensation (as defined below). The severance compensation shall be payable in a single lump sum no later than 60 days after the Date of Termination, subject to the terms and conditions of Section 25.1 and the Executive’s timely execution and nonrevocation of the Release prior to such payment.

(b) During the 24-month period following the Executive’s Date of Termination (the “Separation Period”), the Executive may elect continued health and dental coverage under the Company’s health and dental plans in which the Executive participated at the Date of Termination, as in effect from time to time; provided that the Executive shall be responsible for paying the full monthly cost of such coverage; and provided, further, that, if requested in writing by the Company, the Executive must timely elect continued coverage under Section 4980B(f) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code” and such coverage, the “COBRA Coverage”), it being understood in all cases that the COBRA Coverage continuation period under Section 4980B of

6

the Code shall run concurrently with the Separation Period. The monthly cost shall be the premium determined for purposes of COBRA Coverage under Section 4980B(f)(4) of the Code in effect from time to time (the “COBRA Premium”). Each month in which the Executive pays the COBRA Premium, the Company will reimburse the Executive for the COBRA Premium in an amount equal to the COBRA Premium, less the amount that the Executive would be required to contribute for health and dental coverage if the Executive were an active employee of the Company. As an alternative, where such coverage may not be continued (or where such continuation would adversely affect the tax status of the plan pursuant to which the coverage is provided or result in penalty taxes to the Executive pursuant to Section 409A of the Code), the Company may elect to pay the Executive cash in lieu of such coverage in an amount equal to the product of the number of months then remaining in the Separation Period and the COBRA Premium. In each case, these payments will commence within 30 days following the Date of Termination, subject to the Executive’s timely execution and nonrevocation of the Release, and will be paid on the first payroll date of each month during the Separation Period; provided, however, that the first such installment shall be paid no earlier than the date on which the Release becomes non-revocable by its terms (the “Release Date”) and the first payment shall include any portion of such payments that would have otherwise been payable during the period between the Date of Termination and the Release Date.

(c) All outstanding equity compensation awards held by the Executive, including, without limitation, all awards held by the Executive under the Management Incentive Plan, shall become fully vested (and if applicable, exercisable).

(d) In order to receive payments under clauses (a), (b), and (c) of this Section 7.3, the Executive must sign and deliver to the Company a release, in a form acceptable to the Company, of any and all claims against the Company, the Companies, their respective officers, directors, and agents and all related parties with respect to all matters arising out of the Executive’s employment and the Termination (other than claims for any entitlements under the terms of this Agreement or under any plans or programs of the Company under which the Executive has accrued and is due a benefit) within 45 days after the Date of Termination (the “Release”), and the Executive must not revoke such Release within the seven-day statutory revocation period after the Executive’s timely delivery of such Release to the Company. If the Executive does not sign and timely deliver the Release, or if the Executive revokes such Release within such seven-day statutory period, the Executive forfeits any and all right to any payments or benefits in this Agreement conditioned upon the Executive’s execution and nonrevocation of such Release.

(e) The payments provided pursuant to this Section 7.3 are intended to compensate the Executive for a Termination by the Company without Cause or by the Executive with Good Reason and shall be the sole and exclusive remedy therefor. Notwithstanding any provision of this Agreement to the contrary, in no event shall the Executive’s severance payable under this Section 7.3 be reduced or otherwise offset by the value of, or payments with respect to, awards held by the Executive under the Management Incentive Plan.

(f) As used in this Agreement, the following terms shall have the following meanings:

7

“Annual Compensation” shall mean, with respect to a fiscal year, the sum of (i) the Annual Base Salary, plus (ii) the Applicable Bonus.

“Applicable Bonus” shall mean the average of the Executive’s Incentive Compensation in respect of the two fiscal years preceding the fiscal year in which the Date of Termination occurs.

“Change in Control” shall mean the occurrence of any of the following:

(i) acquisition by a person, group or entity (excluding Permitted Holders) of beneficial ownership (within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1933, as amended) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (excluding any entity which becomes such a beneficial owner in connection with an exempted transaction as described in clause (ii) below); provided, however, that neither of the Ad Hoc Group (as defined in the Restructuring Support Agreement of Atlas Resource Partners, L.P., dated July [DATE], 2016) nor the Permitted Holders nor the signatories to the limited liability company agreement of the Company shall as such constitute a “group” for purposes of this clause (i);

(ii) consummation of a merger or other transaction, other than a transaction (an “exempted transaction”) pursuant to which the securities of the Company outstanding immediately prior thereto continue to represent more than 50% of the combined voting power of the successor or parent entity or as a result of which more than 50% of the combined voting power is owned by Permitted Holders in the aggregate;

(iii) a direct or indirect sale (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; or

(iv) an approval by the Company’s equity holders of a plan of complete liquidation or dissolution of the Company.

“Incentive Compensation” shall mean, in respect of a fiscal year, to the extent not duplicative, the sum of (i) all annual cash incentive compensation earned by the Executive in respect of such fiscal year (whether paid during such fiscal year or thereafter) from the Company and the Predecessors, plus (ii) if the applicable Termination occurs on or following a Change in Control, the aggregate grant date value of equity-based compensation granted to the Executive by the Company and the Predecessors in lieu of annual incentive compensation earned in respect of such fiscal year, but excluding the proceeds or value of any awards granted to the Executive pursuant to the Management Incentive Plan, plus (iii) the Guaranteed Bonus, if applicable, earned by the Executive in respect of such fiscal year (whether paid in cash or equity). Exhibit B to this Agreement sets forth the Executive’s Incentive Compensation in respect of fiscal years 2014 and 2015 and separately identifies the amounts described in the foregoing clauses (i) and (ii).

8

“Permitted Holders” shall mean each of GSO, FirTree, Guggenheim, Franklin and Silver Rock, and their respective affiliates, and any “group” including any of the foregoing and of which the foregoing collectively beneficially own a majority of the equity of the Company; provided, however, if any one of the foregoing entities (together with its affiliates) shall become the beneficial owner (disregarding any “group” attribution under Rule 13d-3 under the Securities Exchange Act of 1993, as amended) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, then such entity shall no longer be a Permitted Holder for purposes of the definition of Change in Control.

“Predecessors” shall mean collectively ATLS, ARP and any of their respective predecessors.

8. Restrictive Covenants.

8.1 In connection with the Executive’s services to the Company, the Company agrees that it will provide access to certain proprietary and confidential information of the Company and the Companies that is not generally known to the public, including, but not limited to, its services, personnel, procedures, and financial information. The promises of the Company contained herein are not intended to be contingent upon continued employment but are intended by the parties to be fully enforceable at the time of the execution of this Agreement. The Executive acknowledges and agrees that the Executive’s relationship with the Company creates a relationship of confidence and trust between the Executive and the Company that extends to all confidential information that becomes known to the Executive. The Executive agrees not to directly, indirectly, or otherwise, disclose, publish, make available to, or use for his own benefit or the benefit of any person, firm, corporation, or other entity for any reason or purpose whatsoever, any proprietary or confidential information during the Contract Period and thereafter other than in connection with performing the Executive’s services for the Company in accordance with this Agreement or in connection with performing the Management Services. Upon a Termination, the Executive agrees not to retain or take with him any confidential notes, records, documents, or other proprietary or confidential information about the Company, the Companies, or any of their affiliates prepared or obtained in the course of employment.

8.2 The Executive agrees that if the Executive’s employment terminates for any reason, then during the period commencing on the Date of Termination and ending on the date that is 18 months following the Date of Termination, the Executive shall not, directly or indirectly, anywhere in the Restricted Area (as defined below) engage or participate, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, or owner, in a Restricted Activity. Notwithstanding the foregoing, nothing in this Agreement shall preclude, prohibit, or restrict the Executive from (1) acquiring, owning, or holding 5% or less of the outstanding interests in or securities of any publicly traded corporation, (2) performing the Management Services, (3) acquiring, owning, or holding any interests in or securities of ATLS or any of its affiliates or (4) being or acting as an officer, director, member, employee, consultant, agent, or owner of or to ATLS or any of its affiliates (other than, in the case of the foregoing clauses (2)-(4), with respect to Tax-Advantaged Drilling Partnerships (as defined below)). For purposes of this Agreement, (A) “Restricted Area” means the United States; and (B) “Restricted Activity” means (i) if such termination is by the Company without Cause or by

9

the Executive with Good Reason, any drilling partnership where investors (individuals or trusts) invest as general partners to take advantage of the exemption for working interests from the passive income rules in the Code (“Tax-Advantaged Drilling Partnerships”), and (ii) if such termination is by the Company with Cause or the Executive without Good Reason, a business engaged in the exploration, development, production, processing, storing, transportation, refinement, purification, marketing, and/or distribution of natural gas, crude oil, and natural gas liquids, or a business engaged (to any extent) in investing in or financing any of the foregoing, but for the avoidance of doubt, including any business engaged in Tax-Advantaged Drilling Partnerships.

8.3 The Executive agrees that, if (a) prior to a Change in Control or after the first anniversary of a Change in Control, the Executive is terminated by the Company with Cause or the Executive resigns without Good Reason or (b) on or within one year following a Change in Control, the Executive’s employment terminates for any reason, then during the period commencing on the Date of Termination and ending on the second anniversary of the Date of Termination, the Executive shall not, for himself or on behalf of any other person, firm, partnership, corporation, or other entity, directly or indirectly, solicit or hire, or attempt to solicit or hire, any employee of the Company or any of its affiliates (or any person employed by the Company or any of its affiliates within the six-month period prior to such solicitation or hire or attempt to solicit or hire) away from the Company or any of its affiliates. The foregoing shall not apply to general advertisements or solicitations that are not targeted to any specific individuals.

8.4 The Executive acknowledges that the restrictions contained in this Section 8 are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provision of this Section 8 will result in irreparable injury to the Company. The Executive also acknowledges that in the event of any such violation, the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting a bond, and to an equitable accounting of all earnings, profits, and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The Executive agrees that in the event of any such violation, an action may be commenced by the Company for any such preliminary and permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction sitting in New York or, if jurisdiction is lacking in New York, in any court of competent jurisdiction. The Executive hereby waives, to the fullest extent permitted by law, any objection that the Executive may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that such suit, action, or proceeding has been brought in an inconvenient forum. The Executive agrees that effective service of process may be made upon the Executive under the notice provisions contained in Section 14.

9. Golden Parachute Excise Tax Modified Cutback.

9.1 Anything in this Agreement to the contrary notwithstanding, if a nationally recognized accounting firm as shall be designated by the Company (the “Accounting Firm”) shall determine that receipt of all payments or distributions by the Company or its affiliates in the nature of compensation to the Executive or for the Executive’s benefit, whether paid or payable pursuant to this Agreement or otherwise (a “Payment”), would subject the

10

Executive to the excise tax under Section 4999 of the Code, the Accounting Firm shall determine whether to reduce any of the Payments paid or payable pursuant to Section 7.3 of this Agreement (the “Agreement Payments”) to the Reduced Amount (as defined below). The Agreement Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that the Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Executive’s Agreement Payments were reduced to the Reduced Amount. If the Accounting Firm determines that the Executive would not have a greater Net After-Tax Receipt of aggregate Payments if the Executive’s Agreement Payments were so reduced, the Executive shall receive all Agreement Payments to which the Executive is entitled under this Agreement.

9.2 If the Accounting Firm determines that aggregate Agreement Payments should be reduced to the Reduced Amount, the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 9 shall be binding upon the Company and the Executive absent manifest error and shall be made as soon as reasonably practicable and in no event later than 15 days following the applicable Date of Termination. For purposes of reducing the Agreement Payments to the Reduced Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

9.3 As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement that should not have been so paid or distributed (“Overpayment”) or that additional amounts that will have not been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Executive that the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, the Executive shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than 60 days following the date on which the Underpayment is determined) by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

9.4 For purposes hereof, (a) “Reduced Amount” shall mean the greatest amount of Agreement Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Agreement Payments pursuant to Section 9.1, and (ii) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on the Executive with respect thereto under

11

Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws that applied to the Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Accounting Firm determined to be likely to apply to the Executive in the relevant tax year(s).

9.5 To the extent requested by the Executive, the Company shall cooperate with the Executive in good faith in valuing, and the Accounting Firm shall take into account the value of, services provided or to be provided by the Executive (including, without limitation, the Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant) before, on, or after the date of a change in ownership or control of the Company (within the meaning of Q&A-2(b) of the final regulations under Section 280G of the Code), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A-9 and Q&A-40 to Q&A-44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of the final regulations under Section 280G of the Code in accordance with Q&A-5(a) of the final regulations under Section 280G of the Code.

10. Representations.

10.1 The Executive represents and warrants to the Company that he is not now subject to any noncompetition, restrictive covenant, or other restriction or agreement that would prevent, limit, or impair in any way his ability to perform all of his obligations under this Agreement, other than the 2015 Agreement.

10.2 The Executive agrees that during the Contract Period and for two years thereafter he will disclose and provide a copy of the confidentiality provisions of this Agreement to any prospective employer and/or recruiter.

11. Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation or any retirement benefit heretofore or hereafter earned by the Executive as the result of employment by any other person, firm, or corporation.

12. Other Company Policies. The Executive understands and agrees that the Executive is subject to all other policies of the Company not inconsistent with this Agreement, including, but not limited to, policies pertaining to vacation entitlement, sick leave, holiday pay, health care, and expense reimbursement.

13. Interpretation and Enforcement of this Agreement. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either party hereto. The Company expressly reserves the right to enforce any and all provisions of the Agreement. In the event of a breach or violation of this Agreement by the Executive, the Company may pursue all appropriate avenues of relief, including bringing legal action against the Executive, provided under this Agreement.

12

14. Notification and Waiver.

14.1 This Agreement is understood by the Executive to be clear and fully enforceable as written. The Executive should not execute it if he believes otherwise. However, if the Executive later challenges the enforceability or clarity of any provision of this Agreement, the Executive agrees to notify the Company of this challenge in writing at least 14 days before engaging in any activity that could possibly be prohibited by this Agreement. Both the Executive and the Company agree to then meet and confer or mediate for the purpose of resolving the dispute. If no resolution is arrived at, then the parties will be free to pursue all of their legal rights and remedies. If, however, the Executive elects not to provide advance notice described above and does not participate in good faith in the “meet and confer” process described above, then the Executive agrees that the Executive’s failure to comply will be considered a waiver of the Executive’s right to challenge the enforceability and/or clarity of the terms of this Agreement and the restrictions in it.

14.2 Any notice required by this Agreement or given in connection with it shall be in writing and shall be given to the appropriate party by personal delivery or by a nationally recognized overnight courier service, in each case, to the then current address of the party receiving such notice.

15. Entire Agreement. This Agreement terminates and supersedes all prior understandings or agreements on the subject matter herein, it being understood that this Agreement supersedes the 2015 Agreement solely with respect to the agreement between ARP and the Executive. This Agreement may not be modified unless the change or modification or waiver is in writing and signed by the Executive and an officer of the Company who is not the Executive.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

17. Arbitration. Except as provided otherwise in Section 8.4 and except with respect to any dispute in which the primary relief sought is an equitable remedy such as an injunction, in the event of any dispute under this Agreement, the parties shall be required to settle the dispute, controversy, or claim by arbitration in New York, New York in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association before a panel of three arbitrators, one of whom shall be selected by the Company, one of whom shall be selected by the Executive, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding, and nonappealable, and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. The parties hereby agree that upon a Termination by the Company without Cause or by the Executive with Good Reason, the Company shall pay all amounts due to the Executive subject to the terms and conditions of Section 7.3 (it being agreed that TIME IS OF THE ESSENCE) without offset or reduction. If the Company determines it has an offset or basis for reduction with respect to any payment, it shall notify the Executive of such determination, in writing, as soon as reasonably practicable and in any event on or prior to the deadline for making such payment. In such case, the Company shall make the full payment, but the Executive shall be obligated to return any portion of such

13

payment that is determined, pursuant to the terms and conditions set forth in this Section 17, to be owed by the Executive to the Company. In the event of an action hereunder in which the Executive is the prevailing party, the Company shall (subject to the terms and conditions of Section 25.2) promptly reimburse the Executive for his actual and reasonable legal fees and costs incurred in connection with such action.

18. Headings. The headings in this Agreement are inserted for convenience only and shall not be used to define, limit, or describe the scope of the Agreement of any of the obligations above.

19. No Assignment. Neither this Agreement nor any interest in this Agreement may be assigned by the Executive without the prior express written approval of the Company, which may be withheld by the Company at the Company’s sole and absolute discretion.

20. Severability. If any provision of the Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

21. Waiver of Jury Trial. The parties hereby knowingly, voluntarily, and intentionally waive the right any of them may have to a trial by jury in respect of any litigation based hereon or arising out of, under, or in connection with this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written), or actions of any party in connection with the Executive’s employment with the Company. This provision is a material inducement for the parties’ acceptance of this Agreement. For the avoidance of doubt, the forgoing is not intended to modify the provisions of Section 17.

22. Continuing Effect. The Executive’s obligations and commitments under this Agreement, other than his obligation to perform duties under Sections 1 and 2, including specifically, without limitation, the promises and commitments of Sections 8, 9, 10, 16, and 17, shall continue after the Executive’s departure from the Company, regardless of the Executive’s Termination for any reason or any breach of any other obligation or agreement, if any, of the Company to the Executive.

23. Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive.

24. Agreement is Knowing and Voluntary. The Executive has carefully reviewed this Agreement to assure his complete understanding of the Agreement’s full effect. The Executive has actively engaged in negotiations concerning the terms and conditions of the Agreement. The Executive has been given the opportunity by the Company to engage in a review of this Agreement independently, in consultation with an attorney. The Executive’s signing of this Agreement is knowing and voluntary.

14

25. Section 409A.

25.1 This Agreement is intended to comply with Section 409A of the Code or an exemption thereto, and, to the extent necessary in order to avoid the imposition of a penalty tax on the Executive under Section 409A of the Code, payments may only be made under this Agreement upon an event and in a manner permitted by Section 409A of the Code. Any payments or benefits that are provided upon a Termination shall, to the extent necessary in order to avoid the imposition of a penalty tax on the Executive under Section 409A of the Code, not be provided unless such Termination constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments that qualify for the “short-term deferral” exception or another exception under Section 409A of the Code shall be paid under the applicable exception. Notwithstanding anything in this Agreement to the contrary, if the Executive is considered a “specified employee” (as defined in Section 409A of the Code), any amounts paid or provided under this Agreement shall, to the extent necessary in order to avoid the imposition of a penalty tax on the Executive under Section 409A of the Code, be delayed for six months after the Executive’s “separation from service” within the meaning of Section 409A of the Code, and the accumulated amounts shall be paid in a lump sum within ten days after the end of the six-month period. If the Executive dies during the six-month postponement period prior to the payment of benefits, the amounts the payment of which is deferred on account of Section 409A of the Code shall be paid to the personal representative of the Executive’s estate within 60 days after the date of the Executive’s death.

25.2 For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may the Executive, directly or indirectly, designate the calendar year of a payment. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (a) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (c) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (d) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.

26. Payments Allocated to NewCo. Notwithstanding anything in this Agreement to the contrary, NewCo shall be jointly and severally liable with the Company to the Executive for payments owed to the Executive hereunder. Nothing contained in this Agreement shall be construed to prevent the Company or Newco from seeking reimbursement from ARP Management LLC with respect to the Executive’s performance of the Management Services in accordance with the provisions of the Omnibus Agreement.

[Signature Page Follows]

15

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.

[REORGANIZED ARP FINCO]

By:

	Name:	[__]
	Title:	[__]

TITAN ENERGY OPERATING LLC

By:

	Name:	[__]
	Title:	[__]

EXECUTIVE
Mark Schumacher

[Signature Page to Schumacher Employment Agreement]

Exhibit A

Description of Management Incentive Plan

[to come]

A-1

Exhibit B

Incentive Compensation for Fiscal Year 2014 and Fiscal Year 2015

[to come]

B-1

Exhibit J

to the Restructuring Support Agreement

FORM OF TRANSFEREE JOINDER

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement (the “Agreement”), dated as of July   , 2016, entered into by and among Atlas Resource Partners, L.P. (“ARP”), certain other direct and indirect subsidiaries of ARP (collectively, the “Company”), [Transferor’s Name] (“Transferor”) and other holders of claims against the Company signatory thereto and, with respect to the Debt acquired from the Transferor, agrees to be bound to the terms and conditions thereof to the extent Transferor was thereby bound, without modification, and shall be deemed a “Restructuring Support Party” under the terms of the Agreement.

Date Executed:             , 2016

[Transferee’s Name]

By:

Name:
Title:

Principal Amount of Debt acquired:

$ of Loans Under the First Lien Credit Agreement

$ of Loans Under the Second Lien Credit Agreement

$ of Senior Notes
Under the 7.25% Senior Notes Indenture

$ of Senior Notes
Under the 9.25% Senior Notes Indenture